                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-53012-02

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 5, 2001
                                 $958,054,000
                                (APPROXIMATE)

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  Depositor

                            COLUMN FINANCIAL, INC.
                             Mortgage Loan Seller

   The trust fund will issue twenty-six classes of certificates, seven of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly commencing in May 2001. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in Credit Suisse First Boston Mortgage Securities Corp. or any of its affiliates.

   The underwriters have agreed to purchase the offered certificates from the depositor at a price of 100.475% of the initial principal balance of the offered certificates plus accrued interest from the respective due dates of the mortgage loans in April 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT.

                                   APPROXIMATE       ASSUMED
                                     INITIAL          FINAL         RATED FINAL
             INITIAL CERTIFICATE   PASS-THROUGH    DISTRIBUTION    DISTRIBUTION         RATING
    CLASS     BALANCE (+ OR -5%)       RATE            DATE            DATE       MOODY'S/S&P/FITCH
-----------  ------------------- --------------  --------------- ---------------  -----------------
Class A-1 ..     $ 47,380,000         5.257%       August 2005     February 2034     Aaa/AAA/AAA
Class A-2 ..     $153,750,000         5.935%       January 2006    February 2034     Aaa/AAA/AAA
Class A-3 ..     $129,750,000         6.238%      November 2009    February 2034     Aaa/AAA/AAA
Class A-4 ..     $523,158,000         6.505%       January 2011    February 2034     Aaa/AAA/AAA
Class B.....     $ 43,796,000         6.718%       January 2011    February 2034      Aa2/AA/AA
Class C.....     $ 49,271,000         6.949%       January 2011    February 2034        A2/A/A
Class D.....     $ 10,949,000         7.091%       January 2011    February 2034       A3/A-/A-

   Delivery of the offered certificates, in book-entry form only, will be made on or about April 24, 2001.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

   Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON CORPORATION
                             GOLDMAN, SACHS & CO.
                                                    MORGAN STANLEY DEAN WITTER

          The date of this prospectus supplement is April 18, 2001.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2000-CF2


WASHINGTON                  GEORGIA                  PENNSYLVANIA
2 properties                11 properties            6 properties
$1,294,258                  $54,270,222              $80,303,398
0.1% of total               5.0% of total            7.3% of total

ALASKA                      SOUTH CAROLINA           OHIO
1 property                  2 properties             6 properties
$8,462,881                  $17,010,637              $7,319,492
0.8% of total               1.6% of total            0.7% of total

NORTHERN CALIFORNIA         NORTH CAROLINA           INDIANA
7 properties                5 properties             4 properties
$61,394,784                 $22,841,800              $3,955,728
5.6% of total               2.1% of total            0.4% of total

SOUTHERN CALIFORNIA         VIRGINIA                 ILLINOIS
27 properties               6 properties             10 properties
$172,131,333                $46,369,356              $150,046,714
15.7% of total              4.2% of total            13.7% of total

NEVADA                      WEST VIRGINIA            WISCONSIN
1 property                  1 property               2 properties
$3,590,890                  $5,137,111               $1,477,681
0.3% of total               0.5% of total            0.1% of total

ARIZONA                     MARYLAND                 IOWA
5 properties                2 properties             1 property
$2,413,105                  $7,773,417               $1,394,459
0.2% of total               0.7% of total            0.1% of total

COLORADO                    WASHINGTON DC            MINNESOTA
9 properties                2 properties             3 properties
$25,222,590                 $46,051,543              $19,988,192
2.3% of total               4.2% of total            1.8% of total

NEW MEXICO                  NEW JERSEY               MISSOURI
1 property                  5 properties             3 properties
$1,277,016                  $29,118,349              $11,442,152
0.1% of total               2.7% of total            1.0% of total

TEXAS                       NEW YORK                 NORTH DAKOTA
22 properties               13 properties            1 property
$50,422,659                 $84,845,116              $2,517,514
4.6% of total               7.7% of total            0.2% of total

LOUISIANA                   CONNECTICUT              NEBRASKA
3 properties                3 properties             1 property
$5,469,545                  $8,249,690               $5,835,467
0.5% of total               0.8% of total            0.5% of total

KENTUCKY                    MASSACHUSETTS            KANSAS
2 properties                6 properties             2 properties
$29,023,189                 $15,935,715              $11,498,995
2.7% of total               1.5% of total            1.1% of total

ALABAMA                     NEW HAMPSHIRE            IDAHO
2 properties                2 properties             1 property
$4,965,452                  $1,638,901               $24,299,334
0.5% of total               0.1% of total            2.2% of total

FLORIDA                     VERMONT
17 properties               5 properties
$67,787,403                 $2,145,080
6.2% of total               0.2% of total


                        [LEGEND OMITTED]

   (less than) 1.00% of Cut-Off Date Allocated Loan Amount
        1.00 - 5.99% of Cut-Off Date Allocated Loan Amount
        6.00 - 9.99% of Cut-Off Date Allocated Loan Amount
(greater than) 9.99% of Cut-Off Date Allocated Loan Amount


LESS THAN 2%
     Mixed Use                  1.8%
     CTL                        1.0%
     Assisted Living            0.7%
     Manufactured Housing       0.4%
OFFICE                         39.8%
RETAIL                         33.7%
MULTIFAMILY                    14.7%
HOTEL                           4.2%
INDUSTRIAL                      3.8%

[GRAPHIC OMITTED]

11.  LEXINGTON FINANCIAL CENTER                Lexington KY

[GRAPHIC OMITTED]

14.  CAMERON AT WYNDHAM                        Glen Allen VA

[GRAPHIC OMITTED]

2.   TWO RODEO DRIVE                           Beverly Hills CA

[GRAPHIC OMITTED]

8.   2001 YORK ROAD                            Oak Brook IL

[GRAPHIC OMITTED]

5.   CNN BUILDING                              Washington DC

[GRAPHIC OMITTED]

7.   CHELSEA RIDGE APARTMENTS                  Wappingers Falls NY

[GRAPHIC OMITTED]

1.   730 NORTH MICHIGAN AVENUE                 Chicago IL

[GRAPHIC OMITTED]

4.   8000 MARINA BOULEVARD OFFICE BUILDING     Brisbane CA

[GRAPHIC OMITTED]

3.   FIRST UNION BUILDING                      Philadelphia PA

                                TABLE OF CONTENTS

                              Prospectus Supplement



SUMMARY OF PROSPECTUS SUPPLEMENT........................................S-1
RISK FACTORS...........................................................S-16
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT...................S-37
FORWARD-LOOKING STATEMENTS.............................................S-37
DESCRIPTION OF THE MORTGAGE LOANS......................................S-38
     General...........................................................S-38
     Security for the Mortgage Loans...................................S-40
     The Mortgage Loan Seller..........................................S-40
     Originator Underwriting Standards.................................S-41
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..........................S-44
     Credit Lease Loan.................................................S-44
     The 730 North Michigan Avenue Pooled and Non-Pooled Portions......S-44
     The Rite Aid Pooled and Non-Pooled Portions.......................S-47
     Significant Mortgage Loans........................................S-48
         The 730 North Michigan Avenue Loan............................S-49
         The Two Rodeo Drive Loan......................................S-52
         The First Union Building Loan.................................S-54
         The 8000 Marina Boulevard Office Building Loan................S-56
         The CNN Building Loan.........................................S-58
         The Glendale Center Loan......................................S-60
         The Chelsea Ridge Apartments Loan.............................S-62
         The 2001 York Road Loan.......................................S-64
         The Belcrest Realty HD1 Portfolio Loan........................S-66
         Magic Valley Mall Loan........................................S-68
     Environmental Matters.............................................S-70
     Certain Terms and Conditions of the Mortgage Loans................S-71
     Additional Mortgage Loan Information..............................S-81
     Changes in Mortgage Loan Characteristics..........................S-86
DESCRIPTION OF THE OFFERED CERTIFICATES................................S-87
     General...........................................................S-87
     Book-Entry Registration and Definitive Certificates...............S-88
     Distributions.....................................................S-91
     Assumed Final Distribution Date; Rated Final Distribution Date....S-99
     Subordination; Allocation of Collateral Support Deficits..........S-100
PREPAYMENT AND YIELD CONSIDERATIONS....................................S-102
     Yield.............................................................S-102
     Modeling Assumptions..............................................S-103
     Rated Final Distribution Date.....................................S-104
     Weighted Average Life of Offered Certificates.....................S-104
THE POOLING AND SERVICING AGREEMENT....................................S-112
     General...........................................................S-112
     Assignment of the Mortgage Loans..................................S-112
     Representations and Warranties; Repurchase........................S-113
     Servicing of the Mortgage Loans; Collection of Payments...........S-116
     Advances..........................................................S-116
     Appraisal Reductions..............................................S-118
     Accounts..........................................................S-119
     Withdrawals from the Collection Accounts..........................S-121
     Enforcement of "Due-on-Sale"and "Due-on-Encumbrance" Clauses......S-122
     Inspections; Collection of Operating Information..................S-124
     Insurance Policies................................................S-124
     Evidence as to Compliance.........................................S-125
     Certain Matters Regarding the Depositor, the Trustee, the
         Servicer and the Special Servicer.............................S-125
     Events of Default.................................................S-126
     Rights Upon Event of Default......................................S-127
     Amendment.........................................................S-128
     Voting Rights.....................................................S-129
     Realization Upon Mortgage Loans...................................S-130
     Modifications.....................................................S-134
     Optional Termination..............................................S-135
     The Trustee.......................................................S-136
     Trustee Fee and Payment of Expenses...............................S-136
     Duties of the Trustee.............................................S-136
     The Servicer......................................................S-137
     Servicing Compensation and Payment of Expenses....................S-137
     The Special Servicer..............................................S-139
     The Servicer and the Special Servicer Permitted to Buy
         Certificates..................................................S-139
     Reports to Certificateholders; Available Information..............S-139

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
     LOCATED IN CALIFORNIA, ILLINOIS, NEW YORK, PENNSYLVANIA AND
     FLORIDA...........................................................S-143
     California........................................................S-143
     Illinois..........................................................S-143
     New York..........................................................S-144
     Pennsylvania......................................................S-144

     Florida...........................................................S-144
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................S-144
ERISA CONSIDERATIONS...................................................S-146
     Senior Certificates...............................................S-146
LEGAL INVESTMENT.......................................................S-148
USE OF PROCEEDS........................................................S-148
UNDERWRITING...........................................................S-148
LEGAL MATTERS..........................................................S-150
RATING.................................................................S-150
GLOSSARY...............................................................S-151


                        Exhibits to Prospectus Supplement

EXHIBIT A-1   CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
              MORTGAGED PROPERTIES
EXHIBIT A-2   MORTGAGE POOL INFORMATION
EXHIBIT B     FORM OF TRUSTEE REPORT
EXHIBIT C     FORM OF SERVICER REPORTS
EXHIBIT D     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


                                   Prospectus

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.............................3
SUMMARY OF PROSPECTUS.........................................................4
RISK FACTORS.................................................................11
CAPITALIZED TERMS USED IN THIS PROSPECTUS....................................27
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP..........................27
USE OF PROCEEDS..............................................................28
DESCRIPTION OF THE TRUST ASSETS..............................................28
YIELD AND MATURITY CONSIDERATIONS............................................51
DESCRIPTION OF THE CERTIFICATES..............................................56
DESCRIPTION OF THE GOVERNING DOCUMENTS.......................................65
DESCRIPTION OF CREDIT SUPPORT................................................74
LEGAL ASPECTS OF MORTGAGE LOANS..............................................76
FEDERAL INCOME TAX CONSEQUENCES..............................................87
STATE AND OTHER TAX CONSEQUENCES............................................119
ERISA CONSIDERATIONS........................................................119
LEGAL INVESTMENT............................................................122
PLAN OF DISTRIBUTION........................................................124
LEGAL MATTERS...............................................................125
FINANCIAL INFORMATION.......................................................125
RATING......................................................................125
GLOSSARY....................................................................127

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                           --------------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL JULY 24, 2001 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail-

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates. You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

     This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

     The photographs of the mortgaged properties included in the prospectus supplement are not representative of all the mortgaged properties or of any particular type of mortgaged property.

     This prospectus supplement begins with several introductory sections describing the Series 2001-CF2 certificates and the trust in abbreviated form:

     Executive Summary, commencing on page v of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Prospectus Supplement, commencing on page S-1 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2001-CF2 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-16 of this prospectus supplement, which describes risks that apply to the Series 2001-CF2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Glossary" beginning on page 127 in the prospectus.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Credit Suisse First Boston Mortgage Securities Corp.

     The principal executive office of the depositor is Eleven Madison Avenue, New York, New York 10010.

                                EXECUTIVE SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                   Approximate
                       Initial        % of                                         Assumed
                      Certificate   Aggregate                              Initial weighted                 Assumed        Rated
         Ratings(a)   Balance or     Initial    Approximate                 pass-   average     Assumed      Final         Final
        Moody's/S&P/   Notional    Certificate    Credit                   through   life      principal  Distribution  Distribution
 Class     Fitch     Balance(b)(c)   Balance      Support   Description(d)   rate  (years)(e)   window       Date(f)      Date(g)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             August      February
  A-1    Aaa/AAA/AAA  $47,380,000     4.33%       22.000%       Fixed       5.257%     2.8     5/01-8/05      2005         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
  A-2    Aaa/AAA/AAA  $153,750,000   14.04%       22.000%       Fixed       5.935%     4.5     8/05-1/06      2006         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             November    February
  A-3    Aaa/AAA/AAA  $129,750,000   11.85%       22.000%       Fixed       6.238%     6.7    1/06-11/09      2009         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
  A-4    Aaa/AAA/AAA  $523,158,000   47.78%       22.000%       Fixed       6.505%     9.4    11/09-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   B       Aa/AA/AA   $43,796,000     4.00%       18.000%       Fixed       6.718%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   C        A2/A/A    $49,271,000     4.50%       13.500%       Fixed       6.949%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   D       A3/A-/A-   $10,949,000     1.00%       12.500%       Fixed       7.091%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
Private Certificates(h)
------------------------------------------------------------------------------------------------------------------------------------
                                                               Variable                                      January     February
A-X (i)  Aaa/AAA/AAA $1,094,921,165 100.00%         NA            I/O       1.074%    8.3         NA          2021         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                               Variable                                                  February
A-CP(j)  Aaa/AAA/AAA  $528,286,000   48.25%         NA            I/O       1.166%    7.0         NA       April 2008      2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   E    Baa1/BBB+/BBB+ $16,423,000    1.50%       11.000%       Fixed       7.287%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   F     Baa2/BBB/BBB  $18,887,000    1.72%        9.275%       Fixed       6.556%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   G     Baa3/BBB-/BBB- $13,960,000   1.27%        8.000%       Fixed       6.930%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     February
   H     Ba1/BB+/BB+   $16,423,000    1.50%        6.500%       Fixed       6.807%     9.7     1/11-1/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            February     February
   J      Ba2/BB/BB    $21,898,000    2.00%        4.500%       Fixed       6.807%     9.7     1/11-2/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            February     February
   K     Ba3/BB-/BB-    $8,211,000    0.75%        3.750%       Fixed       6.807%     9.8     2/11-2/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            February     February
   L      B1/B+/B+     $9,306,000     0.85%        2.900%       Fixed       6.807%     9.8     2/11-2/11      2011         2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         February
   M       B2/NR/B      $9,854,000    0.90%        2.000%       Fixed       6.807%     9.8     2/11-3/11   March 2011      2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         February
   N       B3/NR/B-     $5,474,000    0.50%        1.500%       Fixed       6.807%     9.9     3/11-3/11   March 2011      2034
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January
   O       NR/NR/NR    $16,431,165    1.50%        0.000%       Fixed       6.807%    14.2     3/11-1/21      2021          NA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     January
NM-1(k)(l) A2/NR/NR    $14,760,000     NA            NA         WAPT        6.523%     4.7     1/06-1/06      2006        2011
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             January     January
NM-2(k)(l) Baa2/NR/NR   $17,050,000    NA            NA         WAPT        7.007%     4.7     1/06-1/06      2006        2011
------------------------------------------------------------------------------------------------------------------------------------

RA(k)(m)    NR/NR/NR     $1,023,687     NA        NA            WAPT        8.369%    17.3     6/17-5/19     May 2019       NA
------------------------------------------------------------------------------------------------------------------------------------

------------------

(a) Ratings shown are those of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and/or Fitch, Inc., respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(b)  The principal or notional balance of any class may be changed by up to 5%.

(c) All of the classes shown in the foregoing table, except the A-X and A-CP classes, have principal balances. Solely for the calculation of interest:

         1. the Class A-X certificates will have a notional balance equal to the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time;

         2. the Class A-CP certificates will have a total notional balance\ equal to the sum of--

                  (a) the lesser of $375,000,000 and the total principal balance of the Class A-4 certificates outstanding from time to time; and

                  (b) the total principal balance of the Class B, C, D, E, F and
                      G certificates outstanding from time to time.

(d) Each class identified in the foregoing table as having a "Fixed" pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class, except that the Class E, Class K, Class L, Class M, Class N and Class O Certificates will have pass-through rates which are the lesser of a fixed rate and the weighted average net mortgage rate.

(e) This is the average amount of time in years between the closing date and the payment of each dollar of principal. The Class A-X and Class A-CP certificates do not have a principal balance and do not receive principal distributions; the weighted average life of each of these classes is based on its respective notional amount, which will decrease as the principal balances of the other classes (other than the Class NM-1, Class NM-2 and Class RA participation certificates) decrease.

(f) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments. There may be some voluntary and/or involuntary prepayments.

(g) This date was set at the distribution date in the first month following two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment; provided, that with respect to the Class NM-1 and Class NM-2 participation certificates, the date set forth was set at five years after the maturity date of the 730 North Michigan Avenue mortgage loan.

(h)  Not offered hereby.

(i) The pass-through rate for the Class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which the Class A-X certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as Class A-X strip rates, are as follows:

          1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the Class A-1, A-2, A-3, H, J, K, L, M, N and O certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over the particular pass-through rate for the corresponding class of principal and interest certificates;

          2. for purposes of accruing interest during the period from and including the April 2001 interest accrual period through and including the March 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the Class B, C, D, E, F and G certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 7.78% per annum;

          3. for purposes of accruing interest during the period after the March 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the Class B, C, D, E, F and G certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over the particular pass-through rate for the corresponding class of regular certificates;

          4. for purposes of accruing interest during the period from and including the April 2001 interest accrual period through and including the March 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $375,000,000 and the total principal balance of the Class A-4 certificates, the applicable Class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over 7.78% per annum;

          5. for purposes of accruing interest during the period from and including the April 2001 interest accrual period through and including the March 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the Class A-4 certificates over $375,000,000, the applicable Class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the Class A-4 certificates; and

          6. for purposes of accruing interest during the period after the March 2008 interest accrual period on the components of the related total notional amount consisting of the total principal balance of the Class A-4 certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the Class A-4 certificates.

(j) The pass-through rate for the Class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional balance. Those interest strip rates, which are referred to in this prospectus supplement as Class A-CP strip rates, are, for purposes of accruing interest during the period from and including the April 2001 interest accrual period through and including the March 2008 interest accrual period, as follows:

          1. for purposes of accruing interest on those components of the total notional amount of the Class A-CP certificates consisting of the total principal balances of the Class B, C, D, E, F and G certificates, the applicable Class A-CP strip rate for each such component will equal the excess, if any, of--

                  (A) the lesser of (i) 7.78% per annum and (ii) a weighted
                      average coupon derived from net interest rates on the underlying mortgage loans, over

                  (B) the particular pass-through rate for the corresponding class of principal and interest certificates; and

          2. for purposes of accruing interest on the component of the total notional amount of the Class A-CP certificates consisting of an amount equal to the lesser of $375,000,000 and the total principal balance of the Class A-4 certificates, the applicable Class A-CP strip rate for that component will equal the excess, if any, of--

                  (A) the lesser of (i) 7.78% per annum and (ii) a weighted
                      average coupon derived from net interest rates on the underlying mortgage, over

                  (B) the pass-through rate for the Class A-4 certificates.



                                      -vi

         The last interest accrual period for the Class A-CP certificates is the interest accrual period preceding the Distribution Date in April 2008, and the notional balance of the Class A-CP certificates will be zero following the distribution date related to such Interest Accrual Period.

(k) References to certificates, classes of certificates or certificateholders in this prospectus supplement include the Class NM-1, Class NM-2 and Class RA participation certificates and the holders thereof, except as provided herein.

(l) The Pass-Through Rates for the Class NM-1 and Class NM-2 Participation Certificates will be based on the net mortgage rate of the 730 North Michigan Avenue Loan minus a fixed rate of 1.03990% and 0.55565%, respectively.

(m) The Pass-Through Rate for the Class RA Participation Certificates will be the weighted average of the net mortgage pass-through rates of the non-pooled portions of the Rite Aid loans.

The Class V, Class R, Class R-730 and Class LR certificates are not represented in this table.

                         MORTGAGE LOAN EXECUTIVE SUMMARY

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
           (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)(1)(2)

Initial pool balance (3)..............................................................     $1,094,921,165
Number of mortgage loans..............................................................                182
Number of mortgaged properties........................................................                202
Average mortgage loan principal balance...............................................         $6,016,050
Highest mortgage loan principal balance...............................................        $86,190,000
Lowest mortgage loan principal balance................................................            $84,076
Weighted average mortgage rate........................................................            8.1340%
Range of mortgage rates...............................................................         6.6998% to
                                                                                                 10.6250%
Weighted average remaining term to the earlier of maturity or anticipated repayment
   date (months)......................................................................                105
Range of remaining terms to the earlier of maturity or anticipated repayment date
   (months)...........................................................................          30 to 237
Weighted average remaining amortization term (months).................................                289
Range of remaining amortization terms (months)........................................         163 to 360
Weighted average debt service coverage ratio..........................................              1.47x
Range of debt service coverage ratios.................................................     1.00x to 3.38x
Weighted average loan-to-value ratio..................................................              68.6%
                                                                                                    22.6%
Range of loan-to-value ratios.........................................................           to 95.6%
Weighted average loan-to-value ratio at the earlier of anticipated repayment date or
   maturity(4)........................................................................              61.8%
Percentage of initial pool balance made up of:
   Anticipated repayment date loans...................................................              46.4%
   Fully amortizing loans (other than anticipated repayment date loans)...............               0.4%
   Balloon loans......................................................................              53.2%
Percentage of initial pool balance made up of:
   Multi-property loans...............................................................               8.2%
   Crossed loans......................................................................               0.7%

------------------

(1) The 730 North Michigan Avenue mortgage loan will be deemed to consist of two portions: the 730 North Michigan Avenue pooled portion and the 730 North Michigan Avenue non-pooled portion. The initial pool balance and mortgage pool includes only the 730 North Michigan Avenue pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the 730 North Michigan Avenue pooled portion but excluding the 730 North Michigan Avenue non-pooled portion).

(2) Each of the Rite Aid-Baton Rouge, the Rite Aid-Slidell, the Rite Aid-White Township and the Rite Aid-Somersworth mortgage loans will be deemed to consist of two portions: the Rite Aid pooled portion and the Rite Aid non-pooled portion. The initial pool balance and mortgage pool include only the Rite Aid pooled portions. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the Rite Aid pooled portions but excluding the Rite Aid non-pooled portions).

(3)  The aggregate balance may be changed by up to 5%.

(4) Excluding fully amortizing loans other than anticipated repayment date loans.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

   o To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

   o This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

   o Unless otherwise stated, all percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance.

   o References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount of the related mortgage loan allocated to each individual property.

   o All numerical information concerning the mortgage loans is provided on an approximate basis.

                                   THE PARTIES

DEPOSITOR                                   Credit Suisse First Boston Mortgage Securities Corp., a Delaware
                                            corporation and an affiliate of certain of the originators, the mortgage loan seller and of one of the underwriters.

SERVICER AND SPECIAL SERVICER               GMAC Commercial Mortgage Corporation, a California corporation, will act as servicer and special servicer of the mortgage loans. The servicer and special servicer's principal offices are located at 200
                                            Witmer Road, Horsham, Pennsylvania 19044. As of February 28, 2001,
                                            GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $94.9 billion. See "The Pooling and Servicing Agreement--The Servicer" and
                                            "--The Special Servicer" in this prospectus supplement.

TRUSTEE                                     Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee's address is 11000 Broken Land Parkway, Columbia, Maryland
                                            21044-3562. See "The Pooling and Servicing Agreement--The Trustee" in
                                            this prospectus supplement.

MORTGAGE LOAN SELLER                        Column Financial, Inc., a Delaware corporation. Column Financial,
                                            Inc.'s address is 3414 Peachtree Road, N.E., Suite 1140, Atlanta,
                                            Georgia 30326. The mortgage loans were originated or acquired by
                                            Column Financial, Inc. or one of its affiliates.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                                The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in April 2001. All payments and collections received on each of the underlying mortgage loans after its due date in April 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in

                                            April 2001 are individually and collectively considered the cut-off date for the trust fund.


CLOSING DATE                                On or about April 24, 2001.

DUE DATES                                   The dates on which monthly installments of principal and interest are due on the mortgage loans are the following:

                                            NUMBER OF MORTGAGE LOANS     % OF INITIAL POOL BALANCE     DUE DATE
                                            ------------------------     -------------------------   -------------
                                                        93                       21.2%                   1st
                                                         3                        7.6%                   6th
                                                        86                       71.2%                  11th
                                            ------------------------     -------------------------
                                                       182                      100.0%
                                            ------------------------     -------------------------

DETERMINATION DATE                          The close of business on the 11th day of the month in which the distribution date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.

DISTRIBUTION DATE                           The later of the 15th calendar day of the month and the 4th business day following the determination date in each month, commencing on May
                                            17, 2001. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Pennsylvania,
                                            New York, Maryland, California and Minnesota are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE                                 The close of business on the last business day of the month immediately preceding the month in which the distribution date occurs.

INTEREST ACCRUAL PERIOD                     The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Each interest accrual period is deemed to consist of 30 days.

ASSUMED FINAL DISTRIBUTION DATE             For each class of certificates, the date set forth on the cover page.

RATED FINAL DISTRIBUTION DATE               The distribution date occurring in February 2034.

DUE PERIOD                                  The period beginning on the day following the determination date in the month immediately preceding the month in which the distribution date occurs and ending at the close of business on the determination date of the month in which the distribution date occurs.

                                THE CERTIFICATES

THE OFFERED CERTIFICATES                    Each class of offered certificates will have the initial certificate balance and the initial pass-through rate set forth below, subject, in the case of each such certificate balance, to a permitted variance of plus or minus 5%.

                                                                      INITIAL CERTIFICATE
                                            CLASS                           BALANCE            PASS-THROUGH RATE
                                            ----------------------  ----------------------  -----------------------
                                            Class A-1                    $ 47,380,000                 5.257%
                                            Class A-2                   $ 153,750,000                 5.935%
                                            Class A-3                   $ 129,750,000                 6.238%
                                            Class A-4                   $ 523,158,000                 6.505%
                                            Class B                      $ 43,796,000                 6.718%
                                            Class C                      $ 49,271,000                 6.949%
                                            Class D                      $ 10,949,000                 7.091%

                                  DISTRIBUTIONS

DISTRIBUTIONS                               Funds available for distribution from the mortgage loans will be distributed on each distribution date, net of specified trust expenses including servicing fees, trustee fees and related compensation.

INTEREST DISTRIBUTIONS                      Interest on the certificates will accrue on a monthly basis and on the basis of a 360-day year consisting of twelve 30-day months.
                                            Prepayments and defaults may reduce interest distributions. However, the last interest accrual period for the Class A-CP certificates is the interest accrual period in March 2008.

PRINCIPAL DISTRIBUTIONS                     The amount of principal required to be distributed to the classes entitled to principal (other than the Class NM-1, Class NM-2 and Class
                                            RA participation certificates) on a particular distribution date will, in general, be equal to:

                                            o    the principal portion of all scheduled payments, other than balloon payments, which are received or advanced during the related due period;

                                            o    all principal prepayments and the principal portion of balloon payments received during the related due period;

                                            o    the principal portion of other collections on the mortgage loans received during the related due period (to the extent not used to reimburse the servicer for prior principal advances) including liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property; and

                                            o    the principal portion of proceeds of mortgage loan repurchases received during the related due period.

                                            Collections and other amounts allocable to the 730 North Michigan
                                            Avenue non-pooled portion are held separately for distribution to the
                                            Class NM-1 and Class NM-2 participation certificateholders. See
                                            "Certain Characteristics of the Mortgage Loans--The 730 North Michigan
                                            Avenue Loan" in this prospectus supplement.

                                            Collections and other amounts allocable to the Rite Aid non-pooled portion are held separately for distribution to the Class RA participation certificateholders. See "Certain Characteristics of the
                                            Mortgage Loans--The Rite Aid Pooled and Non-Pooled Portions" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS                   Distributions will be made on each distribution date. Distributions of interest and principal and allocations of losses are set forth in the chart below. The priority of each class of certificates (other than the Class NM-1, Class NM-2 and Class RA participation certificates)
                                            for the payment of interest and principal is illustrated in descending order. Losses on the mortgage loans will be applied to each class of certificates in ascending order.

                                                                --------------------------------
                                                                     Class A-1, Class A-2,
                                                                     Class A-3, Class A-4,
                                                                Class A-X(1) and Class A-CP(1)
                                                                --------------------------------

                                              Distributions of       -------------------            Losses on the
                                                  Interest and            Class B                   Mortgage
                                                     Principal       -------------------            Loans

                                                                     -------------------
                                                                          Class C
                                                                     -------------------

                                                                     -------------------
                                                                          Class D
                                                                     -------------------

                                                                --------------------------------
                                                                     Private Certificates
                                                                   (other than Class A-X and
                                                                          Class A-CP)
                                                                --------------------------------

------------------
(1)  Receives only interest distributions.

PREPAYMENT PREMIUMS                         The manner in which any prepayment premiums and yield maintenance charges received during a particular due period will be allocated to the Class A-X Certificates, on the one hand, and the class or classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.


OTHER DISTRIBUTIONS                         Distributions on the Class V Certificates, Class LR Certificates and
                                            Class R Certificates are limited to the following:

                                            o the Class V certificateholders will only receive distributions of excess interest (i.e., interest accrued at a rate higher than the related initial mortgage rate of the mortgage loan) on the mortgage loans that have specified anticipated repayment dates and which are not paid in full as of such date; and

                                            o the Class R and Class LR certificateholders will only receive a distribution after the other certificateholders have received all amounts payable to them and all Trust expenses have been paid.

                                            The holders of 100% of the Class V Certificates may purchase any loan with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof, all accrued and unpaid interest on such loan, unreimbursed advances and interest on such advances and any unpaid special servicing fees due with respect thereto) and under the circumstances described in this prospectus supplement. The Class V Certificates may not be sold to an entity that owns an interest in a borrower under any of the mortgage loans with an anticipated repayment date. It is anticipated that the Class V certificates will initially be transferred to an affiliate of GMAC
                                            Commercial Mortgage Corporation.

ADVANCES                                    The servicer is required to advance delinquent principal and interest on the mortgage loans (including the 730 North Michigan Avenue non-pooled portion, but excluding the Rite Aid non-pooled portion).
                                            The servicer will only be required to make this advance for so long as it determines that the advance is recoverable from the related mortgaged property. See "The Pooling and Servicing
                                            Agreement--Advances" in this prospectus supplement. These advances generally will equal the delinquent portion of the monthly payment of the related mortgage loan, less

                                            o the servicing fee and primary servicing fee, and

                                            o if applicable, the related workout fee.

                                            If a borrower fails to pay amounts due on the maturity date of the mortgage loan, the servicer will only advance the amount it would have advanced on a delinquent monthly payment due prior to the maturity date.

                                            In addition to advances of delinquent principal and interest, the servicer will also be obligated to make advances in connection with the servicing and administration of any mortgage loan or in connection with the servicing and administration of any mortgaged property or foreclosure property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and to cover other similar costs and expenses that are or may become a lien thereon. The servicer will only be required to make this advance for so long as it determines that the advance is recoverable from the related mortgaged property. See "The Pooling and Servicing
                                            Agreement--Advances" in this prospectus supplement.

                                            The servicer will not be required to make advances for penalty charges, yield maintenance premiums, balloon payments or prepayment premiums. In addition, in connection with mortgage loans with anticipated repayment dates, the servicer will not be required to make any advance in respect of excess interest. Any appraisal reduction amount will reduce the amount of the advance that will be made by the servicer. If the servicer fails to make a required advance, the trustee is required to make the advance, subject to a determination of recoverability.

OPTIONAL TERMINATION                        The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 1.00% of the initial pool balance:

                                            o the holders of a majority of the controlling class;

                                            o the special servicer or any successor special servicer; and

                                            o the servicer.

                                            In the event that any party above exercises this option, the trust will terminate and all outstanding certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS                               The offered certificates will be issuable in registered form, in the following denominations:

                                                                                                    MULTIPLES IN
                                                                                                      EXCESS OF
                                                                                    INITIAL            INITIAL
                                                                                    BALANCE            BALANCE
                                                                                   ---------        --------------
                                           Offered certificates (certificate
                                             balance)......................        $ 10,000              $ 1


CLEARANCE AND SETTLEMENT                    The offered certificates will be issued in book-entry form and will be evidenced by one or more certificates registered in the name of Cede &
                                            Co., as nominee of The Depository Trust Company. The depositor may elect to terminate the book-entry system through The Depository Trust
                                            Company with respect to all or any portion of any class of the offered certificates.

CERTAIN FEDERAL INCOME TAX
   CONSIDERATIONS                           Real estate mortgage investment conduit elections will be made with respect to four segregated pools of assets of the trust, referred to as the "TRUST REMICS." Two individual mortgage loans will each constitute the sole asset of a separate real estate mortgage investment conduit, each referred to as a "LOAN REMIC," and the regular interests of the Loan REMICs will be assets of a real estate mortgage investment conduit that also holds the other mortgage loans, referred to as the "LOWER-TIER REMIC." Interests in the Lower-Tier
                                            REMIC will be held by the issuing real estate mortgage investment conduit, referred to as the "UPPER-TIER REMIC." All classes of the certificates, other than the Class V, Class R and Class LR
                                            Certificates, will be regular interests in the Upper-Tier REMIC.
                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o Each class of offered certificates will be REMIC regular interests.

                                            o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                            o One or more classes of offered certificates may be issued with original issue discount.

                                            o Prepayment premiums and yield maintenance charges on the mortgage loans may be ordinary income to the related certificateholders as these amounts accrue.

ERISA CONSIDERATIONS                        Subject to important considerations described under "ERISA
                                            Considerations" in this prospectus supplement and "ERISA
                                            Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATINGS                                     It is a condition to the issuance of the offered certificates that they receive the following credit ratings from the following rating agencies:

                                                                   Moody's          Standard &
                                                                  Investors           Poor's
                                                                Service, Inc.    Ratings Services      Fitch, Inc.
                                                               --------------    ----------------      -----------
                                            Class A-1                Aaa                AAA                AAA
                                            Class A-2                Aaa                AAA                AAA
                                            Class A-3                Aaa                AAA                AAA
                                            Class A-4                Aaa                AAA                AAA
                                            Class B                  Aa2                AA                 AA
                                            Class C                   A2                 A                  A
                                            Class D                   A3                A-                 A-

                                            The rated final distribution date for each class of offered certificates is the distribution date occurring in February 2034. For a description of the limitations of the ratings of the offered certificates, see "Rating."

                                            You should consider the following about a security rating:

                                            o it is not a recommendation to buy, sell or hold securities;

                                            o it may be subject to revision or withdrawal at any time by the assigning rating organization;

                                            o it only addresses the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date;

                                            o it does not address the frequency of voluntary and involuntary prepayments or the possibility that certificateholders might suffer a lower than anticipated yield; and

                                            o it does not address the likelihood of receipt of prepayment premiums, yield maintenance charges or excess interest.

LEGAL INVESTMENT                            The Class A-1, Class A-2, Class A-3, Class A-4 and Class B
                                            certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended. Consult your legal advisor as to the appropriate
                                            characterization of the offered certificates under any legal investment restrictions applicable to you.

                               THE MORTGAGE LOANS

GENERAL                                     The trust fund will consist of 182 commercial and multifamily mortgage loans having the following general characteristics:

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
           (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)(1)(2)

Initial pool balance (3)..............................................................               $1,094,921,165
Number of mortgage loans..............................................................                    182
Number of mortgaged properties........................................................                    202
Average mortgage loan principal balance...............................................                 $6,016,050
Highest mortgage loan principal balance...............................................                $86,190,000
Lowest mortgage loan principal balance................................................                  $84,076
Weighted average mortgage rate........................................................                  8.1340%
                                                                                                       6.6998% to
Range of mortgage rates...............................................................                  10.6250%
Weighted average remaining term to the earlier of maturity or anticipated repayment
   date (months)......................................................................                    105
Range of remaining terms to the earlier of maturity or anticipated repayment date
   (months)...........................................................................                 30 to 237
Weighted average remaining amortization term (months).................................                    289
Range of remaining amortization terms (months)........................................                 163 to 360
Weighted average debt service coverage ratio..........................................                   1.47x
Range of debt service coverage ratios.................................................               1.00x to 3.38x
Weighted average loan-to-value ratio..................................................                   68.6%
Range of loan-to-value ratios.........................................................               22.6% to 95.6%
Weighted average loan-to-value ratio at the earlier of anticipated repayment date or
   maturity(4)........................................................................                   61.8%
Percentage of initial pool balance made up of:
   Anticipated repayment date loans...................................................                   46.4%
   Fully amortizing loans other than anticipated repayment date loans.................                    0.4%
   Balloon loans......................................................................                   53.2%
Percentage of initial pool balance made up of:
   Multi-property loans...............................................................                    8.2%
   Crossed loans......................................................................                    0.7%

------------------

(1) The 730 North Michigan Avenue mortgage loan will be deemed to consist of two portions: the 730 North Michigan Avenue pooled portion and the 730 North Michigan Avenue non-pooled portion. The initial pool balance and mortgage pool include only the 730 North Michigan Avenue pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the 730 North Michigan Avenue pooled portion but excluding the 730 North Michigan Avenue non-pooled portion).

(2) Each of the Rite Aid-Baton Rouge, the Rite Aid-Slidell, the Rite Aid-White Township and the Rite Aid-Somersworth mortgage loans will be deemed to consist of two portions: the Rite Aid pooled portion and the Rite Aid non-pooled portion. The initial pool balance and mortgage pool include only the Rite Aid pooled portions. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the Rite Aid pooled portions but excluding the Rite Aid non-pooled portions).

(3) The aggregate balance may be changed by up to 5%.

(4) Excluding fully amortizing loans (other than anticipated repayment date loans).

SECURITY FOR THE MORTGAGE LOANS             Each mortgage loan is secured primarily by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's fee or leasehold interest in real property as set forth in the

                                            table below. The mortgaged properties are used for commercial or multifamily residential purposes.

                                                    INTEREST OF                 NUMBER OF               % OF
                                                     BORROWER                   MORTGAGED           INITIAL POOL
                                                   ENCUMBERED(1)               PROPERTIES            BALANCE(2)
                                            ----------------------------      ------------         ---------------
                                                        Fee                        200                  91.6%
                                                     Leasehold                       2                   8.4%
                                                                              ------------         ---------------
                                          TOTAL                                    202                 100.0%
                                                                              ============         ===============

                                          ------------

                                          (1)  For any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate.
                                               For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                                          (2)  Based on the principal balance of the mortgage loan or, for any multi-property loan, the loan amount allocated to each individual property.

LOANS WITH ANTICIPATED
   REPAYMENT DATES                        Thirty-six mortgage loans representing 46.4% of the initial pool balance specify an anticipated repayment date. These mortgage loans generally have the following terms:

                                          o a substantial amount of principal will be outstanding at the anticipated repayment date; o the loan can be prepaid on or after the anticipated repayment date without payment of any prepayment premium; and

                                          o a lockbox must be established on or prior to the anticipated repayment date.

                                          In addition, loans that are not repaid on the anticipated repayment date:

                                          o accrue interest at a higher rate after the anticipated repayment date;

                                          o apply all cash flow in excess of certain specified expenses, including principal and interest, calculated at the initial interest rate on the amortized principal balance and the initial amortization schedule and operating expenses, to amortize the mortgage loan until paid in full; and

                                          o apply all cash flow to pay accrued excess interest after principal is paid in full.

LOAN SECURED BY CREDIT LEASE              One mortgage loan, representing 1.0% of the initial pool balance, is secured by mortgaged properties that are subject to a net lease to a credit tenant. The credit lease requires the tenant to make payments in an amount sufficient to satisfy debt service
                                          (but not including the balloon payment) on the mortgage loan, subject to the right of the tenant to offer to purchase or substitute the mortgaged property, upon the occurrence of
                                          specified major casualties or condemnation, whereupon the credit tenant is required to substitute an alternative property or offer to purchase the mortgaged property, as described herein under
                                          "Certain Characteristics of the Mortgage Loans--Credit


                                      S-9

                                          Lease Loan." The obligations of the tenant under the credit lease are guaranteed by ACCOR S.A., which has a corporate credit rating of "BBB" by Standard & Poor's Ratings Services. The term of the credit lease is at least as long as the term of the mortgage loan.

                                          Because payments due under the credit lease will not be
                                          sufficient to pay the balloon payment of such mortgage loan at its maturity date, the borrower will maintain a residual value insurance policy which, in the event of a default resulting from the failure to make a balloon payment, insures that proceeds of liquidation of the related mortgaged properties will be
                                          sufficient to satisfy the balloon payment. The premium on the residual value insurance policy was paid in full at the
                                          origination of the loan.

                     CROSSED LOANS AND MULTI-PROPERTY LOANS

                                                        NUMBER OF   % OF INITIAL
                                                        MORTGAGE        POOL
TYPE OF MORTGAGE LOAN                                     LOANS       BALANCE
-----------------------------------------------------   ---------   ------------
All multi-property loans                                    9          8.2%
All crossed loans                                           2          0.7%
Crossed loans and multi-property loans which prohibit
   release of any related mortgaged property(1)             5          3.0%
Crossed loans and multi-property loans which permit
   release of an individual mortgaged property(2)           6          5.9%

------------------
(1) The mortgage loans known as the Accor-California South mortgage loan and the Irvington Portfolio mortgage loan are included in this category. For more information, see the table below entitled "Mortgage Loans Secured by More than One Mortgaged Property."

(2) Generally, these mortgage loans require (a) a defeasance or prepayment (in an amount equal to a percentage of the related property release amount, as described in the succeeding tables entitled "Crossed Loans" and "Mortgage Loans Secured by More than One Mortgaged Property") and (b) that the debt service coverage ratio with respect to the remaining properties is not less than the greater of (i) a specified debt service coverage ratio and/or (ii) in most cases, the debt service coverage ratio immediately prior to defeasance or prepayment.

                                  CROSSED LOANS

                                    CUT-OFF DATE
LOAN                                 PRINCIPAL    % OF INITIAL
 NO.         LOAN NAME                BALANCE     POOL BALANCE  RELEASE PRICE(1)
---- ------------------------------ ------------  ------------  ----------------
 62  Hearthstone at the Mainlands    $4,063,655       0.4%            125%
 71  Hearthstone at Victoria         $3,229,289       0.3%            125%

       TOTAL.......................  $7,292,944       0.7%
                                     ----------       ----

------------------

(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

           MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                                                                            % OF
                                                                         CUT-OFF DATE      INITIAL
  LOAN                                                    NUMBER OF       PRINCIPAL         POOL          RELEASE
   NO.                     LOAN NAME                     PROPERTIES        BALANCE         BALANCE       PRICE (1)
 ------    -------------------------------------------   ----------    ---------------    ---------    -------------
    9            Belcrest Realty HD1 Portfolio                4          $28,812,115        2.6%           125%
   12            Belcrest Realty HD2 Portfolio                4          $22,349,884        2.0%           125%
   24                  McLane Foodservice                     2          $12,494,391        1.1%          None(2)
   25               Accor - California South                  4          $11,022,772        1.0%            (4)
   50                  Drug Mart Centers                      3           $5,309,989        0.5%           125%
   51                  Eckerd Drugstores                      2           $5,288,840        0.5%          None(2)
   92                 Irvington Portfolio                     3           $2,109,962        0.2%            (3)
   93              Ran-Mar Mobile Home Parks                  5           $2,145,080        0.2%          None(2)
  132      635 North 4th Avenue and 244 South Lazona          2             $598,848        0.1%           125%

                TOTAL................................        29          $90,131,881        8.2%
                                                         ==========    ===============    =========


------------------

(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The mortgage loan prohibits the release of an individual mortgaged property.

(3) The mortgage loan permits a release of the mortgaged property if 60% or more of the improvements are condemned or destroyed.

(4) The mortgage loan permits a release of the mortgaged property only in the event of a major casualty or condemnation or if a property becomes economically obsolete for an amount sufficient to purchase defeasance collateral to defease the related property.

LOCKBOX TERMS                               Fifty-six mortgage loans, representing 76.1% of the initial pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged properties will be paid into one of the following four types of lockboxes, each of which is described below:

                                            HARD LOCKBOX. Income is paid to a lockbox account controlled by the servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

                                            MODIFIED LOCKBOX. Income is paid to the manager of the mortgaged properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis;

                                            SPRINGING HARD LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox (as described above) is put in place; or

                                            SPRINGING MODIFIED LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a modified lockbox (as described above) is put in place.

                                            Examples of triggering events include:

                                            o a failure to pay the related mortgage loan in full on or before the related anticipated repayment date; or

                                            o a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

                                            o a failure to meet a specified debt service coverage ratio; or

                                            o an event of default under the mortgage.

                                            Each mortgage loan that has a lockbox is identified on Exhibit A-1.
                                            Lockbox accounts will not be assets of the trust fund. The mortgage loans provide for lockbox accounts as follows:

                                                                                  % OF
                                                                               INITIAL POOL          NUMBER OF
                                                  TYPE OF LOCKBOX                BALANCE           MORTGAGE LOANS
                                            ------------------------------     ------------        ---------------
                                            Hard                                    46.0%                  25
                                            Modified                                14.7%                   8
                                            Springing Hard                          11.5%                  17
                                            Springing Modified                       3.9%                   6
                                            None                                    24.0%                  126

PREPAYMENT CHARACTERISTICS OF
   THE MORTGAGE LOANS                       Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                            o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated;

                                            o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge; and/or

                                            o by imposing fees or premiums in connection with full or partial voluntary principal prepayments for a specified period of time.

                                            The mortgage loans generally provide that principal prepayments may only be made:

                                            o on a due date; or

                                            o accompanied by interest through the next due date.

                                            Additional collateral loans may also require partial principal prepayments during the related lockout period.

                                            In addition, the holders of the Class NM-1 and Class NM-2 participation certificates have the right to purchase the 730 North Michigan Avenue mortgage loan (both the pooled portion and the non-pooled portion) upon a default of the 730 North Michigan Avenue mortgage loan and under certain circumstances, which would be equivalent to the prepayment of such loan. See "Certain Characteristics of the Mortgage Loans--The 730
                                            North Michigan Avenue Loan" in this prospectus supplement.

                                            Also, the holders of the Class RA participation certificates have the right to purchase the Rite Aid-Baton Rouge, the Rite Aid-Slidell, the
                                            Rite Aid-White Township and/or the Rite Aid-Somersworth mortgage loans (both the pooled portion and the non-pooled portion) upon a default of any Rite Aid mortgage loans and under certain circumstances, which would be equivalent to the prepayment of such loans. See "Certain
                                            Characteristics of the Mortgage Loans--The Rite Aid Pooled and
                                            Non-Pooled Portions" in this prospectus supplement.

                                            The mortgage loan seller has covenanted in the mortgage loan purchase agreement to repurchase the ACCOR-California South mortgage loan if the related borrower defeases such mortgage loan within two years after the closing date.

                                            As of the cut-off date, all of the mortgage loans by initial pool balance were within their respective lockout periods, and the weighted average of the lockout and/or defeasance periods was 99 months. See
                                            "Certain Characteristics of the Mortgage Loans--Certain Terms and
                                            Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DEFEASANCE                                  One hundred twenty-eight mortgage loans, representing 98.2% of the initial pool balance, permit the borrower to obtain the release of the related mortgaged property, or, in the case of any crossed loan and most of the multi-property loans, one or more of the related mortgaged properties, from the lien of the related mortgage(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The
                                            U.S. government obligations must provide for payments which equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS                 Five mortgage loans, representing 4.0% of the initial pool balance, are also secured by cash reserves or irrevocable letters of credit. The additional collateral will be released to the borrower if the borrower satisfies certain conditions that may include meeting debt service coverage ratio levels and/or satisfying leasing conditions. If these conditions are not satisfied, the related reserve or credit enhancement amount may be applied to partially prepay the related mortgage loan.
                                            For additional information regarding additional collateral loans, see the table titled "Additional Collateral Loans" under "Certain
                                            Characteristics of the Mortgage Loans--Certain Terms and Conditions of
                                            the Mortgage Loans--Mortgage Loans which May Require Principal
                                            Paydowns" in this prospectus supplement.

                                            The loan documents relating to four of these mortgage loans, representing 3.0% of the initial pool balance, also require the payment of a yield maintenance charge in connection with any partial prepayment. See "Certain Characteristics of the Mortgage Loans--Certain
                                            Terms and Conditions of the Mortgage Loans--Mortgage Loans which May
                                            Require Principal Paydowns" in this prospectus supplement.

RISK FACTORS                                See "Risk Factors" immediately following this "Summary of Prospectus
                                            Supplement" for a discussion of the material risks in connection with the purchase of the offered certificates.



                                      S-13

REPORTING REQUIREMENTS                      On each distribution date, the trustee will prepare a statement to holders of the certificates and will make available or, upon request, forward it to the following parties:

                                            o each certificateholder;

                                            o the depositor;

                                            o the servicer;

                                            o the special servicer;

                                            o the underwriters;

                                            o each rating agency;

                                            o Bloomberg, L.P.;

                                            o Trepp Group;

                                            o Charter Research Corporation;

                                            o Intex Solutions, Inc.;

                                            o any other party upon the direction of the depositor; and

                                            o if requested in writing, any potential investor.

                                            Prior to each distribution date, the servicer will deliver to the trustee the servicer reports with respect to the mortgage loans, which are in the form of the standard information package of the Commercial
                                            Mortgage Securities Association. On each distribution date, the trustee will make available or, upon request, forward these reports to the following parties:

                                            o each certificateholder;

                                            o the depositor;

                                            o the underwriters;

                                            o each rating agency;

                                            o the servicer;

                                            o the special servicer; and

                                            o if requested in writing, any potential investor.

                                            In addition, the servicer will also make available at its offices or via electronic means upon reasonable advance written notice and during normal business hours, the following items to the extent it has received them:

                                            o mortgaged property operating statements;

                                            o rent rolls;

                                            o retail sales information; and

                                            o mortgaged property inspection reports.

                                            In addition, the trustee will make copies of all modifications, waivers and amendments of each mortgage loan available at its offices, upon reasonable advance written notice and during normal business hours.

                                            A current report on Form 8-K will be filed by the depositor, together with the pooling and servicing agreement, with the Securities and
                                            Exchange Commission within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from the trust fund after the date hereof but prior to the initial issuance of the certificates, the removal will be reflected in the Form 8-K. The Form
                                            8-K will be available to purchasers and potential purchasers of the offered certificates. You can obtain a copy of the statement to certificateholders and certain other information from the trustee through its home page on the World Wide Web. The website will initially be located at www.ctslink.com/cmbs. You can obtain this information by facsimile by calling (310) 815-6610 and requesting that this information be faxed to you. Certain property level information relating to the mortgage loans may be available at the servicer's website.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

                        RISKS RELATED TO THE MORTGAGE LOANS

COMMERCIAL AND MULTIFAMILY
   LENDING SUBJECTS YOUR
   INVESTMENT TO SPECIAL RISKS              Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

                                            The mortgage loans are secured by the following income-producing property types:

                                            o office properties;

                                            o anchored and unanchored retail properties;

                                            o multifamily properties;

                                            o hospitality properties;

                                            o industrial properties;

                                            o manufactured housing communities;

                                            o mixed use properties; and

                                            o assisted living facilities.

                                            There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the mortgaged properties. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from the mortgaged properties that is required to ensure timely payment on your certificates.

YOUR SOURCE OF REPAYMENT ON YOUR
   CERTIFICATES IS LIMITED TO
   PAYMENTS UNDER THE COMMERCIAL
   AND MULTIFAMILY
   MORTGAGE LOANS                           Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by the properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

                                            Payment on each mortgage loan is dependent primarily on:

                                            o the net operating income of the related mortgaged property; and

                                            o with respect to balloon loans or mortgage loans with anticipated repayment dates, the sale proceeds of the related mortgaged property, taking into account any adverse effect of a foreclosure proceeding on the sales proceeds, or refinance proceeds of the mortgage loan, whether at scheduled maturity or on the anticipated repayment date or, in the event of a default under the mortgage loan, upon the acceleration of its maturity.

                                            In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED                            The mortgage loans will not be an obligation of, or be insured or guaranteed by:

                                            o any governmental entity;

                                            o any private mortgage insurer;

                                            o the depositor;

                                            o the mortgage loan seller;

                                            o the servicer;

                                            o the special servicer;

                                            o the trustee; or

                                            o any of their respective affiliates.

                                            With respect to certain of the mortgage loans, the trust fund will have the benefit of environmental insurance policies. See "Certain
                                            Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement. Except for 54 of the mortgage loans, representing 1.8% of the initial pool balance, each mortgage loan is a nonrecourse loan. If there is a default, other than a default resulting from voluntary bankruptcy, fraud or willful misconduct, there will generally only be recourse against the specific properties and other assets that have been pledged to secure the mortgage loan. Even if a mortgage loan provides for recourse to a borrower or its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the mortgaged property.

THE REPAYMENT OF A COMMERCIAL OR
   MULTIFAMILY MORTGAGE LOAN IS
   DEPENDENT ON THE CASH FLOW
   PRODUCED BY THE PROPERTY WHICH
   CAN BE VOLATILE AND
   INSUFFICIENT TO ALLOW TIMELY
   PAYMENT ON YOUR CERTIFICATES             Commercial and multifamily cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time which may cause the value of a property to decline. Cash flows and property values generally affect:

                                            o the ability to cover debt service;



                                            o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

                                            o the amount of proceeds recovered upon foreclosure.

                                            Cash flows and property values depend upon a number of factors, including:

                                            o national, regional and local economic conditions;

                                            o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                            o changes or continued weakness in a specific industry segment;

                                            o the nature of expenses:

                                              o as a percentage of revenue;

                                              o whether expenses are fixed or vary with revenue; and

                                              o the level of required capital expenditures for proper maintenance and improvements demanded by tenants;

                                            o demographic factors;

                                            o changes required by retroactive building or similar codes;

                                            o capable management and adequate maintenance;

                                            o location;

                                            o with respect to mortgaged properties with uses subject to significant regulation, changes in applicable laws;

                                            o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                            o the age, construction quality and design of a particular property;
                                              and

                                            o whether the mortgaged property is readily convertible to alternative uses.

PROPERTY MANAGEMENT IS IMPORTANT
   TO THE SUCCESSFUL OPERATION OF
   THE MORTGAGED
   PROPERTY                                 The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

                                            o operating the property and providing building services;

                                            o establishing and implementing the rental structure;

                                            o managing operating expenses;

                                            o responding to changes in the local market; and

                                            o advising the borrower with respect to maintenance and capital improvements.

                                            Properties deriving revenues primarily from short-term sources, such as hotels and assisted living facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

                                            A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the properties, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

                                            Neither the depositor nor the mortgage loan seller makes any representation or warranty as to the skills of any present or future property managers. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the underlying property and may adversely affect cash flow.

                                            The mortgage loans generally permit the lender to remove the property manager upon the occurrence of one or more of the following:

                                            o an event of default;

                                            o a decline in cash flow below a specified level;

                                            o the failure to satisfy some other specified performance trigger; or

                                            o a determination by the lender, in its reasonable judgment, that the continued management of the mortgaged property by the manager may have an adverse effect on the value of the mortgaged property or on the ability of the borrower to perform its obligations under the related mortgage.

RISKS ASSOCIATED WITH OFFICE
   PROPERTIES                               Thirty-eight office properties secure 39.8% of the initial pool balance. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

                                            o the strength, stability, number and quality of the tenants;

                                            o the physical condition and amenities of the building in relation to competing buildings, including the condition of the HVAC system and the building's compatibility with current business wiring
                                              requirements;

                                            o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment,

                                              including tax benefits, and quality of life issues such as schools and cultural amenities; and

                                            o the financial condition of the owner.

RISKS ASSOCIATED WITH RETAIL
   PROPERTIES                               Forty-eight retail properties secure 33.7% of the initial pool balance.
                                            A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

                                            o the strength, stability, number and quality of the tenants;

                                            o whether the mortgaged property is in a desirable location;

                                            o the physical condition and amenities of the building in relation to competing buildings;

                                            o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

                                            o whether a retail property is "anchored" or "unanchored"; if
                                              "anchored," the strength, stability, quality and continuous occupancy of the "anchor" tenant are particularly important factors.

                                            Retail properties that are "anchored" have traditionally been perceived as less risky than unanchored properties. While there is no strict definition of an "anchor," it is generally understood that a retail
                                            "anchor" tenant is a tenant that is proportionately larger in size and is vital in attracting customers to the property. As used herein, an
                                            "anchored property" means a mortgaged property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the mortgaged property or property adjacent to the mortgaged property, or in which any tenant occupies more than 20,000 square feet.
                                            The presence or absence of an "anchor store" in a shopping center is important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants.

                                            The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give other tenants on the property the right to terminate or reduce rents under their leases.

                                            The following table describes the mortgaged properties and whether or not such mortgaged property is anchored:

                                                                      NUMBER OF         PERCENTAGE OF
                                              ANCHOR STATUS OF        MORTGAGED         INITIAL POOL
                                              RETAIL PROPERTY         PROPERTIES           BALANCE
                                            ---------------------   --------------    ------------------
                                            Anchored                       30                30.4%
                                            Unanchored                     18                 3.3%
                                                                    --------------    ------------------
                                            TOTAL                          48                33.7%
                                                                    ==============    ==================

RISKS ASSOCIATED WITH MULTIFAMILY
   PROPERTIES AND MANUFACTURED
   HOUSING COMMUNITIES                      Seventy-four multifamily properties secure 14.7% of the initial pool balance. Eight manufactured housing communities secure 0.4% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a multifamily property or a manufactured housing community. Some of these factors include:

                                            o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

                                            o the physical condition and amenities of the building in relation to competing buildings;

                                            o the property's reputation;

                                            o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

                                            o local factory or other large employer closings;

                                            o the level of mortgage interest rates to the extent it encourages tenants to purchase housing; and

                                            o compliance and continuance of government housing rental subsidy programs to which a few of the mortgaged properties are subject.

RISKS ASSOCIATED WITH HOSPITALITY
   PROPERTIES                               Eight hospitality properties secure 4.2% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

                                            o local, regional and national economic conditions which may limit the amount that can be charged for a room and reduce occupancy levels;

                                            o the physical condition and amenities of the hotel in relation to competing hotels;

                                            o the financial strength and capabilities of the owner and operator of the hotel;

                                            o travel patterns, which may be affected by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors;

                                            o seasonal nature of occupancy;

                                            o financial strength and public perception of the franchise service mark, if any, and the continued existence of the franchise license agreement;

                                            o competition from other hotels; and

                                            o the continued existence of a liquor license, if applicable.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                            In the event of a foreclosure of a hospitality property, there are additional risks which could have an effect on the continuing operations and profitability of the property. For example, it is unlikely that the trustee, the servicer, the special servicer or any purchaser in a foreclosure sale would be entitled to the rights under the liquor license for the hospitality property. The party purchasing the property would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly. In addition, there can be no assurance that, in the event of a foreclosure of a mortgage loan secured by a hospitality property, the rights under any related franchise agreement would be transferable to the trustee, the servicer, the special servicer or purchaser of such property.

RISKS ASSOCIATED WITH INDUSTRIAL
   AND WAREHOUSE PROPERTIES                 Eleven industrial properties secure 3.8% of the initial pool balance.
                                            A number of factors may adversely affect the value and successful operation of an industrial property. Some of these factors include:

                                            o the quality of major tenants, especially if the property is occupied by a single tenant;

                                            o aspects of building site design such as clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functions and accessibility;

                                            o proximity to supply sources, labor and customers and accessibility to rail lines, major roadways and other distribution channels;

                                            o the ability to adapt the mortgaged property as an industry segment develops or declines;

                                            o physical condition and amenities of competing buildings;

                                            o the ability to quickly replace a tenant; and

                                            o the expense of converting a previously adapted space to general use.

RELIANCE ON A SINGLE TENANT MAY
   INCREASE THE RISK THAT CASH
   FLOW WILL BE INTERRUPTED                 Nineteen mortgaged properties securing 8.3% of the initial pool balance are leased by a single tenant. Reliance on a single tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay the mortgage loan.

LOSSES ON LARGER LOANS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES                        Certain of the mortgage loans or groups of cross-collateralized mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
                                            In

                                            general, these concentrations can result in losses that are more severe than would be the case if the aggregate balance of these mortgage loans were more evenly distributed among the mortgage loans in the pool. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

                                                                  TEN LARGEST MORTGAGE LOANS

                                                                                                             % OF
                                                                                         CUT-OFF DATE       INITIAL
                                                                                          PRINCIPAL          POOL
                                                              LOAN NAME                    BALANCE          BALANCE
                                            730 North Michigan Avenue                    $86,190,000           7.9%
                                            Two Rodeo Drive                              $75,000,000           6.8%
                                            First Union Building (Floors 6-29)           $52,856,507           4.8%
                                            8000 Marina Boulevard Office Building        $46,879,957           4.3%
                                            CNN Building                                 $45,905,833           4.2%
                                            Glendale Center                              $37,000,000           3.4%
                                            Chelsea Ridge Apartments                     $36,162,943           3.3%
                                            2001 York Road                               $31,000,000           2.8%
                                            Belcrest Realty HD1 Portfolio                $28,812,115           2.6%
                                            Magic Valley Mall                            $24,299,334           2.2%

RISKS ASSOCIATED WITH NEWLY
   CONSTRUCTED MORTGAGED PROPERTIES         Twenty-five of the mortgage loans, representing 16.2% of the initial pool balance, are secured by mortgaged properties that contain improvements that have been constructed within the last two years. As a result, such mortgaged properties do not have a significant operating history, which may make it more difficult to predict the economic performance of such mortgaged properties.

RISKS ASSOCIATED WITH PURCHASED
   SMALL BALANCE MORTGAGE LOANS             Fifty-four of the mortgage loans, representing 1.8% of the initial pool balance, were purchased by an affiliate of the mortgage loan seller. A number of factors may adversely affect the performance of these mortgage loans. Some of these factors include:

                                            o the business activities of the borrowers are generally not limited to owning their respective mortgaged properties and, accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests; those other business activities increase the possibility that the borrower may become bankrupt or insolvent; however, substantially all of the purchased small balance mortgage loans provide for full recourse against the related borrower;

                                            o the appraisals performed in connection with the origination of these mortgage loans typically did not follow the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and
                                              Enforcement Act of 1989;

                                            o generally, no property condition assessments were conducted prior to the origination of these mortgage loans;

                                            o a change in cash flows with respect to the related mortgaged properties could more adversely affect the ability of the related borrower to make all required payments under the related

                                              mortgage loan than a comparable change in cash flows would have on a larger mortgaged property; and

                                            o the related borrowers are generally less sophisticated than the borrowers under larger mortgage loans and, therefore, may be less capable of successfully dealing with an economic downturn.

MORTGAGE LOANS TO RELATED
   BORROWERS MAY RESULT IN MORE
   SEVERE LOSSES ON YOUR
   CERTIFICATES                             Twenty-three of the mortgage loans, representing 20.7% of the initial pool balance, were made to borrowers under common ownership and are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Some of these risks include:

                                            o financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; and

                                            o the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                             RELATED BORROWER LOANS

                                                     CUT-OFF DATE
                                                      PRINCIPAL     % OF INITIAL
LOAN NO.               PROPERTY NAME                   BALANCE      POOL BALANCE
--------  -----------------------------------------  ------------   ------------
   3      First Union Building (Floors 6-29)         $52,856,507        4.8%
  21      Jenkins Court                              $15,430,721        1.4%
                                                     ------------   ------------
                                                     $68,287,227        6.2%

   4      8000 Marina Boulevard Office Building      $46,879,957        4.3%
  28      San Aleso Office Building                  $10,167,920        0.9%
                                                     ------------   ------------
                                                     $57,047,877        5.2%

   9      Belcrest Realty HD1 Portfolio              $28,812,115        2.6%
  12      Belcrest Realty HD2 Portfolio              $22,349,884        2.0%
                                                     ------------   ------------
                                                     $51,162,000        4.7%

  36      Hillside Plaza Wal-Mart Shops               $6,564,918        0.6%
  52      East River Plaza Wal-Mart Shops             $5,137,111        0.5%
  75      Walnut Creek Wal-Mart Shops                 $2,883,244        0.3%
  85      Southtowne Commons Wal-Mart Shops           $2,286,489        0.2%
  87      Tidewater Plaza Wal-Mart Shops              $2,268,096        0.2%
                                                     ------------   ------------
                                                     $19,139,857        1.7%

  27      Barcroft Plaza                             $10,292,721        0.9%
  55      Courthouse Commons Plaza                    $4,978,820        0.5%
                                                     ------------   ------------
                                                     $15,271,541        1.4%

  77      Interchange Plaza I (LA Carpet)             $2,663,919        0.2%
  86      Interchange Plaza II (Dunn Edwards)         $2,274,682        0.2%
                                                     ------------   ------------
                                                      $4,938,601        0.5%

  88      Melbourne Corporate Center                  $2,220,399        0.2%
  91      Regency Business Center                     $2,145,858        0.2%
                                                     ------------   ------------
                                                      $4,366,257        0.4%

                                                     CUT-OFF DATE
                                                      PRINCIPAL     % OF INITIAL
LOAN NO.               PROPERTY NAME                   BALANCE      POOL BALANCE
--------  -----------------------------------------  ------------   ------------

 102      Rite Aid Pharmacy-Slidell, LA               $1,523,334        0.1%
 106      Rite Aid Pharmacy-Baton Rouge, LA           $1,355,943        0.1%
                                                     ------------   ------------
                                                      $2,879,278        0.3%

 115      Wade Green Village Shopping Center            $993,489        0.1%
 127      Killian Hill Shopping Center                  $698,451        0.1%
                                                     ------------   ------------
                                                      $1,691,939        0.2%

 120      Northern Mobile Home Park                     $878,621        0.1%
 131      Camelot Village MHP                           $599,060        0.1%
                                                     ------------   ------------
                                                      $1,477,681        0.1%

ENFORCEABILITY OF
   CROSS-COLLATERALIZED AND
   CROSS-DEFAULTED MORTGAGE
   LOANS MAY BE CHALLENGED                  Two of the mortgage loans, representing 0.7% of the initial pool balance, are cross-collateralized and cross-defaulted with other mortgage loans in the mortgage pool. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

                                            Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance if:

                                            o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                            o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged property to be encumbered; and

                                            o at the time the lien was granted, the borrower was:

                                              o insolvent;

                                              o inadequately capitalized; or

                                              o unable to pay its debts.

A  BORROWER'S OTHER LOANS MAY
   REDUCE THE CASH FLOW
   AVAILABLE TO OPERATE AND
   MAINTAIN THE MORTGAGED
   PROPERTY OR INTERFERE WITH
   LENDER'S RIGHTS UNDER THE
   MORTGAGE LOANS WHICH MAY
   ADVERSELY AFFECT PAYMENTS ON
   YOUR CERTIFICATES                        Other than as described in the succeeding paragraphs, the mortgage loans generally prohibit borrowers from incurring any additional debt that is secured by the related mortgaged property. However, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged property. The existence of other debt could:

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
                                            o adversely affect the financial viability of the borrowers by reducing the cash flow available to the borrowers to operate and maintain the mortgaged property;

                                            o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

                                            o complicate bankruptcy proceedings; and

                                            o delay foreclosure on the mortgaged property.

                                            The mortgaged property securing the mortgage loan known as Ramada
                                            Inn-Downtown Denver, representing 0.3% of the initial pool balance, is subject to a second lien in an amount equal to $498,000 that secures a loan to the related borrower.

A MEZZANINE LOAN TO A BORROWER OR
   BORROWER'S PARENT MAY ADVERSELY
   AFFECT PAYMENTS ON
   YOUR CERTIFICATES                        The borrowers under two mortgage loans, representing 2.6% of the initial pool balance (the mortgage loans known as Tred Avon Square and
                                            Lexington Financial Center) have informed the mortgage loan seller that substantially all of the equity in these borrowers has been pledged to secure mezzanine loans from lenders not affiliated with the mortgage loan seller. Substantially all of the mortgage loans prohibit the future pledge of such equity to secure mezzanine loans.

                                            Each of these mezzanine loan lenders executed a subordination and standstill agreement in which they covenanted not to seek any enforcement action against the mezzanine borrowers prior to the first mortgage loan being paid in full. These mezzanine loans are generally
                                            "excess cash flow" mortgage loans where the mezzanine lenders receive payments only to the extent that cash flow is available after paying all debt service payments under the related first mortgage loans and after payment of operating costs of the mortgaged property. If the mezzanine loan lender attempts to foreclose upon the pledged equity (in violation of the subordination and standstill agreement), the obligor may file for bankruptcy. A mezzanine loan may not be transferred to another entity without the consent of the servicer and the rating agencies or unless the related entity satisfies certain requirements set forth in the subordination and standstill agreement.

                                            No mezzanine loan lender has a lien on, or has the power to foreclose on, any of the mortgaged properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loans.

THE OPERATION OF THE MORTGAGED
   PROPERTY UPON FORECLOSURE OF
   THE MORTGAGE LOAN MAY AFFECT
   THE TAX STATUS OF THE TRUST
   FUND AND ADVERSELY AFFECT THE
   CERTIFICATES                             If the trust fund were to acquire a mortgaged property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction

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
                                            work on the mortgaged property unless that construction generally was at least 10% complete at the time default on the mortgage loan became imminent. In addition, any net income from the property other than qualifying "rents from real property" would subject the Loan REMICs or the Lower-Tier REMIC to federal and possibly state or local tax on this income at the highest marginal federal corporate tax rate currently
                                            35%. This would reduce net proceeds available for distribution to certificateholders. Rents from real property does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

GEOGRAPHIC CONCENTRATION OF THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES                        The concentration of mortgaged properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged properties are concentrated:

                                            o economic conditions, including real estate market conditions;

                                            o changes in governmental rules and fiscal policies;

                                            o acts of God, which may result in uninsured losses; and

                                            o other factors which are beyond the control of the borrowers.

                                            The mortgaged properties are located in 36 states and the District of
                                            Columbia. The table below sets forth the states in which a significant percentage of the mortgaged properties are located. Except as set forth below, no state contains more than 5.0%, by cut-off date principal balance of allocated loan amount, of the mortgaged properties.

                                               SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED PROPERTIES

                                                                                                        NUMBER OF
                                                                                     % OF INITIAL       MORTGAGED
                                                           STATE                     POOL BALANCE      PROPERTIES
                                            ------------------------------------    --------------    -------------
                                            California                                     21.3%           34
                                            Illinois                                       13.7%           10
                                            New York                                        7.7%           13
                                            Pennsylvania                                    7.3%            6
                                            Florida                                         6.2%           17

SOME REMEDIES MAY NOT BE
   AVAILABLE FOLLOWING A
   MORTGAGE LOAN DEFAULT                    The mortgage loans contain "due-on-sale" and "due-on-encumbrance"
                                            clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage. All of the mortgage loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

                                            The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state,

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
                                            however, may refuse to allow the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

                                            Each of the mortgage loans is secured by an assignment of leases and rents from the borrower, which assignment may be contained within the mortgage document. However, in many cases, the borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

                                            o the trust fund may not have a perfected security interest in the rent payments until the servicer collects them;

                                            o the servicer may not be entitled to collect the rent payments without court action; and

                                            o the bankruptcy of the related borrower could limit the servicer's ability to collect the rents.

ENVIRONMENTAL LAWS MAY
   ADVERSELY AFFECT MORTGAGED
   PROPERTY CASH FLOW                       Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at, or emanating from the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

                                            Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when the asbestos containing materials are in poor condition or when a property with asbestos containing materials undergoes renovation or demolition.
                                            Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings, and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead, radon, and polychlorinated biphenyl compounds.

                                            Ninety-seven mortgage loans, representing 94.5% of the initial pool balance, have been subject to environmental site assessments. As described in this prospectus supplement under "Description of the
                                            Mortgage Loans --Originator Underwriting Standards--Environmental
                                            Assessments," no assessment, study or updated database search revealed any environmental condition or circumstance that the depositor believes will have a material adverse impact on the value of the related mortgaged property or the related borrower's ability to pay

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
                                            its debt. It is possible that the environmental site assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which neither the mortgage loan seller nor the depositor are aware. It is also possible that the environmental condition of the mortgaged properties in the future could be affected by tenants, occupants, or by third parties unrelated to the borrowers.

                                            With respect to all of the mortgage loans as to which no environmental site assessments were performed, the lender obtained a secured creditor insurance policy against losses and expenses relating to certain environmental contamination or potential contamination in lieu of performing an environmental assessment. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement.

                                            The borrowers generally agreed to establish and maintain operations and maintenance programs, abatement programs and/or environmental reserves in cases where the environmental assessments revealed:

                                            o the existence of material amounts of friable and/or non-friable asbestos;

                                            o underground storage tanks that needed to be replaced or removed;

                                            o lead-based paint at certain of the multifamily residential properties; or

                                            o other adverse environmental conditions, including polychlorinated biphenyl compounds in equipment, elevated radon levels or
                                              contamination of soil and/or groundwater.

                                            There can be no assurance that any of these environmental conditions will not have a material adverse effect on the value or cash flow of the related mortgaged property.

                                            The mortgaged properties securing 90 mortgage loans, which represent
                                            11.9% of the initial pool balance, are covered by environmental insurance policies even though an environmental site assessment may have been performed. These policies were generally obtained to insure against losses and expenses relating to certain environmental contamination or potential contamination which may have been identified on the related mortgaged property or in lieu of performing a Phase II environmental assessment where one was recommended. See "Certain
                                            Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement.

ONE ACTION RULES MAY LIMIT
   REMEDIES                                 Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property loan, which is secured by mortgaged properties located in multiple states, the special servicer may be required to

                                            foreclose first on properties located in states where the "one action"
                                            rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

APPRAISALS AND MARKET STUDIES MAY
   INACCURATELY REFLECT THE VALUE
   OF THE MORTGAGED
   PROPERTIES                               In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser.

                                            In general, appraisals are not guarantees, and may not be indicative, of present or future value because:

                                            o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

                                            o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged property; and

                                            o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

PROPERTY MANAGERS AND BORROWERS
   MAY EACH EXPERIENCE CONFLICTS
   OF INTEREST IN MANAGING
   MULTIPLE PROPERTIES                      Each of the managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of these properties because:

                                            o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

                                            o these property managers also may manage additional properties, including properties that may compete with the mortgaged properties;
                                              and

                                            o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SERVICER AND SPECIAL SERVICER MAY
   EXPERIENCE CONFLICTS OF
   INTEREST                                 The servicer and special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses.
                                            These loans may include mortgage loans similar to the mortgage loans in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as the mortgaged properties. They may also have owners, obligors and/or property managers in common with certain of the mortgage loans and the mortgaged properties.
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                                      S-30

                                            In these cases, the interests of the servicer or special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans.
                                            Under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans in accordance with the servicing standard.

LEASEHOLD INTERESTS ARE SUBJECT
   TO TERMS OF THE GROUND LEASE             Two of the mortgage loans, representing 8.4% of the initial pool balance, are primarily secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, for any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease.
                                            Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

CHANGES IN ZONING LAWS MAY AFFECT
   ABILITY TO REPAIR OR
   RESTORE MORTGAGED PROPERTY               Due to changes in applicable building and zoning ordinances and codes affecting certain of the mortgaged properties which have come into effect after the construction of these properties, certain mortgaged properties may not comply fully with current zoning laws because of:

                                            o density;

                                            o use;

                                            o parking;

                                            o set-back requirements; or

                                            o other building related conditions.

                                            These changes will not interfere with the current use of the mortgaged property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss, which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all mortgaged properties which no longer conform to current zoning ordinances and codes require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes.
                                            Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

ENGINEERING REPORTS MAY NOT
   DISCOVER ALL REQUIRED REPAIRS
   AND REPLACEMENTS                         Other than with respect to the mortgaged properties securing the purchased small balance mortgage loans, substantially all of the mortgaged properties, by aggregate principal balance, were inspected by engineering firms at the time the mortgage loans were originated or acquired to evaluate:

                                            o structure;

                                            o exterior walls;

                                            o roofing;

                                            o interior construction;

                                            o mechanical and electrical systems;

                                            o general condition of the site; and

                                            o buildings and other improvements located on the mortgaged properties.

                                            There can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

COMPLIANCE WITH AMERICANS WITH
   DISABILITIES ACT MAY RESULT IN
   ADDITIONAL COSTS                         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities
                                            Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY AFFECT THE TIMING
   AND/OR PAYMENT ON YOUR
   CERTIFICATES                             There may be legal proceedings pending and, from time to time, threatened against a borrower or its affiliates arising out of the ordinary course of business of the borrower and its affiliates. There can be no assurance that this litigation will not have a material adverse effect on the distributions to certificateholders.

POTENTIAL DEFAULTS UNDER CERTAIN
   MORTGAGE LOANS MAY AFFECT THE
   TIMING AND/OR PAYMENT ON
   YOUR CERTIFICATES                        Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these
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                                      S-32
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
                                            defaults are non-monetary, the servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to certificateholders.

CERTAIN LOANS MAY REQUIRE
   PRINCIPAL PAYDOWNS WHICH MAY
   REDUCE THE YIELD ON YOUR
   CERTIFICATES                             Five of the mortgage loans, representing 4.0% of the initial pool balance, may require the related borrower to make partial prepayments if certain conditions, including, in certain cases, meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lockout period. With respect to prepayments on these mortgage loans, the holders of any class of offered certificates receiving the required prepayment will be entitled to receive, only from amounts actually paid by the borrower to the servicer and not from assets of the trust fund, any prepayment premium or yield maintenance charge payments required by the loan documents. See "Certain Characteristics of the Mortgage Loans--Certain
                                            Terms and Conditions of the Mortgage Loans--Mortgage Loans which May
                                            Require Principal Paydowns" in this prospectus supplement.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES                             If the assets of the trust fund are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency.

PREPAYMENTS AND DEFAULTS MAY
   REDUCE THE YIELD ON YOUR
   CERTIFICATES                             The yield to maturity on each class of certificates will depend in part on the following:

                                            o the purchase price for the certificates;

                                            o the rate and timing of voluntary and involuntary principal prepayments, including repurchases by the mortgage loan seller for breaches of representations and warranties;

                                            o the rate and timing of delinquencies and losses;

                                            o interest shortfalls resulting from prepayments; and

                                            o the receipt and allocation of prepayment premiums and/or yield maintenance charges.

                                            The investment performance of the offered certificates may be materially different from what you expected if the assumptions you make with respect to the factors listed above are incorrect.

                                            If you purchase an offered certificate at a premium and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate faster than you anticipated at the time of purchase, and even if prepayment premiums or yield maintenance
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                                      S-33

                                            charges are collected, your actual yield to maturity may be lower than the yield you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than the yield you assumed at the time of purchase.

                                            Generally speaking, borrowers are less likely to prepay if prevailing interest rates are at or above the rates borne by the mortgage loans.
                                            On the other hand, borrowers are more likely to prepay if prevailing rates fall significantly below the interest rates of the mortgage loans. Borrowers are less likely to prepay mortgage loans with lockout periods, prepayment premium provisions or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lockout periods or with lower prepayment premiums or yield maintenance charges. The servicer will not be required to advance any prepayment premiums or yield maintenance charges.

                                            Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on this shortfall during the period of time that the payment is delinquent.
                                            Even if losses on the mortgage loans are allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of other classes of certificates.
                                            Losses on the mortgage loans, to the extent not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by these certificates than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                            Provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the
                                            certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

THE SERVICER'S RIGHT TO RECEIVE
   INTEREST ON ADVANCES MAY RESULT
   IN ADDITIONAL LOSSES TO
   THE TRUST FUND                           The servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.
                                            This interest will generally accrue from the date on which the
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                                      S-34

                                            related advance is made or the related expense is incurred through the date of reimbursement. The right to receive these payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

IF THE SERVICER OR SPECIAL
   SERVICER PURCHASES
   CERTIFICATES, A CONFLICT OF
   INTEREST COULD ARISE BETWEEN
   THEIR DUTIES AND THEIR
   INTERESTS IN THE CERTIFICATES            The servicer or special servicer or an affiliate thereof may purchase any class of certificates. It is anticipated that the special servicer may purchase all or a portion of the Class H, Class J, Class K, Class
                                            L, Class M, Class N and Class O Certificates. However, there can be no assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of certificates by the servicer or special servicer could cause a conflict between its duties pursuant to the pooling and servicing agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. However, under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans in accordance with the servicing standard.

BOOK-ENTRY REGISTRATION OF THE
   CERTIFICATES MAY REQUIRE YOU TO
   EXERCISE YOUR RIGHTS
   THROUGH THE DEPOSITORY
   TRUST COMPANY                            Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, generally referred to as DTC, and will not be registered in the names of the related beneficial owners of certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder,"
                                            you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company, and its participating organizations.

                                            As a beneficial owner holding a certificate through the book-entry system, you will be entitled to receive the reports described under
                                            "The Pooling and Servicing Agreement--Reports to Certificateholders;
                                            Available Information" and notices only through the facilities of DTC and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

YOU MAY BE BOUND BY THE
   ACTIONS OF OTHER
   CERTIFICATEHOLDERS                       In some circumstances, the consent or approval of the holders of a specified percentage of the certificates will be required to direct,
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                                      S-35

                                            consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of certificates.

LACK OF A SECONDARY MARKET FOR THE
   CERTIFICATES MAY MAKE IT
   DIFFICULT FOR YOU TO RESELL YOUR
   CERTIFICATES                             There currently is no secondary market for the offered certificates.
                                            Although the underwriters have advised the depositor that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.
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                                      S-36

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this Prospectus Supplement. A capitalized term used throughout this Prospectus Supplement will have the meaning assigned to it either in the "Glossary" attached to this Prospectus Supplement or on the page of this Prospectus Supplement indicated in the Glossary.

                           FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this Prospectus Supplement are accurate as of the date stated on the cover of this Prospectus Supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Trust Fund will consist primarily of 182 fixed rate loans, secured by 202 multifamily and commercial properties (the "MORTGAGE LOANS"). The Mortgage Loans will have an aggregate principal balance of approximately $1,094,921,165 (the "INITIAL POOL BALANCE") as of the Cut-off Date, subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any multi-property loan is considered to be one Mortgage Loan. Any loans made to affiliated borrowers are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties, allocated loan amounts, as shown in the tables included in Exhibit A-1 to this Prospectus Supplement, are used for Multi-Property Loans. All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to in this Prospectus Supplement without further description are approximate percentages by aggregate Cut-off Date Principal Balance. The 730 North Michigan Avenue Loan will be deemed to consist of two portions: the "730 NORTH MICHIGAN AVENUE POOLED PORTION" and the "730 NORTH MICHIGAN AVENUE NON-POOLED PORTION." In addition, each of Rite Aid-Baton Rouge, the Rite Aid-White Township, the Rite Aid-Slidell and the Rite Aid-Somersworth Mortgage Loans (collectively, the "RITE AID LOANS") will be deemed to consist of two portions: the "RITE AID POOLED PORTION" and the "RITE AID NON-POOLED PORTION". The term "Mortgage Loan" includes neither the 730 North Michigan Avenue Non-Pooled Portion nor the Rite Aid Non-Pooled Portions and the Initial Pool Balance excludes the principal balance of the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portions. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portions). Descriptions of the terms and provisions of the Mortgage Loans are generalized in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more notes (each, a "MORTGAGE NOTE"), and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE"). Each of the Mortgages creates a first lien on the interests of the related borrower in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "MORTGAGED PROPERTIES"), as set forth in the following table:

                         SECURITY FOR THE MORTGAGE LOANS


                                                                     NUMBER OF
                 INTEREST OF                 % OF INITIAL POOL       MORTGAGED
             BORROWER ENCUMBERED                 BALANCE(1)         PROPERTIES
  --------------------------------------     -----------------      -----------
  Fee Simple Estate(2)................              91.6%               200
  Leasehold...........................               8.4%                 2
                                             -----------------      -----------
  TOTAL                                            100.0%               202

------------------

(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

     Each Mortgaged Property consists of land improved by -

          o an office building (an "OFFICE PROPERTY" and any Mortgage Loan secured thereby, an "OFFICE LOAN");

          o a retail property (a "RETAIL PROPERTY" and any Mortgage Loan secured thereby, a "RETAIL LOAN");

          o an apartment building or complex consisting of five or more rental units (a "MULTIFAMILY PROPERTY" and any Mortgage Loan secured thereby, a "MULTIFAMILY LOAN");

          o a full or limited service or extended stay hotel/motel property (a "HOSPITALITY PROPERTY" or a "LODGING PROPERTY" and any Mortgage Loan secured thereby, a "HOSPITALITY LOAN" or a "LODGING LOAN");

          o an industrial property (an "INDUSTRIAL PROPERTY" and any Mortgage Loan secured thereby, an "INDUSTRIAL LOAN");

          o mixed use properties (a "MIXED USE PROPERTY" and any Mortgage Loan secured thereby, a "MIXED USE LOAN"); or

          o certain other properties, including but not limited to, manufactured housing communities (0.4% of Initial Pool Balance) and assisted living facilities (0.7% of Initial Pool Balance) (each, an "OTHER PROPERTY" and any Mortgage Loan secured thereby, an "OTHER LOAN").

     Certain statistical information relating to the various types of Mortgaged Properties is set forth in Exhibit A-2 hereto in the table under "Certain Characteristics of the Mortgage Loans--Additional Mortgage Loan
Information--Mortgaged Properties by Property Type."

     Two Mortgage Loans, representing approximately 0.7% of the Initial Pool Balance, are evidenced by two or more Mortgage Notes which are secured and cross-collateralized by two or more Mortgaged Properties.

     Nine Mortgage Loans, representing approximately 8.2% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, under a single Mortgage Note by a single borrower.

     Twenty-three Mortgage Loans, representing approximately 20.7% of the Initial Pool Balance, which are not cross-collateralized, are loans to borrowers which are under common ownership. See "Risk Factors--Risks Related to the Mortgage Loans--Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Certificates" in this Prospectus Supplement.

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates except that, with respect to certain of the Mortgage Loans, the Trust Fund will have the benefit of environmental insurance policies. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement. Except for the Purchased Small Balance Loans, which are generally fully recourse to the borrower, the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

     Credit Suisse First Boston Mortgage Securities Corp. will purchase the Mortgage Loans to be included in the Trust Fund on or before the date on which the Certificates are issued from Column Financial, Inc. (the "MORTGAGE LOAN SELLER"). The Mortgage Loan Seller is selling the Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by the Mortgage Loan Seller to the depositor and assigned by the depositor to the Trustee for the benefit of the Certificateholders. See "Description of the Governing Documents--Representations and Warranties with respect to Mortgage Assets" in the accompanying prospectus.

     GMAC Commercial Mortgage Corporation will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, the Accor Loan, which represents approximately 1.0% of the Initial Pool Balance, has the benefit of a Residual Value Policy (as defined herein). The Mortgage Loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances not identified in the related environmental site assessments affecting the Mortgaged Property. In addition, 93 Mortgaged Properties securing Mortgage Loans representing 11.9% of the Initial Pool Balance, are covered by insurance policies insuring against certain environmental-related losses. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement.

     Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to--

          o liens for real estate and other taxes and special assessments not yet due and payable;

          o covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller, as applicable, in connection with the purchase or origination of such Mortgage Loan; and

          o such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

     See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" in this Prospectus Supplement.

THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. The Mortgage Loan Seller underwrites and closes multifamily and commercial Mortgage Loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. The Mortgage Loan Seller has originated or purchased approximately 2,100 commercial and multifamily Mortgage Loans totaling $11.0 billion since beginning operations in 1993. The Mortgage Loan Seller is a wholly-owned subsidiary of Credit Suisse Group and is an affiliate of us and CSFBC, one of the Underwriters.

     The Mortgage Loan Seller acquired 37 of the Mortgage Loans that will be included in the Trust Fund, representing 52.5% of the initial mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC"), which originated or purchased each of the Mortgage Loans that it sold to the Mortgage Loan Seller. CSFBMC acquired 54 of the Mortgage Loans that will be included in the Trust Fund, representing 1.8% of the initial mortgage pool balance, from NW Funding, L.L.C. ("NW"), which originated or purchased each of those Mortgage Loans (the "PURCHASED SMALL BALANCE LOANS"). See "--Originator Underwriting Standards--Purchased Small Balance Loans" below. The Mortgage Loan Seller or one of its affiliates originated each of the other Mortgage Loans that will be included in the Trust Fund.

     The information set forth in this Prospectus Supplement regarding the Mortgage Loan Seller and NW has been provided by the Mortgage Loan Seller. Neither we nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

ORIGINATOR UNDERWRITING STANDARDS

     General. In connection with the origination or acquisition of each of the Mortgage Loans that we intend to include in the Trust Fund, the related originator or acquiror of the Mortgage Loan evaluated the corresponding Mortgaged Property or properties in a manner generally consistent with the standards described in this "--Originator Underwriting Standards" section.

     Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property, other than the Mortgaged Properties securing the Purchased Small Balance Loans and the Mortgaged Properties securing the Small Balance Loans, generally within the twelve-month period preceding the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In substantially all cases in which material environmental risks were identified, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, guarantees, indemnities, environmental damage insurance or reserves. As described below, with respect to five Mortgage Loans, representing 2.7% of the Initial Pool Balance, the lender purchased Secured Creditor Impaired Property Policies which, upon an event of default and the occurrence of an environmental condition at the Mortgaged Properties, provide for the payment of such Mortgage Loans in full. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. See "Risk Factors--Risks Related to The Mortgage Loans--Environmental Laws May Adversely Affect Mortgaged Property Cash Flow" in this Prospectus Supplement.

     Property Condition Assessments. Except in the case of the Purchased Small Balance Loans, third-party engineering firms inspected all of the Mortgaged Properties securing the Mortgage Loans we intend to include in the Trust Fund, or updated previously conducted inspections, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the Mortgaged Properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-2 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of the Mortgaged Properties securing the Mortgage Loans we intend to include in the Trust Fund in order to establish the approximate value of the Mortgaged Property. Those appraisals are the basis for the Most Recent Appraised Values for the respective Mortgaged Properties set forth on Exhibit A-1 to this Prospectus Supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying Mortgage Loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject Mortgaged Property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor the Underwriters have confirmed the values of the respective Mortgaged Properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular Mortgaged Property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on the tables in Exhibit A-1 to this Prospectus Supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          o    buyer and seller are motivated;

          o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          o a reasonable time is allowed to show the property in the open market;

          o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a Mortgaged Property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the sales comparison approach, the income approach and/or the cost approach.

     In the case of those Mortgage Loans that are acquisition financing, the related borrower may have acquired the Mortgaged Property at a price less than the appraised value on which the Mortgage Loan was underwritten.

     Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the Mortgage Loans (other than the Purchased Small Balance Loans) required that prospective borrowers seeking loans secured by properties located in California and other areas thought to be prone to earthquake risk obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan (i) which has an original principal balance greater than $20,000,000 and as to which the property was estimated to have a PML in excess of 15% of the estimated replacement cost of the improvements or (ii) which has an original principal balance less than or equal to $20,000,000 and as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would be conditioned on receipt of satisfactory earthquake insurance. With respect to all of the Mortgage Loans that had original principal balances of more than $20,000,000 and that have a PML in excess of 15%, the borrowers obtained earthquake insurance. With respect to all of the Mortgage Loans that have a PML in excess of 20% (other than the Mortgage Loan known as 1531 N. Serrano Avenue, which represents less than 0.1% of the Initial Pool Balance), the borrower obtained earthquake insurance.

     Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan that we intend to include in the Trust Fund, the related originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the Mortgaged Property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

          o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire Mortgage Loan, or

               2. taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Small Balance Loans. When originating Mortgage Loans under its "small balance loan" program (the "SMALL BALANCE LOANS," which term does not include the Purchased Small Balance Loans), the Mortgage Loan Seller generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

          o all third-party reports made on the related Mortgaged Property are abbreviated and contain less information than the third party reports on which the Mortgage Loan Seller relies for its standard conduit loans;

          o other than an appraisal of the related Mortgaged Property, no site inspection or independent market study is conducted prior to origination;

          o review and analysis of environmental conditions of the Mortgaged Property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the Mortgaged Property and a blanket environmental insurance policy was obtained to cover each of the Mortgaged Properties securing the Small Balance Loans; and

          o the loan committee write-up for each Mortgage Loan is abbreviated and contains less information than those for standard conduit loans.

     Purchased Small Balance Loans. NW is a limited liability company formed under the laws of Nevada. NW was organized in 1995 to originate, underwrite and close first mortgage loans and has recently wound down their origination business. NW was primarily involved in small balance commercial and multifamily lending throughout the United States.

     When originating Mortgage Loans under its "small balance loan" program, NW generally followed standard underwriting procedures, subject to some or all of the following exceptions:

          o all third-party reports made on the related Mortgaged Property were abbreviated and contain less information than the third party reports on which the Mortgage Loan Seller relies for its standard conduit loans;

          o other than an appraisal of the related Mortgaged Property, no site inspection or independent market study was conducted prior to origination;

          o review and analysis of environmental conditions of the Mortgaged Property were based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the Mortgaged Property and a blanket environmental insurance policy was obtained to cover each of the Mortgaged Properties securing the Purchased Small Balance Loans; and

          o the loan committee write-up for each Mortgage Loan was abbreviated and contained less information than those for standard conduit loans.

     Substantially all of the loans originated by NW provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


CREDIT LEASE LOAN

     The Accor-California South Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance (the "ACCOR LOAN"), is secured by fee mortgages and assignments of leases and rents on properties (the "ACCOR Properties") that are, in each case, subject to a net lease obligation (a "CREDIT LEASE") of Universal Commercial Credit Leasing V, Inc. (the "CREDIT TENANT"), the obligations of which are guaranteed by ACCOR S.A., a French corporation ("ACCOR"). Accor possesses a corporate credit rating of "BBB" by S&P.

     Except with respect to specified major casualties or in the event of a condemnation which generally renders the related Accor Property unsuitable for restoration for continued use and occupancy in the Credit Tenant's business, the Credit Lease does not provide the Credit Tenant with lease termination or rent abatement rights, and the Credit Tenant is required, at its expense, to maintain the Accor Properties in good repair. Upon the occurrence of a major casualty or condemnation of any Accor Property, the Credit Tenant is required either to offer to purchase the related Accor Property for an amount at least equal to the Allocated Loan Amount for such property or substitute a replacement property of equal or greater value.

     The Credit Lease has a primary lease term (the "PRIMARY TERM") that expires contemporaneously with or after the scheduled final maturity date of the Accor Loan. The Credit Lease gives the Credit Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. The borrower under the Accor Loan is a single-purpose, bankruptcy-remote entity. The Credit Lease provides that the Accor Tenant must pay all real estate taxes levied or assessed against any Accor Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Accor Property.

     The Accor Loan is not fully amortizing and requires the payment of Balloon Payments at maturity. The Accor Loan has the benefit of a non-cancelable residual value insurance policy (a "RESIDUAL VALUE POLICY") from R.V.I. America Insurance Company, which has a long-term local issuer credit rating of "A" by S&P as of the Cut-off Date. The Residual Value Policy insures the related borrower against any diminution in the value of the Accor Properties as a result of changes in market conditions. If the Accor Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by the Accor Properties upon the maturity of the Accor Loan, the insurer will be required to pay the amount of such remaining indebtedness. The Trustee is a named insured of the Residual Value Policy.

     At the end of the term of the Credit Lease, the Credit Tenant is obligated to surrender the Accor Properties in good order and in their original condition as received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the borrower.

THE 730 NORTH MICHIGAN AVENUE POOLED AND NON-POOLED PORTIONS

     The 730 North Michigan Avenue Pooled Portion has a principal balance as of the Cut-off Date of $86,190,000 and the 730 North Michigan Avenue Non-Pooled Portion has a principal balance as of the Cut-off Date of $31,810,000 and a Net Mortgage Rate of 6.8547%. The holders of the Regular Certificates will be entitled to receive all amounts received in respect of the 730 North Michigan Avenue Pooled Portion and the holders of the Class NM-1 and Class NM-2 Participation Certificates (collectively, the "CLASS NM PARTICIPATION CERTIFICATES") will be entitled to receive all amounts received in respect of the 730 North Michigan Avenue Non-Pooled Portion and will have certain other rights with respect to the 730 North Michigan Avenue Loan.

     The following describes certain provisions of the Pooling and Servicing Agreement that relate to the 730 North Michigan Avenue Pooled Portion and 730 North Michigan Avenue Non-Pooled Portion. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the provisions of the Pooling and Servicing Agreement.

     Allocation of Payments Between the 730 North Michigan Avenue Pooled Portion and the 730 North Michigan Avenue Non-Pooled Portion. Pursuant to the Pooling and Servicing Agreement, to the extent described below, the right of the holders of the Class NM Participation Certificates to receive payments with respect to the 730 North Michigan Avenue Non-Pooled Portion is subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to the 730 North Michigan Avenue Pooled Portion. On or prior to each Distribution Date, amounts received during the related Due Period on the 730 North Michigan Avenue Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the Mortgage Loan Seller with respect to the 730 North Michigan Avenue Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

     o first, in respect of interest accrued on the 730 North Michigan Avenue Pooled Portion;

     o second, in respect of accrued and unpaid interest on the 730 North Michigan Avenue Pooled Portion from prior mortgage interest accrual periods;

     o third, in reduction of the Stated Principal Balance of the 730 North Michigan Avenue Pooled Portion, in an amount equal to any principal prepayments received on the 730 North Michigan Avenue Loan and all principal due (including, after an acceleration upon default of the 730 North Michigan Avenue Loan, the entire principal balance of such Mortgage Loan) and the Balloon Payment, if then due, with respect to the 730 North Michigan Avenue Loan until the Stated Principal Balance thereof has been reduced to zero;

     o fourth, to reimburse the 730 North Michigan Avenue Pooled Portion for any prior 730 North Michigan Avenue Collateral Support Deficit previously allocated thereto;

     o fifth, in respect of interest accrued on the 730 North Michigan Avenue Non-Pooled Portion;

     o sixth, in respect of accrued and unpaid interest on the 730 North Michigan Avenue Non-Pooled Portion from prior mortgage interest accrual periods;

     o seventh, after the Stated Principal Balance of the 730 North Michigan Avenue Pooled Portion has been reduced to zero, in reduction of the Stated Principal Balance of the 730 North Michigan Avenue Non-Pooled Portion, up to an amount equal to the Stated Principal Balance thereof, until such amount has been reduced to zero;

     o eighth, to reimburse the 730 North Michigan Avenue Non-Pooled Portion in the amount of any prior 730 North Michigan Avenue Collateral Support Deficits previously allocated to the Class NM-1 or Class NM-2 Participation Certificates;

     o ninth, any Prepayment Premium or Yield Maintenance Charge in connection with a prepayment of the 730 North Michigan Avenue Loan will be paid to the 730 North Michigan Avenue Pooled Portion and the 730 North Michigan Avenue Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the 730 North Michigan Avenue Pooled Portion and the 730 North Michigan Avenue Non-Pooled Portion); and

     o tenth, to reimburse the Directing Certificateholder of the Class NM Participation Certificates for any unreimbursed Cure Payments previously made.

     Consultation Rights of Holders of Class NM Participation Certificates. The Special Servicer is required to consult with a holder of the Class NM-2 Participation Certificates appointed by the holders of more than 50% of the Class NM-2 Participation Certificates (or, following retirement of the Class NM-2 Certificates due to the application of losses, a holder of the Class NM-1 Participation Certificates appointed by the holders of more than 50% of the Class NM-1 Certificates) (in each such case, the "CLASS NM DIRECTING CERTIFICATEHOLDER") prior to the taking by the Special Servicer of the following actions (but may, in its sole discretion, reject any advice or direction of the Class NM Directing Certificateholder)--

     o any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the property securing the Specially Serviced Mortgage Loan as come into and continue in default;

     o any modification of a monetary term other than an extension of the original maturity date for two years or less of the 730 North Michigan Avenue Loan;

     o any proposed sale of the defaulted 730 North Michigan Avenue Loan or REO Property (other than in connection with the termination of the trust as described under "The Pooling and Servicing
          Agreement--Optional Termination" in this Prospectus Supplement) for less than the applicable Purchase Price;

     o    any acceptance of a discounted payoff;

     o any determination to bring the Mortgaged Property securing the 730 North Michigan Avenue Loan into compliance with applicable environmental laws;

     o any release of collateral for the 730 North Michigan Avenue Loan (other than in accordance with the terms of, or upon satisfaction of, the 730 North Michigan Avenue Loan);

     o any acceptance of substitute or additional collateral for the 730 North Michigan Avenue Loan (other than in accordance with the terms of the 730 North Michigan Avenue Loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o any acceptance of an assumption agreement releasing the related borrower from liability under the 730 North Michigan Avenue Loan.

     The Special Servicer is required to provide all information which the Special Servicer considers to be material (in its sole discretion) in connection with evaluating such action to the Class NM Directing Certificateholder, who will then have ten days (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders to take prior to the expiration of such period) within which to respond after notice of any proposed action; provided, that if the Class NM Directing Certificateholder has not responded within such period, it will be deemed to have approved such action. Notwithstanding the foregoing, the Special Servicer is under no obligation to comply with any advice or consultation provided by the Class NM Directing Certificateholder and nothing contemplated by the foregoing may require or cause the Special Servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) violate the provisions of the Pooling and Servicing Agreement relating to the status of the Trust REMICs as "real estate mortgage investment conduits" and related tax effects, (iv) violate any other provisions of the Pooling and Servicing Agreement, (v) require or cause the Special Servicer to violate the terms of the 730 North Michigan Avenue Loan, (vi) expose the Servicer, the Special Servicer, the depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement; and the Special Servicer will neither follow any such direction if given by the Class NM Directing Certificateholder nor initiate any such actions.

     Right to Purchase the 730 North Michigan Avenue Loan. Pursuant to the Pooling and Servicing Agreement, the Class NM Directing Certificateholder will have the right, by written notice to the Servicer and Special Servicer delivered
(i) during any Cure Period for which the Class NM Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the 730 North Michigan Avenue Loan is a Specially Serviced Mortgage Loan, provided, in either case, the 730 North Michigan Avenue Loan is in default or default with respect thereto is reasonably foreseeable, to purchase the 730 North Michigan Avenue Loan in whole but not in part at the Purchase Price. Upon the delivery of such notice to the Servicer and Special Servicer, the Servicer or Special Servicer, as applicable, is required to cause the Trust Fund to sell (and the Class NM Directing Certificateholder is required to purchase) the 730 North Michigan Avenue Loan at the Purchase Price, on a date not less than five Business Days nor more than ten Business Days after the date of the required notice, which will be established by the Servicer or Special Servicer, as applicable. The Purchase Price will be calculated by the Servicer or Special Servicer, as applicable, three Business Days prior to the required purchase date and will, absent manifest error, be binding upon the Class NM Directing Certificateholder. The right of the Class NM Directing Certificateholder to purchase the 730 North Michigan Avenue Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class NM Directing Certificateholder to purchase the 730 North Michigan Avenue Loan under clause (ii) of the first sentence of this paragraph will automatically terminate upon (a) three Business Days after delivery of notification by the Special Servicer to the Class NM Directing Certificateholder of the Special Servicer's intention to sell the 730 North Michigan Avenue Loan (if it is a Specially Serviced Mortgage Loan) or the related Mortgaged Property or (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. The Class NM Participation Certificateholders will be entitled to receive a distribution in respect of the portion of such Purchase Price attributable to the 730 North Michigan Avenue Non-Pooled Portion in accordance with provisions under "--Allocation of Payments between the 730 North Michigan Avenue Pooled Portion and the 730 North Michigan Avenue Non-Pooled Portion" above.

     Cure Rights of the Class NM Participation Certificateholders. The Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to deliver to the Class NM Directing Certificateholder notice of any monetary or, to the extent the Servicer or Special Servicer, as applicable, is aware of any non-monetary default with respect to the 730 North Michigan Avenue Loan. Upon receipt of such notice, the

Class NM Directing Certificateholder will have the right to cure defaults with respect to the 730 North Michigan Avenue Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default (the "CURE PERIOD"); provided, however, that no single Cure Event can continue for a period of more than 90 consecutive days. In the event that the Class NM Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class NM Directing Certificateholder is required to make such Cure Payment to the Servicer. The Servicer is required to apply such funds to reimburse itself for any Advances, together with interest thereon, made in respect of the default so cured and any related Trust Fund expenses. The right of the Class NM Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by the Servicer or the Trustee) will be subordinate to the payment of all other amounts due with respect to the 730 North Michigan Avenue Loan.

     Modifications of the 730 North Michigan Avenue Loan. Subject to the foregoing and the other terms and conditions of the Pooling and Servicing Agreement, if the Servicer or Special Servicer, as applicable, in connection with a workout or proposed workout of the 730 North Michigan Avenue Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments to the 730 North Michigan Avenue Pooled Portion will be made as though such workout did not occur, with the payment terms of the 730 North Michigan Avenue Pooled Portion remaining the same as they are on the Closing Date, and the 730 North Michigan Avenue Non-Pooled Portion will bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Mortgage Loan attributable to such workout.

     Prior to entering into any modification of the 730 North Michigan Avenue Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the Servicer or Special Servicer, as applicable, is required to provide the Class NM Directing Certificateholder with notice thereof and with all information that the Servicer or Special Servicer, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class NM Directing Certificateholder will have the right to purchase the 730 North Michigan Avenue Loan at a price equal to the Purchase Price therefor by delivering notice to the Servicer or Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class NM Directing Certificateholder is required to deliver such Purchase Price to the Trustee within three Business Days of its exercise of such purchase option.

THE RITE AID POOLED AND NON-POOLED PORTIONS

     The Rite Aid Pooled Portions have an aggregate principal balance as of the Cut-off Date of $6,091,398 and the Rite Aid Non-Pooled Portions have an aggregate principal balance as of the Cut-off Date of $1,023,688. The Rite Aid Non-Pooled Portion for the Rite Aid-Baton Rouge Loan has a principal balance of $247,665 and a Net Mortgage Rate of 8.3379%. The Rite Aid Non-Pooled Portion for the Rite Aid-Slidell Loan has a principal balance of $281,982 and a Net Mortgage Rate of 8.3379%. The Rite Aid Non-Pooled Portion for the Rite Aid-White Township Loan has a principal balance of $243,304 and a Net Mortgage Rate of 8.4779%. The Rite Aid Non-Pooled Portion for the Rite Aid-Somersworth Loan has a principal balance of $250,736 and a Net Mortgage Rate of 8.3279%.

     The holders of more than 50% of the Class RA Participation Certificates will be entitled to appoint a directing holder who will have the same consultation, cure and purchase rights with respect to the Rite Aid Loans as the Class NM Directing Certificateholder will have with respect to the 730 North Michigan Avenue Loan.

     Allocation of Payments Between the Rite Aid Pooled Portions and the Rite Aid Non-Pooled Portions. Pursuant to the Pooling and Servicing Agreement, to the extent described below, the right of the holders of the Class RA Participation Certificates to receive payments with respect to each Rite Aid Non-Pooled Portion of each Rite Aid Loan is subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to each Rite Aid Pooled Portion of such Rite Aid Loan.

     On or prior to each Distribution Date, amounts received during the related Due Period on each Rite Aid Loan (including any amounts advanced with respect thereto, Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the Mortgage Loan Seller with respect to such Rite Aid Loan together with interest thereon and the reimbursement of any Advances made with respect to such Rite Aid Pooled Portion and payment of any interest on such Advances, and the remainder will be allocated:

     o first, in respect of interest accrued during the related mortgage interest accrual period on the Rite Aid Pooled Portion of such Rite Aid Loan;

     o second, in respect of accrued and unpaid interest on the Rite Aid Pooled Portion of such Rite Aid Loan from prior mortgage interest accrual periods;

     o third, in respect of the Rite Aid Pooled Portion of such Rite Aid Loan, in an amount equal to all principal payments due (including, after an acceleration upon default of such Rite Aid Loan, the Stated Principal Balance of such Rite Aid Loan) on such Rite Aid Loan and any principal prepayments received on such Rite Aid Loan, until the Stated Principal Balance thereof has been reduced to zero;

     o fourth, to reimburse the Rite Aid Pooled Portion of such Rite Aid Loan for any prior Rite Aid Collateral Support Deficits previously allocated thereto;

     o fifth, in respect of interest accrued on the Rite Aid Non-Pooled Portion of such Rite Aid Loan;

     o sixth, in respect of accrued and unpaid interest on the Rite Aid Non-Pooled Portion of such Rite Aid Loan from prior mortgage interest accrual periods;

     o seventh, after the Stated Principal Balance of the Rite Aid Pooled Portion of such Rite Aid Loan has been reduced to zero, in reduction of the Stated Principal Balance of the Rite Aid Non-Pooled Portion of such Rite Aid Loan, up to an amount equal to the Stated Principal Balance thereof, until such amount has been reduced to zero;

     o eighth, to reimburse the Rite Aid Non-Pooled Portion of such Rite Aid Loan in the amount of any prior Rite Aid Collateral Support Deficits previously allocated to the Class RA Participation Certificates;

     o ninth, any Prepayment Premium or Yield Maintenance Charge in connection with a prepayment of such Rite Aid Loan will be paid to the Rite Aid Pooled Portion and the Rite Aid Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the Rite Aid Pooled Portion and the Rite Aid Non-Pooled Portion); and

     o tenth, to reimburse the Directing Certificateholder of the Class RA Participation Certificates for any unreimbursed Cure Payments previously made with respect to such Rite Aid Loan.

SIGNIFICANT MORTGAGE LOANS

     Set forth below is a description of certain of the significant Mortgage Loans and the related Mortgaged Property or Mortgaged Properties.

--------------------------------------------------------------------------------
                       THE 730 NORTH MICHIGAN AVENUE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        -----------------    ---------------
         WHOLE LOAN:      $118,000,000        $118,000,000
         POOLED
         PORTION:          $86,190,000         $86,190,000
         NON-POOLED
         PORTION:          $31,810,000         $31,810,000

ORIGINATION DATE:       December 27, 2000

INTEREST RATE ON WHOLE  7.6350%
LOAN:

INTEREST RATE ON        7.9230%
POOLED PORTION:

INTEREST RATE ON        6.8547%
NON-POOLED PORTION:

AMORTIZATION:           Interest Only

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          January 11, 2006

BALANCE AT MATURITY(1): $86,190,000

BORROWER (SPECIAL       730 North Michigan Avenue, L.L.C., a
PURPOSE ENTITY):        special purpose entity, the special
                        purpose member of which contains two
                        independent directors.

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the Maturity
                        Date.

CUT-OFF DATE
LOAN PER SQUARE         $427
FOOT(1):

UP-FRONT RESERVES:      None

ONGOING RESERVES:       Real Estate Taxes
                        & Insurance
                        Reserve(2):                       Yes
                        Replacement
                        Reserve(3):                       Yes
                        TI & LC(3):                       Yes
                        Ground Lease
                        Escrow Fund(3):                   Yes

LOCKBOX:                Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Retail

LOCATION:               Chicago, IL

YEAR BUILT/RENOVATED:   1997/NA

OCCUPANCY(4):           100%

THE COLLATERAL:         Retail building with one subterranean level

FEE OR LEASEHOLD(5):    Fee/Leasehold

                                              LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
-------------           ----      --------  ----------
Comp USA                42,362     21.01%    10/16/12
American Girl Place,    40,349     20.01%    12/31/08
Incorporated(6)
Banana Republic(6)      38,363     19.02%    1/31/20

SQUARE FOOTAGE:         201,667

PROPERTY MANAGEMENT:    Urban Retail Properties Co.

2000 NET OPERATING
INCOME:                 $12,013,216

UNDERWRITTEN NET CASH
FLOW:                   $13,414,452

APPRAISED VALUE:        $167,800,000

CUT-OFF DATE LTV(1):    51.4%

LTV AT MATURITY(1):     51.4%

U/W DSCR(1):            1.94x

--------------------------------------------------------------------------------

(1)  Based upon the 730 North Michigan Avenue Pooled Portion only.

(2) The 730 North Michigan Avenue Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and
     (ii) insurance premiums prior to the expiration of the related insurance policies.

(3) The 730 North Michigan Avenue Borrower is required to escrow $2,520 on a monthly basis ($0.15/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements until such time as the lender shall maintain the sum of $60,500 in such fund, $8,500 on a monthly basis ($0.51/SF annually) into a tenant improvement and leasing commission reserve and $100,000 on a monthly basis into a Ground Lease Escrow Fund.

(4)  Occupancy is based on the November 30, 2000 rent roll.

(5) The 730 North Michigan Avenue Borrower owns a fee simple interest in a portion of the 730 North Michigan Avenue Property and leases the remaining portion of the 730 North Michigan Avenue Property pursuant to a ground lease from Robert L. Stern. This ground lease contains a purchase option. The McDonald's Corporation has unconditionally guaranteed the payments under such ground lease and has a credit rating of "AA" by S&P. In addition, the 730 North Michigan Avenue Borrower has conveyed in fee and subleased certain air rights immediately above the 730 North Michigan Avenue Property to Peninsula Chicago LLC ("PENINSULA") which is in the process of constructing a first class hotel (the "PENINSULA HOTEL") immediately above the 730 North Michigan Avenue Property.

(6) The parent company of American Girl Place, Incorporated is Mattel, which has a credit rating of "BBB" by S&P. The parent company of Banana Republic is The Gap, Inc., which has a credit rating of "A" by S&P.

The 730 North Michigan Avenue Loan

     The Loan. The largest Mortgage Loan (the "730 NORTH MICHIGAN AVENUE LOAN") was originated on December 27, 2000. The 730 North Michigan Avenue Loan is secured by a first priority lien encumbering a fee and leasehold interest in certain land located in Chicago, Illinois (the "730 NORTH MICHIGAN AVENUE PROPERTY").

     The Borrower. The 730 North Michigan Avenue Loan was made to 730 North Michigan Avenue, L.L.C., an Illinois limited liability company (the "730 NORTH MICHIGAN AVENUE BORROWER"). The principals of the 730 North Michigan Avenue Borrower are McGolden Mile Corporation (a subsidiary of McDonald's Corporation, which has a credit rating of "AA" by S&P), and Thomas J. Kluztnick. Since 1971, Thomas J. Kluztnick has been involved in the development of office, retail, hotel, resort and residential properties nationwide. Prior to starting his own company, Mr. Kluztnick was the co-managing partner of a company that has a real estate portfolio valued at approximately $2.5 billion.

     Certain additional information regarding the 730 North Michigan Avenue Loan and the 730 North Michigan Avenue Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The 730 North Michigan Avenue Property consists of a four-story building located at 730 North Michigan Avenue in Chicago, Illinois. The retail center, which was constructed in 1997, has a net rentable area of approximately 201,667 square feet. The 730 North Michigan Avenue Property is 100% occupied with seven tenants. Peninsula Chicago LLC is in the process of constructing a 13-story first-class hotel immediately on top of the 730 North Michigan Avenue Property, which will not be part of the security for the 730 North Michigan Avenue Loan.

     Property Management. The 730 North Michigan Avenue Property is managed by Urban Retail Properties Co., a Delaware corporation (the "730 NORTH MICHIGAN AVENUE MANAGER"), which is not an affiliate of the 730 North Michigan Avenue Borrower, pursuant to a management agreement. The 730 North Michigan Avenue Manager may be terminated by the lender (i) in the event of a default by the 730 North Michigan Avenue Manager under the management agreement, (ii) bankruptcy of 730 North Michigan Avenue Manager, (iii) permanent discontinuation of the operation of the 730 North Michigan Avenue Property due to a casualty or condemnation, (iv) sale of the 730 North Michigan Avenue Property or (v) if there is a "change in control" of the 730 North Michigan Avenue Manager. In the event the 730 North Michigan Avenue Borrower terminates the 730 North Michigan Avenue Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

     The Junior Interest. A portion of the 730 North Michigan Avenue Loan with a principal balance as of the Cut-Off Date of $86,190,000 (the "730 NORTH MICHIGAN AVENUE POOLED PORTION") is senior to the remaining portion of the 730 North Michigan Avenue Loan with a principal balance as of the Cut-Off Date of $31,810,000 (the "730 NORTH MICHIGAN AVENUE NON-POOLED PORTION"). All amounts payable with respect to the 730 North Michigan

Avenue Pooled Portion will be included in available funds and will be sequentially paid first to the 730 North Michigan Avenue Pooled Portion and second to the 730 North Michigan Non-Pooled Portion. The holders of the Class NM Participation Certificates will be entitled to receive all amounts payable with respect to the 730 North Michigan Avenue Non-Pooled Portion. The holders of the Class NM Participation Certificates will have the rights set forth in "Certain Characteristics of the Mortgage Loans--The 730 North Michigan Avenue Pooled and Non-Pooled Portions" in this Prospectus Supplement.

--------------------------------------------------------------------------------
                            THE TWO RODEO DRIVE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        -----------------    ---------------
                           $75,000,000         $75,000,000

ORIGINATION DATE:       August 8, 2000

INTEREST RATE:          9.1500%

AMORTIZATION:           Interest Only prior to ARD, post-ARD
                        300 months

ARD:                    August 11, 2005

ARD BALANCE:            $75,000,000

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        11.1500% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          September 11, 2030

BORROWER (SPECIAL       Rodeo Owner Corp., a special purpose
PURPOSE ENTITY):        entity, the special purpose member of
                        which contains one independent director; a non-consolidation opinion was obtained in connection with origination.

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the ARD with a 1%
                        Prepayment Premium for three months.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $574

UP-FRONT RESERVES(1):   Engineering
                        Escrow:                        $237,500
                        TI & LC:                     $5,700,000

ONGOING RESERVES:       Real Estate Taxes &
                        Insurance Reserve(2):               Yes
                        Replacement Reserve(3):             Yes
                        TI & LC:                             No
LOCKBOX:                Hard


MEZZANINE:              No

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Retail

LOCATION:               Beverly Hills, CA

YEAR BUILT/RENOVATED:   1990/NA

OCCUPANCY (4):          100%

THE COLLATERAL:         Two retail buildings with underground
                        parking

FEE OR LEASEHOLD:       Fee


                                                  LEASE
MAJOR TENANTS                 NRSF    % OF NRA  EXPIRATION
-------------                 ----    --------  ----------
Tiffany & Company           20,744     15.88%    10/07/05
Valentino Rodeo Boutique    11,830     9.06%    2/28/01(5)
McCormick & Schmick's       11,416     8.74%     5/22/14

SQUARE FOOTAGE:         130,645

PROPERTY MANAGEMENT:    Madison Marquette Retail Services, Inc.

2000 NET OPERATING
INCOME:                 $9,669,075

UNDERWRITTEN NET CASH
FLOW:                   $10,523,664

APPRAISED VALUE:        $132,000,000

CUT-OFF DATE LTV:       56.8%

ARD LTV:                56.8%

U/W DSCR:               1.51x

--------------------------------------------------------------------------------

(1) At origination, the Two Rodeo Drive Borrower held back approximately 125% of the engineering estimate for immediate repair costs. Also, at origination, the Two Rodeo Drive Borrower held back approximately $3,900,000 to cover the potential rollover expense associated with the Carter, Valentino and Dior space, as well as a general leasing reserve of $1,800,000.

(2) The Two Rodeo Drive Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(3) The Two Rodeo Drive Borrower is required to escrow $2,167 on a monthly basis ($0.20/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements.

(4)  Occupancy is based on the December 31, 2000 rent roll.

(5) While Valentino's lease expired on February 28, 2001, the tenant is still in occupancy and intends to extend its lease for the short term. It is important to note that market occupancy for Two Rodeo Drive has remained virtually 100% leased for the past 10 years.

The Two Rodeo Drive Loan

     The Loan. The second largest Mortgage Loan (the "TWO RODEO DRIVE LOAN") was originated on August 8, 2000. The Two Rodeo Drive Loan is secured by a first priority deed of trust encumbering two retail buildings with underground parking in Beverly Hills, California (the "TWO RODEO DRIVE PROPERTY").

     The Borrower. The Two Rodeo Drive Loan was made to Rodeo Owner Corp., a Delaware corporation (the "TWO RODEO DRIVE BORROWER"). Falcon Real Estate Investment Company Ltd. (the "TWO RODEO DRIVE PRINCIPAL") has a minority equity interest in the Two Rodeo Drive Borrower and is the asset manager of the Two Rodeo Drive Property. The Two Rodeo Drive Principal and its affiliates have been in business since 1991 and specialize in providing advisory and management services for investors in United States real estate, with the emphasis on non-United States persons and institutional investors.

     Certain additional information regarding the Two Rodeo Drive Loan and the Two Rodeo Drive Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Two Rodeo Drive Property contains a 2-story and a 3-story retail building located at Two Rodeo Drive in Beverly Hills, each of which was constructed in 1990 and which have an aggregate net rentable area of approximately 130,645 square feet. The Two Rodeo Drive Property is 100% occupied with 24 tenants.

     Property Management. The Property is managed by Madison Marquette Retail Services, Inc. (the "TWO RODEO DRIVE MANAGER"), pursuant to a management agreement with the Two Rodeo Drive Borrower, and Falcon Real Estate Investment Company Ltd. (the "ASSET MANAGER"), pursuant to an asset management agreement with the Two Rodeo Drive Borrower pursuant to which the Asset Manager controls operational decisions. If, within 45 days of the end of each calendar quarter, the Two Rodeo Drive Borrower does not provide evidence that it achieved a debt service coverage ratio of 1.10x or greater on a trailing 12 month basis, then the Two Rodeo Drive Borrower must replace the Two Rodeo Drive Manager with a new property manager meeting certain requirements regarding subordination of management fees and other termination events.

     Purchase Option. Rodeo Tenant Corp., as master tenant under a master lease (the "MASTER TENANT"), has the right to require the Two Rodeo Drive Borrower, as master landlord and fee owner of the Two Rodeo Drive Property, to transfer the title to the Two Rodeo Drive Property to the Master Tenant, subject to the Lender's consent (for so long as the Two Rodeo Drive Loan is outstanding) which may be withheld in the Lender's sole discretion. The Master Tenant, subject to the foregoing, can exercise this right at any time during the term of the Master Lease upon 5 days notice to the Two Rodeo Drive Borrower. The purchase option is terminable by the Lender upon a foreclosure.

--------------------------------------------------------------------------------
                   THE FIRST UNION BUILDING LOAN (FLOORS 6-29)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $53,030,000         $52,856,507

ORIGINATION DATE:       September 28, 2000

INTEREST RATE:          8.4300%

AMORTIZATION:           360 months

ARD:                    October 11, 2007

ARD BALANCE:            $49,908,115

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        10.4300% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          October 11, 2030

BORROWER (SPECIAL       First States Partners 123 South Broad II, L.P., a
PURPOSE ENTITY):        special purpose entity, the sole general partner of
                        which is a special purpose entity, the board of which contains an independent member; a non-consolidation opinion was obtained in connection with the origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until one month prior to the ARD.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $84

UP-FRONT RESERVES:      Engineering Escrow:            $1,563
                        Environmental                 $25,438
                        Escrow:

ONGOING RESERVES:       Real Estate Taxes &
                        Insurance
                        Reserve(1):                 Springing
                        Replacement                       Yes
                        Reserve(2):
                        TI & LC(2):                       Yes
                        Debt Service                      Yes
                        Escrow(3):                        Yes
                        Other(4):

LOCKBOX:                Hard

MEZZANINE:              No

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Philadelphia, PA

YEAR BUILT/RENOVATED:   1927/1996

OCCUPANCY(5):           95%

THE COLLATERAL:         Condominium Unit

FEE OR LEASEHOLD:       Fee

                                                  LEASE
MAJOR TENANTS                 NRSF    % OF NRA  EXPIRATION
-------------                 ----    --------  ----------
First Union National Bank   356,104    56.83%    7/31/10
MMW&R                       120,044    19.16%    7/31/11
PMHCC                        40,978     6.54%     7/31/04

SQUARE FOOTAGE:         626,594

PROPERTY MANAGEMENT:    First States Management Corp.

2000 NET OPERATING
INCOME:                 $4,695,886

UNDERWRITTEN NET CASH
FLOW:                   $6,075,243

APPRAISED VALUE:        $71,200,000

CUT-OFF DATE LTV:       74.2%

ARD LTV:                70.1%

U/W DSCR:               1.25x

--------------------------------------------------------------------------------

(1) After the occurrence of either (i) an Event of Default under the Loan Documents or (ii) the date First Union National Bank (the largest Tenant of the First Union Building Property) receives a credit rating of less than "BBB" by S&P, the First Union Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(2) The First Union Building Borrower is required to escrow $33,333 on a monthly basis ($0.64/SF annually) into a tenant improvement and leasing commission reserve, with an additional one-time payment of $18.00 per square foot in the event First Union National Bank terminates its lease with respect to one or more floors, and $10,451 on a monthly basis ($0.20/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements. In the event that First Union National Bank gives notice of its desire to terminate space at the First Union Building Property, all excess cash flow is trapped into the TI & LC reserve. Such notice is required 12 months prior to the date of termination.

(3) If the debt service coverage ratio for the trailing 12 month period is equal to or less than 1.10x, all excess cash flow in the lockbox account is swept into the Debt Service Escrow Fund until the debt service coverage ratio exceeds 1.10x.

(4) The First Union Building Borrower is required to escrow $34,742 on a monthly basis ($0.67/SF annually), to be used to pay all sums due under an equipment financing arrangement with DukeSolutions.

(5)  Occupancy is based on the September 1, 2000 rent roll.

The First Union Building Loan (Floors 6-29)

     The Loan. The third largest Mortgage Loan (the "FIRST UNION BUILDING LOAN") was originated on September 28, 2000. The First Union Building Loan is secured by a first priority lien encumbering a fee interest in a condominium unit comprising floors 6 through 29 of an office building located in Philadelphia, Pennsylvania (the "FIRST UNION BUILDING PROPERTY").

     The Borrower. The First Union Building Loan was made to First States Partners 123 South Broad II, L.P. (the "FIRST UNION BUILDING BORROWER"), a Delaware limited partnership having a Delaware limited liability company as its sole general partner. The principal of the First Union Building Borrower is Nicholas Schorsch, who is associated with the ownership and management of a real estate portfolio that includes more than 1,000,000 square feet of commercial properties throughout New Jersey and Pennsylvania.

     Certain additional information regarding the First Union Building Loan and the First Union Building Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The First Union Building Property consists of an office building located and known by the street address of 123 South Broad Street, Philadelphia, Pennsylvania. The building, which was constructed in 1927 and renovated in 1996 has a net rentable area of approximately 626,594 square feet. The largest tenant at the First Union Building Property is First Union National Bank, which has a credit rating of "A" by S&P.

     First Union Lease. First Union National Bank ("FUNB") leases approximately 356,104 square feet of the First Union Building Property (approximately 56.83% of NRA and 72% of income) pursuant to a 10-year triple net lease. FUNB currently leases floors B3 through 5 of the First Union Building Property (the "OTHER CONDOMINIUM INTEREST") pursuant to a 20 year triple net lease expiring on January 31, 2020. FUNB has certain termination rights for approximately 150,000 square feet of its lease in year 5 and approximately 216,000 square feet of its lease in year 7. FUNB may only terminate space on a whole floor basis and upon 12 months notice, starting from the top floor down. If FUNB terminates any of its space, it is required to pay a termination fee equal to $18 per square foot which will be deposited into the TI & LC escrow account. In addition, from the date that a termination notice is received by the First Union Building Borrower, all excess cash flow from the First Union Building Property will be deposited into the TI & LC escrow account. Subject to certain occupancy requirements contained in the FUNB lease, the First Union Building Borrower may not lease space to a competitor of FUNB. FUNB has spent an estimated $43,500,000 renovating the First Union Building Property and the Other Condominium Interest since 1996.

     Property Management. The First Union Building Property is managed by First States Management Corp., a Pennsylvania corporation (the "FIRST UNION BUILDING MANAGER") and an affiliate of the First Union Building Borrower, pursuant to a management agreement. The First Union Building Manager may be terminated by the Lender (i) upon an event of default under the First Union Building Loan, (ii) if the DSCR for the First Union Building Loan falls below 1.10x computed once every quarter on a trailing 12 month basis or (iii) in the event of a default by the First Union Building Manager under the management agreement. In the event the First Union Building Borrower terminates the First Union Building Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

--------------------------------------------------------------------------------
                 THE 8000 MARINA BOULEVARD OFFICE BUILDING LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------


PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                        $47,000,000            $46,879,957

ORIGINATION DATE:       December 6, 2000

INTEREST RATE:          7.8800%

AMORTIZATION:           360 months

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          December 6, 2010

BALANCE AT MATURITY:    $41,901,928

BORROWER(1):            7 borrowers, including a limited liability company,
                        a limited partnership, 4 trusts and a husband and wife.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until after the date six months prior to the Maturity
                        Date.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $241

UP-FRONT RESERVES(2):   Security Deposit:           $11,311,221
                        Punchlist Reserve:             $100,000

ONGOING RESERVES:       Real Estate Taxes &
                        Insurance Reserve(3):               Yes
                        Replacement Reserve:                 No
                        TI & LC(4):                         Yes

LOCKBOX:                Modified

MEZZANINE:              No

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Brisbane, CA

YEAR BUILT/RENOVATED:   2000/NA

OCCUPANCY(5):           100%

THE COLLATERAL:         Office building

FEE OR LEASEHOLD:       Fee


                                              LEASE
MAJOR TENANTS           NRSF      % OF NRA  EXPIRATION
-------------           ----      --------  ----------
Intraspect Software     51,473     26.48%     8/31/09
TurboLinux              50,026     25.73%     6/30/08
Collabnet               25,737     13.24%     7/31/07

SQUARE FOOTAGE:         194,399


PROPERTY MANAGEMENT:    Matteson Realty Services, Inc.

2000 NET OPERATING
INCOME:                 $7,277,636

UNDERWRITTEN NET CASH
FLOW:                   $6,689,805

APPRAISED VALUE:        $70,000,000


CUT-OFF DATE LTV:       67.0%

LTV AT MATURITY:        59.9%

U/W DSCR:               1.64x


--------------------------------------------------------------------------------

(1) The current borrowers are required to transfer their ownership interests to a single purpose bankruptcy remote entity with an independent director by January 31, 2002.

(2) Six tenants occupy the 8000 Marina Boulevard Property and have posted letters of credit having an aggregate maximum draw of $11,311,221 in the aggregate as security deposits. In addition, the 8000 Marina Boulevard Borrower escrowed $100,000 at closing pending confirmation of completion of certain punch-list items.

(3) The 8000 Marina Boulevard Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and
     (ii) insurance premiums prior to the expiration of the related insurance policies.

(4) The 8000 Marina Boulevard Borrower is required to escrow $24,750 on a monthly basis ($1.53/SF annually) into a tenant improvement and leasing commission reserve.

(5)  Occupancy is based on the November 1, 2000 rent roll.

The 8000 Marina Boulevard Office Building Loan

     The Loan. The fourth largest Mortgage Loan (the "8000 MARINA BOULEVARD OFFICE BUILDING LOAN") was originated on December 6, 2000. The 8000 Marina Boulevard Office Building Loan is evidenced by a note secured by a first priority deed of trust upon the fee interest in an office building (the "8000 MARINA BOULEVARD PROPERTY") located in Brisbane, California.

     The Borrower. The 8000 Marina Boulevard Office Building Loan was made to seven borrowers as tenants in common (collectively, the "8000 MARINA BOULEVARD BORROWER"), comprised of a limited liability company, a limited partnership, four trusts and a husband and wife. Duncan Matteson is the principal of the limited liability company that comprises a part of the 8000 Marina Boulevard Borrower. Mr. Matteson founded Matteson Investment Corporation in 1978 which owns/manages approximately 29 properties within a 20 mile radius of the 8000 Marina Boulevard Property and has over 35 years of real estate experience in the San Francisco peninsula.

     Required Property Transfer to a Single Owner. The 8000 Marina Boulevard Borrower is required to transfer the 8000 Marina Boulevard Property (the "REQUIRED TRANSFER") on or before January 31, 2002 to a "REPLACEMENT Borrower" which must be a single purpose, bankruptcy remote entity. One of the tenant in common entities at the loan closing, Sierra Point Investors, LLC, was structured as a single purpose, bankruptcy remote entity (including a manager entity with an independent director); provided such entity and its manager entity are in place at the time of the Required Transfer and meets the conditions of the loan documents, such entity may be the Replacement Borrower.

     Certain additional information on the 8000 Marina Boulevard Office Building Loan and the 8000 Marina Boulevard Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The 8000 Marina Boulevard Property consists of an eight-story office building located in Brisbane, California. The 8000 Marina Boulevard Property, which was constructed in 2000, has a net rentable area of approximately 194,399 square feet. Amenities include a high end contemporary configuration with views of San Francisco Bay, two lobbies, reception areas and conference rooms in every suite, and an on site parking garage. Six tenants occupy the building and have posted letters of credit as security deposits in the amount of $11,311,221. The depositor is aware that one of the tenants at the 8000 Marina Boulevard Property, which leases approximately 8.8% of such property's NRA, has not paid its rent payment that was due April 1, 2001. Such tenant posted a letter of credit in the amount of $770,000 as security for payment of rent under its lease.

     Property Management. The 8000 Marina Boulevard Property is managed by Matteson Realty Services, Inc. (the "8000 MARINA BOULEVARD MANAGER"), an affiliate of the Sierra Point Investors, LLC, one of the 8000 Marina Boulevard Borrowers, pursuant to a management agreement. The 8000 Marina Boulevard Manager may be terminated at the Lender's direction (i) upon an event of default under the 8000 Marina Boulevard Office Building Loan, (ii) in the event of a default by the 8000 Marina Boulevard Manager under the management agreement, (iii) if an operations shortfall exists, or (iv) if there is a change in control (50% or more) of the ownership of the 8000 Marina Boulevard Manager. In the event the 8000 Marina Boulevard Borrower terminates the 8000 Marina Boulevard Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

     Environmental Association. The 8000 Marina Boulevard Property (together with other adjoining parcels) was a former landfill and the 8000 Marina Boulevard Property, together with other parcels adjoining and in the surrounding area, are the subject of an order of the California Regional Water Quality Control Board ("RWQCB") which requires ongoing monitoring for various purposes and periodic (semi-annual) reporting to the RWQCB. The 8000 Marina Boulevard Property, together with others covered by the order, is subject to a Declaration which created an association for the purpose of complying, and coordinating compliance, with the requirements of the RWQCB order (the "ASSOCIATION"). The Association is carrying for the benefit of its members (owners are members) a $50 million environmental insurance policy relating to the former status of the property as a landfill; the Lender has been named as an additional insured under endorsement to that policy. In addition, in its acquisition of the 8000 Marina Boulevard Property, the 8000 Marina Boulevard Borrower was assigned an existing additional environmental insurance policy of approximately $22.5 million carried by the seller of the property; similarly, the Lender has been named as an additional insured under endorsement to that policy.

--------------------------------------------------------------------------------
                             THE CNN BUILDING LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $46,000,000         $45,905,833

ORIGINATION DATE:       December 15, 2000

INTEREST RATE:          7.9500%

AMORTIZATION:           360 months

ARD:                    January 11, 2011

ARD BALANCE:            $41,071,625

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        9.9500% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          January 11, 2031

BORROWER (SPECIAL       Rosche/820 First Street, N.E., L.L.C., a special purpose
PURPOSE ENTITY):        entity, the board of which contains one independent
                        director; a non-consolidation opinion was obtained in connection with origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until thirty days prior to the ARD.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $157

UP-FRONT RESERVES(1):   TI & LC:                     $1,146,226

ONGOING RESERVES:       Real Estate Taxes &
                        Insurance Reserve(2):               Yes
                        Replacement Reserve(3):             Yes
                        TI & LC(3):                         Yes

LOCKBOX:                Hard

MEZZANINE:              No

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

LOCATION:                   Washington, DC

YEAR BUILT/RENOVATED:       1990/NA

OCCUPANCY (4):              99%

THE COLLATERAL:             One office building

FEE OR LEASEHOLD:           Fee


                                                  LEASE
MAJOR TENANTS                NRSF    % OF NRA   EXPIRATION
-------------                ----    --------   ----------
CNN America                 84,661    28.97%     12/31/10
GSA-IRS                     46,829    16.03%      3/17/03
GSA-HUD                     35,853    12.27%      3/10/06

SQUARE FOOTAGE:             292,211

PROPERTY MANAGEMENT:        Union Center Plaza Management
                            Corp.

2000 NET OPERATING INCOME:  $5,953,519

UNDERWRITTEN NET CASH FLOW: $5,516,542

APPRAISED VALUE:            $62,000,000

CUT-OFF DATE LTV:           74.0%

ARD LTV:                    66.2%

U/W DSCR:                   1.37x

--------------------------------------------------------------------------------

(1) The CNN Building Borrower escrowed $1,146,226 at origination to be used in connection with potential rollover associated with the GSA-GAO and the GSA-IRS.

(2) The CNN Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(3) The CNN Building Borrower is required to escrow $6,122 on a monthly basis ($0.25/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements and $33,647 on a monthly basis ($1.38/SF annually) into a tenant improvement and leasing commission reserve.

(4)  Occupancy is based on the January 1, 2001 rent roll.

The CNN Building Loan

     The Loan. The fifth largest Mortgage Loan (the "CNN BUILDING LOAN") was originated on December 15, 2000. The CNN Building Loan is secured by a first priority deed of trust encumbering an eleven-story building in Washington, D.C. (the "CNN BUILDING PROPERTY").

     The Borrower. The CNN Building Loan was made to Rosche/820 First Street, N.E., L.L.C., a Delaware limited liability company (the "CNN BUILDING BORROWER"). The sponsor of the CNN Building Borrower is Rosche Finanz which has raised over $100 million in investor capital and owns 23 properties for a total of 3.1 million square feet of commercial real estate.

     Certain additional information on the CNN Building Loan and the CNN Building Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The CNN Building Property is an eleven-story office building located at CNN Building, N.E. in Washington, D.C., which was constructed in 1990 and has a net rentable area of approximately 292,211 square feet. The CNN Building Property is 99% occupied by 18 tenants.

     Property Management. The CNN Building Property is managed by Union Center Plaza Management Corp., Inc. ("CNN BUILDING MANAGER"), an affiliate of the CNN Building Borrower, pursuant to a management agreement with the CNN Building Borrower. If (i) the CNN Building Borrower fails to provide evidence of a debt service coverage ratio of 1.05x or greater to the Lender within 45 days of the end of each calendar quarter, (ii) an event of default occurs under any of the Loan Documents or (iii) an event of default by the CNN Building Manager occurs under the management agreement, then the Lender may replace the CNN Building Manager with a new property manager meeting certain requirements regarding subordination of management fees and other termination events.

     Payment Guaranty. Samuel G. Rose and Stewart J. Greenebaum, principals of the CNN Building Borrower, have provided a so-called "bottom guaranty" of payment with respect to the CNN Building Loan. The Lender is required to first institute suit or otherwise enforce its rights against the CNN Building Borrower or any other liable parties including against any pledged collateral before going after the principals. The payment guaranty is limited to the principal amounts payable under the CNN Building Loan, but in no event greater than $17,600,000.00. Also, each guarantor is only liable up to $8,800,000.00 and is not liable after the maturity date of the CNN Building Loan.

     Purchase Option. CNN America, Inc., a major tenant of CNN Building Property and a subsidiary of Time Warner Communications, which has a credit rating of "BBB" by S&P, has a right of first refusal to purchase the CNN Building Property, which is subordinate to the CNN Building Loan.

--------------------------------------------------------------------------------
                            THE GLENDALE CENTER LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $37,000,000         $37,000,000

ORIGINATION DATE:       December 12, 2000

INTEREST RATE:          7.2000%

AMORTIZATION:           Interest Only for first 30 months; 305-month
                        amortization schedule commencing on August 11, 2003

ARD:                    January 11, 2011

ARD BALANCE:            $32,307,188

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        9.2000% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          July 11, 2028

BORROWER (SPECIAL
PURPOSE ENTITY):        Maguire Partners - 611 N. Brand LLC, a single-member
                        Delaware limited liability company which is a special purpose entity, with a springing member and an independent member; a non-consolidation opinion was obtained in connection with the origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until two months prior to the ARD.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $98

UP-FRONT                Engineering
RESERVES(1)(2):         Escrow:                       $38,750
                        Time Warner
                        Escrow Fund:               $1,184,925

ONGOING RESERVES:       Real Estate Taxes
                        & Insurance                       Yes
                        Reserve(3):
                        Replacement
                        Reserve(4):                 Springing
                        TI & LC(4):                 Springing

LOCKBOX:                Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Glendale, CA

YEAR BUILT/RENOVATED:   1973/1997

OCCUPANCY(5):           97%

THE COLLATERAL:         Office building

FEE OR LEASEHOLD:       Fee
                                                 LEASE
MAJOR TENANTS           NRSF      % OF NRA     EXPIRATION
-------------           ----      --------     ----------
Disney                  156,215    41.50%        6/30/11
Bank of America         136,030    36.14%        4/30/13
AOL / Time Warner       70,134     18.63%        4/30/06

SQUARE FOOTAGE:         376,396

PROPERTY MANAGEMENT:    Maguire Thomas Partners-Glendale, LLC

2000 NET OPERATING
INCOME:                 $6,845,141

UNDERWRITTEN NET CASH
FLOW:                   $8,625,171

APPRAISED VALUE:        $96,000,000

CUT-OFF DATE LTV:       38.5%

ARD LTV:                33.7%

U/W DSCR:               2.72x

--------------------------------------------------------------------------------

(1) The up-front Engineering Escrow reserve represents 125% of the engineering estimate for immediate repair costs.

(2) The escrow amount is free rent carryover from the Glendale Center Borrower's predecessor, which will be used by May 1, 2001.

(3) The Glendale Center Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(4) The Glendale Center Borrower is required to escrow $24,969 on a monthly basis ($0.80/SF annually) into a tenant improvement and leasing commission reserve and $6,271 on a monthly basis ($0.20/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements. If no Event of Default exists, these escrows are waived.

(5)  Occupancy is based on the October 31, 2000 rent roll.

THE GLENDALE CENTER LOAN

     The Loan. The sixth largest Mortgage Loan (the "GLENDALE CENTER LOAN") was originated on December 12, 2000. The Glendale Center Loan is secured by a first priority lien encumbering a fee interest in an office building located in Glendale, California (the "GLENDALE CENTER PROPERTY").

     The Borrower. The Glendale Center Loan was made to Maguire Partners - 611
N. Brand LLC, a Delaware limited liability company (the "GLENDALE CENTER BORROWER"). The principals of the Glendale Center Borrower are Bank of America Real Estate Services, Inc. (an affiliate of Bank of America) and Maguire Partners (collectively, the "GLENDALE CENTER PRINCIPAL"). Bank of America is one of the world's largest financial institutions with over $671 billion in assets and a market capitalization of $64.6 billion. Bank of America's operations include consumer and commercial banking, global corporate and investment banking, and principal investing and asset management. An affiliate of Bank of America occupies approximately 36% of the building. Maguire Partners is a full-service real estate company that oversees real estate operations from development to financing, leasing and asset and property management and specializes in the development of corporate headquarters facilities and major mixed-use projects. Maguire Partners is recognized as one of the leading real estate developers, leasing agents and property managers in Southern California and its portfolio currently includes more than 15 million square feet of office, hotel, retail and residential properties.

     Certain additional information regarding the Glendale Center Loan and the Glendale Center Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Glendale Center Property consists of a 14-story office building located at 611 North Brand Boulevard, Glendale, California. The shopping center, which was constructed in 1973, has a net rentable area of approximately 376,396 square foot office building and was extensively renovated in 1997 and is occupied by three tenants at below market rents. The collateral also includes on adjacent six-level parking structure containing 1,249 spaces and a 12,110 square foot separate retail branch building.

     The Glendale Center Borrower is permitted under the applicable loan documents, and is expected, to ground lease certain undeveloped air-rights (the "GLENDALE RELEASE PARCEL") over the existing parking structure serving the Glendale Center Property to an affiliate of Maguire Partners (the "MAGUIRE AFFILIATE") for the development by the Maguire Affiliate of an office tower. The Maguire Affiliate would expand the existing parking structure to provide sufficient parking to serve both the Glendale Center Property and the new office tower. The Glendale Center Borrower intends to separate the Glendale Center Property into three tax parcels, whereupon the Glendale Release Parcel would be released from the lien of the related mortgage, the ground lease would be terminated and the Glendale Center Borrower would transfer the Glendale Release Parcel to the Maguire Affiliate. Thereafter, the expanded parking structure would be owned by the Glendale Center Borrower and the Maguire Affiliate as tenants-in-common. The Glendale Release Parcel was not part of the property considered in the appraisal or the underwriting of the Glendale Center Loan.

     Property Management. The Glendale Center Property is managed by Maguire Thomas Partners - Glendale, LLC, a California limited partnership (the "GLENDALE CENTER MANAGER"), an affiliate of the Glendale Center Borrower, pursuant to a management agreement. The Glendale Center Manager may be terminated by the lender (i) upon an event of default under the Glendale Center Loan, (ii) if the DSCR for the Glendale Center Loan falls below 1.20x computed once every quarter or (iii) in the event of a default by the Glendale Center Manager under the management agreement. In the event the Glendale Center Borrower terminates the Glendale Center Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

--------------------------------------------------------------------------------
                        THE CHELSEA RIDGE APARTMENTS LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $36,250,000         $36,162,943

ORIGINATION DATE:       December 26, 2000

INTEREST RATE:          7.1500%

AMORTIZATION:           360 months

ARD:                    January 11, 2011

ARD BALANCE:            $31,727,382

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        9.1500% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          January 11, 2031

BORROWER (SPECIAL
PURPOSE ENTITY):        AIMCO Chelsea Ridge, LLC, a single purpose Delaware
                        limited liability company with a single member, single purpose Delaware limited liability company as managing member with a springing member and an independent member.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until 5 months prior to the ARD.

CUT-OFF DATE
LOAN PER UNIT:          $43,309

UP-FRONT RESERVES:      Environmental
                        Escrow:                       $41,250

ONGOING RESERVES:       Real Estate Taxes
                        & Insurance                        No
                        Reserve:
                        Replacement
                        Reserve(1):                 Springing
                        TI & LC:                           No


LOCKBOX:                Springing-Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Multifamily

LOCATION:               Wappingers Falls, NY

YEAR BUILT/RENOVATED:   1966/1978

OCCUPANCY(3):           100%

THE COLLATERAL:         Multifamily complex

FEE OR LEASEHOLD:       Fee

UNITS:                  835

PROPERTY MANAGEMENT:    AIMCO Properties, LP

2000 NET OPERATING
INCOME:                 $4,022,112

UNDERWRITTEN NET CASH
FLOW:                   $4,193,997

APPRAISED VALUE:        $50,300,000

CUT-OFF DATE LTV:       71.9%

ARD LTV:                63.1%

U/W DSCR                1.43x

--------------------------------------------------------------------------------

(1) The Chelsea Ridge Borrower is required to escrow $20,875 on a monthly basis ($300/unit annually) into a replacement reserve escrow fund for ongoing repairs and replacements; provided, such requirement is waived until the earlier to occur of (i) two months prior to the Anticipated Repayment Date,
     (ii) an Event of Default, (iii) a default under the property management agreement and (iv) AIMCO Properties, LP's long-term senior unsecured debt rating falls below "BB" as determined by S&P and the debt service coverage ratio is less than 1.10x.

(2)  Occupancy is based on the December 19, 2000 rent roll.

THE CHELSEA RIDGE APARTMENTS LOAN

     The Loan. The seventh largest Mortgage Loan (the "CHELSEA RIDGE LOAN") was originated on December 26, 2000. The Chelsea Ridge Loan is secured by a first priority lien encumbering a fee interest in certain land located in Wappingers Falls, New York (the "CHELSEA RIDGE PROPERTY").

     The Borrower. The Chelsea Ridge Loan was made to AIMCO Chelsea Ridge, LLC, a Delaware limited liability company (the "CHELSEA RIDGE BORROWER"). The principal of the Chelsea Ridge Borrower is Apartment Investment and Management Company, a Maryland REIT (the "CHELSEA RIDGE PRINCIPAL"). The Chelsea Ridge Principal is the largest operator of multifamily properties in the nation and has total assets of approximately $8 billion with a market capitalization of approximately $3.13 billion.

     Certain additional information regarding the Chelsea Ridge Loan and the Chelsea Ridge Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Chelsea Ridge Property consists of a multifamily complex located in Wappingers Falls, Dutchess County, New York. The complex, which was constructed in 1966 and renovated in 1978, consists of 835 apartment units.

     Property Management. The Chelsea Ridge Property is managed by AIMCO Properties, LP, the operating partnership of the Chelsea Ridge Principal (the "CHELSEA RIDGE MANAGER"), pursuant to a management agreement. The Chelsea Ridge Manager may be terminated by the Lender (i) upon an event of default under the Chelsea Ridge Loan or (ii) in the event of a default by the Chelsea Ridge Manager under the management agreement. In the event the Chelsea Ridge Borrower terminates the Chelsea Ridge Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

     Environmental Guaranty. A Phase I environmental assessment conducted on the Chelsea Ridge Property discovered that the water supply at the Chelsea Ridge Property is tested on a monthly basis due to the levels of iron and manganese above drinking water standards. The Chelsea Ridge Borrower is working with local authorities to remedy the contamination. The Chelsea Ridge Borrower is required to reserve different set amounts depending upon the remedy that is recommended or required by local authorities representing 125% of the cost estimated by the engineer and the Chelsea Ridge Principal has guaranteed this obligation.

     Renovation Guaranty. The Chelsea Ridge Principal has guaranteed the obligation of the Chelsea Ridge Borrower to complete certain renovations to the Chelsea Ridge Property identified as necessary by a licensed engineer as well as the payment of all costs and expenses associated with the completion of such repairs. The total renovation costs are approximately $1,300,000.

--------------------------------------------------------------------------------
                             THE 2001 YORK ROAD LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $31,000,000         $31,000,000

ORIGINATION DATE:       December 21, 2000

INTEREST RATE:          7.6500%

AMORTIZATION:           Interest Only for the first 12 months; 360-month
                        amortization schedule commencing on February 1, 2002

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          January 6, 2011

BALANCE AT MATURITY:    $27,967,440

BORROWER (SPECIAL       Buck 2001, L.L.C., the managing member of which is a
PURPOSE ENTITY):        special purpose entity, the board of which contains an
                        independent director; a non-consolidation opinion was obtained in connection with origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until after the date six months prior to the Maturity
                        Date.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $168

UP-FRONT RESERVES(1):   Letter of Credit:        $450,000

ONGOING RESERVES:       Real Estate Taxes
                        & Insurance               Yes
                        Reserve(2):
                        Replacement
                        Reserve(3):            Springing
                        TI & LC(4):            Springing

LOCKBOX:                Modified

MEZZANINE:              No

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

LOCATION:               Oak Brook, IL

YEAR BUILT/RENOVATED:   2000/NA

OCCUPANCY(5):           97%

THE COLLATERAL:         One office building

FEE OR LEASEHOLD:       Fee

                                              LEASE
MAJOR TENANTS             NRSF    % OF NRA  EXPIRATION
-------------             ----    --------  ----------
TCI Great Lakes,        134,132    72.89%    4/30/12
Inc.(6)
P&O NedLloyd Limited     29,736    16.16%    3/31/10
Prism Communications(7)   7,290     3.96%    1/31/10

SQUARE FOOTAGE:         184,017

PROPERTY MANAGEMENT:    Buck Management Group LLC

2000 NET OPERATING
INCOME:                 $3,276,353

UNDERWRITTEN NET CASH
FLOW:                   $3,427,539

APPRAISED VALUE:        $40,000,000

CUT-OFF DATE LTV:       77.5%

LTV AT MATURITY:        69.9%

U/W DSCR(8):            1.30x

--------------------------------------------------------------------------------

(1) A $450,000 letter of credit was provided to cover potential expenses associated with an access road and for potential maintenance of the adjoining parking lot.

(2) The 2001 York Road Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(3) Starting in month 37, $2,300 on a monthly basis will be collected and capped at $55,200.

(4) In the last two years of the 2001 York Road Loan, all Excess Cash Flow will be swept to address TCI great Lakes, Inc. lease rollover, which is projected to be $25 per square foot.

(5)  Occupancy is based on the February 1, 2001 rent roll.

(6) TCI is a wholly owned subsidiary of AT&T, which has a credit rating of "A2" by Moody's and "A-1" by Fitch.

(7) The Prism space is currently unoccupied; however, Comdisco, which has a credit rating of "BBB" by S&P, has guaranteed the obligation.

(8) U/W DSCR is based upon amortizing principal and interest payments.

THE 2001 YORK ROAD LOAN

     The Loan. The eighth largest Mortgage Loan (the "2001 YORK ROAD LOAN") was originated by the Mortgage Loan Seller on December 21, 2000. The 2001 York Road Loan is secured by a first priority lien encumbering (i) a fee simple interest in certain land improved with an office building located in Oak Brook, DuPage County, Illinois, and (ii) easement and related rights over 2 adjoining tracts including parking facilities (collectively, the "2001 YORK ROAD PROPERTY").

     The Borrower. The 2001 York Road Loan was made to Buck 2001, L.L.C., an Illinois limited liability company (the "2001 YORK ROAD BORROWER"). The principal of the 2001 York Road Borrower is John A. Buck, II (the "2001 YORK ROAD PRINCIPAL"). Affiliates of the 2001 York Road Principal have developed additional office properties in the Oak Brook, Illinois area. John A. Buck, II has an estimated net worth in excess of $50,000,000 and has been associated with the ownership and management of real estate properties for the past 18 years.

     Certain additional information regarding the 2001 York Road Loan and the 2001 York Road Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The 2001 York Road Property consists of a five-story office building located at 2001 York Road, Oak Brook, DuPage County, Illinois. The 2001 York Road Property contains approximately 184,017 square feet of rentable area, located on approximately 2.8793 acres of land. In addition, the 2001 York Road Property is entitled to the use of adjacent parking garage and parking surface lots owned by affiliates of the 2001 York Road Principal by virtue of permanent, non-exclusive easements granted by a Declaration and Agreement of Covenants, Conditions, Reciprocal Rights and Easements of record in the Official Public Records of DuPage County, Illinois. Such easements rights are included in the collateral securing the 2001 York Road Loan.

     Property Management. The 2001 York Road Property is managed by Buck Management Group LLC, an Illinois limited liability company (the "2001 YORK ROAD MANAGER") and an affiliate of the 2001 York Road Borrower, pursuant to a management agreement. The management agreement has a term of 5 years from the date of the acquisition of the 2001 York Road Property by the 2001 York Road Borrower, and is terminable thereafter by either party with 30 days prior notice. In addition, the owner of the 2001 York Road Property may terminate the management agreement with 30 days prior notice with or without cause. The management agreement will automatically terminate upon the sale of the 2001 York Road Property. In the event the 2001 York Road Borrower terminates the 2001 York Road Manager, it is required to select a replacement manager subject to the reasonable approval of the lender.

--------------------------------------------------------------------------------
                     THE BELCREST REALTY HD1 PORTFOLIO LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------



PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $28,992,611         $28,812,115

ORIGINATION DATE:       March 17, 2000

INTEREST RATE:          8.5600%

AMORTIZATION:           360 months

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          April 1, 2010

BALANCE AT MATURITY:    $26,265,154

BORROWER (SPECIAL       Alliance GD HD 1 Limited Partnership, a special
PURPOSE ENTITY):        purpose entity, the special purpose general partner of
                        which contains one independent director; a non-consolidation opinion was obtained in connection with origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until after the date six months prior to the Maturity
                        Date.

CUT-OFF DATE
LOAN PER UNIT:          $32,121

UP-FRONT RESERVES:      Engineering Reserve:           $116,875

ONGOING RESERVES:       Real Estate Taxes &
                        Insurance Reserve(1):               Yes
                        Replacement Reserve(2):             Yes
                        TI & LC:                             No

LOCKBOX:                Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------


SINGLE ASSET/PORTFOLIO: Portfolio

PROPERTY TYPE:          Multifamily

LOCATION:
    Colony of Stone Mountain Apartments       Stone Mountain, GA
    Cedarbrook Apartments                     Dallas, TX
    Orange Orlando Apartments                 Orlando, FL
    River Road Terrace Apartments             Ettrick, VA

YEAR BUILT/RENOVATED:
    Colony of Stone Mountain Apartments       1969/1999
    Cedarbrook Apartments                     1986/1999
    Orange Orlando Apartments                 1973/1999
    River Road Terrace Apartments             1974/1998

UNITS:
    Colony of Stone Mountain Apartments       404
    Cedarbrook Apartments                     200
    Orange Orlando Apartments                 165
    River Road Terrace Apartments             128

OCCUPANCY (3):
    Colony of Stone Mountain Apartments       83%
    Cedarbrook Apartments                     96%
    Orange Orlando Apartments                 95%
    River Road Terrace Apartments             96%

THE COLLATERAL:         Four apartment complexes

FEE OR LEASEHOLD:       Fee

UNITS:                  897

PROPERTY MANAGEMENT:    Alliance Residential Management, L.L.C.

2000 NET OPERATING
INCOME:                 $3,724,605

UNDERWRITTEN NET CASH
FLOW:                   $3,294,017

APPRAISED VALUE:        $37,700,000

CUT-OFF DATE LTV:       76.4%

LTV AT MATURITY:        69.7%

U/W DSCR:               1.22x

--------------------------------------------------------------------------------

(1) The Belcrest Realty Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(2) The Belcrest Realty Borrower is required to escrow $18,688 on a monthly basis ($250/unit annually) into a replacement reserve escrow fund for ongoing repairs and replacements.

(3) Occupancy is based on the rent rolls of February 5, 2001, December 22, 2000, December 22, 2000 and December 22, 2000, respectively.

THE BELCREST REALTY HD1 PORTFOLIO LOAN

     The Loan. The ninth largest Mortgage Loan (the "BELCREST REALTY LOAN") was originated on March 17, 2000. The Belcrest Realty Loan is secured by a mortgage encumbering four multifamily rental properties in four different states (collectively, the "BELCREST REALTY PROPERTY").

     The Borrower. The Belcrest Realty Loan was made to Alliance GD HD 1 Limited Partnership, a Delaware limited partnership (the "BELCREST REALTY BORROWER"). The Belcrest Realty Borrower is owned by an affiliate of Alliance Holdings, LLC and Eaton Vance Corp. Alliance Holdings, LLC, a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida. Eaton Vance Corp. manages more than $42 billion in assets in over 70 mutual funds as well as managing individual and institutional accounts for retirement plans, pension funds and endowments.

     Certain additional information regarding the Belcrest Realty Loan and the Belcrest Realty Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. Certain information regarding the Belcrest Realty Property is set forth in the following table:

--------------------------------------------------------------------------------------------------------------------------
                                          ALLOCATED                      OWNERSHIP    YEAR BUILT/
        PROPERTY             LOCATION    LOAN AMOUNT    PROPERTY TYPE    INTEREST      RENOVATED    OCCUPANCY      UNITS
--------------------------------------------------------------------------------------------------------------------------
Colony of Stone Mountain      Stone       $14,935,896    Multifamily        Fee        1969/1999       83%          404
Apartments                 Mountain, GA
Cedarbrook Apartments       Dallas, TX     $5,670,202    Multifamily        Fee        1986/1999       96%          200
 Orange Orlando            Orlando, FL     $4,579,105    Multifamily        Fee        1973/1999       95%          165
 Apartments
 River Road Terrace        Ettrick, VA     $3,626,913    Multifamily        Fee        1974/1998       96%          128
 Apartments
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                           $28,812,115                                                   90%         897
--------------------------------------------------------------------------------------------------------------------------

     Property Management. The Belcrest Realty Properties are each subject to a property management agreement between the Belcrest Realty Borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower (the "BELCREST REALTY MANAGER"). If, within 45 days of the end of each calendar quarter, the Belcrest Realty Borrower does not provide evidence that it achieved a debt service coverage ratio of 1.10x on a trailing 12 month basis, then the Belcrest Realty Borrower may be required by the Lender to replace the Belcrest Realty Manager with a new property manager meeting certain requirements regarding subordination of management fees and other termination events.

--------------------------------------------------------------------------------
                             MAGIC VALLEY MALL LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE
                        ------------------  -----------------
                           $24,400,000         $24,299,334

ORIGINATION DATE:       August 16, 2000

INTEREST RATE:          8.2100%

AMORTIZATION:           360 months

ARD:                    September 11, 2010

ARD BALANCE:            $21,921,764

HYPERAMORTIZATION:      After the ARD, the interest rate increases by 2% to
                        10.2100% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

MATURITY DATE:          September 11, 2030

BORROWER (SPECIAL
PURPOSE ENTITY):        Magic Valley Partners, L.P., a Delaware limited
                        partnership; an independent director is in place; a non-consolidation opinion was obtained in connection with the origination.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until three months prior to the ARD.

CUT-OFF DATE
LOAN PER SQUARE FOOT:   $66

UP-FRONT RESERVES(1):   Engineering                    $5,875
                        Escrow:
                        Environmental
                        Escrow:                          $438
                        TI & LC Escrow:              $609,000

ONGOING RESERVES:       Real Estate Taxes                 Yes
                        & Insurance
                        Reserve(2):
                        Replacement                       Yes
                        Reserve(3):
                        TI & LC(3):                 Springing
                        Debt Service
                        Escrow(3):                  Springing


LOCKBOX:                Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Retail

LOCATION:               Twin Falls, ID

YEAR BUILT/RENOVATED:   1985/1997

OCCUPANCY(4):           94%

THE COLLATERAL:         Regional mall

FEE OR LEASEHOLD:       Fee

                                                  LEASE
MAJOR TENANTS           NRSF      % OF NRA      EXPIRATION
-------------           ----      --------      ----------
Sears, Roebuck & Co.    67,671     18.37%         8/1/09
The Bon, Inc.           60,340     16.38%        1/29/08
J.C. Penney Co., Inc.   49,246     13.37%        10/31/06

SQUARE FOOTAGE:         368,325

PROPERTY MANAGEMENT:    Jones Lang LaSalle Americas, Inc.

2000 NET OPERATING
INCOME:                 $3,082,285

UNDERWRITTEN NET CASH
FLOW:                   $2,854,794

APPRAISED VALUE:        $33,500,000

CUT-OFF DATE LTV:       72.5%

ARD LTV:                65.4%

U/W DSCR:               1.30x
--------------------------------------------------------------------------------

(1) At origination, the Magic Valley Mall Borrower escrowed funds for leasing costs associated with non-anchor space at the Magic Valley Mall Property. The Magic Valley Mall Borrower also escrowed 125% of the estimated cost of the engineer's recommended deferred maintenance and environmental maintenance.

(2) The Magic Valley Mall Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration thereof.

(3) The Magic Valley Mall Borrower is required to escrow $4,606 on a monthly basis ($0.15/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements. In the event that J.C. Penney Co., Inc., The Bon, Inc. or Sears, Roebuck & Co. fails to renew its lease for a term of at least five years, then all excess cash flow is deposited into the tenant improvement and leasing commissions reserve and is designated to pay for retenanting that tenant's space, up to a maximum amount set forth in the loan documents. If the debt service coverage ratio for the trailing 12 month period is equal to or less than 1.10x, all excess cash flow in the lockbox account is swept into the Debt Service Escrow Fund until the debt service coverage ratio exceeds 1.10x for two consecutive quarters.

(4)  Occupancy is based on the September 30, 2000 rent roll.

MAGIC VALLEY MALL LOAN

     The Loan. The tenth largest Mortgage Loan (the "MAGIC VALLEY MALL LOAN") was originated on August 16, 2000. The Magic Valley Mall Loan is secured by a first priority lien encumbering a fee interest in certain land located in Twin Falls, Idaho (the "MAGIC VALLEY MALL PROPERTY").

     The Borrower. The Magic Valley Mall Loan was made to Magic Valley Partners, L.P. (the "MAGIC VALLEY MALL BORROWER"), a Delaware limited partnership. The principal of the Magic Valley Mall Borrower is Gregory Greenfield & Associates, Ltd. (the "MAGIC VALLEY MALL PRINCIPAL"). The Magic Valley Mall Principal is a real estate investment, leasing and development company with a specific focus on and expertise in retail properties. All of the principals of the Magic Valley Mall Principal, each of which is active in the everyday operations, were senior officers of Compass Retail, Inc., which was formerly one of the nation's leading regional mall management, leasing and development organizations. The principals of the Magic Valley Mall Principal collectively have the experience and expertise of managing and leasing more than 41,000,000 square feet of retail space.

     Certain additional information regarding the Magic Valley Mall Loan and the Magic Valley Mall Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Magic Valley Mall Property consists of a retail mall located in Twin Falls, Idaho. The shopping center, which was constructed in 1985 and renovated in 1997 has a net rentable area of approximately 368,325 square feet.

     Property Management. The Magic Valley Mall Property is managed by Jones Lang LaSalle Americas, Inc. (the "MAGIC VALLEY MALL MANAGER"), an affiliate of Jones Lang LaSalle, pursuant to a management agreement. Jones Lang LaSalle is one of the world's leading real estate services and investment firms, operating across 96 key markets in 34 countries on five continents. The Magic Valley Mall Manager may be terminated upon an event of default under the Magic Valley Mall Loan or in the event of a default by the Magic Valley Mall Manager under the management agreement.

ENVIRONMENTAL MATTERS

     The information set forth in this Prospectus Supplement is based on information contained in the environmental assessments described under "Description of the Mortgage Loans--Originator Underwriting Standards."

     Environmental Insurance. The Mortgaged Properties securing (i) the Purchased Small Balance Loans and (ii) the Small Balance Loans, the 3175 Professional Building Loan and the 9666 Building Loan will, in each case, be covered by a separate blanket Secured Creditor Impaired Property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under its Mortgage Loan and adverse environmental conditions exist at levels above legal limits on the related Mortgaged Property, the insurer will indemnify the Trust Fund for the outstanding principal balance of the subject Mortgage Loan on the date of the default, which is defined by the policy as principal and accrued interest, from the date of notice to the insurer until the date that the outstanding principal balance is paid;

          2. if the Trust Fund becomes legally obligated to pay as a result of a claim first made against the Trust Fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a Mortgaged Property, the insurer will defend against and pay that claim; and

          3. if the Trust Fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired Mortgaged Property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the Secured Creditor Impaired Property policies described above requires that the appropriate party associated with the Trust Fund report a claim as soon as possible during the term of the policy. Each of these policies pays for unreimbursed Advances. In addition to other excluded matters, the Small Balance Loan policy does not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the Secured Creditor Impaired Property policies described above, has been or, as of the date of initial issuance of the Offered Certificates, will have been paid in full. The insurer under each of those policies is American International Group, Inc. ("AIG") or one of its member companies. AIG currently has a "AAA" rating by S&P and "AAA" by Fitch.

     The Mortgaged Property securing the Brentwood Shopping Center loan, which represents 0.6% of the Initial Pool Balance, is located in Denver, Colorado. The Lender has purchased a Secured Creditor Impaired Property policy in the amount of $8,750,000 (approximately 125% of initial loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the Lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for 15 years and has no deductible. The insurance company is Commerce and Industry Insurance Company ("CIIC"), which has a rating of "AAA" by Moody's, S&P and Fitch.

     The Mortgaged Property securing the Carrollwood Crossing loan, which represents 0.6% of the Initial Pool Balance, is located in Tampa, Florida. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $7,625,000 (125% of initial loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for 15 years and has no deductible. The insurance company is CIIC.

     The Mortgaged Property securing the SPD Technologies Building loan, which represents 0.5% of the Initial Pool Balance, is located in Philadelphia, Pennsylvania. The lender has purchased a Secured Creditor Impaired Property policy in the amount of $7,000,000 (125% of initial loan amount) with respect to that property. In the event of a default by the borrower and the existence of an environmental condition, the policy covers the outstanding loan balance, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to bodily injury, property damage or environmental cleanup costs, also subject to the policy's definitions, terms and conditions. The policy is for 15 years, is renewable subject to terms and conditions, and has no deductible. The insurance company is CIIC.

     The Mortgaged Property securing the 8000 Marina Boulevard Office Building Loan, which represents 4.3% of the Initial Pool Balance, is located in Brisbane, California. The 8000 Marina Boulevard Property is subject to primary and secondary environmental insurance policies underwritten by AIG and Willis Corroon, respectively. The 8000 Marina Boulevard Property (together with other adjoining parcels) was a former landfill and the 8000 Marina Boulevard Property, together with other parcels adjoining and in the surrounding area, are the subject of an order of the RWQCB which requires ongoing monitoring for various purposes and periodic (semi-annual) reporting to the RWQCB. The 8000 Marina Boulevard Property, together with others covered by the order, is subject to a Declaration which created the Association. The AIG policy is a claims-made and reported policy and is in the amount of $50,000,000 (106.4% of initial loan amount) with respect to the Association. The policy covers environmental clean-up costs required by a governmental entity, subject to the policy's definitions, terms and conditions. The policy also covers claims with respect to third party injury and property damage, also subject to the policy's definitions, terms and conditions. The policy is for 10 years and has a $100,000 deductible for each loss. There is also a deductible in the amount of $415,000 for claims related to certain ammonia pollution conditions existing before December 30, 1997. AIG is rated "AAA" by Fitch and S&P. The Willis Corroon policy is a claims-made and reported policy and is in the amount of $22,500,000 (47.9% of initial loan amount) with respect to that property. The policy covers environmental clean-up costs required by a governmental entity, subject to the policy's definitions, terms and conditions. The policy also covers claims made against the lender with respect to third party injury and property damage, also subject to the policy's definitions, terms and conditions. The policy expires on December 30, 2007 and has a $100,000 deductible for each loss and a $500,000 aggregate deductible. There is also a deductible in the amount of $415,000 for claims related to certain ammonia pollution conditions existing before December 30, 1997. Willis Corroon is rated "Ba3" by Moody's and "B+" by S&P.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     General. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Exhibit A-1 hereto.

     Due Dates. The Mortgage Loans will pay on a Due Date. With respect to 93 Mortgage Loans (representing approximately 21.2% of the Initial Pool Balance), the Due Date is the 1st day of each month, with respect to three Mortgage Loans (representing approximately 7.6% of the Initial Pool Balance), the Due Date is the 6th day of each month and with respect to 86 Mortgage Loans (representing 71.2% of the Initial Pool Balance), the Due Date is the 11th day of each month. Two Mortgage Loans have grace periods for payment defaults that extend beyond the related Determination Date. In the event that the Servicer makes a P&I Advance in respect of any such Mortgage Loan, no interest will accrue on such P&I Advance until after the applicable grace period expires.

     Mortgage Rates; Calculations of Interest. Fifty-four Mortgage Loans, representing 1.8% of the Initial Pool Balance, accrue interest on a 30/360 basis. The balance of the Mortgage Loans accrue interest on an Actual/360 basis. Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. The Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan generally requires the related borrower to make a constant Monthly Payment that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis.

     Excess Interest. Thirty-six of the Mortgage Loans, representing 46.4% of the Initial Pool Balance, are ARD Loans which bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, the ARD Loans will bear interest at a fixed rate (the "REVISED RATE") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this Prospectus Supplement as Excess Interest.

     The date on which such Mortgage Loan begins accruing Excess Interest is referred to in this Prospectus Supplement as the "ANTICIPATED REPAYMENT DATE" or "ARD". Except where limited by applicable law, Excess Interest will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account controlled by the Servicer following the Anticipated Repayment Date.

     From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority--

          (1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

          (2) payment of monthly debt service (at the initial Mortgage Loan rate and amortization);

          (3)  payments to any other required escrow funds;

          (4) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer;

          (5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

          (6) principal on the Mortgage Loan until such principal is paid in full; and

          (7)  Excess Interest, until paid in full.

     The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (1) through (5) above is referred to in this Prospectus Supplement as "EXCESS CASH FLOW." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in the tables included in Exhibit A-1 to this Prospectus Supplement.

     The holder of 100% of the Class V Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, any unreimbursed Advances with interest thereon and special servicing fees, with respect to any ARD Loan that is a Specially Serviced Mortgage Loan, due with respect thereto. As a condition to such purchase, such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) any Trust REMIC to fail to qualify as a REMIC under the Internal Revenue Code of 1986 (the "CODE") at any time that any Certificate is outstanding and (b) would not cause the arrangement between the Trust Fund and the Class V Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Section 860F(a)(1) of the Code or otherwise result in the imposition of any other tax on any Trust REMIC under the REMIC provisions of the Internal Revenue Code of 1986 or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to any Trust REMIC.

     Amortization of Principal. Balloon loans provide for monthly payments of principal based on amortization schedules at least 39 months longer than their original terms, thereby resulting in substantial principal amounts due and payable, a balloon payment, on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans are either (a) fully amortizing Mortgage Loans that fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans or (b) ARD Loans.

               AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                       % OF       NUMBER OF
                                                     INITIAL       MORTGAGE
                  TYPE OF LOAN                     POOL BALANCE     LOANS
-----------------------------------------------    ------------   ----------
ARD Loans                                              46.4%          36
Fully Amortizing Loans (other than ARD Loans)           0.4%           4
Balloon Loans                                          53.2%         142

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways-

          o by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "LOCKOUT PERIOD");

          o by requiring that any voluntary principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "YIELD MAINTENANCE PERIOD") be accompanied by a Yield Maintenance Charge (as defined below); and/or

          o by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("PREPAYMENT PREMIUMS") in connection with full or partial voluntary principal prepayments for a specified period of time after the expiration of the related Lockout Period and any Yield Maintenance Period (a "PREPAYMENT PREMIUM PERIOD").

     The Mortgage Loans generally permit prepayments to be made either (1) on a Due Date or (2) provided that such prepayment is accompanied by interest through the next Due Date, on any date. All of the Mortgage Loans specify a period of time (generally one to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments on any Due Date.

     For the purposes of this Prospectus Supplement and the statistical information presented in this Prospectus Supplement -

          o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth in the tables included in Exhibit A-1 of this Prospectus Supplement, notwithstanding the fact that Required Prepayments could occur under such Additional Collateral Loans during such Lockout Period; and

          o it is assumed that each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium.

     See "Risk Factors--Risks Related to the Mortgage Loans--Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Certificates" and "--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates" in this Prospectus Supplement.

     The "YIELD MAINTENANCE CHARGE" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (i) a specified Prepayment Premium and (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.

     The "YIELD RATE" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15
- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate with respect to the Mortgage Loans.

     The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (a) a Yield Maintenance Charge, (b) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (c) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Prepayment Assumptions (as defined herein) and assumes a 0% CPR (as defined herein). See "Prepayment and Yield Considerations--Modeling Assumptions" in this Prospectus Supplement.

                           CALL PROTECTION ANALYSIS(1)

  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS

          PREPAYMENT          CURRENT      12        24        36       48        60       72       84       96       108     120
     PREMIUM/RESTRICTION       APR-01     APR-02   APR-03    APR-04   APR-05    APR-06   APR-07   APR-08   APR-09    APR-10  APR-11
-----------------------------------------------------------------------------------------------------------------------------------
LOCKOUT/DEFEASANCE             100.0%     100.0%    99.8%     98.6%    91.2%     97.9%    98.0%    97.8%    99.0%    97.0%   100.0%
GREATER OF YIELD
MAINTENANCE AND 1%               0.0%       0.0%     0.2%      1.1%     1.5%      1.8%     1.8%     1.8%     0.8%     0.0%     0.0%
1% PENALTY                       0.0%       0.0%     0.0%      0.0%     7.1%      0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
OPEN                             0.0%       0.0%     0.0%      0.2%     0.2%      0.3%     0.3%     0.4%     0.2%     3.0%     0.0%
                             ------------------------------------------------------------------------------------------------------
TOTAL                          100.0%     100.0%   100.0%    100.0%   100.0%    100.0%   100.0%   100.0%    100.0%  100.0%   100.0%
                             ======================================================================================================

MORTGAGE POOL BALANCE (000S) 1,094,921  1,087,970 1,080,250 1,071,459 1,061,865 890,073 878,782  797,726   775,811  685,418  12,336
                             ======================================================================================================
% OF CUT-OFF DATE BALANCE      100.0%      99.4%    98.7%     97.9%    97.0%     81.3%    80.3%    72.9%     70.9%   62.6%     1.1%

------------------

(1) For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth in the tables included in Exhibit A-1 of this Prospectus Supplement, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) it is assumed that each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments may not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Mortgage Loans which May Require Principal Paydown" in this Prospectus Supplement.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described under "Description of the Offered
Certificates--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

     The Mortgage Loans generally provide that in the event of any prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium which would otherwise be payable will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither the depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments And Defaults May Reduce The Yield On Your Certificates" in this Prospectus Supplement.

     Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of the Mortgaged Property and if in the reasonable judgment of the Servicer or Special Servicer as the case may be--

          o the Mortgaged Property can be restored within the time period specified in the related loan documents to a state no less valuable or useful than it was prior to the condemnation or casualty, or would meet a debt service coverage test;

          o after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note; and

          o no event of default under such Mortgage Loan has occurred or is continuing,

the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan without Prepayment Premium or Yield Maintenance Charge. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced based on the remaining amortization period, the Mortgage Rate and the outstanding Mortgage Loan balance. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Defeasance Loans. One hundred twenty-eight of the Mortgage Loans that we intend to include in the trust, representing 98.2% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

     Each of these Mortgage Loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the Mortgage Loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the Mortgaged Property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that--

          o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

          o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that Mortgage Loan will be treated as if a balloon payment is due on its Anticipated Repayment Date.

     If fewer than all of the real properties securing any particular Mortgage Loans or group of cross-collateralized Mortgage Loans are to be released in connection with any defeasance, the requisite defeasance collateral will generally be 125% of the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the Mortgage Loans (other than the ACCOR Loan) that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the Certificates.

     The depositor and the Mortgage Loan Seller make no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates" in this Prospectus Supplement.

     Property Releases. Five of the Multi-Property Loans, representing approximately 3.0% of the Initial Pool Balance, do not provide for the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Four of the Multi-Property Loans representing approximately 5.2% of the Initial Pool Balance and two of the Crossed Loans, representing 0.7% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan or Crossed Loan, as applicable, prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable property release amount or outstanding principal balance, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of
(i) a specified DSCR (generally the DSCR at origination), (ii) the DSCR immediately prior to such defeasance or prepayment, as applicable, and (iii) a specified LTV (generally the LTV at origination).

     Lockboxes. The Purchased Small Balance Loans generally do not require any form of lockbox arrangement. Fifty-six of the remaining Mortgage Loans, representing approximately 76.1% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be-

          o paid directly into an account (or, in the case of Multifamily Properties, such income will be collected and deposited into an account by the manager and, in the case of Hospitality Properties, cash paid

               "over-the-counter" will be deposited into an account by the manager) (such account, a "LOCKBOX ACCOUNT") controlled by the Servicer or, with respect to the Multiple Note Loans, the holder or Servicer of the related Other Note (a "HARD LOCKBOX");

          o paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "MODIFIED LOCKBOX");

          o collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "SPRINGING HARD LOCKBOX"), which will generally be administered thereafter on the same terms as a Hard Lockbox; or

          o collected by the borrower and after a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "SPRINGING MODIFIED LOCKBOX"), which will generally be administered thereafter on the same terms as a Modified Lockbox.

     Each such Mortgage Loan is identified in the tables included in Exhibit A-1 of this Prospectus Supplement as having a "Hard," "Modified," "Springing Hard" or "Springing Modified" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                                       % OF INITIAL        NUMBER OF
              TYPE OF LOCKBOX:         POOL BALANCE     MORTGAGE LOANS
        -----------------------------  ------------     --------------
        Hard                               46.0%              25
        Modified                           14.7%               8
        Springing Hard                     11.5%              17
        Springing Modified                  3.9%               6
        None                               24.0%             126

     Escrows. One hundred forty-nine Mortgage Loans, representing approximately 92.2% of the Initial Pool Balance, provide for monthly escrows to cover property taxes and 135 Mortgage Loans, representing approximately 89.9% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. The Mortgage Loans, secured by leasehold interests, generally also provide for escrows to make ground lease payments. Most of the Mortgage Loans, by aggregate Cut-off Date Principal Balance, require up front and/or monthly funding of escrows for one or more of the following: ongoing repair and maintenance; tenant improvement and leasing commission expenses; replacement of furniture, fixtures and equipment; and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise. In addition, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any material deficiencies identified by the engineering report issued in connection with origination or in certain cases, the related borrower was required to repair or remediate the deficiency. Certain of the escrow funds are described in the following table:

     Engineering Escrows. The tables in Exhibit A-1 describes various engineering escrows for the Mortgaged Properties. The following paragraphs describe certain of the material escrows.

     The engineering report for the Mortgaged Property known as Days Inn Hotel identified $185,900 in immediate repairs required to repair the parking garage and the restrooms. At the closing of the Days Inn Hotel Loan, the lender reserved $232,375 (representing 125% of the identified amount) to ensure completion of such repairs.

     The engineering report for the Mortgaged Property known as Two Rodeo Drive identified $189,950 in immediate repairs required to repair a drainage leak in the parking garage, rebuild five HVAC fluid coolers and repair the lighting on the roof. At the closing of the Two Rodeo Drive Loan, the lender reserved $237,500 (representing 125% of the identified amount) to ensure completion of such repairs.

     The engineering report for the Mortgaged Property known as 51-57 Summer Street identified $200,200 in immediate repairs required to replace the roof, install a stand-by generator and replace the carpeting. At the closing of the 51-57 Summer Street Loan, the lender reserved $250,250 (representing 125% of the identified amount) to ensure completion of such repairs.

     The engineering report for the Mortgaged Properties that comprise the security for the Belcrest Realty HD2 Portfolio Loan identified $133,900 in immediate repairs required to repair the pool at one of the related Mortgaged Properties and to repair the pavement at two of the related Mortgaged Properties. At the closing of the Belcrest Realty HD2 Portfolio Loan, the lender reserved $167,375 (representing 125% of the identified amount) to ensure completion of such repairs.

     The engineering report for the Mortgaged Property known as K-Mart Fort Dodge identified $658,000 required to renovate the parking lot and the roof. At the closing of the K-Mart Fort Dodge Loan, the lender reserved $658,000 (representing 100% of the identified amount) to ensure completion of such renovations.

     The required renovations list for the Mortgaged Property known as the Four Points Hotel identified $2,500,000 required to renovate the Mortgaged Property. At the closing of the Four Points Hotel Loan, the lender reserved $2,500,000 (representing 100% of the identified amount) to ensure completion of such renovations. A failure to complete these renovations will result in a violation of the license agreement executed between the related borrower and the related franchisor.

      "Due-on-Sale" and "Due-on-Encumbrance". The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described in this Prospectus Supplement, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the Special Servicer may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the Servicer may condition an assumption of the loan on the receipt of an assumption fee and an assumption application fee (neither of which will be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note or, in some cases, a smaller fee set forth in the related Mortgage Loan, in addition to the payment of all costs and expenses incurred in connection with such assumption. A substantial number of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that some or all of the conditions below are satisfied-

          o    no event of default has occurred under the related Mortgage Loan;

          o the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

          o the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates;

          o the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

          o    the assumption fee, if any, has been received.

     See "Legal Aspects of Mortgage Loans" in the accompanying prospectus and "Risk Factors--Risks Related to the Mortgage Loans--Some Remedies May Not Be Available Following a Mortgage Loan Default" and "The Pooling and Servicing Agreement--Enforcement of `Due-on-Sale' and `Due-on-Encumbrance' Clauses" in this Prospectus Supplement.

     The Depositor and the Mortgage Loan Seller make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to the Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the Mortgage Loans may provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Nine of the Mortgage Loans (the "MULTI-PROPERTY LOANS"), representing 8.2% of the Initial Pool Balance, are evidenced by one Mortgage Note and secured by more than one Mortgaged Property. Two of the Mortgage Loans are Crossed Loans, representing 0.7% of the Initial Pool Balance, and are evidenced by more than one Mortgage Note and are cross-collateralized with multiple Mortgaged Properties. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the individual Mortgages recorded with respect to certain Crossed Loans with properties in such states may secure an amount less than the aggregate of the applicable initial principal balance of the applicable Crossed Loans. For the same reason, the Mortgages with respect to certain Multi-Property Loans may secure only a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors--Risks Related to the Mortgage Loans--Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May Be Challenged" in this Prospectus Supplement.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the greatest of--

          o    the principal balance of the related Mortgage Loan;

          o 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation; and

          o such amount necessary to avoid the operation of co-insurance provisions that would otherwise reduce the amount that the insurer is required to pay, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the improvements located on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards, including estimated exposure.

     Certain of the Mortgaged Properties located in earthquake risk areas and subject to material earthquake risk have been either subject to seismic upgrade (or appropriate reserves or a letter of credit established for retrofitting), are subject to a lower loan-to-value limit or are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance may be required. The hazard insurance policy is generally required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard "All Risks" insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

     The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan--

          o comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage;

          o rent loss and/or business interruption insurance in an amount generally equal to the greatest of -

                    (1) the projected gross revenues from operations of the Mortgaged Property,

                    (2) the projected operating expense (including debt service) for the maintenance and operation of the Mortgaged Property; and

                    (3) in an amount satisfying other similar standards, in any such case, for a period of 6 months or more or a specified longer period;

          o insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels;

          o    worker's compensation insurance; and

          o such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     As described under "Description of the Mortgage Loans--Originator Underwriting Standards," certain of the Mortgaged Properties are covered by an individual secured creditor impaired property policy.

     Mortgage Loans which May Require Principal Paydowns. Five Mortgage Loans (the "ADDITIONAL COLLATERAL LOANS") representing approximately 4.0% of the Initial Pool Balance, and are additionally secured by cash reserves or irrevocable letters of credit that will be released to the related borrowers upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain debt service coverage ratios and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "REQUIRED PREPAYMENT") to partially prepay the related Mortgage Loan.

                           ADDITIONAL COLLATERAL LOANS

                                                                                           BORROWER
                                                                                           REQUIRED
                        TYPE OF     AMOUNT OF                                               TO PAY
                      ADDITIONAL    ADDITIONAL                                            PREPAYMENT
   PROPERTY NAME      COLLATERAL    COLLATERAL            RELEASE CONDITIONS             CONSIDERATION
--------------------  ----------   -----------   ------------------------------------    --------------
Red Oak Corporate     Letter of    $1,600,000    If, by September 27, 2001,              Yield
Park                  Credit                     Houlihan-Parnes takes occupancy and     Maintenance
                                                 commences payment of rent, and the      Charge
                                                 property achieves a DSCR of 1.28x
                                                 based on the initial interest rate
                                                 and 30 year amortization and a DSCR
                                                 of 1.15x, based on a 10.09%
                                                 constant (both on a trailing twelve
                                                 month basis), $1.0 million of the
                                                 letter of credit will be released.
                                                 The remainder will be released at
                                                 12 and 24 months upon continued
                                                 occupancy.

                                                                                           BORROWER
                                                                                           REQUIRED
                        TYPE OF     AMOUNT OF                                               TO PAY
                      ADDITIONAL    ADDITIONAL                                            PREPAYMENT
   PROPERTY NAME      COLLATERAL    COLLATERAL            RELEASE CONDITIONS             CONSIDERATION
--------------------  ----------   -----------   ------------------------------------    --------------
Four Points Hotel     Earnout      $500,000      By November 15, 2001, if the            Prepayment
                      Reserve                    property achieves a DSCR of 1.50x,      Premium
                                                 the earnout reserve will be
                                                 released to Borrower.
Tred Avon Square      Letter of    $500,000      By November 15, 2001, JoAnn Fabrics     Yield
                      Credit                     (or a suitable replacement tenant)      Maintenance
                                                 must have renewed its lease and the     Charge
                                                 property achieves a DSCR of 1.20x
                                                 based on trailing twelve months.

Alaska Energy         Earnout      $450,000      By June 7, 2001, (i) the property       Yield
Building              Reserve                    achieves a DSCR of 1.30x based on       Maintenance
                                                 trailing twelve months, (ii) the        Charge
                                                 property achieves a stress  DSCR
                                                 of 1.10x, (iii) occupancy is
                                                 greater than 94%, and (iv) loan to
                                                 value ratio less than or equal to 75%.

Lafayette Landing     Earnout      $400,000      From March 31, 2001 until December      Yield
Apartments            Reserve                    31, 2001, a portion of the reserve      Maintenance
                                                 is released to borrower based on        Charge
                                                 the achievement of a DSCR of 1.20x.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the depositor by the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification.

     For purposes of this Prospectus Supplement, including the tables herein:

1) "% OF TOTAL SQUARE FEET" or "% OF TOTAL SF" means the square feet leased to a tenant as a percentage of the gross square feet of the Mortgaged Property.

2) "ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property relating to a Multi-Property Loan, the portion of the principal amount of the related Multi-Property Loan actually allocated to such Mortgaged Property in the related Mortgage Loan documents, or allocated solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was determined in the Mortgage or, if not stated in the Mortgage, based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan.

3) "ANCHOR TENANT" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies more than 20,000 square feet of such Mortgaged Property or adjoining property.

4) "ANNUAL DEBT SERVICE" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.

5) "ANTICIPATED REMAINING TERM" means the term of the Mortgage Loan from the Cut-off Date to the Anticipated Repayment Date, if applicable, or the maturity date.

6) "ANTICIPATED REPAYMENT DATE" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or Excess Cash Flow is retained pursuant to the related lockbox agreements for application to payment of principal and Excess Interest.

7) "CONTRACTUAL RECURRING LC & TI" means the dollars required to be escrowed annually into a tenant improvement and leasing commission escrow fund, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to reletting costs.

8) "CONTRACTUAL RECURRING REPLACEMENT RESERVE" means the dollars required to be escrowed annually into a replacement reserve escrow fund for ongoing repairs and replacements, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to capital expenditures.

9) "CUT-OFF DATE PRINCIPAL BALANCE/UNIT" means the principal balance per unit, room or pad for multifamily, hotels and manufactured housing communities or per square foot for substantially all other property types as of the Cut-off Date.

10) "CUT-OFF DATE PRINCIPAL BALANCE" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

11) "DEFEASANCE OPTION" means that defeasance is permitted notwithstanding the Lockout Period.

12) "DSCR" or "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan (a) the U/W Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group. The DSCR for the 730 North Michigan Avenue Loan is calculated with respect to the 730 North Michigan Avenue Loan, excluding the 730 North Michigan Avenue Non-Pooled Portion. The DSCR for the Rite Aid Loans is calculated with respect to the Rite Aid Loans, excluding the Rite Aid Non-Pooled Portion.

13) "INITIAL INTEREST ONLY PERIOD" means with respect to any Mortgage Loan that pays only interest on the Cut-Off Date, the number of months before the Interest- only period ends.

14) "INTEREST CALCULATION" means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "ACTUAL/360" means interest is calculated on the basis of a 360-day year and the actual number of days elapsed in each interest accrual period.

15) "LC & TI RESERVE AT ORIGINATION" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover certain anticipated leasing commission and/or tenant improvement costs which might be associated with the re-leasing of the space occupied by tenants whose leases expire within the term of such Mortgage Loan, and, in certain cases, until a maximum reserve balance is achieved. The reserves may be in the form of cash or letters of credit from investment grade entities.

16) "LEASE EXPIRATION DATE" or "LEASE EXP." means the year in which a Tenant's lease is scheduled to expire.

17) "LOAN TO VALUE RATIO," "LTV" or "CUT-OFF DATE LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties. The LTV for the 730 North Michigan Avenue Loan and the Rite Aid Loans are based on the 730 North Michigan Avenue Pooled Portion and the related Rite Aid Pooled Portion, respectively.

18) "MAJOR TENANT" means, with respect to the Office, Retail, Industrial and Mixed Use Properties, a tenant that occupies at least 10% of such Mortgaged Property. Major Tenants were excluded from Purchased Small Balance Loans.

19) "MANAGER" means, with respect to any Mortgaged Property, the property manager or, when no management agreement is in place, it is referred to as "OWNER MANAGED." For the Purchased Small Balance Loans, it was assumed that the related Mortgaged Property is Owner Managed.

20) "MATURITY DATE" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

21) "MATURITY DATE LTV" or "MATURITY/ARD LTV RATIO" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

22) "MONTHLY PAYMENT" means the constant monthly payment set forth in the related Mortgage Note as being due in April 2001 and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends. With respect to the Mortgage Loans that are interest only for the life of such loans, the Monthly Payment is calculated as the current payment due annualized on an Actual/360 basis and then divided by 12. With respect to the Rite Aid Pharmacy-White Township Loan, the monthly payment stated, $15,561.67, is due from October 1, 1999 through May 1, 2009, and thereafter $16,385.05 until maturity.

23) "MOST RECENT DSCR" means, with respect to any Mortgage Loan (a) the Most Recent NOI divided by the Annual Debt Service.

24) "MOST RECENT EXPENSES" means, with respect to any Mortgage Loan, the expenses based on operations as of the Most Recent Operating Statement Date.

25) "MOST RECENT NOI" means, with respect to any Mortgage Loan, the NOI based on operations as of the Most Recent Operating Statement Date. With respect to the Purchased Small Balance Loans, the U/W NOI was utilized.

26) "MOST RECENT OPERATING STATEMENT DATE" means, with respect to any Mortgage Loan, the date stated on the most recent historic borrower certified operating statement or agreed upon procedures report. For Mortgage Loans that do not have operating history, the appraisal date and values are used.

27) "MOST RECENT REVENUE" means, with respect to any Mortgage Loan, the revenue based on operations as of the Most Recent Operating Statement Date.

28) "NAP" means Most Recent DSCR is not applicable because it does not reflect current operations of the related Mortgaged Property due to substantial recent leasing activity.

29) "NET CASH FLOW" or "U/W NET CASH FLOW" or "U/W NCF" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based on borrower-supplied information or an appraisal for a recent period that is generally the most recent twelve-month period preceding the origination date. Net Cash Flow, U/W Net Cash Flow and U/W NCF does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hospitality Properties, assuming the occupancy rate was generally the lesser of the actual occupancy rate and an occupancy rate of 75% to account for a high occupancy rate or to reflect new construction in the market, (iv) assuming a minimum vacancy rate generally equal to the greater of (a) actual vacancy and (b) 5% to 10%, depending upon property type, (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming a management fee of 4% to 5% of revenue for a Hospitality Property, 4% of revenue for multi-tenant commercial and multifamily Mortgage Loans, and 3% of revenue for single-tenant net leased Mortgage Loans, (viii) making a 4% to 5% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties), (ix) where such information was made available to the Mortgage Loan Seller taking into account new tax assessments and insurance contracts, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged

     Property were greater than actual expenses, (xi) subtracting from net operating income reserves for U/W Replacement Reserves and (xii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions.

     (a) Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Net Cash Flow and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for ongoing Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts for such purposes.

     (b) Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans. No representation is made as to the future net cash flow of the Mortgaged Properties, and the Net Cash Flow set forth herein is not intended to represent such future net cash flow.

30) "NET OPERATING INCOME" or "NOI" or "U/W NET OPERATING INCOME" or "U/W NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

31) "OCCUPANCY" or "OCCUPANCY RATE AT U/W" means the percentage of gross leasable area, rooms, units, pads, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "DATE OF OCCUPANCY RATE" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. Occupancy may be based on the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date. Hotel properties do not show Occupancy.

32) "ORIGINAL AMORTIZATION TERM" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note were calculated based on twelve 30-day months and a 360-day year.

33) "ORIGINAL PREPAYMENT PENALTY TERMS" means the number of payments from the first full Due Date under the related Mortgage Loan during which such Mortgage Loan may (a) not be voluntarily prepaid and (b) be prepaid with the payment of a Prepayment Premium. As described in the exhibits to this Prospectus Supplement, "Lock/48_YM1/48_1%/12_0%/12" means the Mortgage Loan may not be voluntarily prepaid for 48 Due Dates, followed by 48 months of the greater of 1% or the Yield Maintenance Charge, followed by 12 months of 1% penalty, followed by 12 months of an open period where the Mortgage Loan can prepay without penalty.

34) "ORIGINAL PRINCIPAL BALANCE" means the principal balance of the Mortgage Loan as of the date of origination.

35) "OWNERSHIP INTEREST" means the real property interest which is encumbered by the related Mortgage and is described as "Fee" or "Leasehold."

36) "PROPERTY RELEASE AMOUNT" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

37) "REAL ESTATE TAXES ESCROWED" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover property taxes.

38) "REMAINING AMORTIZATION TERM" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.

39) "REMAINING LOCKOUT" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid, including the period, if any, during which the Mortgage Loan may be defeased. The entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Exhibit A-1 hereto.

40) "REMAINING LOCKOUT AND YM" means the period ending on the later of the last day of the Remaining Lockout and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

41) "REMAINING LOCKOUT AND YM AND PENALTIES" means the period ending on the later of the last day of the Remaining Lockout and YM and the first day on which the Mortgage Loan may be prepaid without payment of any penalty.

42) "REMAINING TERM TO MATURITY" means with respect the Mortgage Loans, the number of months to maturity. In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date the purposes of this definition.

43) "SEASONING" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.

44) "TAX AND INSURANCE ESCROWS" indicates, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the real estate tax payable thereon or with respect to properties which are insured under individual property insurance policies, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the premium payable thereon.

45) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "TENANT") mean, with respect to Office Properties, Industrial Properties, Mixed Use Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants. The Purchased Small Balance Loans were excluded from these fields.

46) "U/W LC & TI" means the LC & TI used by the underwriter in calculating the U/W NCF.

47) "U/W REPLACEMENT RESERVE" means the Replacement Reserve used by the underwriter in calculating the U/W NCF.

48) "UNITS" and "UNIT OF MEASURE" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

49) "VALUE" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties. For the 730 North Michigan Avenue Loan, the Value listed includes the value of the guarantee of the ground lease by the McDonald's Corporation.

50) "YEAR BUILT" means the year in which the respective Mortgaged Property was built.

51) "YEAR RENOVATED" means the year in which the respective Mortgaged Property was most recently renovated. In certain cases, the Purchased Small Balance Loans list year built as most recently renovated.

     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

     The tables included in Exhibit A-2 hereto set forth certain summary information regarding the Mortgage Loans. See the tables included in Exhibit A-1 hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used in this Prospectus Supplement and in the tables included in Exhibit A-1 in this Prospectus Supplement are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. Crossed Loans are treated as one Mortgage Loan in the tables included in Exhibit A-2 and in the tables included in Exhibit A-1 for the purpose of calculating DSCR and LTV. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "CUT-OFF DATE PRINCIPAL BALANCE" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The 730 North Michigan Avenue Loan will be deemed to consist of two portions: the 730 North Michigan Avenue Pooled Portion and the 730 North Michigan Avenue Non-Pooled Portion. Each Rite Aid Loan will be deemed to consist of two portions: the Rite Aid Pooled Portion and the Rite Aid Non-Pooled Portion. The term "Mortgage Loan" includes neither the 730 North Michigan Avenue Non-Pooled Portion nor the Rite Aid Non-Pooled Portions and the Initial Pool Balance excluded the principal balance of the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portions. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portions). All numerical information provided in this Prospectus Supplement in the tables included in Exhibit A-1 in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth in this Prospectus Supplement may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this Prospectus Supplement.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed by the depositor, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates and the Class NM and Class RA Participation Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2 will consist of the following classes-

          o the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "SENIOR OFFERED CERTIFICATES");

          o the Class B, Class C and Class D Certificates (collectively, the "MEZZANINE CERTIFICATES" and, together with the Senior Offered Certificates, the "OFFERED CERTIFICATES");

          o the Class A-X and Class A-CP Certificates (the "SENIOR PRIVATE CERTIFICATES"),

          o the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "SUBORDINATE PRIVATE CERTIFICATES" and, together with the Senior Private Certificates, the "PRIVATE CERTIFICATES" and together with the Offered Certificates, the "REGULAR CERTIFICATES");

          o the Class NM-1 and Class NM-2 Participation Certificates (collectively, the "CLASS NM PARTICIPATION CERTIFICATES");

          o    the Class RA Participation Certificates;

          o the Class R, Class R-730 and Class LR Certificates (together, the "RESIDUAL CERTIFICATES"); and

          o    the Class V Certificates.

     The Mezzanine Certificates together with the Subordinate Private Certificates are referred to in this Prospectus Supplement as the "SUBORDINATE CERTIFICATES").

     Only the Offered Certificates are offered in this Prospectus Supplement. None of the Class A-X, Class A-CP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R, Class R-730 or Class LR Certificates or the Class NM or Class RA Participation Certificates have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and no such class is offered by this Prospectus Supplement. References to Certificates, classes of certificates and certificateholders in this Prospectus Supplement include the Class NM and Class RA Participation Certificates and Class NM and Class RA Certificateholders unless otherwise noted.

     On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1 in excess thereof. The "PERCENTAGE INTEREST" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Holders of Offered Certificates may hold their Certificates through the book-entry facilities of The Depository Trust Company ("DTC"), or through Clearstream Banking, societe anonyme (formerly Cedelbank, "CLEARSTREAM, LUXEMBOURG") or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS" and, together with Clearstream, Luxembourg and Euroclear participating organizations, the "PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately to provide timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg Participant or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Clearstream, Luxembourg or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant (other than the depository for Clearstream, Luxembourg or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex E hereto.

     Transfers between Participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"). Transfers between Clearstream, Luxembourg Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     Clearstream, Luxembourg, as a professional depository, holds securities for its participating organizations ("CLEARSTREAM, LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Purchases of Certificates under the DTC system which are book-entry certificates must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only holder of the Offered Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Trustee through DTC and its Direct Participants and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

     Under the Rules, DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the depositor, the Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if-

          o the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the depositor is unable to locate a qualified successor;

          o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates; or

          o the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form.

     Upon the occurrence of any of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds on each Distribution Date.

     Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer will establish and maintain, or cause to be established and maintained, one or more accounts, a "COLLECTION ACCOUNT" and collectively, the "COLLECTION ACCOUNTS," as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Collection Account on a daily basis all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee will establish and maintain one or more accounts (the "DISTRIBUTION ACCOUNT") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the

`Collection Account plus, among other things, any P&I Advances remitted to the Trustee by the Servicer, less applicable fees as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the available distribution amount to the holders of Certificates as described in this Prospectus Supplement. Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The aggregate amount available from the Mortgage Loans for distribution to the holders of Offered Certificates on each Distribution Date will, in general, equal the sum of the following amounts--

          o the total amount of all cash received on the Mortgage Loans and any related REO Properties (other than amounts relating to the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portion) that is on deposit in the Collection Accounts as of the Business Day preceding the Servicer Remittance Date, exclusive of:

                    (1) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period,

                    (2) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date,

                    (3) all amounts that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V Certificates,

                    (4)  all Prepayment Premiums and Yield Maintenance Charges,

                    (5) all net investment income on the funds in the Collection Accounts and certain other accounts,

                    (6) all Withheld Amounts relating to a subsequent Distribution Date and

                    (7) all amounts deposited in any Collection Account in error;

          o the portion of Cure Payments made by the holders of the Class NM Participation Certificates attributable to interest on the 730 North Michigan Avenue Pooled Portion (as described herein under "Certain Characteristics of the Mortgage Loans--The 730 North Michigan Avenue Pooled and Non-Pooled Portions");

          o the portion of Cure Payments made by the holders of the Class RA Participation Certificates attributable to interest on any Rite Aid Pooled Portion (as described herein under "Certain Characteristics of the Mortgage Loans--The Rite Aid Pooled and Non-Pooled Portions");

          o all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

          o all funds released from the Interest Reserve Account for distribution on such Distribution Date. See "Description of the Trust Assets--Accounts" in the accompanying prospectus.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified below under "--Definitions." Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

     Interest Distributions. On each Distribution Date, to the extent of the available distribution amount and subject to the distribution priorities described below under "--Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distribution Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior

Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     Calculation of Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for each Interest Accrual Period is fixed at the initial Pass-Through Rate for that Class shown on page S-3.

     The Pass-Through Rate for the Class A-X Certificates (the "CLASS A-X PASS-THROUGH RATE") will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which the Class A-X Certificates accrue interest on the respective Components of their total Notional Balance. Those interest strip rates, which are referred to in this Prospectus Supplement as "CLASS A-X STRIP RATES," are as follows:

          1. for purposes of accruing interest on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class A-1, A-2, A-3, H, J, K, L, M, N and O Certificates, the applicable Class A-X Strip Rate for each such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the corresponding Class of Certificates;

          2. for purposes of accruing interest during the period from and including the April 2001 Interest Accrual Period through and including the March 2008 Interest Accrual Period on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class B, C, D, E, F and G Certificates, the applicable Class A-X Strip Rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over 7.78% per annum;

          3. for purposes of accruing interest during the period after the March 2008 Interest Accrual Period on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class B, C, D, E, F and G Certificates, the applicable Class A-X Strip Rate for each such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the corresponding Class of Certificates.

          4. for purposes of accruing interest during the period from and including the April 2001 Interest Accrual Period through and including the March 2008 Interest Accrual Period on the Component of the related total Notional Balance consisting of an amount equal to the lesser of $375,000,000 and the total Principal Balance of the Class A-4 Certificates, the applicable Class A-X Strip Rate for that Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over 7.78% per annum;

          5. for purposes of accruing interest during the period from and including the April 2001 Interest Accrual Period through and including the March 2008 Interest Accrual Period on the Component of the related total Notional Balance consisting of an amount equal to the excess, if any, of the total Principal Balance of the Class A-4 Certificates over $375,000,000, the applicable Class A-X Strip Rate for that Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Class A-4 Certificates; and

          6. for purposes of accruing interest during the period after the March 2008 Interest Accrual Period on the Components of the related total Notional Balance consisting of the total Principal Balance of the Class A-4 Certificates, the applicable Class A-X Strip Rate for each such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Class A-4 Certificates.

     The Pass-Through Rate for the Class A-CP Certificates (the "CLASS A-CP PASS-THROUGH RATE") will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective Components of their total Notional Balance. Those interest strip rates, which are referred to in this Prospectus Supplement as "CLASS A-CP STRIP RATES," are, for purposes of accruing interest during the period from and including the April 2001 Interest Accrual Period through and including the March 2008 Interest Accrual Period, are as follows--

          1. for purposes of accruing interest on those Components of the total Notional Balance of the Class A-CP Certificates consisting of the total Principal Balances of the Class B, C, D, E, F and G Certificates, the applicable Class A-CP Strip Rate for each such Component will equal the excess, if any, of--

                    (A) the lesser of (i) 7.78% per annum and (ii) the Weighted Average Net Mortgage Rate, over

                    (B) the Pass-Through Rate for the corresponding Class of Certificates; and

         2. for purposes of accruing interest on the Component of the total Notional Balance of the Class A-CP Certificates consisting of an amount equal to the lesser of $375,000,000 and the total Principal Balance of the Class A-4 Certificates, the applicable Class A-CP Strip Rate for that Component will equal the excess, if any, of--

                    (A) the lesser of (i) 7.78% per annum and (ii) the Weighted Average Net Mortgage Rate, over

                    (B)  the Pass-Through Rate for the Class A-4 Certificates.

     The Class A-CP Certificates will cease accruing interest after the Interest Accrual Period preceding the Distribution Date in April 2008 and will have a Notional Balance of zero following the Distribution Date related to such Interest Accrual Period.

     Principal Distributions. On each Distribution Date, to the extent of the available distribution amount remaining after all prior distributions on such Distribution Date made in accordance with the distribution priorities described below under "--Priority of Distributions," the Classes of Offered Certificates will be entitled to distributions of principal sequentially as described below (until the Certificate Balance of each such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date.

     Priority of Distributions. On each Distribution Date, unless the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero by the allocation of Collateral Support Deficits, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the available distribution amount for such Distribution Date, in the following order of priority:

      (i) concurrently, to Class A-1, Class A-2, Class A-3, Class A-4, Class A-X and Class A-CP Certificates, pro rata, up to the Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

     (ii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

          first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

          second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

          third, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero; and

          fourth, to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero;

    (iii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

     (iv) to the Mezzanine Certificates and Private Certificates, in the following order of priority:

         (A) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

         (D) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

         (G) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

         (J) to the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

         (M) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

         (P) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

         (S) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

         (V) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (W) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (X) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

         (Y) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (Z) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (AA) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

         (BB) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (CC) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (DD) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

         (EE) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (FF) to the Class M Certificates, in reduction of the Certificate Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (GG) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

         (HH) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

         (II) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (JJ) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

         (KK) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

         (LL) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

         (MM) to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

         (NN) to the Class R Certificates, any remaining amounts in the Upper-Tier REMIC, to the Class LR Certificates, any remaining amounts in the Lower-Tier REMIC or the Loan REMIC holding the Accor Loan, and to the Class R-730 Certificates, any remaining amounts in the Loan REMIC holding the 730 North Michigan Avenue Loan.

     Distributions with respect to the Class NM Participation Certificates will be made from amounts paid on the 730 North Michigan Avenue Non-Pooled Portion. See "Certain Characteristics of the Mortgage Loans--The 730 North Michigan Avenue Loan" in this Prospectus Supplement. Amounts due with respect to the Class NM-1 and Class NM-2 Participation Certificates will be paid in the following order of priority--

                  (A) to the Class NM-1 Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class NM-1 Participation Certificates, in reduction of the Certificate Balance thereof, an amount up to the pro rata portion (based on outstanding Certificate Balances of the Class NM-1 and Class NM-2 Participation Certificates) of any principal prepayments or balloon payments allocated to the 730 North Michigan Avenue Non-Pooled Portion for such Distribution Date until such Certificate Balance has been reduced to zero;

                  (C) to the Class NM-1 Participation Certificates, until realized losses or unpaid Trust Fund expenses previously allocated to the Class NM-1 Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (D) to the Class NM-2 Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (E) to the Class NM-2 Participation Certificates, in reduction of the Certificate Balance thereof, an amount up to the pro rata portion (based on outstanding Certificate Balances of the Class NM-1 and Class NM-2 Participation Certificates) of any principal prepayments or balloon payments allocated to the 730 North Michigan Avenue Non-Pooled Portion for such Distribution Date until such Certificate Balance has been reduced to zero; and

                  (F) to the Class NM-2 Participation Certificates, until any realized losses or unpaid Trust Fund expenses previously allocated to the Class NM-2 Participation Certificates, but not previously reimbursed, have been reimbursed in full.

     Distributions with respect to the Class RA Participation Certificates will be made from amounts paid on the Rite Aid Non-Pooled Portion. See "Certain Characteristics of the Mortgage Loans--The Rite Aid Loans" in this Prospectus Supplement.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Subordinate Private Certificates have been reduced to zero by the application of Collateral Support Deficits thereto, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority -

          o concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X and Class A-CP Certificates, pro rata, in respect of interest;

          o to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and

          o to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

          o Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which any such reimbursement is made.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Legal Aspects of the Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee, Primary Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding Mortgage Loan (an "REO LOAN"), and all references to "Mortgage Loan" and "Mortgage Loans" in this Prospectus Supplement and in the accompanying prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Trustee to the following Classes of Certificates: to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) the Base Interest Fraction (as defined herein) for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "BASE INTEREST FRACTION" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class A-CP, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Default Interest Prepayment Charges and Prepayment" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

     Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period in respect of the Mortgage Loans will be distributed solely to the Class V Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V Certificates will have the right to purchase Mortgage Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans." The Class V Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

     Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Offered Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Account to the Holders of the Offered Certificates. "EXCESS LIQUIDATION PROCEEDS" are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if a Principal Prepayment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Assumed Final Distribution Date will in each case be as follows:

                                            ASSUMED FINAL
                  CLASS DESIGNATION       DISTRIBUTION DATE
                 -------------------     -------------------
                    Class A-1                August 2005
                    Class A-2                January 2006
                    Class A-3               November 2009
                    Class A-4                January 2011
                    Class B                  January 2011
                    Class C                  January 2011
                    Class D                  January 2011

     The above Assumed Final Distribution Dates were calculated based on the Modeling Assumptions, including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the above Assumed Final Distribution Dates were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that (i) there would not be an early termination of the Trust Fund, (ii) that all ARD Loans paid off on their respective anticipated repayment date and (iii) that there are no prepayments with respect to the Additional Collateral Loans.

     The Rated Final Distribution Date for each Class of Offered Certificates will be the Distribution Date in February 2034, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS

     The rights of the holders of the Subordinate Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates and the holders of the Subordinate Private Certificates with an earlier alphabetical designation, and the rights of the holders of any Class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls. The rights of the holders of the Class NM Participation Certificates to receive distributions of amounts collected in respect of the 730 North Michigan Avenue Non-Pooled Portion will be subordinated to the rights of the holders of the Regular Certificates to receive amounts due on the 730 North Michigan Avenue Pooled Portion. The rights of the holders of the Class RA Participation Certificates to receive distributions of amounts collected in respect of any Rite Aid Non-Pooled Portion will be subordinated to the rights of the holders of the Regular Certificates to receive amounts due on the related Rite Aid Pooled Portion. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X and Class A-CP Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C and Class D Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates.

     The protection afforded to the holders of any Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the available distribution amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each Class of Offered Certificates, in order of declining seniority for so long as such Class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each Class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such Class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those Classes of Offered Certificates subordinate to the Class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the Collateral Support Deficit. The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all Subordinate Classes to zero, any remaining Collateral Support Deficit will be between the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     On each Distribution Date, immediately following the distributions to be made to the Class NM and Class RA Participation Certificateholders on such date, the Trustee is required to calculate the 730 North Michigan Avenue Collateral Support Deficit and the Rite Aid Collateral Support Deficit, respectively. The Trustee will be required to allocate any 730 North Michigan Avenue Collateral Support Deficit as follows: first, to the Class NM-2 Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; second, to the Class NM-1 Participation Certificates until the remaining Certificate Balance of such Class has been reduced to zero; and third, to the 730 North Michigan Avenue Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero. The Trustee will be required to allocate any Rite Aid Collateral Support Deficit as follows: first, to the Rite Aid Non-Pooled Portion of the related Rite Aid Loan, until the Stated Principal Balance thereof has been reduced to zero; and second, to the Rite Aid Pooled Portion of the related Rite Aid Loan, until the Stated Principal Balance thereof has been reduced to zero.

     In general, Collateral Support Deficits could result from the occurrence of

          o losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses," the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans during the period in which Advances remain outstanding) and certain servicing expenses; and

          o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described in this Prospectus Supplement under "The Pooling and Servicing Agreement."

     Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

     Shortfalls in the available distribution amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all Classes of the Regular Certificates, as well as to the Class NM Participation Certificates, in reverse sequential order, and to the Class RA Participation Certificates in the event such shortfalls occur with respect to the 730 North Michigan Avenue Loan or the Rite Aid Loans, respectively. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distribution Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses) and will reduce such Classes' respective interest entitlements.

                       PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of the Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. In addition, such distributions in reduction of the Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or by the Mortgage Loan Seller for breaches of representations and warranties with respect to the Mortgage Loans as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class, reducing the maximum amount distributable to such Class in respect of principal, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the fifth paragraph of "Description of the Offered Certificates--Subordination; Allocation of Collateral Support Deficits" above.

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved.

     Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either actually received or covered by an Advance. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected. The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout and/or Defeasance Periods ranging from 18 months to 231 months following the Cut-off Date. The weighted average Lockout and/or Defeasance Period for the Mortgage Loans is approximately 99 months. Voluntary prepayments on the Mortgage Loans are generally prohibited until no earlier than one to six months preceding their Anticipated Repayment Date or maturity date, as applicable. See

"Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     As described in this Prospectus Supplement, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Additional Collateral Loans may require principal prepayments during the related Lockout Periods without payment of a Prepayment Premium or Yield Maintenance Charge.

     An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. There can be no assurance that any distribution of Prepayment Premiums or Yield Maintenance Charges distributed to the Certificateholders in connection with the mandatory prepayment of an Additional Collateral Loan will be sufficient to offset any negative effect on yield.

     Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement, if the portion of the available distribution amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

MODELING ASSUMPTIONS

     Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate or CPR model. As used in the following tables, (a) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Anticipated Repayment

Date or maturity date, as applicable, and (b) the columns headed "5% CPR," "10% CPR," "15% CPR" and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to as the "Prepayment Assumptions."

     For purposes of this Prospectus Supplement, the "MODELING ASSUMPTIONS" are, among other things, the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iii) no Yield Maintenance Charges are allocated to the Certificates; (iv) distributions on the Certificates are made on the fifteenth day (each assumed to be a Business Day) of each month, commencing in May 2001; (v) neither the Mortgage Loan Seller, nor any other party repurchases any Mortgage Loan as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase"; (vi) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (vii) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (viii) neither of the Controlling Class or the Servicer exercise the right to cause the early termination of the Trust Fund; (ix) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (x) the date of determination of weighted average life is April 30, 2001.

RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in February 2034, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date; provided that with respect to the Class NM-1 and Class NM-2 Participation Certificates, the date that is five years after the Maturity Date of the 730 North Michigan Avenue Loan. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement-- Representations and Warranties; Repurchase" and "--Optional Termination" in this Prospectus Supplement. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Modeling Assumptions. The Modeling Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

     Based on the Modeling Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                             CLASS A-1 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


        DISTRIBUTION DATE              0% CPR     5% CPR    10% CPR    15% CPR    25% CPR
-----------------------------------   --------   --------  ---------  ---------  ----------
Initial Percent                         100        100        100        100        100
April 2002                               85         85         85         85         85
April 2003                               69         69         69         69         69
April 2004                               50         50         50         50         50
April 2005                               30         28         25         23         17
April 2006                               0          0          0          0          0
April 2007                               0          0          0          0          0
April 2008                               0          0          0          0          0
April 2009                               0          0          0          0          0
April 2010                               0          0          0          0          0
April 2011                               0          0          0          0          0
April 2012                               0          0          0          0          0
April 2013                               0          0          0          0          0
April 2014                               0          0          0          0          0
April 2015                               0          0          0          0          0
April 2016                               0          0          0          0          0
April 2017                               0          0          0          0          0
April 2018                               0          0          0          0          0
April 2019                               0          0          0          0          0

Weighted Average Life (in years)(1)    2.8        2.8        2.8        2.7        2.7

------------------
 (1) The weighted average life of the Class A-1 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS A-2 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                                0           0           0            0           0
April 2007                                0           0           0            0           0
April 2008                                0           0           0            0           0
April 2009                                0           0           0            0           0
April 2010                                0           0           0            0           0
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      4.5         4.5         4.5          4.5         4.5

------------------

(1)  The weighted average life of the Class A-2 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS A-3 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                                97          97          97          96           96
April 2007                                88          88          88          88           87
April 2008                                26          26          25          25           25
April 2009                                9           9           9            9           9
April 2010                                0           0           0            0           0
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      6.7         6.7         6.7          6.7         6.7

------------------

(1)  The weighted average life of the Class A-3 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS A-4 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                               100         100         100          100         100
April 2007                               100         100         100          100         100
April 2008                               100         100         100          100         100
April 2009                               100         100         100          100         100
April 2010                                85          85          85          85           85
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      9.4         9.4         9.4          9.4         9.4

------------------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS B CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW

         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                               100         100         100          100         100
April 2007                               100         100         100          100         100
April 2008                               100         100         100          100         100
April 2009                               100         100         100          100         100
April 2010                               100         100         100          100         100
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      9.7         9.7         9.7          9.7         9.7

------------------

(1) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS C CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                               100         100         100          100         100
April 2007                               100         100         100          100         100
April 2008                               100         100         100          100         100
April 2009                               100         100         100          100         100
April 2010                               100         100         100          100         100
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      9.7         9.7         9.7          9.7         9.7

------------------

(1) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                              CLASS D CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRs SET FORTH BELOW


         DISTRIBUTION DATE              0% CPR      5% CPR     10% CPR      15% CPR     25% CPR
-------------------------------------  --------    --------   ---------    ---------   ---------
Initial Percent                          100         100         100          100         100
April 2002                               100         100         100          100         100
April 2003                               100         100         100          100         100
April 2004                               100         100         100          100         100
April 2005                               100         100         100          100         100
April 2006                               100         100         100          100         100
April 2007                               100         100         100          100         100
April 2008                               100         100         100          100         100
April 2009                               100         100         100          100         100
April 2010                               100         100         100          100         100
April 2011                                0           0           0            0           0
April 2012                                0           0           0            0           0
April 2013                                0           0           0            0           0
April 2014                                0           0           0            0           0
April 2015                                0           0           0            0           0
April 2016                                0           0           0            0           0
April 2017                                0           0           0            0           0
April 2018                                0           0           0            0           0
April 2019                                0           0           0            0           0

Weighted Average Life (in years)(1)      9.7         9.7         9.7          9.7         9.7

------------------

(1) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                       THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of April 1, 2001 (the "POOLING AND SERVICING AGREEMENT"), by and among the depositor, the Servicer, the Special Servicer and the Trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its website, at the address set forth under "--Reports to Certificateholders; Available Information." The Pooling and Servicing Agreement will also be filed with the Commission by the depositor by means of the EDGAR System and should be available on the Commission's website, the address of which is "www.sec.gov."

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the depositor will deliver to the Trustee, with a copy to the Servicer, with respect to each Mortgage Loan, a mortgage file ("MORTGAGE FILE") containing certain documents and instruments, including, among other things, the following--

          o the original Mortgage Note endorsed without recourse to the order of the Trustee, or a lost note affidavit;

          o the original mortgage or counterpart thereof (or, in either case, a certified copy thereof);

          o the assignment of the mortgage in recordable form in favor of the Trustee;

          o if applicable, preceding assignments of mortgages (or certified copies thereof);

          o    the related security agreement, if any;

          o the original assignment of leases and rents or counterpart thereof (or, in either case, a certified copy thereof);

          o the assignment of the assignment of leases and rents in recordable form in favor of the Trustee;

          o if applicable, preceding assignments of assignments of leases and rents (or certified copies thereof);

          o a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments;

          o    if applicable, the original loan agreements;

          o the originals of letters of credit, if any, and the assignment to the Trust;

          o    the original environmental indemnity agreement, if any;

          o    any environmental insurance policies;

          o    if applicable, the ground lease or a certified copy thereof;

          o    the original Residual Value Policy, if any; and

          o the original lender's title insurance policy (or marked commitments to insure).

     The Trustee will hold such documents for the benefit of the holders of the Certificates. The Trustee is obligated to review certain documents described above for each Mortgage Loan and report any missing documents or certain types of defects therein (in each such case, a "DEFECT" in the related Mortgage File) within 90 days after the Closing Date to the depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller as set forth in and subject to the terms of the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the depositor will assign to the Trustee for the benefit of the Certificateholders the representations and warranties made by the Mortgage Loan Seller to the depositor in the Mortgage Loan Purchase Agreement. Subject to certain specified exceptions, the representations and warranties of the Mortgage Loan Seller generally include the following-

1) the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

2) such seller owned the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Due Date in February 2001, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Closing Date;

4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

6) the related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases and rents of the Mortgaged Property;

7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

8) the related Mortgaged Property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

9) to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property;

11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property;

13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

15) to the Seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage that are not otherwise covered by an escrow of funds;

16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable upon notice to, but without the consent of, the lessor thereunder; (c) as of origination, such ground lease was in full force and effect and seller has not received notice that any material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor); (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the Mortgage Loan;

18) the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans;

19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance, or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

20) to such seller's knowledge, there exists no monetary default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

     The Mortgage Loan Seller has also covenanted in the Mortgage Loan Purchase Agreement to repurchase the ACCOR Loan if such Mortgage Loan becomes subject to a defeasance within two years of the Closing Date.

     If the Mortgage Loan Seller has been notified of a Defect in any Mortgage File or if the Mortgage Loan Seller, has been notified of a breach of any of its representations and warranties (a "BREACH") which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan Seller does not cure such Defect or such Mortgage Loan Seller does not cure such Breach, in each case within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller, in the case of a Defect or of a Breach, will be obligated to repurchase the affected Mortgage Loan within such 90-day period. The price (the "PURCHASE Price") will be equal

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to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees, Primary Servicing Fees and Special Servicing Fees), (iii) all related unreimbursed Servicing Advances plus, in general, accrued and unpaid interest on related Advances at the Reimbursement Rate (as defined herein), (iv) all expenses incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, (v) if such Mortgage Loan is being purchased by the Mortgage Loan Seller, so long as such Mortgage Loan is repurchased more than 180 days following the Mortgage Loan Seller's receipt of notice of a Breach or of a Defect giving rise to the repurchase obligation, the amount of any Liquidation Fee payable to the Special Servicer and (vi) if the 730 North Michigan Avenue Loan or any Rite Aid Loan is being purchased by the Class NM Directing Certificateholder or the directing certificateholder of the Class RA Participation Certificates, respectively, if such Mortgage Loan is repurchased more than 90 days after such Mortgage Loan became a Specially Serviced Mortgage Loan, the amount of any Liquidation Fee payable to the Special Servicer.

     If (x) any Mortgage Loan is required to be repurchased as contemplated above, (y) such Mortgage Loan is a Crossed Loan and (z) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any related Crossed Loan (without regard to this paragraph), then the applicable Defect or Breach (as the case may be) will be deemed to constitute a Defect or Breach (as the case may be) as to any related Crossed Loan for purposes of the above provisions, and the Mortgage Loan Seller will be required to repurchase any related Crossed Loan in accordance with the provisions above unless, in the case of a Breach, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase only the affected Crossed Loans as to which a Breach had occurred without regard to this paragraph: (i) the Debt Service Coverage Ratio for any related Crossed Loans for the four calendar quarters immediately preceding the repurchase is not less than the debt service coverage ratio for the Crossed Loans set forth in the tables in Exhibit A-1 hereto and (ii) the Loan-to-Value Ratio for any related Crossed Loans is not greater than the loan-to-value ratio for the Crossed Loans set forth in the tables in Exhibit A-1 hereto. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase only the affected Crossed Loan as to which the Defect or Breach exists or to repurchase the aggregate Crossed Loans. With respect to any Crossed Loan conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to forebear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans or Crossed Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies.

     Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Defect deemed to materially and adversely affect the interest of the Certificateholders: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the mortgage and a certificate stating

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that the original signed mortgage was sent for recordation; (c) the absence from the Mortgage File of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan;
(d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; or (e) the absence from the Mortgage File of any original letter of credit.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of the Mortgage Loan Seller's representations or warranties regarding the Mortgage Loans.

     Any Defect or any Breach that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986 shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund within 60 days following the earlier of its receipt of notice or its discovery of the Defect or Breach at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and in accordance with the Servicing Standard. With respect to the ARD Loans, the Servicer and Special Servicer will not be able to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, until the date on which principal and accrued interest (other than Excess Interest) has been paid in full. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described in this Prospectus Supplement) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

     The accompanying prospectus describes the liability of the Servicer and Special Servicer with regard to their respective actions and omissions.

ADVANCES

     On the Business Day immediately preceding each Distribution Date (the "SERVICER REMITTANCE DATE"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I ADVANCE") with respect to the Mortgage Loans (including any REO Loan) and the 730 North Michigan Avenue Non-Pooled Portion out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Collection Account that are not required to be part of the available distribution amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of--

          o the related Monthly Payments (in each case net of any related Servicing Fees, Primary Servicing Fees and Workout Fees), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by the related sub-servicer) as of the Business Day preceding such Servicer Remittance Date; and

          o in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period, including any REO Loan as to which the Balloon Payment would have been past due, an Assumed Scheduled Payment equal to the sum of--

                    (1) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan; and

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                    (2)  interest on the Stated Principal Balance of such
                         Mortgage Loan at the applicable Net Mortgage Rate (net of the Servicing Fee Rate and the Primary Servicing Fee
                         Rate).

     The Servicer's obligations to make P&I Advances in respect of a Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be, subject to the Servicer's determination of nonrecoverability. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement, but in any event no later than on the related Distribution Date.

     Notwithstanding the foregoing, with respect to any Distribution Date, the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments or the interest portion of Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of--

          o the amount of the interest portion of the advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by

          o    a fraction--

                    1. the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

                    2. the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

     Neither the Servicer nor the Trustee will be required or permitted to make an advance in respect of any delinquent:

          o    Penalty Charges;

          o    Yield Maintenance Charges;

          o    Excess Interest;

          o    Balloon Payments; or

          o    Prepayment Premiums.

     If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the scheduled monthly payment in effect prior to such modifications, then the Servicer shall, as to such Mortgage Loan, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees) in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this Prospectus Supplement) to make advances ("SERVICING ADVANCES") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates), environmental inspections and to cover other similar costs and expenses that are or may become a lien thereon. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such Servicing Advance pursuant to the Pooling and Servicing Agreement no later than one Business Day following notice to the Trustee of the Servicer's failure to make such Servicing Advance.

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     The Servicer or the Trustee, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including the 730 North Michigan Non-Pooled Portion) as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("RELATED PROCEEDS"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance or portion thereof that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "NONRECOVERABLE ADVANCE") and the Servicer or the Trustee will be entitled to recover any Advance or portion thereof that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances made by the Servicer or the Trustee will represent a portion of the losses to be borne by the Certificateholders.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Collection Account, interest at the Prime Rate (the "REIMBURSEMENT RATE") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. Two Mortgage Loans have grace periods for payment defaults that extend beyond the related Determination Date. In the event that the Servicer makes a P&I Advance in respect of any such Mortgage Loan, no interest will accrue on such P&I Advance until after the applicable grace period expires.

     The "PRIME RATE" will be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Statement to Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Available Information" below.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction Amount will be calculated for such Mortgage Loan. An "APPRAISAL REDUCTION EVENT" will occur on the earliest of-

          o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a Mortgage Loan;

          o the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan; or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity for a period of six months or less) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

          o 60 days after a receiver has been appointed for the borrower of the related Mortgaged Property;

          o    30 days after a borrower declares bankruptcy;

          o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

          o immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero.

     If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must obtain such appraisal within 60 days of the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event). If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any Mortgage Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related Mortgage Loan will be 25% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such

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MAI appraisal or the completion of such internal valuation, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction Amount taking into account such appraisal or internal valuation.

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes; provided, that with respect to any Appraisal Reduction Amounts with respect to the 730 North Michigan Avenue Loan, the Class NM Participation Certificates will bear the loss resulting from the reduction in the amount of interest available for distribution prior to the Subordinate Certificates in reverse sequential order. See "--Advances" above.

     With respect to the Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred, unless such Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer is required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) and, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund.

     Based upon such appraisal or internal valuation or, as the case may be, the Special Servicer shall redetermine and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction Amount with respect to such Mortgage Loan, and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12 month period immediately prior to the occurrence of such Appraisal Reduction Event, except where the Special Servicer has reason to believe there has been a material adverse change in the value of the property securing such Mortgage Loan. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction Amount with respect to such Mortgage Loan.

ACCOUNTS

     Lockbox Accounts. With respect to 56 Mortgage Loans, which represent in the aggregate 76.1% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts. For all ARD Loans for which a Lockbox Account has not already been established, such loans require the related lender to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more cash collateral accounts in the name of the Servicer will be established into which funds in the related Lockbox Accounts will be swept on a regular basis (each, a "CASH COLLATERAL ACCOUNT"). Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided that no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to--

          o    operating and capital expenses;

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          o    the reduction of the principal balance of the related Mortgage
               Loan until such principal is paid in full; and

          o    Excess Interest, in that order.

     The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Collection Account. The Servicer will establish and maintain a segregated account (the "COLLECTION Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date (or as soon thereafter as sufficient funds are on deposit) withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment, net of related Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account. The Servicer will also deposit into the Collection Account daily all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of related Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account. The Collection Account will contain sub-accounts which provide for segregation of the amounts received with respect to the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portion.

     Distribution Account. The Trustee will establish and maintain one or more accounts or subaccounts (collectively, the "DISTRIBUTION ACCOUNT") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account on the Servicer Remittance Date, the available distribution amount. The Servicer will deposit all P&I Advances into the Distribution Account on the Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee is required to deposit any required P&I Advances into the Distribution Account on the related Distribution Date as described in this Prospectus Supplement and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. Subaccounts of the Distribution Account may be maintained for the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC.

     Interest Reserve Account. The Trustee will establish on or before the Closing Date and will maintain one or more accounts or subaccounts (collectively, the "INTEREST RESERVE ACCOUNT") in the name of the Trustee for the benefit of the holders of the Certificates, which may be a subaccount of the Distribution Account. On the Servicer Remittance Date in each February and on the Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Trustee will be required to deposit, in respect of the related Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs, to the extent a full Monthly Payment or P&I Advance is made in respect thereof ("WITHHELD AMOUNTS"). On the Determination Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account.

     Excess Interest Distribution Account. The Trustee also will establish and maintain one or more accounts or subaccounts (collectively, the "EXCESS INTEREST DISTRIBUTION ACCOUNT"), each in the name of the Trustee for the benefit of the holders of the Class V Certificates, which may be a subaccount of the Distribution Account.

     Excess Liquidation Proceeds Account. The Trustee will also establish and maintain one or more accounts or subaccounts (collectively, the "EXCESS LIQUIDATION PROCEEDS ACCOUNT"), each in the name of the Trustee for the benefit of the holders of the Certificates, which may be a subaccount of the Distribution Account.

     Account Requirements. The Cash Collateral Accounts, Collection Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account, the Escrow Accounts and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account,

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any REO Account, the Interest Reserve Account, the Escrow Accounts and the
Excess Interest Distribution Account will be-

          o an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's, "A-1" by S&P and "F-1+" by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "Aa3" by Moody's, "AA-" by S&P (or "A-" if the short term obligations are rated at least "A-1") and "AA-" by Fitch (if rated by Fitch) or (b) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not, in and of itself, cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates;

          o a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority; or

          o any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, an "eligible bank."

     Amounts on deposit in the Collection Account, cash collateral account, any REO Account and the Interest Reserve Account may be invested in certain Permitted Investments. Interest or other income earned on funds in the Collection Account, any Escrow Accounts and cash collateral accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Servicer. Amounts on deposit in the Excess Interest Distribution Account, Excess Liquidation Proceeds Account and the Distribution Account will remain uninvested.

WITHDRAWALS FROM THE COLLECTION ACCOUNTS

     The Servicer may make withdrawals from its respective Collection Account for the following purposes, to the extent permitted and in the manner provided in the Pooling and Servicing Agreement-

          (1) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted or that may be applied to make P&I Advances;

          (2) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and to pay the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees;

          (3) to reimburse itself or the Trustee for unreimbursed Advances (to the extent not previously reimbursed in the form of a Cure Payment) from funds on deposit therein collected on the Mortgage Loan on which such Advance was made;

          (4)  to reimburse itself or the Trustee, for Nonrecoverable Advances;

          (5) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances;

          (6) to reimburse itself, the Special Servicer, the depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any Breach or Defect giving rise to a repurchase obligation of the Mortgage Loan Seller, or the enforcement of such obligation, under the related Mortgage Loan Purchase Agreement;

          (7) to pay itself, as additional servicing compensation, any net investment earnings and Penalty Charges on Mortgage (other than Specially Serviced Mortgage Loans) to the extent not used to offset interest on Advances, but only to the extent collected from the related borrower; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans;

          (8) to recoup any amounts deposited in the Collection Account in error;

          (9) to pay itself, the Special Servicer, the depositor and their respective directors, officers, employees and agents, any amounts payable pursuant to the indemnification provisions of the Pooling and Servicing Agreement;

          (10) to pay for-

                    o the cost of the opinions of counsel for purposes of REMIC administration or amending the Pooling and Servicing Agreement to the extent payable out of the Trust Fund; and

                    o the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Loan; (11) to pay out of general collections for any and all federal, state and local taxes imposed on any Trust REMIC or their assets or transactions together with incidental expenses;

          (12) to reimburse itself and the Special Servicer out of general collections for expenses incurred by and reimbursable to each of them by the Trust Fund;

          (13) to pay itself, the Special Servicer, the Mortgage Loan Seller, with respect to each Mortgage Loan, if any, it previously purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase;

          (14) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment;

          (15) to reimburse itself for any prior Advance, including any interest accrued and payable thereon, made for which a Cure Payment has been received, from such Cure Payment; and

          (16) to clear and terminate the Collection Account at termination of the Pooling and Servicing Agreement; provided, that in the case of clauses (3), (4) and (5), the Trustee will have priority with respect to any such reimbursement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the Mortgage Loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may be assumed with, among other conditions, the consent of the Servicer or Special Servicer, as applicable, in connection with any such sale or other transfer. The Servicer or Special Servicer, as applicable, will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that--

     o    not declaring an event of default under the related Mortgage; or

     o    granting such consent

     would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent.

     If the Servicer or Special Servicer, as applicable, determines that-

          o    not declaring an event of default under the related Mortgage; or

          o    granting such consent

          would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Servicer or Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that-

               (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related Mortgage; and

               (2) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time or (b) is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time, the Special Servicer has received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates (the conditions described in (1) and (2) are referred to as the "ASSUMPTION CONDITIONS").

Mortgage Loans described in (2) are referred to as "SIGNIFICANT MORTGAGE LOANS."

     The Servicer or Special Servicer, as applicable, is required to provide notice to the Rating Agencies of the assumption of any Mortgage Loan or transfer of a direct or indirect controlling interest in the borrower under a Mortgage Loan to the extent the Servicer or Special Servicer, as applicable, is aware of such transfer which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications" below. The Servicer or Special Servicer, as applicable, will provide notice to the Rating Agencies of any waiver of any due-on-sale clause in the event that Rating Agency confirmation is not required for such waiver.

     The consent of the Special Servicer and, except as described in this Prospectus Supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a Mortgage Loan forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which provide-

          o that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

          o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related Mortgaged Property.

     The Special Servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

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INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note
(a) with a Stated Principal Balance that is $2,000,000 or more, at least once every 12 months and (b) with a Stated Principal Balance that is less than $2,000,000, at least once every 24 months, in each case commencing in April 2002 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates); provided, however, that if the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as the case may be, is required to prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and substantially all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, is required to itself maintain (to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard)), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan but in any case, such amount so as to avoid the application of any co-insurance clause and with no deduction for physical depreciation.

     Additionally, under the terms of the related Mortgage Loan documents, each borrower is required to maintain business interruption insurance which covers a period of not less than six months or more as required at the origination of the Mortgage Loan. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (if such flood insurance has been made available), the Servicer or the Special Servicer, as the case may be, will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, is required to itself maintain, to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard), a Federal flood insurance policy in an amount equal to at least-

          o    the outstanding principal balance of the related Mortgage Loan;

          o the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended; and

          o    any amount required by the related Mortgage Loan.

          The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount (to the extent available at commercially reasonable rates) that is not less than the amount that was previously required of the borrower under the related Mortgage or as is consistent with the Servicing Standard. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing

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Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause the related borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer, as applicable, in maintaining any such insurance policy if the borrower defaults on its obligation to do so is required to be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower and if the related Borrower does not pay such cost and such Advance becomes nonrecoverable, the Servicer may withdraw an amount to cover such cost from the Collection Account.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2002 a statement to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or a portion thereof) and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "AUDIT PROGRAM"), such firm confirms that the Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported. If the same entity acts as Servicer and Special Servicer, the foregoing may be delivered as a single report.

     The Pooling and Servicing Agreement also requires the Servicer and the Special Servicer to deliver to the Trustee, who shall upon request deliver a copy to the depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2002, an officer's certificate of the Servicer stating that, among other things, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto. If the same entity acts as Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The accompanying prospectus describes the circumstances and procedures whereby a Servicer and/or Special Servicer may resign from their respective obligations. The accompanying prospectus also sets forth the appointment procedure for a successor Servicer and/or Special Servicer. See "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, the depositor or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund, the other parties thereto or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee, the depositor and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not

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extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, and the depositor will be permitted, in the exercise of its discretion, to undertake any such action, proceeding, hearing or examination as it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee or the depositor, as the case may be, will be entitled to reimbursement from amounts attributable to the Mortgage Loans on deposit in the Collection Account.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and the Special Servicer will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond and errors and omissions policy so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person with or into which the Servicer, the Special Servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the depositor, will be the successor of the Servicer, the Special Servicer or the depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, in and of itself, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the depositor or the depositor's affiliates.

     The Servicer and the Special Servicer may assign all of their rights and delegate all of their duties and obligations under the Pooling and Servicing Agreement; provided that the person accepting such assignment or delegation is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement; provided further that the Rating Agencies have confirmed in writing that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been rated. In the case of any such assignment and delegation, the Servicer or the Special Servicer, as the case may be, will be released from its obligations under the Pooling and Servicing Agreement, except that the Servicer or the Special Servicer, as the case may be, will remain liable for all liabilities and obligations incurred by it, or arising from its conduct, prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, each of the Servicer and the Special Servicer may, in its sole discretion, appoint sub-servicers and independent contractors or agents to perform select duties, provided that the Servicer or the Special Servicer will not be relieved from such duties solely by virtue of such appointment.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation--

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          o    (a) any failure by the Servicer to make any remittance required to be made by the Servicer (including any P&I Advances) by 5:00 p.m. on the Servicer Remittance Date, which is not cured by 10:00 a.m. on the Distribution Date and (b) any failure by the Servicer to make any required Servicing Advance within the time specified in the Pooling and Servicing Agreement, which failure remains uncured for three days;

          o any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Collection Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for one Business Day;

          o any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or 60 days so long as the Servicer is in good faith diligently pursuing such cure) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

          o any breach by the Servicer or the Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days after the date on which notice of such breach shall have been given; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such thirty-day period shall be extended for an additional thirty days;

          o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;

          o the Trustee receives written notice from Fitch that the continuation of the Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates;

          o a servicing officer of the Servicer or the Special Servicer (as the case may be) receives actual knowledge that: (i) Moody's has qualified, downgraded or withdrawn the rating or ratings on one or more Classes of Certificates, or (ii) that Moody's has placed one or more Classes of Certificates on "watch status" in contemplation of a rating qualification, downgrade or withdrawal (and such "watch status" placement has not been withdrawn by Moody's within 60 days of the date the servicing officer of the Servicer or the Special Servicer (as the case may be) obtained such actual knowledge), in the case of either of clause (i) or
               (ii), citing servicing concerns with the Servicer or the Special Servicer (as the case may be) as the sole or material factor in such action; or

          o the Servicer or the Special Servicer is removed from S&P's approved servicer list or special servicer list, as the case may be, and any of the Certificates' ratings by S&P are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee, will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights and the Trustee will be required, to terminate all of the rights (except for any rights related to unpaid servicing compensation (including any Workout Fees owed to the Special Servicer) or unreimbursed Advances and interest thereon and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and

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liabilities of the defaulting party as Servicer, with respect to the Mortgage
Loans, or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to the same compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or the Special Servicer, as the case may be, any established Mortgage Loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding on behalf of the Trustee and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The accompanying prospectus describes several circumstances where the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the holders of Certificates. See "Description of the Governing Documents--Amendment" in the accompanying prospectus. The parties may also amend the Pooling and Servicing Agreement without the consent of any of the holders of Certificates to--

          o change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the REO Account, provided that-

               (1) the Servicer Remittance Date shall not be later than the related Distribution Date;

               (2) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment); and

               (3) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

          o    modify, eliminate or add to any of its provisions-

               (1) to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that-

                        (i) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk; and

                        (ii) such action will not adversely affect in any
                             material respect the interests of any holder of the Certificates; or

               (2) to restrict the transfer of the Residual Certificates, provided that the depositor has determined that the then current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the accompanying prospectus) as evidenced by an opinion of counsel (at the expense of the requesting party);

          o make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; or

          o amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may--

          o reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a certificate of any Class without the consent of the holder of such certificate.

          o reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding;

          o adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding; or

          o change the Servicing Standard without the consent of the holders of all Certificates then outstanding.

See "Description of the Governing Documents--Amendment" in the accompanying prospectus.

     Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC.

VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "VOTING RIGHTS") will be allocated among the respective Classes of Certificateholders as follows--

          o    1% in the case of the Class A-X and Class A-CP Certificates, and

          o in the case of any other Class of Certificates (other than the Class V and Residual Certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class NM Participation, the Class RA Participation, Class V or Residual Certificates will be entitled to any Voting Rights.

     For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class, but not by any Appraisal Reduction Amounts allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for the purposes of the taking of any action under the Pooling and Servicing Agreement with respect to an event of default of the Servicer, the Special Servicer or the Trustee, the taking of any vote pursuant to the Pooling and Servicing Agreement with respect to the rights, obligations or liabilities of the Servicer, the Trustee or the Special Servicer, or the giving of any consent or waiver with respect to the rights, obligations or liabilities of the Servicer, the Trustee or the Special Servicer pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Servicer, the Trustee or the Special Servicer, as the case may be, or any affiliate thereof, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to take any such action or vote or effect any such consent or waiver has been obtained; provided, however, that the foregoing will not apply if the Servicer, the Trustee or the Special Servicer, as the case may be, and/or their affiliates, owns the entire Class of each Class affected by such action, vote, consent or waiver.

REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Servicer's or Special Servicer's, as applicable, judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a Servicing Advance) and either-

          o such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
               (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          o the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report (taking into account the existence of any environmental insurance), determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     The Pooling and Servicing Agreement provides that, with respect to any Mortgage Loan as to which a specified number of scheduled payments are delinquent, the Special Servicer is required to determine the net present value of various courses of action with respect to such Mortgage Loan (work-out, foreclosure or sale of such defaulted Mortgage Loan) and pursue the course of action having the highest net present value. The Pooling and Servicing Agreement grants to the Directing Certificateholder the right to purchase any such delinquent Mortgage Loan from the Trust Fund at the Purchase Price and, in the event that the Directing Certificateholder notifies the Special Servicer that it intends to exercise such purchase option, then selling the defaulted Mortgage Loan to the Directing Certificateholder will be deemed to be the course of action having the highest net present value.

     Tax Considerations. If title to any REO Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless -

          o the Internal Revenue Service grants an extension of time to sell such property; or

          o the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for such longer period will not result in the imposition of taxes on "prohibited transactions" on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Certificate is outstanding.

     The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund by the Special Servicer is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code of 1986 at all times, that the sale of such property does not result in the receipt by the Trust Fund of any "income from nonpermitted assets" as described in Section 860F(a)(2)(B) of the Internal Revenue Code of 1986. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Trust REMICs will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code of 1986 and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the Trust Fund, based on the charges for any non-customary services, or all of such income if such charges are not separately stated or such non-customary services are not performed by an independent contractor, would not constitute "rents from real property."

     Any of the foregoing types of income and any income from the operation of a trade or business, such as a hotel, may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC or, if applicable, the Loan REMICs at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

     Liquidation Proceeds. To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of--

          o    the outstanding principal balance of such Mortgage Loan;

          o    interest accrued thereon;

          o interest accrued on any P&I Advances made with respect to such Mortgage Loan; and

          o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall.

     The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on a Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless--

          o the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer, the Servicer or the Trustee, as the case may be, for its expenses; and

          o the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     Specially Serviced Mortgage Loans. With respect to any Mortgage Loan--

          o as to which a payment default has occurred at its maturity date and continues unremedied for 30 days, or if the Servicer has received evidence that the borrower has obtained a firm commitment to refinance, 60 days (unless, with respect to the 730 North Michigan Avenue Loan or the Rite Aid Loans, such default is cured by the Directing Certificateholder of the Class NM Participation Certificates or Class RA Participation Certificates, respectively);

          o as to which any Monthly Payment is more than 60 or more days delinquent (unless, with respect to the 730 North Michigan Avenue Loan or the Rite Aid Loans, such default is cured by the Directing Certificateholder of the Class NM Participation Certificates or Class RA Participation Certificates, respectively);

          o    as to which such borrower has-

               (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (3) has admitted in writing its inability to pay its debts generally as they become due;

          o as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          o as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days (unless, with respect to the 730 North Michigan Avenue Loan or the Rite Aid Loans, such default is cured by the Directing Certificateholder of the Class NM Participation Certificates or Class RA Participation Certificates, respectively);

          o as to which any other default has occurred under the Mortgage Loan documents that, in the judgment of the Servicer, has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Note) (unless, with respect to the 730 North Michigan Avenue Loan or the Rite Aid Loans, such default is cured by the Directing Certificateholder of the Class NM Participation Certificates or Class RA Participation Certificates, respectively);

          o with respect to the 730 North Michigan Avenue Loan and the Rite Aid Loans, the election by the Directing Certificateholder of the Class NM or Class RA Participation Certificates, as applicable, not to cure a monetary or non-monetary default, which default would otherwise result in a Mortgage Loan becoming a Specially Serviced Mortgage Loan; or

          o with respect to the 730 North Michigan Avenue Loan and the Rite Aid Loans, the election by the Directing Certificateholder of the Class NM or Class RA Participation Certificates, as applicable, not to exercise its purchase option with respect to such Mortgage Loan if the event giving rise to such purchase option would otherwise result in such Loan becoming a Specially Serviced Mortgage Loan, the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan.

     The Special Servicer will continue to be responsible for the operation and management of an REO Property. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     The Special Servicer will return the full servicing of a Corrected Mortgage Loan to the Servicer.

     A "CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

     The Controlling Class as of the Closing Date will be the Class N Certificates.

     The "DIRECTING CERTIFICATEHOLDER" is the Controlling Class Certificateholder selected by the holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     The Special Servicer is required to consult with the Directing Certificateholder prior to the taking by the Special Servicer of the following actions--

     o any proposed modification of a monetary term of a Mortgage Loan other than an extension of the original maturity date for two years or less;

     o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

     o any proposed sale of a Specially Serviced Mortgage Loan or REO Property, other than in connection with the termination of the Trust as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a Mortgage
          Loan;

     o    any acceptance of a discounted payoff;

     o    any waiver of a "due on sale" or "due on encumbrance" clause;

     o any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan; and

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan).

     The Special Servicer shall provide to the Directing Certificateholder all information which the Special Servicer considers to be material in connection with evaluating such action. Notwithstanding the foregoing, no such advice, direction or objection contemplated by the foregoing may require or cause the Special Servicer to (i) violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) violate the provisions of the Pooling and Servicing Agreement relating to the status of the Trust REMICs as REMICs, (iv) violate any other provisions of the Pooling and Servicing Agreement, (v) require or cause the Special Servicer to violate the terms of a Mortgage Loan, (vi) expose the Servicer, the Special Servicer, the depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement; and the Special Servicer will neither follow any such direction if given by the Directing Certificateholder nor initiate any such actions.

MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Servicer or the Special Servicer, as applicable, to modify, waive or amend any term of the related Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not--

          o affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

          o affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;

          o except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment; or

          o in the judgment of the Servicer or Special Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the Mortgage Loan is in default or default is reasonably foreseeable, the Servicer or Special Servicer, as applicable, has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may--

          o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

          o reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

          o forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

          o waive Excess Interest if such waiver conforms to the Servicing Standard; and/or

          o    accept a principal prepayment during any Lockout Period;

provided that the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

However, in no event will the Special Servicer be permitted to--

(1) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

(2) extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease if the Mortgage Loan is secured by a ground lease.

     With respect to clause (2) above, the Special Servicer is required to give due consideration to the term of the ground lease before extending the Maturity Date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless, among other things, the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     The Special Servicer with respect to a Specially Serviced Mortgage Loan will notify the Servicer, who will notify the Trustee, and the Servicer with respect to a non-Specially Serviced Mortgage Loan will notify the Trustee of any modification, waiver or amendment of any term of a Mortgage Loan and must deliver to the Trustee (with a copy to the Servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 Business Days). The Special Servicer with respect to a Specially Serviced Mortgage Loan will notify the Servicer, who will notify the Rating Agencies and the Servicer with respect to a non-Specially serviced Mortgage Loan will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan the principal balance of which is $20,000,000 or more or that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the Special Servicer.

OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of -

          o the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto; or

          o the purchase of all of the assets of the Trust Fund by the Special Servicer, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, the holder of a majority of the Percentage Interests in the Controlling Class will have the option to purchase all of the assets of the Trust Fund. If the holder of a majority of the Percentage Interests in the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Special Servicer may notify the holder of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option, and if the holder of a majority of the Percentage Interests in the Controlling Class does not exercise such option within ten Business Days, the Special Servicer will be entitled to exercise such option. If the Special Servicer does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the holder of the Controlling Class, the Special Servicer and the Trustee of its intention to exercise such option, and if neither of the holders of the Controlling Class nor the Special Servicer exercises such option within ten business days, the Servicer will be entitled to exercise such option.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of -

          o the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) included in the Trust Fund; and

          o the aggregate fair market value of all REO Properties, if any, included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee.

     Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer, the holder of the Controlling Class or the Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 1.0% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer, the holder of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders will be applied generally as described above under "Description of the Offered Certificates--Distributions--Priority of Distributions."

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "TRUSTEE"). The corporate trust office of the Trustee responsible for administration of the Trust is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562 Attention: Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2. For Certificate transfer and payment purposes, the office of the Trustee is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2.

     As compensation for its services, the Trustee will receive the Trustee Fee (as defined below).

     The information concerning the Trustee in this section has been provided by the Trustee, and none of the Mortgage Loan Seller, the Servicer, the Special Servicer, the depositor or the Underwriters makes any representation or warranty as to the accuracy hereof.

TRUSTEE FEE AND PAYMENT OF EXPENSES

     As compensation for the performance of its duties, the Trustee will be paid a fee (the "TRUSTEE FEE") from the Distribution Account. The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "TRUSTEE FEE RATE") equal to 0.0021% per annum on the Stated Principal Balance of the subject Mortgage Loan outstanding from time to time, and will be computed based on the same interest accrual basis, which is either an Actual/360 basis or a 30/360 basis, as the subject Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee is required to make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee will be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation, in its capacity as Servicer under the Pooling and Servicing Agreement, will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans and REO Properties).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "SERVICING FEE") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate of 0.07% per annum (exclusive of any Primary Servicing Fee or Trustee Fee) (the "SERVICING FEE RATE"), and will be computed on the same interest accrual basis as that Mortgage Loan, which will be an Actual/360 basis or a 30/360 basis, as applicable, on the Stated Principal Balance of the subject Mortgage Loan (including any related REO Loans and Specially Serviced Mortgage Loans).

     The principal compensation to be paid to the Special Servicer in respect of their special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "SPECIAL SERVICING Fee" will accrue with respect to the Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "SPECIAL SERVICING FEE RATE") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund.

     A "WORKOUT FEE" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "WORKOUT FEE RATE" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Mortgage Loan) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as the Special Servicer and were still such at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "LIQUIDATION FEE" will be payable with respect to the Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts (net of expenses) in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise "LIQUIDATION PROCEEDS."

     As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan.

     Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) so long as such Mortgage Loan is repurchased within 180 days of its receipt of notice of a Breach or of a Defect, the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, (ii) the



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purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special
Servicer, (iii) the purchase by the holders of the Class V Certificates of any ARD Loan, (iv) so long as the 730 North Michigan Avenue Loan or any Rite Aid Loan is purchased within 90 days after the date such Mortgage Loan became a Specially Serviced Mortgage Loan, the purchase by the Class NM Directing Certificateholder or the directing certificateholder of the Class RA Participation Certificates, respectively, of such Mortgage Loan or (v) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will be entitled to additional servicing compensation in the form of--

          o    all assumption fees on all Specially Serviced Mortgage Loans;

          o 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans (to the extent the Special Servicer's consent is required); and

          o 50% of all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans other than Specially Serviced Mortgage Loans to the extent already collected and to the extent the Special Servicer's approval was required and 100% of all such fees with respect to any Specially Serviced Mortgage Loan. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     The Servicer will be entitled to additional servicing compensation in the form of--

          o 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and 100% of all such fees to the extent the Special Servicer's approval was not required; and

          o 50% of all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans other than Specially Serviced Mortgage Loans to the extent already collected and 100% of such fees to the extent the Special Servicer's approval was not required. The Servicer will also be entitled to Penalty Charges collected by the Servicer on any Mortgage Loans other than any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Although the Servicer and the Special Servicer are each required to service and administer the related Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described in this Prospectus Supplement under "--Advances," the Servicer will be entitled to receive interest on its related Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicer and the Special Servicer will be responsible for all fees of any sub-special servicer.

     Any Prepayment Interest Shortfalls for any Distribution Date on any non-Specially Serviced Mortgage Loan in excess of a portion of the Servicing Fee attributable to such Mortgage Loan equal to the first 0.02% per annum of the Servicing Fee Rate (such excess amount, an "UNCOVERED PREPAYMENT INTEREST SHORTFALL") will be allocated to each Class of Regular Certificates, pro rata, based on the Monthly Interest Distribution Amounts thereof (calculated without regard to any Uncovered Prepayment Interest Shortfall Amounts). Any Prepayment Interest Excess on a

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Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.

THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation, a California corporation, will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans.

     The information set forth in this section concerning the Special Servicer has been provided by the Special Servicer, and none of Mortgage Loan Seller, the Trustee, the depositor, the Servicer or the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The holders of greater than 50% of the percentage interests of the Controlling Class will be entitled to remove the Special Servicer of the Mortgage Loans and appoint a successor Special Servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

THE SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or the Special Servicer could cause a conflict relating to the Servicer's or the Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Pursuant to the Pooling and Servicing Agreement, the Servicer or the Special Servicer are required to administer the related Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or the Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer and the Special Servicer regarding the related Mortgage Loans (each of which may also publish such reports on the Internet), and delivered to the Trustee, the Trustee will make available and, upon request, forward on each Distribution Date to each Certificateholder, the depositor, the Servicer, the Special Servicer, the Underwriters, each Rating Agency and, if requested in writing, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's website and, with respect to the Statement to Certificateholders only, its fax service:

          o A "STATEMENT TO CERTIFICATEHOLDERS" setting forth, among other things:

               (1) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof;

               (2) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (a) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (b) Prepayment Premiums and Yield Maintenance Charges;

               (3) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date;

               (4) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more (d) that are Specially Serviced Mortgage Loans and are not delinquent, or (e) as to which foreclosure proceedings have been commenced;

               (5) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated

                    Principal Balance and unpaid principal balance of such Mortgage Loan including the aggregate amount of unreimbursed Advances;

               (6) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the available distribution amount for such Distribution Date;

               (7) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and;

               (8) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a final recovery determination has been made, (a) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the available distribution amount for such Distribution Date, (b) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable, (c) the amount of any Liquidation Proceeds received, (d) the amount of any liquidation expenses and (e) the amount of any realized losses;

               (9) the aggregate Certificate Balance or Notional Balance of each Class of Regular Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance or Notional Balance, as applicable, of each such Class due to any Collateral Support Deficit;

               (10) the amount of principal prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date;

               (11) the Pass-Through Rate for each Class of Certificates
                    applicable for such Distribution Date;

               (12) the aggregate amount of the Servicing Fee, Primary Servicing
                    Fee and Special Servicing Fee retained by or paid to the Servicer and the Special Servicer during the related Due Period;

               (13) the Collateral Support Deficit, if any, for such
                    Distribution Date;

               (14) certain Trust Fund expenses incurred as of three Business
                    Days prior to the end of the related Due Period as described in the Pooling and Servicing Agreement;

               (15) the amount of Servicing Advances and P&I Advances (net of reimbursed Advances) outstanding which have been made by the Servicer or the Trustee during the related Due Period; and

               (16) the Appraisal Reduction Amounts allocated during the related
                    Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis.

          In the case of information furnished pursuant to subclauses (1), (2) and (9) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1000 of original Certificate Balance or Notional Balance, as the case may be.

     o A report containing information regarding the Mortgage Loans as of three Business Days prior to the end of the related Due Period, except that information regarding borrower payments will be as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Certain Characteristics of the Mortgage

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          Loans--Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is required to make available, or, upon request, forward to each Certificateholder, the depositor, the Trustee, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following nine reports, in the form of the Commercial Mortgage Securities Association standard information package and as periodically updated, all of which will be made available electronically via the Trustee's website:

               (1) A comparative financial status report in the form set forth in Exhibit C.

               (2) A delinquent loan status report in the form set forth in Exhibit C.

               (3) An historical loan modification report in the form set forth in Exhibit C.

               (4) An historical loss estimate report in the form set forth in Exhibit C.

               (5)  An REO status report in the form set forth in Exhibit C.

               (6)  A Servicer watch list in the form set forth in Exhibit C.

               (7) In accordance with the Pooling and Servicing Agreement, commencing May 31, 2002, with respect to each Mortgage Loan and REO Loan, an "Operating Statement Analysis Report," on a monthly basis, and an "NOI Adjustment Worksheet," on an annual basis, together with copies of the operating statements and rent rolls (but only to the extent the related borrower delivers such information to the Servicer or Special Servicer), as applicable, for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. To the extent delivery is required in the related Mortgage Loan, the Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

               (8) On a monthly basis, commencing six months following the Closing Date, with respect to each Mortgage Loan and REO Loan, a "Financial File," which will be updated monthly and will include operating statements received from the related Borrower without any adjustments (except for each Mortgage Loan's annual review in connection with the NOI Adjustment Worksheet).

     The reports described in clauses (1), (6), (7), (8) and (9) above are collectively referred to as the "RESTRICTED REPORTS." The reports described in clauses (2), (3), (4) and (5)above are collectively referred as the "UNRESTRICTED REPORTS." The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer the fourth Business Day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable. Upon written request, the Trustee will make hard copies of such reports available to the Certificateholders at the expense of the requesting party.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to make available and, upon request, to send to each person who at any time during the calendar year was a

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Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Statement to Certificateholders and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable reporting provisions of the Internal Revenue Code of 1986. Such information is to include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee (except with respect to items (4) and (5) below which will be made available by the Servicer) make available at its offices, during normal business hours for review by any Certificateholder, the depositor, the Trustee, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other person to whom the depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents)--

               (1) the Pooling and Servicing Agreement and any amendments thereto;

               (2) all Statements to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date;

               (3) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements;

               (4) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property delivered to the Trustee;

               (5) the most recent annual operating statements, rent rolls (to the extent such operating statements or rent rolls have been made available by the related borrower, or are required under the related loan documents) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property;

               (6) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer delivered to the Trustee; and

               (7) any and all officers' certificates and other evidence delivered to the Trustee to support the Servicer's determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee or Servicer, as applicable, upon written request; however, the Trustee and Servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     The Trustee will make available each month, to any interested party, the Pooling and Servicing Agreement, the Prospectus Supplement, the Statement to Certificateholders, the Unrestricted Reports, the CMSA Bond File and the CMSA Collateral Summary File and certain Mortgage Loan information as presented in the CMSA100 format via the Trustee's website.

     The Trustee will also make available each month the Restricted Reports, via its website on a restricted basis, accessible only to each Certificateholder, each of the parties to the Pooling and Servicing Agreement, each of the Rating Agencies, the Underwriters, any party that identifies itself to the Trustee as a beneficial owner or prospective purchaser of a Certificate by delivering an investor certification (the form of which is available on the Trustee's website and also attached as an exhibit to the Pooling and Servicing Agreement) and any other person upon the direction of the depositor.

     None of the Servicer, the Special Servicer or Trustee will make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on their websites and will assume no responsibility therefor. In addition, the Trustee, the Special Servicer and the Servicer may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

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     In connection with providing access to the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. None of the Trustee, the Servicer or the Special Servicer will be liable for the dissemination of information in accordance herewith and with the Pooling and Servicing Agreement.

        CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN CALIFORNIA, ILLINOIS, NEW YORK, PENNSYLVANIA AND FLORIDA

     The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in California (approximately 21.3% of the Initial Pool Balance), Illinois (approximately 13.7% of the Initial Pool Balance), New York (approximately 7.7% of the Initial Pool Balance), Pennsylvania (approximately 7.3% of the Initial Pool Balance) and Florida (approximately 6.2% of the Initial Pool Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

     Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

ILLINOIS

     Mortgage Loans in Illinois are generally secured by mortgages on real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. The common law remedy of strict foreclosure is still available in Illinois, as are statutory procedures for consent foreclosure and deed in lieu of foreclosure. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment in the context of judicial foreclosure, but deficiency judgments are waived in the context of consent foreclosure or deed in lieu of foreclosure (except, with respect to deed in lieu of foreclosure, to the extent that the mortgagor(s) and guarantor(s) agree in a contemporaneous writing not to be relieved of their obligations with respect to the Mortgage Loan). A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which may be exercised repeatedly unless the court has made an express finding that the mortgagor has exercised its right to reinstate, in which case such relief cannot again be made available to the mortgagor for a period of five years. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying the principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in the absence of acceleration) within ninety days from the date the court obtains jurisdiction over the mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages. Further, under Illinois case law, in order to enforce an assignment of

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rents, a mortgagee is required to (a) take actual possession of the Mortgaged
Property, (b) take constructive possession of the Mortgaged Property by obtaining court authorization to collect rents from tenants or (c) move for the appointment of, and obtain an affirmative ruling appointing, a receiver for the Mortgaged Property.

NEW YORK

     Mortgage Loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

PENNSYLVANIA

     Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

FLORIDA

     Mortgage Loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus Supplement. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 and in Treasury regulations issued under the original issue discount provisions of the Internal Revenue Code of 1986 (the "OID REGULATIONS"), and the Treasury regulations issued under the provisions of the Internal Revenue Code of 1986 relating to REMICs (the "REMIC REGULATIONS"). Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code of 1986 and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest (such portion of the Trust Fund, the "TRUST REMICS"), as four separate REMICs within the meaning of Section 860D of the Internal Revenue Code of 1986. Two of the REMICs will each be comprised of an individual Mortgage Loan and related assets (each, a "LOAN REMIC") and the other two REMICs will be the "UPPER-TIER REMIC" and the "LOWER-TIER REMIC." The reserve accounts, the Lockbox Accounts and the cash collateral accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. Each Loan REMIC will hold a single Mortgage Loan (exclusive of Excess Interest), proceeds therefrom, the related subaccounts of the Collection Account and the Distribution Account and any related REO Property, and will issue one uncertificated class of regular interests (the "LOAN REMIC REGULAR INTEREST") to the Lower-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and the Mortgage Loans held in the Loan REMICs), the Loan REMIC Regular Interests, proceeds therefrom, the Collection Account, the Distribution Account, the Interest Reserve Account and any REO Property, and will issue (i) certain uncertificated Classes of regular interests (the "LOWER-TIER REGULAR INTERESTS"), (ii) the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC and the Loan REMIC holding the Accor Loan and (iii) the Class R-730 Certificates, which will represent the sole Class of residual interests in the Loan REMIC holding the 730 North Michigan Avenue Loan. The Upper-Tier REMIC will hold regular interests of the Lower-Tier REMIC and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the regular interests represented by the Regular Certificates and the Class NM and Class RA Participation Certificates as Classes of regular interests and the Class R Certificates as representing the sole Class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions.

     Assuming-

     o   the making of appropriate elections;

     o   compliance with the Pooling and Servicing Agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code of 1986 or applicable temporary or final regulations of the U.S. Department of the Treasury ("TREASURY REGULATIONS") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust REMICs will each qualify as a separate REMIC and the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes.

     The Class V Certificates will represent an undivided beneficial interest in the portion of the Trust Fund consisting of Excess Interest with respect to the ARD Loans. In addition, the Offered Certificates are qualifying assets under
Section 7701(a)(19)(C) of the Code only to the extent of the percentage of the aggregate pool balance from time to time represented by the Mortgage Loans secured by multifamily properties, manufactured housing community properties and assisted living facilities.

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices of the Offered Certificates, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will be issued at a premium for federal income tax purposes. Yield Maintenance

Charges and Prepayment Premiums received by Certificateholders generally will be treated as additional ordinary income in respect of their corresponding Class of regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective Certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges and Prepayment Premiums for federal income tax purposes.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations" in this Prospectus Supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus for a discussion of the timing of income and the timing and character of losses on the Offered Certificates as a result of unadvanced delinquencies or losses on the Mortgage Loans and the subordination features of the Certificates.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, a State or the District of Columbia, or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" in the accompanying prospectus.

     See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS


SENIOR CERTIFICATES

     The purchase by or transfer to a retirement plan or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "PLAN"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates is subject to the requirements imposed by ERISA, Section 4975 of the Code or any Similar Law, as described in the accompanying prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DEPARTMENT") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted CSFBC an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, Morgan Stanley an individual prohibited transaction exemption, PTE 90-24, 55 Fed. Reg. 20548 (May 24, 1990) and Goldman Sachs an individual prohibited transaction exemption, PTE 89-88, 54 Fed. Reg. 42581 (October 17, 1989), each as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997) and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) (each such exemption, the "EXEMPTION"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by CSFBC, Morgan Stanley or Goldman Sachs, respectively. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by CSFBC, Morgan Stanley or Goldman Sachs, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following--

          o The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's Investors Service, Inc. ("MOODY'S"), Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or Fitch, Inc. ("FITCH");

          o The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          o The sum of all payments made to and retained by CSFBC, Morgan Stanley or Goldman Sachs in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The Trust Fund must also meet the following requirements-

          o the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          o certificates in such other investment pools must have been rated in one of the four highest rating categories of Moody's, S&P or Fitch prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

          o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the depositor to pay part of the purchase price of the Mortgage Loans.

                                  UNDERWRITING

     Under the terms and conditions set forth in the underwriting agreement dated April 18, 2001 among the depositor and Credit Suisse First Boston Corporation ("CSFBC"), an affiliate of the depositor, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively the "UNDERWRITERS"), the depositor has agreed to sell to the Underwriters the following respective principal amounts of the Offered Certificates:

                           PRINCIPAL      PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL
                           AMOUNT OF      AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF
                           CLASS A-1      CLASS A-2      CLASS A-3       CLASS A-4       CLASS B         CLASS C        CLASS D
    UNDERWRITER          CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES    CERTIFICATES
--------------------    -------------   -------------   ------------   ------------    ------------   ------------    ------------
Credit Suisse First      $47,380,000    $153,750,000   $114,750,000   $438,158,000     $43,796,000    $49,271,000     $10,949,000
  Boston Corporation
Goldman, Sachs                    $0              $0             $0    $50,000,000              $0             $0              $0
   & Co.
Morgan Stanley                    $0              $0    $15,000,000    $35,000,000              $0             $0              $0
   & Co.
   Incorporated

Total                    $47,380,000    $153,750,000   $129,750,000   $523,158,000     $43,796,000    $49,271,000     $10,949,000
                         ===========    ============   ============   ============     ===========    ===========     ===========

     The Underwriting Agreement will provide that the Underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The Underwriting Agreement further provides that if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriters may be increased or the offering may be terminated.

     Proceeds to the depositor from the sale of the Offered Certificates will be approximately 100.475% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the depositor. The depositor estimates that its out-of-pocket expenses for this offering will be approximately $4,400,000.

     The Underwriters have advised the depositor that they propose to offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts, and the Underwriters may also receive commissions from the purchasers of the Offered Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be Underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Lack of a Secondary Market for the Certificates May Make It Difficult for You To Resell Your Certificates" in this Prospectus Supplement.

     The depositor has agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. The Mortgage Loan Seller has agreed to indemnify the depositor with respect to liabilities under the Securities Act, relating to the Mortgage Loans.

     We expect that delivery of the Offered Certificates will be made against payment therefor on or about April 24, 2001, which will be more than three business days following the date of pricing of the Offered Certificates. Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), trades in the secondary market generally are required to settle in three business days (this settlement cycle being referred to as "T+3"), unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or on any date prior to April 24, 2001 will be required, by virtue of the fact that the Offered Certificates will not initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor, the Underwriters and the Mortgage Loan Seller by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from any, as applicable, of Moody's, S&P and Fitch:

                                   MOODY'S      S&P        FITCH
                                  ---------   -------     --------
               Class A-1             Aaa        AAA         AAA
               Class A-2             Aaa        AAA         AAA
               Class A-3             Aaa        AAA         AAA
               Class A-4             Aaa        AAA         AAA
               Class B               Aa2         AA         AA
               Class C               A2          A           A
               Class D               A3          A-         A-

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, default interest or Excess Interest or the timing or frequency of the receipt thereof.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                    GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this Prospectus Supplement, including in any of the annexes to this Prospectus Supplement.

"% OF TOTAL SF" as defined on page S-84.

"% OF TOTAL SQUARE FEET" as defined on page S-84.

"2001 YORK ROAD BORROWER" as defined on page S-68.

"2001 YORK ROAD LOAN" as defined on page S-68.

"2001 YORK ROAD MANAGER" as defined on page S-68.

"2001 YORK ROAD PRINCIPAL" as defined on page S-68.

"2001 YORK ROAD PROPERTY" as defined on page S-68.

"30/360" means the Mortgage Loans that accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

"730 NORTH MICHIGAN AVENUE BORROWER" as defined on page S-52.

"730 NORTH MICHIGAN AVENUE COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

     o the Stated Principal Balance of the 730 North Michigan Avenue Loan expected to be outstanding immediately following such Distribution Date is less than

     o the sum of the Stated Principal Balance of the 730 North Michigan Avenue Pooled Portion and the Certificate Balances of the Class NM-1 and Class NM-2 Participation Certificates, respectively, after giving effect to distributions of principal on such Distribution Date.

"730 NORTH MICHIGAN AVENUE LOAN" as defined on page S-52.

"730 NORTH MICHIGAN AVENUE MANAGER" as defined on page S-52.

"730 NORTH MICHIGAN AVENUE NON-POOLED PORTION" as defined on pages S-40.

"730 NORTH MICHIGAN AVENUE POOLED PORTION" as defined on pages S-40.

"730 NORTH MICHIGAN AVENUE PROPERTY" as defined on page S-52.

"8000 MARINA BOULEVARD BORROWERS" as defined on page S-59.

"8000 MARINA BOULEVARD MANAGER" as defined on page S-59.

 "8000 MARINA BOULEVARD OFFICE BUILDING LOAN" as defined on page S-59.

"8000 MARINA BOULEVARD PROPERTY" as defined on page S-59.

"ACCOR" as defined on page S-46.

"ACCOR LOAN" as defined on page S-46.

"ACCOR PROPERTIES" as defined on page S-46.

"ACTUAL/360" means the Mortgage Loans that accrue interest on the basis of the actual number of days elapsed in a 360-day year.

"ADDITIONAL COLLATERAL LOANS" as defined on page S-83.

"ADVANCES" means collectively, any P&I Advance and any Servicing Advance required to be made by the Servicer.

"AIG" as defined on page S-73.

"ALLOCATED LOAN AMOUNT" as defined on page S-84.

"ANCHOR TENANT" as defined on page S-84.

"ANNUAL DEBT SERVICE" as defined on page S-85.

"ANTICIPATED REMAINING TERM" as defined on page S-85.

"ANTICIPATED REPAYMENT DATE" means the date on which Mortgage Loans that accrue Excess Interest begin accruing Excess Interest and as defined on pages S-75 and S-85.

"APPRAISAL REDUCTION AMOUNT" means for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan (or with respect to the related Rite Aid Loans, the Rite Aid Pooled Portion) over (b) the excess of (i) (A) 90% of the appraised value of the related Mortgaged Property as determined (x) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Special Servicer as a Servicing Advance) or (y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the Servicer which may be applied to payments on the Mortgage Loan over (ii) the sum of (a) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (b) all unreimbursed Advances in respect of such Mortgage Loan and interest thereon at the Reimbursement Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed).

"APPRAISAL REDUCTION EVENT" as defined on page S-122.

"ARD" as defined on page S-75.

"ARD LOANS" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

"ASSET MANAGER" as defined on page S-55.

"ASSOCIATION" as defined on page S-59.

"ASSUMED FINAL DISTRIBUTION DATE" means with respect to class of offered certificates is the date of distribution on which the aggregate Certificate Balance of such class of certificates would be reduced to zero based on the assumptions set forth in this Prospectus Supplement under the second paragraph of "Description of the Offered Certificates--Assumed Final Distribution Date; Rated Final Distribution Date."

"ASSUMED MATURITY DATE" means (a) for any mortgage loan that is not a Balloon Loan or ARD Loan the maturity date of such mortgage loan and (b) for any Balloon Loan or ARD Loan the date on which such Balloon Loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 basis.

"ASSUMED SCHEDULED PAYMENT" means an amount equal to--

     o the principal portion of the monthly payment that would have been due on a mortgage loan on the related due date based on the constant payment required by the related mortgage note or the original amortization schedule thereof (as calculated with interest at the related mortgage rate), if applicable, assuming the related balloon payment had not become due, after giving effect to any modification of a mortgage loan; and

     o interest on the Stated Principal Balance of the mortgage at the applicable net mortgage rate, net of interest at the servicing fee rate.

"ASSUMPTION CONDITIONS" as defined on page S-127.

"AUDIT PROGRAM" as defined on page S-129.

"BASE INTEREST FRACTION" as defined on page S-103.

"BELCREST REALTY BORROWER" as defined on page S-70.

"BELCREST REALTY LOAN" as defined on page S-70.

"BELCREST REALTY MANAGER" as defined on page S-70.

"BELCREST REALTY PROPERTY" as defined on page S-70.

"BREACH" as defined on page S-118.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or any day in which banking institutions in the States of New York, Pennsylvania, Maryland, California or Minnesota are authorized or obligated by law, executive order or governmental decree to close.

"CASH COLLATERAL ACCOUNT" as defined on page S-123.

"CERTIFICATE BALANCE" for any class of Certificates, other than the Class A-X and Class A-CP Certificates, outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class A-X and Class A-CP Certificates will not have Certificate Balances and no distributions of principal will be made with respect to such Classes.

"CERTIFICATEHOLDER" means the nominee of The Depository Trust Company recognized as the only holder of the offered certificates.

"CERTIFICATES" means the certificates comprising the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2.

"CERTIFICATE OWNER" means the actual purchaser of a book-entry certificate.

"CHELSEA RIDGE BORROWER" as defined on page S-66.

"CHELSEA RIDGE LOAN" as defined on page S-66.

"CHELSEA RIDGE MANAGER" as defined on page S-66.

"CHELSEA RIDGE PRINCIPAL" as defined on page S-66.

"CHELSEA RIDGE PROPERTY" as defined on page S-66.

"CIIC" as defined on page S-73.

"CLASS" means each individual class of certificates comprising the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2.

"CLASS A-1 PASS-THROUGH RATE" means 5.257% per annum.

"CLASS A-2 PASS-THROUGH RATE" means 5.935% per annum.

"CLASS A-3 PASS-THROUGH RATE" means 6.238% per annum.

"CLASS A-4 PASS-THROUGH RATE" means 6.505% per annum.

"CLASS A-CP PASS-THROUGH RATE" as defined on page S-98.

"CLASS A-CP STRIP RATES" as defined on page S-98.

"CLASS A-X PASS-THROUGH RATE" as defined on page S-97.

"CLASS A-X STRIP RATES" as defined on page S-97.

"CLASS B PASS-THROUGH RATE" means 6.718% per annum.

"CLASS C PASS-THROUGH RATE" means 6.949% per annum.

"CLASS D PASS-THROUGH RATE" means 7.091% per annum.

"CLASS E PASS-THROUGH RATE" means the lesser of (i) 7.287% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS F PASS-THROUGH RATE" means 6.556% per annum.

"CLASS G PASS-THROUGH RATE" means 6.930% per annum.

"CLASS H PASS-THROUGH RATE" means 6.807% per annum.

"CLASS J PASS-THROUGH RATE" means 6.807% per annum.

"CLASS K PASS-THROUGH RATE" means the lesser of (i) 6.807% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS L PASS-THROUGH RATE" means the lesser of (i) 6.807% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS M PASS-THROUGH RATE" means the lesser of (i) 6.807% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS N PASS-THROUGH RATE" means the lesser of (i) 6.807% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS NM DIRECTING CERTIFICATEHOLDER" as defined on page S-47.

"CLASS NM PARTICIPATION CERTIFICATES" as defined on pages S-46 and S-91.

"CLASS NM-1 PASS-THROUGH RATE" means the Net Mortgage Rate of the 730 North Michigan Avenue Loan minus 1.03990% and multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

"CLASS NM-2 PASS-THROUGH RATE" means the Net Mortgage Rate of the 730 North Michigan Avenue Loan minus 0.55565% and multiplied by a fraction the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 30.

"CLASS O PASS-THROUGH RATE" means the lesser of (i) 6.807% per annum and (ii) the Weighted Average Net Mortgage Rate.

"CLASS RA PASS-THROUGH RATE" means the Net Mortgage Pass-Through Rate of the Rite Aid Non-Pooled Portion.

"CLEARANCE COOPERATIVE" as defined on page S-93.

"CLEARSTREAM, LUXEMBOURG" as defined on page S-92.

"CLEARSTREAM, LUXEMBOURG PARTICIPANTS" as defined on page S-93.

"CNN BUILDING BORROWER" as defined on page S-61.

"CNN BUILDING LOAN" as defined on page S-61.

"CNN BUILDING MANAGER" as defined on page S-61.

"CNN BUILDING PROPERTY" as defined on page S-61.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COLLECTION ACCOUNT" as defined on pages S-95 and S-124.

"COLLECTION ACCOUNTS" as defined on page S-95.

"CLOSING DATE" means the date upon which the Certificates are issued.

"COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

     o the aggregate Stated Principal Balance of the Mortgage Loans (excluding the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portion) expected to be outstanding immediately following such Distribution Date is less than

     o the aggregate Certificate Balance of the Certificates (other than the Class NM-1, Class NM-2 and Class RA Participation Certificates) after giving effect to distributions of principal on such Distribution Date.

"COMMISSION" means the Securities and Exchange Commission.

"CONTRACTUAL RECURRING LC & TI" as defined on page S-85.

"CONTRACTUAL RECURRING REPLACEMENT RESERVE" as defined on page S-85.

"CONTROLLING CLASS" means, as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding). As of the Closing Date, the Controlling Class with respect to the Class NM Participation Certificates will be the Class NM-2 Participation Certificates.

"CONTROLLING CLASS CERTIFICATEHOLDER" means each holder, or Certificate Owner, if applicable, of a Certificate of the Controlling Class as certified by the certificate registrar to the trustee from time to time by the related holder or Certificate Owner and as defined on page S-137.

"CORRECTED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan that has become a performing Mortgage Loan, in accordance with its original term or as modified in accordance with the Pooling and Servicing Agreement, for three consecutive Monthly Payments; provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer.

"CPR" means an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans.

"CREDIT LEASE" as defined on page S-46.

"CREDIT TENANT" as defined on page S-46.

"CSFBC" means Credit Suisse First Boston Corporation, one of the Underwriters.

"CSFBMC" as defined on page S-42.

"CURE EVENT" means the exercise by the Class NM Directing Certificateholder of the cure rights described herein, whether for one month, or for consecutive months in the aggregate.

"CURE PAYMENT" which payments shall consist (without duplication) of (i) all amounts that would be allocable to the 730 North Michigan Avenue Pooled Portion with respect to the Distribution Date related to the most recent Due Date on the 730 North Michigan Avenue Loan as if no default existed under the 730 North Michigan Avenue Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to the 730 North Michigan Avenue Loan, together with interest thereon, and any other Trust Fund expenses related to the 730 North Michigan Avenue Loan and (iii) with respect to any default consisting of the failure by the related Borrower to observe a covenant under the 730 North Michigan Avenue Loan (other than the covenant to pay principal and interest and any other amounts due to the lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the Borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the Servicer or Special Servicer to cure such default or (Y) payments made by the Directing Certificateholder of the Class RA Participation Certificates, which payments shall consist (without duplication) of (i) all amounts that would be allocable to the related Rite Aid Pooled Portion with respect to the Distribution Date related to the most recent Due Date on the related Rite Aid Loan if no default existed under such Rite Aid Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to such Rite Aid Loan together with interest thereon, and any other Trust Fund expenses related to such Rite Aid Loan and (iii) with respect to any default consisting of the failure by the related Borrower to observe a covenant under such Rite Aid Loan (other than the covenant to pay principal and interest and any other amounts due to the Lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the Borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the Servicer or Special Servicer to cure such default.

"CURE PERIOD" as defined on page S-49.

"CUT-OFF DATE" means all payments and collections received on each of the underlying Mortgage Loans after its due date in April 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the Trust Fund; the respective Due Dates for the underlying Mortgage Loans in April 2001 are individually and collectively considered the Cut-off Date for the Trust Fund.

"CUT-OFF DATE LTV" as defined on page S-85.

"CUT-OFF DATE PRINCIPAL BALANCE" as defined on pages S-85 and S-89.

"CUT-OFF DATE PRINCIPAL BALANCE/UNIT" as defined on page S-85.

"DEBT SERVICE COVERAGE RATIO" as defined on page S-85.

"DEFEASANCE OPTION" as defined on page S-85.

"DEFECT" as defined on page S-117.

"DEFINITIVE CERTIFICATES" as defined on page S-95.

"DEPARTMENT" as defined on page S-151.

"DEPOSITORIES" as defined on page S-92.

"DETERMINATION DATE" means the 11th day of the month or, if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

"DIRECT PARTICIPANTS" as defined on page S-92.

"DIRECTING CERTIFICATEHOLDER" as defined on page S-137.

"DISTRIBUTION ACCOUNT" as defined on pages S-96 and S-124.

"DISTRIBUTION DATE" means the date upon which distributions on the Certificates will be made by the trustee, to the extent of available funds, on the later of the 15th calendar day of the month and the 4th Business Day after the Determination Date in each month commencing in May 2001.

"DSCR" as defined on page S-85.

"DTC" as defined on page S-92.

"DTC PARTICIPANTS" as defined on page S-92.

"DUE DATE" means the date of each month that the Mortgage Loans provide for scheduled payments of principal and interest to be due.

"DUE PERIOD" means the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EUROCLEAR" as defined on page S-92.

"EUROCLEAR OPERATOR" as defined on page S-93.

"EUROCLEAR PARTICIPANTS" as defined on page S-93.

"EVENTS OF DEFAULT" as defined on page S-131.

"EXCESS CASH FLOW" as defined on page S-75.

"EXCESS INTEREST DISTRIBUTION ACCOUNT" as defined on page S-124.

"EXCESS RATE" means, with respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

"EXCESS LIQUIDATION PROCEEDS" as defined on page S-103.

"EXCESS LIQUIDATION PROCEEDS ACCOUNT" as defined on page S-124.

"EXEMPTION" as defined on page S-151.

"FIRST UNION BUILDING BORROWER" as defined on page S-57.

"FIRST UNION BUILDING LOAN" as defined on page S-57.

"FIRST UNION BUILDING MANAGER" as defined on page S-57.

"FIRST UNION BUILDING PROPERTY" as defined on page S-57.

"FITCH" as defined on page S-151.

"FUNB" as defined on page S-57.

"GLENDALE CENTER LOAN" as defined on page S-63.

"GLENDALE CENTER MANAGER" as defined on page S-63.

"GLENDALE CENTER PRINCIPAL" as defined on page S-63.

"GLENDALE CENTER PROPERTY" as defined on page S-63.

"GLENDALE RELEASE PARCEL" as defined on page S-59.

"GOLDMAN SACHS" means Goldman, Sachs & Co., one of the Underwriters.

"HARD LOCKBOX" means a lockbox in which income is paid to a lockbox account controlled by the Servicer on behalf of the Trust Fund, except that with respect to Multifamily Properties, income is collected and deposited in the lockbox account by the manager of the Mortgaged Property and, with respect to Hospitality Properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account and as defined on page S-80.

"HOSPITALITY LOAN" as defined on page S-40.

"HOSPITALITY PROPERTY" as defined on page S-40.

"INDIRECT PARTICIPANTS" as defined on page S-92.

"INDUSTRIAL LOAN" as defined on page S-40.

"INDUSTRIAL PROPERTY" as defined on page S-40.

"INITIAL INTEREST ONLY PERIOD" as defined on page S-85.

"INITIAL POOL BALANCE" as defined on page S-39.

"INTEREST ACCRUAL PERIOD" means, as to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

"INTEREST CALCULATION" as defined on page S-85.

"INTEREST RESERVE ACCOUNT" as defined on page S-124.

"INTEREST SHORTFALL AMOUNT" means, as to any Distribution Date and any Class of Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

"LC & TI RESERVE" at Origination as defined on page S-85.

"LEASE EXP" as defined on page S-85.

"LEASE EXPIRATION DATE" as defined on page S-85.

"LENDER" means the Trust Fund, the rights of which will be exercised by the Servicer, the Special Servicer or the Trustee, or any agent thereof.

"LIQUIDATION FEE" as defined on page S-141.

"LIQUIDATION FEE RATE" as defined on page S-142.

"LIQUIDATION PROCEEDS" as defined on page S-142.

"LOAN REMIC" as defined on pages S-6 and S-149.

"LOAN REMIC REGULAR INTEREST" as defined on page S-149.

"LOAN TO VALUE RATIO" as defined on page S-85.

"LOCKBOX ACCOUNT" as defined on page S-80.

"LOCKOUT PERIOD" as defined on page S-76.

"LODGING LOAN" as defined on page S-40.

"LODGING PROPERTY" as defined on page S-40.

"LOWER-TIER REGULAR INTERESTS" as defined on page S-149.

"LOWER-TIER REMIC" as defined on pages S-6 and S-149.

"LTV" as defined on page S-85.

"MAGIC VALLEY MALL BORROWER" as defined on page S-72.

"MAGIC VALLEY MALL LOAN" as defined on page S-72.

"MAGIC VALLEY MALL MANAGER" as defined on page S-72.

"MAGIC VALLEY MALL PROPERTY" as defined on page S-72.

"MAGIC VALLEY PRINCIPAL" as defined on page S-72.

"MAGUIRE AFFILIATE" as defined on page S-63.

"MAJOR TENANT" as defined on page S-86.

"MANAGER" as defined on page S-86.

"MASTER TENANT" as defined on page S-55.

"MATURITY DATE" as defined on page S-86.

"MATURITY DATE LTV" as defined on page S-86.

"MATURITY/ARD LTV RATIO" as defined on page S-86.

"MEZZANINE CERTIFICATES" as defined on page S-91.

"MIXED USE LOAN" as defined on page S-40.

"MIXED USE PROPERTY" as defined on page S-40.

"MODELING ASSUMPTIONS" as defined on page S-108.

"MODIFIED LOCKBOX" means a lockbox in which income is paid to the manager of the Mortgaged Properties, other than Multifamily Properties, which will deposit all sums collected into a lockbox account on a regular basis and as defined on page S-80.

"MONTHLY INTEREST DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Certificates other than the Class A-X and Class A-CP Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by such

Class's pro rata (based on accrued interest) share of the Uncovered Prepayment Interest Shortfall Amount (or in the case of the Class NM and Class RA Participation Certificate, any uncovered Prepayment Interest Shortfalls amount resulting from a prepayment on the 730 North Michigan Avenue Loan or the Rite Aid Loans, respectively).

     As to any Distribution Date and the Class A-X and Class A-CP Certificates, the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate thereof on the Notional Balance thereof as of such Distribution Date, reduced by such Class's pro rata (based on accrued interest) share of the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date.

"MONTHLY PAYMENT" means the constant monthly payment of principal and interest required to be paid by the borrower under the related Mortgage Loan and as defined on page S-86.

"MOODY'S" as defined on page S-151.

"MORGAN STANLEY" means Morgan Stanley & Co. Incorporated, one of the
Underwriters.

"MORTGAGE" as defined on page S-39.

"MORTGAGE FILE" as defined on page S-116.

"MORTGAGE INTEREST ACCRUAL PERIOD" means, with respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.

"MORTGAGE LOAN" means 182 fixed rate loans, secured by 202 multifamily and commercial properties that comprise the Trust Fund.

"MORTGAGE LOAN SELLER" as defined on page S-40.

"MORTGAGE NOTE" as defined on page S-39.

"MORTGAGE RATE" means the fixed rate at which interest accrues on a Mortgage Loan prior to its Maturity Date or on an ARD Loan prior to its Anticipated Repayment Date.

"MORTGAGED PROPERTIES" as defined on page S-39.

"MOST RECENT DSCR" as defined on page S-86.

"MOST RECENT EXPENSES" as defined on page S-86.

"MOST RECENT NOI" as defined on page S-86.

"MOST RECENT OPERATING STATEMENT DATE" as defined on page S-86.

"MOST RECENT REVENUE" as defined on page S-86.

"MULTIFAMILY LOAN" as defined on page S-40.

"MULTIFAMILY PROPERTY" as defined on page S-40.

"MULTI-PROPERTY LOANS" as defined on page S-82.

"NET CASH FLOW" as defined on page S-86.

"NET MORTGAGE PASS-THROUGH RATE" means, with respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof and (b) for any Mortgage Interest Accrual Period relating to any Interest

Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.

     The Net Mortgage Rate for purposes of calculating Net Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Net Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a modification as described in this prospectus supplement under "The Pooling and Servicing Agreement--Modifications."

"NET MORTGAGE RATE" means, with respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, Servicing Fee Rate and Trustee Fee Rate.

"NET OPERATING INCOME" as defined on page S-87.

"NOI" as defined on page S-87.

"NONRECOVERABLE ADVANCE" as defined on page S-122.

"NOTIONAL BALANCE" means with respect to any date of distribution and the Class A-X and Class A-CP Certificates will equal the aggregate Certificate Balance of the Regular Certificates, other than the Class A-X and Class A-CP Certificates, immediately prior to such Distribution Date. Solely for the calculation of interest, however:

         1. the Class A-X Certificates will have a total Notional Balance equal to the total Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates outstanding from time to time;

         2. the Class A-CP Certificates will have a total Notional Balance equal to the sum of--

                  (a) the lesser of $375,000,000 and the total Principal Balance of the Class A-4 Certificates outstanding from time to time; and

                  (b) the total Principal Balance of the Class B, Class C, Class
                      D, Class E, Class F and Class G Certificates outstanding from time to time.

"NRA" means for any Mortgaged Property, the net rentable area.

"NRSF" means for any Mortgaged Property, the net rentable square feet.

"OCCUPANCY" as defined on page S-87.

"OCCUPANCY RATE AT U/W" as defined on page S-87.

"OFFERED CERTIFICATES" as defined on page S-91.

"OFFICE LOAN" as defined on page S-40.

"OFFICE PROPERTY" as defined on page S-40.

"OID REGULATIONS" as defined on page S-149.

"OPTIMAL INTEREST DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

"ORIGINAL AMORTIZATION TERM" as defined on page S-87.

"ORIGINAL PREPAYMENT PENALTY TERMS" as defined on page S-87.

"ORIGINAL PRINCIPAL BALANCE" as defined on page S-88.

"OTHER CONDOMINIUM INTEREST" as defined on page S-57.

"OTHER LOAN" as defined on page S-40.

"OTHER PROPERTY" as defined on page S-40.

"OWNER MANAGED" as defined on page S-86.

"OWNERSHIP INTEREST" as defined on page S-88.

"P&I ADVANCE" as defined on page S-120.

"PARTICIPANTS" as defined on page S-92.

"PASS-THROUGH RATE" means, as to each Class of Certificates, the rate set forth below:

            Class A-1:         Class A-1 Pass-Through Rate
            Class A-2:         Class A-2 Pass-Through Rate
            Class A-3:         Class A-3 Pass-Through Rate
            Class A-4:         Class A-4 Pass-Through Rate
            Class A-X:         Class A-X Pass-Through Rate
            Class A-CP:        Class A-CP Pass-Through Rate
            Class B:           Class B Pass-Through Rate
            Class C:           Class C Pass-Through Rate
            Class D:           Class D Pass-Through Rate
            Class E:           Class E Pass-Through Rate
            Class F:           Class F Pass-Through Rate
            Class G:           Class G Pass-Through Rate
            Class H:           Class H Pass-Through Rate
            Class J:           Class J Pass-Through Rate
            Class K:           Class K Pass-Through Rate
            Class L:           Class L Pass-Through Rate
            Class M:           Class M Pass-Through Rate
            Class N:           Class N Pass-Through Rate
            Class O:           Class O Pass-Through Rate
            Class NM-1         Class NM-1 Pass-Through Rate
            Class NM-2         Class NM-2 Pass-Through Rate
            Class RA           Class RA Pass-Through Rate

"PENINSULA" as defined on page S-52.

"PENINSULA HOTEL" as defined on page S-52.

"PERCENTAGE INTEREST" means the interest evidenced by any Regular Certificate equal to the initial denomination of the Regular Certificates as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs and as defined on page S-92.

"PERMITTED INVESTMENTS" means United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement.

"PLAN" as defined on page S-150.

"PML" as defined on page S-43.

"POOLING AND SERVICING AGREEMENT" as defined on page S-116.

"PREPAYMENT INTEREST EXCESS" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment, insurance proceeds or condemnation proceeds after the mortgage interest accrual period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

"PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the servicer or the special servicer for application to such mortgage loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such mortgage loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

"PREPAYMENT PREMIUM PERIOD" as defined on page S-76.

"PREPAYMENT PREMIUMS" as defined on page S-76.

"PRIMARY COLLATERAL" means the portion of the Mortgaged Property securing the Crossed Loan that is encumbered by a first mortgage lien.

"PRIMARY SERVICING FEE" means, with respect to any Mortgage Loan, the fee payable to the related Primary Servicer at the Primary Servicing Fee Rate.

"PRIMARY SERVICING FEE RATE" means the per annum rate payable to any primary servicer as set forth in the tables included in Exhibit A-1 to this Prospectus Supplement.

"PRIMARY TERM" as defined on page S-46.

"PRIME RATE" as defined on page S-122.

"PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date, the sum of-

     o the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period including Unscheduled Payments of Principal and balloon payments; and

     o that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

"PRIVATE CERTIFICATES" as defined on page S-91.

"PROPERTY RELEASE AMOUNT" as defined on page S-88.

"PTE" as defined on page S-151.

"PURCHASE PRICE" as defined on page S-118.

"PURCHASED SMALL BALANCE LOANS" as defined on page S-42.

"RATED FINAL DISTRIBUTION DATE" means for each Class of Offered Certificates will be the Distribution Date in February 2034, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date; provided, that with respect to the Class NM-1 and Class NM-2 Participation Certificates, the date that is five years after the Maturity Date of the 730 North Michigan Avenue Loan.

"RATING AGENCIES" means each of Moody's, S&P and Fitch.

"REAL ESTATE TAXES ESCROWED" as defined on page S-88.

"RECORD DATE" means the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

"REGULAR CERTIFICATES" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X, Class A-CP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and as defined on page S-91.

"REIMBURSEMENT RATE" as defined on page S-122.

"RELATED PROCEEDS" as defined on page S-122.

"REMAINING AMORTIZATION TERM" as defined on page S-88.

"REMAINING LOCKOUT" as defined on page S-88.

"REMAINING LOCKOUT AND YM" as defined on page S-88.

"REMAINING LOCKOUT AND YM AND PENALTIES" as defined on page S-88.

"REMAINING PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Mezzanine Certificates or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

"REMAINING TERM TO MATURITY" as defined on page S-88.

"REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

"REMIC REGULATIONS" as defined on page S-149.

"REO LOAN" as defined on page S-102.

"REO PROPERTY" means any Mortgaged Property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan.

"REPLACEMENT BORROWER" as defined on page S-59.

"REQUIRED PREPAYMENT" as defined on page S-83.

"REQUIRED TRANSFER" as defined on page S-59.

"RESIDUAL CERTIFICATES" as defined on page S-91.

"RESIDUAL VALUE POLICY" as defined on page S-46.

"RESTRICTED GROUP" as defined on page S-152.

"RESTRICTED REPORTS" as defined on page S-145.

"RETAIL LOAN" as defined on page S-40.

"RETAIL PROPERTY" as defined on page S-40.

"REVISED RATE" means commencing on its anticipated repayment date , the fixed rate per annum, at which the ARD Loans generally will bear interest equal to the Mortgage Rate plus a specified percentage, generally, no more than 2.0%, so long as the Mortgage Loan is included in the Trust Fund and as defined on page S-75.

"RITE AID COLLATERAL SUPPORT DEFICIT" means, with respect to any Rite Aid Loan, the amount, if any, by which:

     o the Stated Principal Balance of such Rite Aid Loan expected to be outstanding immediately following such Distribution Date is less than

     o the sum of the Stated Principal Balance of the Rite Aid Pooled Portion of such Rite Aid Loan and the Stated Principal Balance of the Rite Aid Non-Pooled Portion of such Rite Aid Loan, after giving effect to distributions of principal on such Distribution Date.

 "RITE AID LOANS" as defined on page S-39.

"RITE AID NON-POOLED PORTION" as defined on page S-39.

"RITE AID POOLED PORTION" as defined on page S-39.

"RULES" as defined on page S-93.

"RWQCB" as defined on page S-59.

"S&P" as defined on page S-151.

"SEASONING" as defined on page S-88.

"SECURITIES ACT" as defined on page S-91.

"SENIOR OFFERED CERTIFICATES" as defined on page S-91.

"SENIOR PRIVATE CERTIFICATES" as defined on page S-91.

"SERVICER REMITTANCE DATE" as defined on page S-120.

"SERVICING ADVANCES" as defined on page S-121.

"SERVICING FEE" as defined on page S-141.

"SERVICING FEE RATE" as defined on page S-141.

"SERVICING STANDARD" means the standard by which the Servicer and Special Servicer will service and administer the Mortgage Loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows--

     o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible in this transaction;

     o with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and

     o    without regard to--

          o any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related Mortgagor,

          o the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or by any affiliate thereof,

          o    the Servicer's obligation to make Advances,

          o the Special Servicer's obligation to direct the Servicer to make Servicing Advances, or

          o the right of the Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

"SIGNIFICANT MORTGAGE LOANS" means mortgage loan(s) that represent(s)--

     o 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time or

     o is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time and as defined on page S-127.

"SIMILAR LAW" as defined on page S-150.

"SMALL BALANCE LOANS" as defined on page S-44.

"SMMEA" as defined on page S-152.

"SPECIALLY SERVICED MORTGAGE LOANS" means the Mortgage Loans serviced by the Special Servicer or that have become REO Properties.

"SPECIAL SERVICING FEE" as defined on page S-141.

"SPECIAL SERVICING FEE RATE" as defined on page S-141.

"SPRINGING HARD LOCKBOX" means a lockbox in which income is collected by the borrower until the occurrence of a triggering event, following which a Hard Lockbox is put in place and as defined on page S-80.

"SPRINGING MODIFIED LOCKBOX" means a lockbox in which income is collected by the borrower until the occurrence of a triggering event, following which a Modified Lockbox is put in place and as defined on page S-80.

"STATED PRINCIPAL BALANCE" means initially the cut-off date balance of each Mortgage Loan, and on each Distribution Date, will be reduced by the portion of the principal distribution amount for the related Distribution Date that is attributable to the related Mortgage Loan.

"STATEMENT TO CERTIFICATEHOLDERS" as defined on page S-143.

"SUBORDINATE CERTIFICATES" as defined on page S-91.

"SUBORDINATE PRIVATE CERTIFICATES" as defined on page S-91.

"TAX AND INSURANCE ESCROWS" as defined on page S-88.

"TENANT" as defined on page S-88.

"TERMS AND CONDITIONS" as defined on page S-93.

"TREASURY REGULATIONS" as defined on page S-150.

"TRUST REMICS" as defined on pages S-6 and S-149.

"TRUSTEE" as defined on page S-140.

"TRUSTEE FEE" as defined on page S-140.

"TRUSTEE FEE RATE" as defined on page S-140.

"TRUST FUND" means the entire beneficial ownership interest in the collateral underlying the Certificates consisting of-

     o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans (including the 730 North Michigan Avenue Non-Pooled Portion and the Rite Aid Non-Pooled Portion) received after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date);

     o any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure;

     o such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Escrow Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and, if established, the REO Account;

     o the rights of the Lender under all insurance policies with respect to the Mortgage Loans; and

     o certain rights of the depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

"TWO RODEO DRIVE BORROWER" as defined on page S-55.

"TWO RODEO DRIVE LOAN" as defined on page S-55.

"TWO RODEO DRIVE MANAGER" as defined on page S-55.

"TWO RODEO DRIVE PRINCIPAL" as defined on page S-55.

"TWO RODEO DRIVE PROPERTY" as defined on page S-55.

"U/W LC & TI" as defined on page S-89.

"U/W NCF" as defined on page S-86.

"U/W NET CASH FLOW" as defined on page S-86.

"U/W NET OPERATING INCOME" as defined on page S-87.

"U/W NOI" as defined on page S-87.

"U/W REPLACEMENT RESERVE" as defined on page S-89.

"UNCOVERED PREPAYMENT INTEREST SHORTFALL" as defined on page S-143.

"UNCOVERED PREPAYMENT INTEREST SHORTFALL AMOUNT" means, as to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined in this Prospectus Supplement under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses"), if any, for such Distribution Date.

"UNPAID INTEREST SHORTFALL AMOUNT" means, as to the first Distribution Date and any Class of Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

"UNDERWRITER" as defined on page S-153.

"UNIT OF MEASURE" as defined on page S-89.

"UNITS" as defined on page S-89.

"UNRESTRICTED REPORTS" as defined on page S-145.

"UNSCHEDULED PAYMENTS OF PRINCIPAL" means principal prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds and any other unscheduled recoveries of principal.

"UPPER-TIER REMIC" as defined on pages S-6 and S-149.

"USAP" as defined on page S-129.

"VALUE" as defined on page S-89.

"VOTING RIGHTS" as defined on page S-133.

"WEIGHTED AVERAGE NET MORTGAGE RATE" means, as to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances thereof.

"WITHHELD AMOUNTS" as defined on page S-124.

"WORKOUT FEE" as defined on page S-141.

"WORKOUT FEE RATE" as defined on page S-141.

"YEAR BUILT" as defined on page S-89.

"YIELD MAINTENANCE CHARGE" as defined on page S-77.

"YIELD MAINTENANCE PERIOD" as defined on page S-76.

"YIELD RATE" as defined on page S-77.

                                  EXHIBIT A-1

                       CHARACTERISTICS OF THE UNDERLYING
                  MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

                      SEE THIS EXHIBIT FOR TABLES TITLED:

               MANAGERS AND LOCATIONS OF THE MORTGAGED PROPERTIES

                    DESCRIPTIONS OF THE MORTGAGED PROPERTIES

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                      ADDITIONAL MORTGAGE LOAN INFORMATION

            ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

           MANAGERS AND LOCATIONS OF THE MORTGAGED PROPERTIES

                                                                          CUT-OFF DATE
                                                                            PRINCIPAL
#         PROPERTY NAME                                                      BALANCE    MANAGER
-         -------------                                                      -------    -------
1         730 North Michigan Avenue                                        $86,190,000  Urban Retail Properties Co.
2         Two Rodeo Drive                                                   75,000,000  Madison Marquette Retail Services, Inc.
3         First Union Building (Floors 6-29)                                52,856,507  First States Management Corp.
4         8000 Marina Boulevard Office Building                             46,879,957  Matteson Realty Services, Inc.
5         CNN Building                                                      45,905,833  Union Center Plaza Management Corp.
6         Glendale Center                                                   37,000,000  Maguire Thomas Partners - Glendale, LLC
7         Chelsea Ridge Apartments                                          36,162,943  AIMCO Properties, LP
8         2001 York Road                                                    31,000,000  Buck Management Group LLC
9A        Colony of Stone Mountain Apartments                               14,935,896  Alliance Residential Management, L.L.C.
9B        Cedarbrook Apartments                                              5,670,202  Alliance Residential Management, L.L.C.
9C        Orange Orlando Apartments                                          4,579,105  Alliance Residential Management, L.L.C.
9D        River Road Terrace Apartments                                      3,626,913  Alliance Residential Management, L.L.C.
10        Magic Valley Mall                                                 24,299,334  Jones Lang LaSalle Americas, Inc.
11        Lexington Financial Center                                        22,943,651  The Webb Companies
12A       Park On Rosemeade Apartments                                       7,617,393  Alliance Residential Management, L.L.C.
12B       Maple Run II                                                       7,473,935  Alliance Residential Management, L.L.C.
12C       Timbercreek Apartments (Richmond)                                  4,114,545  Alliance Residential Management, L.L.C.
12D       Indian Hills Apartments                                            3,144,011  Alliance Residential Management, L.L.C.
13        Botany Plaza Shopping Center                                      20,652,213  Winbrook Management, Inc.
14        Cameron at Wyndham                                                19,458,107  Weinstein Management Co., Inc.
15        Gables One Tower                                                  18,203,602  Adler Management Services, Inc.
16        1010 Metrodome Square                                             17,461,412  Owner Managed
17        Jessamine Mall                                                    16,659,371  Hull/Storey Development, LLC
18        Roswell Crossing Shopping Center                                  16,457,857  Branch Properties, LLC
19        Riverfront Plaza                                                  16,000,000  Mid-Northern Equities Management, Ltd.
20        Pacific Bell Office Building                                      15,443,124  Century Park Partners, LLC
21        Jenkins Court                                                     15,430,721  First States Management Corp.
22        Red Oak Corporate Park                                            14,948,802  GHP Office Realty LLC
23        3333 Wilshire Building                                            14,464,888  Jamison Properties, Inc.
24A       McLane Foodservice - Shawnee, KS                                   8,596,141  Owner Managed
24B       McLane Foodservice - Manassas, VA                                  3,898,250  Owner Managed
25A       Accor - California South Motel 6 #1017                             3,251,191  Universal Commercial Credit V
25B       Accor - California South Motel 6 #104                              3,239,423  Universal Commercial Credit V
25C       Accor - California South Motel 6 #488                              2,551,921  Universal Commercial Credit V
25D       Accor - California South Motel 6 #1011                             1,980,237  Universal Commercial Credit V
26        Four Points Hotel                                                 10,460,765  Lenox Hotels, Inc.
27        Barcroft Plaza                                                    10,292,721  Compson Development, L.C.
28        San Aleso Office Building                                         10,167,920  Matteson Realty Services, Inc.
29        9666 Building                                                      9,778,606  Colliers Turley Martin Tucker Company
30        Alaska Energy Building                                             8,462,881  Odyssey North, Inc.
31        704 Broadway                                                       8,081,019  Vickers Management Corp.
32        Groton Inn & Suites                                                7,226,700  Al-Ron Managment Company,LLC
33        Days Inn Hotel                                                     6,969,495  Canadian Niagara Hotels, Inc.
34        Brentwood Shopping Center                                          6,885,442  MVP Realtors, Inc.
35        Water Vistas Apartments                                            6,788,403  Community Living Concepts, Inc.
36        Hillside Plaza Wal-Mart Shops                                      6,564,918  Wyatt Development Co., Inc.
37        Sheridan Center                                                    6,279,309  Owner Managed
38        Riverside Corporate Center                                         6,129,829  Owner Managed
39        Executive Park                                                     6,079,538  IPC Midwest Management, Inc.
40        Carrollwood Crossing                                               6,076,115  Advantis Real Estate Services Company
41        Radisson Inn - North                                               5,981,999  Frank Thomson and Marvel Thomson
42        Stonybrook Super Saver                                             5,835,467  National Real Estate Management Corporation
43        4300 North University                                              5,781,963  I.D.M. Management, Inc.
44        Quality Inn Maingate West                                          5,755,338  Owner Managed
45        Copperwood Village Shopping Center                                 5,682,434  Gulf Coast Commercial Management, Inc.
46        SPD Technologies Building                                          5,589,169  Owner Managed
47        600 Pine Avenue                                                    5,582,268  Bermant Development Company
48        Tred Avon Square                                                   5,486,929  Erwin L. Greenberg Commercial Corporation
49        225 West Illinois                                                  5,483,393  RN Realty
50A       Drug Mart - Wadsworth                                              1,870,417  John D. Spielberger d/b/a J.D.S. Properties
50B       Drug Mart - Upper Sandusky                                         1,851,463  John D. Spielberger d/b/a J.D.S. Properties
50C       Drug Mart - Parma Heights                                          1,588,109  John D. Spielberger d/b/a J.D.S. Properties
51A       Eckerd Drugstore - Rochester                                       2,761,086  Owner Managed
51B       Eckerd Drugstore - Henrietta                                       2,527,754  Owner Managed
52        East River Plaza Wal-Mart Shops                                    5,137,111  Wyatt Development Co., Inc.
53        University Professional Center                                     5,088,356  HealthAmerica Realty Group of Florida, LLC
54        Governors Office Park                                              5,039,910  Olympia Construction, Inc.
55        Courthouse Commons Plaza                                           4,978,820  Compson Development, L.C.
56        Sheridan Business Park                                             4,935,223  Diamante Property Services, LLC
57        Elementis Industrial                                               4,886,223  Owner Managed
58        River Place Shopping Center                                        4,860,289  Dolan and Murphy Management, L.L.C.
59        Lafayette Landing Apartments                                       4,440,010  Arbor Property Management, Inc.
60        Lake Mann Gardens                                                  4,351,082  Barfield Bay Properties, Inc.
61        The Arboretum                                                      4,341,448  Marketplace Management, Inc.
62        Hearthstone at the Mainlands (1)                                   4,063,655  Hearthstone Management, Inc.
63        Hanover Business Center                                            3,791,486  Franklin Services Corporation
64        Ramada Inn - Downtown Denver                                       3,782,556  Meristar Management Company, L.L.C.
65        Ridge Hudson Plaza                                                 3,629,417  Compson Development
66        Sunrise Plaza Shopping Center                                      3,590,890  NKE, Inc.
67        Kroger Meyerland Shopping Center                                   3,400,142  Owner Managed
68        Orange Park Fairfield Inn                                          3,392,592  Larry Blumberg & Associates, Inc.
69        Wall Street Square Apartments                                      3,334,500  Wentwood Properties, L.P.
70        Anixter Warehouse                                                  3,293,231  Heafitz Development Co., Inc.
71        Hearthstone at Victoria (1)                                        3,229,289  Hearthstone Management, Inc.
72        Vestal Shopping Center                                             3,026,153  Raymours Furniture Company, Inc.
73        46 West 47th Street                                                2,989,518  Owner Managed
74        Westport Center                                                    2,902,854  Rowco, Inc.
75        Walnut Creek Wal-mart Shops                                        2,883,244  Wyatt Development Co., Inc.
76        Oak Tree Apartments                                                2,792,666  Wentwood Properties, L.P.
77        Interchange Plaza I (LA Carpet)                                    2,663,919  Sanderson J. Ray Property Management
78        One Lakeside Plaza                                                 2,590,267  Owner Managed
79        Community First Financial Center                                   2,517,514  Sterling Development Group, LLC
80        Market Plaza @ Tucker Crossroads                                   2,515,752  Owner Managed
81        Comfort Inn - Louisville                                           2,392,681  V.M.R. Investments, Inc.
82        Kearny II                                                          2,392,553  Al Prince Corp.
83        Hillside Apartments                                                2,389,835  Kuefler Property Management
84        Ridgmar Manor Apartments                                           2,324,842  John Holmes & Company
85        Southtowne Commons Wal-Mart Shops                                  2,286,489  Wyatt Development Co., Inc.
86        Interchange Plaza II (Dunn Edwards)                                2,274,682  Sanderson J. Ray Property Management
87        Tidewater Plaza Wal-Mart Shops                                     2,268,096  Wyatt Development Co., Inc.
88        Melbourne Corporate Center                                         2,220,399  Owner Managed
89        City Place                                                         2,193,403  Todd Zapolski
90        Bay Oaks                                                           2,179,793  Owner Managed
91        Regency Business Center                                            2,145,858  Owner Managed
92A       Northfield Falls Mobile Home Park                                    553,730  Owner Managed
92B       River Run Mobile Home Park                                           541,757  Owner Managed
92C       Berlin Mobile Home Park                                              530,783  Owner Managed
92D       RMC Mobile Home Park                                                 380,128  Owner Managed
92E       Eastwood Manor Mobile Home Park                                      138,682  Owner Managed
93A       Ritter Park / Sherbrooke Apartments                                  857,951  Owner Managed
93B       Gladstone Apartments                                                 678,380  Owner Managed
93C       Audubon Apartments                                                   573,630  Owner Managed
94        170 Middlefield                                                    2,095,524  Portfolio Realty Management, Inc.
95        Hershey Office and Business Center                                 2,056,885  Owner Managed
96        Village Center North                                               2,020,210  L&D Management
97        841-845 63rd Street and 872-884 62nd Street                        1,995,780  Owner Managed
98        Rite Aid Pharmacy - White Township, NJ                             1,849,722  White 46 Associates, LLC
99        Avon Retail Centre                                                 1,845,766  Owner Managed
100       Leeds Village Wal-Mart Shops                                       1,821,441  Concordia Southeast, LLC
101       Carter Center                                                      1,673,426  Owner Managed
102       Rite Aid Pharmacy - Slidell, LA                                    1,523,334  Pearl Acres Development, LLC
103       Stonybrook Apartments                                              1,496,960  Owner Managed
104       K-Mart - Fort Dodge                                                1,394,459  Spatz Centers, Inc.
105       Rite Aid Pharmacy - Somersworth, NH                                1,362,398  CKR LLC
106       Rite Aid Pharmacy - Baton Rouge, LA                                1,355,943  O'Neal Development, LLC
107       Los Arcos Apartments                                               1,277,016  Owner Managed
108       Northwood Apartments                                               1,236,062  Owner Managed
109       Eques Office Center                                                1,232,214  Owner Managed
110       Grand Heights Apartments                                           1,198,026  Terrence Sebastian
111       McDuff Plaza                                                       1,127,646  Owner Managed
112       Olympic Plaza North                                                1,105,273  Owner Managed
113       3175 Professional Building                                         1,066,725  Atlantic Western Asset Management
114       Fetzer Drive                                                       1,018,133  Owner Managed
115       Wade Green Village Shopping Center                                   993,489  Owner Managed
116       51-57 Summer Street                                                  987,816  Owner Managed
117       American Video Shopping Plaza                                        917,068  Owner Managed
118       Verde Meadows Apartments                                             914,590  Owner Managed
119       2344 El Camino Real                                                  888,860  Owner Managed
120       Northern Mobile Home Park                                            878,621  Owner Managed
121       700 Minor Street                                                     807,661  Owner Managed
122       Creekside Centre                                                     797,091  Owner Managed
123       Pleasant Park Apartments                                             778,419  Owner Managed
124       Rockville Retail                                                     748,275  Owner Managed
125       997 Brady Avenue, N.W.                                               735,906  Owner Managed
126       Oakwood Apartments                                                   718,823  Owner Managed
127       Killian Hill Shopping Center                                         698,451  Owner Managed
128       74-82 Beaver Street                                                  688,225  Owner Managed
129       848 S. Irolo Street                                                  655,882  Owner Managed
130       Los Arboles Apartments                                               648,938  Owner Managed
131       Camelot Village MHP                                                  599,060  Owner Managed
132A      244 South Lazona                                                     329,366  Owner Managed
132B      635 North 4th Avenue                                                 269,482  Owner Managed
133       2000 Hearst Avenue                                                   585,986  Owner Managed
134       Verona Apartments                                                    582,909  Owner Managed
135       Lafayette West Townes                                                578,631  Owner Managed
136       Cape Cod Mobile Home Park                                            540,308  Owner Managed
137       3001 Umatilla Street                                                 524,948  Owner Managed
138       207 & 209-11 Washington Street                                       497,978  Owner Managed
139       Brisbane Apartments                                                  489,294  Owner Managed
140       The Ohio City Apartments                                             488,380  Owner Managed
141       Starflite Apartments                                                 457,970  Owner Managed
142       849 S. Harvard Boulevard                                             452,737  Owner Managed
143       The Parkside Apartments                                              442,022  Owner Managed
144       646 President Street Realty L.L.C.                                   430,649  Owner Managed
145       14820 North Cave Creek Road                                          410,373  Owner Managed
146       37-66/70 103rd Street                                                405,431  Owner Managed
147       1607 Gilpin Street and 1645 East 16th Avenue                         402,860  Owner Managed
148       The Santa Fe Apartments                                              392,323  Owner Managed
149       The Meadowlark Condominiums                                          353,730  Owner Managed
150       Village Apartments                                                   351,266  Owner Managed
151       5-24 Clark Court                                                     334,879  Owner Managed
152       5001 Denny Avenue                                                    323,684  Owner Managed
153       13309 South Woodland                                                 323,097  Owner Managed
154       The Country Place Apartments                                         300,762  Owner Managed
155       Cottonwoods Apartments                                               295,205  Owner Managed
156       11133 Cumpston Street                                                294,810  Owner Managed
157       42 Woodlawn Avenue                                                   294,513  Owner Managed
158       33 Orange Street                                                     276,503  Owner Managed
159       136 Dwight Street                                                    274,715  Owner Managed
160       The Tropicana Apartments                                             274,224  Owner Managed
161       530-550 South Knott Avenue                                           255,671  Owner Managed
162       The Skyline Terrace Apartments                                       247,223  Owner Managed
163       2400 22nd Street                                                     236,228  Owner Managed
164       1509 Laurel Street                                                   228,606  Owner Managed
165       6923-6925 S. Indiana Ave.                                            203,145  Owner Managed
166       1901 Kipling Street                                                  202,861  Owner Managed
167       1122 N. Madison Avenue                                               196,553  Owner Managed
168       USPA / IRA Building                                                  188,985  Owner Managed
169       4616-4648 Golden Gate Parkway                                        179,005  Owner Managed
170       3932 Mont Clair Street                                               173,832  Owner Managed
171       111-117 White Street                                                 170,798  Owner Managed
172       415 Sagninaw Avenue                                                  167,769  Owner Managed
173       736 Heman Road                                                       166,586  Owner Managed
174       111 South Newport Avenue                                             160,307  Owner Managed
175       1531 N. Serrano Avenue                                               157,368  Owner Managed
176       11715 Vermont Avenue                                                 147,932  Owner Managed
177       1411 T Street SE                                                     145,710  Owner Managed
178       4812 Coliseum Street                                                 139,701  Owner Managed
179       137 N. Herbert Avenue                                                137,969  Owner Managed
180       HC61 Box 133                                                         136,945  Owner Managed
181       2511-2519 Eliot Street                                               114,021  Owner Managed
182       4737 S. Wabash Ave.                                                   84,076  Owner Managed


(1) THE UNDERLYING MORTGAGE LOANS SECURED BY HEARTHSTONE AT THE MAINLANDS AND HEARTHSTONE AT VICTORIA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.


#     ADDRESS                                                        CITY                     COUNTY               STATE    ZIP CODE
-     -------                                                        ----                     ------               -----    --------
1     730 North Michigan Avenue                                      Chicago                  Cook                   IL      60611
2     268 North Rodeo Drive                                          Beverly Hills            Los Angeles            CA      90210
3     123 South Broad Street                                         Philadelphia             Philadelphia           PA      19109
4     8000 Marina Boulevard                                          Brisbane                 San Mateo              CA      94005
5     820 First Street N.E.                                          Washington               N/A                    DC      20002
6     611 North Brand Boulevard                                      Glendale                 Los Angeles            CA      91203
7     1 Chelsea Ridge Mall                                           Wappingers Falls         Dutchess               NY      12590
8     2001 York Road                                                 Oak Brook                DuPage                 IL      60523
9A    One Chatfield Drive                                            Stone Mountain           DeKalb                 GA      30083
9B    3750 Rosemeade Parkway                                         Dallas                   Denton                 TX      75287
9C    5560 Curry Ford Road                                           Orlando                  Orange                 FL      32822
9D    20911 River Terrace Road                                       Ettrick                  Chesterfield           VA      23803
10    1485 Pole Line Road                                            Twin Falls               Twin Falls             ID      83301
11    250 West Main Street                                           Lexington                Fayette                KY      40507
12A   4141 Rosemeade Parkway                                         Dallas                   Collin                 TX      75287
12B   2101-2 Canterwood Drive                                        Charlotte                Mecklenburg            NC      28213
12C   2200-A Chateau Court                                           Richmond                 Chesterfield           VA      23224
12D   1436 Nocoseka Trail                                            Anniston                 Calhoun                AL      36207
13    11-85 Ackerman Avenue                                          Clifton                  Passaic                NJ      07011
14    11401 Old Nuckols Road                                         Glen Allen               Henrico                VA      23059
15    1320 South Dixie Highway                                       Coral Gables             Miami-Dade             FL      33146
16    1010 Seventh Street South                                      Minneapolis              Hennepin               MN      55415
17    1057 Broad Street                                              Sumter                   Sumter                 SC      29150
18    595 West Crossville Road                                       Roswell                  Fulton                 GA      30075
19    2601 North Elston Avenue                                       Chicago                  Cook                   IL      60647
20    2085 Rustin Avenue                                             Riverside                Riverside              CA      92507
21    610 Old York Road                                              Jenkintown               Montgomery             PA      19046
22    1 and 4 West Red Oak Lane                                      Harrison                 Westchester            NY      10604
23    3333 Wilshire Boulevard                                        Los Angeles              Los Angeles            CA      90010
24A   8200 Monticello Road                                           Shawnee                  Johnson                KS      66227
24B   6938 and 6894 Wellington Road                                  Manassas                 Prince William         VA      20109
25A   12266 Central Avenue                                           Chino                    San Bernardino         CA      91710
25B   78100 Varner Road                                              Palm Desert              Riverside              CA      92211
25C   1960 Ostrem's Way                                              San Bernardino           San Bernardino         CA      92407
25D   14510 Garvey Avenue                                            Baldwin Park             Los Angeles            CA      91706
26    99 Erdman Way                                                  Leominster               Worcester              MA      01453
27    6340 Columbia Pike                                             Falls Church             Fairfax                VA      22041
28    370 San Aleso Avenue                                           Sunnyvale                Santa Clara            CA      94086
29    9666 Olive Boulevard                                           Olivette                 St. Louis              MO      63132
30    4300 B Street                                                  Anchorage                Anchorage              AK      99503
31    704 Broadway                                                   New York                 New York               NY      10003
32    99 Goldstar Highway (RT 184)                                   Groton                   New London             CT      06340
33    443 Main Street                                                Niagara Falls            Niagara                NY      14301
34    1901 South Federal Boulevard                                   Denver                   Denver                 CO      80219
35    3402 Club Drive                                                Lawrenceville            Gwinnett               GA      30044
36    159 Plaza Drive                                                Forest City              Rutherford             NC      28043
37    400 Arthur Godfrey Road                                        Miami Beach              Miami-Dade             FL      33140
38    4885 Riverside Drive                                           Macon                    Bibb                   GA      31210
39    100-700 Sherburn Lane                                          Louisville               Jefferson              KY      40207
40    4014 Gunn Highway                                              Tampa                    Hillsborough           FL      33624
41    8110 North Academy Boulevard                                   Colorado Springs         El Paso                CO      80920
42    147th & U Street                                               Omaha                    Douglas                NE      68137
43    4300 North University Drive                                    Lauderhill               Broward                FL      33351
44    7785 West Irlo Bronson Memorial Highway                        Kissimmee                Osceola                FL      34746
45    6787 State Highway 6 North                                     Houston                  Harris                 TX      77084
46    13500 Roosevelt Boulevard                                      Philadelphia             Philadelphia           PA      19116
47    600 Pine Avenue                                                Goleta                   Santa Barbara          CA      93117
48    210 Marlboro Avenue                                            Easton                   Talbot                 MD      21601
49    225 West Illinois Street                                       Chicago                  Cook                   IL      60610
50A   1005 High Street                                               Wadsworth                Medina                 OH      44281
50B   1155 East Wyandot Avenue                                       Upper Sandusky           Wyandot                OH      43351
50C   6476 York Road                                                 Parma Heights            Cuyahoga               OH      44130
51A   1792 Goodman Street                                            Rochester                Monroe                 NY      14609
51B   2660 E. Henrietta Road                                         Henrietta                Monroe                 NY      14467
52    215-263 Greasy Ridge Road                                      Princeton                Mercer                 WV      24740
53    3500 East Fletcher Avenue                                      Tampa                    Hillsborough           FL      33613
54    19900, 20000, 20200 and 20280 Governors Highway                Olympia Fields           Cook                   IL      60461
55    7000 Commons Plaza Drive                                       Chesterfield             Chesterfield           VA      23832
56    8620 and 8670 Wolff Court                                      Westminster              Adams                  CO      80031
57    359 Wyckoff Mills Road                                         East Windsor             Mercer                 NJ      08520
58    17030 South Torrence Avenue                                    Lansing                  Cook                   IL      60438
59    1845 Burton Drive                                              Austin                   Travis                 TX      78741
60    701 South Ivey Lane                                            Orlando                  Orange                 FL      32811
61    1208 Eastchester Drive                                         High Point               Guilford               NC      27265
62    1901 North Amburn Road                                         Texas City               Galveston              TX      77591
63    252 Brodhead Road                                              Bethlehem                Northampton            PA      18017
64    1150 East Colfax Avenue                                        Denver                   Denver                 CO      80218
65    720-746 East Ridge Road                                        Irondequoit              Monroe                 NY      14617
66    6775 & 6895 East Laek Meade Boulevard                          Las Vegas                Clark                  NV      89116
67    10350-10400 S. Post Oak Road                                   Houston                  Harris                 TX      77035
68    450 Eldridge Avenue                                            Orange Park              Clay                   FL      32073
69    810 Fair Oaks Road                                             Houston                  Harris                 TX      77023
70    200 Danton Drive                                               Methuen                  Essex                  MA      01844
71    411 East Larkspur                                              Victoria                 Victoria               TX      77904
72    154 Vestal Parkway West                                        Vestal                   Broome                 NY      13850
73    46 West 47th Street                                            New York                 New York               NY      10036
74    2010 & 2020 Southwest Westport Drive                           Topeka                   Shawnee                KS      66604
75    1451-1493 Gray Highway                                         Macon                    Bibb                   GA      31211
76    2251 Lingleville Highway                                       Stephenville             Erath                  TX      76401
77    30092 Santa Margarita                                          Rancho Santa Margarita   Orange                 CA      92688
78    127 West Broad Street                                          Lake Charles             Calcasieu              LA      70601
79    3203 32nd Avenue Southwest                                     Fargo                    Cass                   ND      58103
80    4286 Chamblee-Tucker Road                                      Doraville                DeKalb                 GA      30340
81    1196 Dillon Road                                               Louisville               Boulder                CO      80027
82    6701 and 6801 Convoy Court                                     San Diego                San Diego              CA      92111
83    219 7th Street North                                           Sartell                  Stearns                MN      56377
84    2200 Taxco Road                                                Fort Worth               Tarrant                TX      76116
85    411 North Fruitland Boulevard                                  Salisbury                Wicomico               MD      21801
86    30102 Santa Margarita                                          Rancho Santa Margarita   Orange                 CA      92688
87    1671 North Howe Street                                         Southport                Brunswick              NC      28461
88    1775 West Hibiscus Boulevard                                   Melbourne                Brevard                FL      32901
89    501 Washington Street                                          Durham                   Durham                 NC      27701
90    1700 Bob Smith Road                                            Baytown                  Harris                 TX      77521
91    1227 South Patrick Drive                                       Satellite Beach          Brevard                FL      32937
92A   VT Route 12                                                    Northfield Falls         Washington             VT      05663
92B   US Route 302                                                   Berlin                   Washington             VT      05602
92C   149 Partridge Road                                             Berlin                   Washington             VT      05602
92D   Junction Road                                                  Berlin                   Washington             VT      05602
92E   US Route 2                                                     Berlin                   Washington             VT      05602
93A   1708 and 1750 North Ritter Avenue and 1702 North Layman Avenue Indianapolis             Marion                 IN      46219
93B   4317 East Washington Street                                    Indianapolis             Marion                 IN      46219
93C   5703 East Washington Street                                    Indianapolis             Marion                 IN      46219
94    170 Middlefield Road                                           Menlo Park               San Mateo              CA      94025
95    22-26 Northeast Drive                                          Derry Township           Dauphin                PA      17033
96    12030 Scripps Summit Drive                                     San Diego                San Diego              CA      92131
97    841-845 63rd Street and 872-884 62nd Street                    Brooklyn                 Kings                  NY      11220
98    2 Upper Sarepta Road                                           Belvidere                Warren                 NJ      07823
99    7710 East US 36                                                Avon                     Hendricks              IN      46123
100   1251-1267 Whitfield Avenue                                     Leeds                    Jefferson              AL      35094
101   5430 Jimmy Carter Boulevard                                    Norcross                 Gwinnett               GA      30093
102   2090 Gause Boulevard                                           Slidell                  St. Tammany            LA      70461
103   1501 and 1508 Thomas Avenue                                    Grandview                Jackson                MO      64030
104   3126 Fifth Avenue South                                        Fort Dodge               Webster                IA      50501
105   341 High Street                                                Somersworth              Strafford              NH      03878
106   4848 O'Neal Lane                                               Baton Rouge              East Baton Rouge       LA      70817
107   500-536 Espanola Street & 531 San Pablo Street SE              Albuquerque              Bernalillo             NM      87108
108   14140 Haymeadow Drive                                          Dallas                   Dallas                 TX      75240
109   24 Merchants Way                                               Colts Neck               Monmouth               NJ      07722
110   1788 Grand Avenue                                              Cincinnati               Hamilton               OH      45214
111   418 North Dale Mabry Highway                                   Tampa                    Hillsborough           FL      33607
112   5800 Sprague Court                                             Tacoma                   Pierce                 WA      98409
113   3175 South Congress Avenue                                     Palm Springs             Palm Beach             FL      33461
114   9, 11, 13 & 15 Fetzer Drive                                    Bloomington              McLean                 IL      61704
115   4430 Wade Green Road                                           Kennesaw                 Cobb                   GA      30144
116   51-57 Summer Street                                            Rowley                   Essex                  MA      01969
117   398 Larkfield Road                                             East Northport           Suffolk                NY      11731
118   1514 E. Irvington Road                                         Tucson                   Pima                   AZ      85714
119   2344 El Camino Real                                            Santa Clara              Santa Clara            CA      95050
120   281 Grand Avenue                                               Schofield                Marathon               WI      54476
121   700 Minor Street                                               San Jacinto              Riverside              CA      92583
122   11406 North Dale Mabry Highway                                 Tampa                    Hillsborough           FL      33618
123   2301 K Avenue                                                  Plano                    Collin                 TX      75074
124   38 East Main Street                                            Vernon                   Tolland                CT      06066
125   997 Brady Avenue, N.W.                                         Atlanta                  Fulton                 GA      30318
126   1020 Oakland Drive                                             Irving                   Dallas                 TX      75060
127   4121 U.S. Highway 78                                           Lilburn                  Gwinnett               GA      30047
128   74-82 Beaver Street                                            Worcester                Worcester              MA      01606
129   848 S. Irolo Street                                            Los Angeles              Los Angeles            CA      90005
130   4015-4025 Fairmount Street                                     Dallas                   Dallas                 TX      75219
131   800 Sime Avenue                                                Tomah                    Monroe                 WI      54660
132A  244 South Lazona Street                                        Mesa                     Maricopa               AZ      85253
132B  635 North 4th Avenue                                           Phoenix                  Maricopa               AZ      85003
133   2000 Hearst Avenue                                             Berkely                  Alemeda                CA      94709
134   1820 Northwest 15th Vista                                      Boca Raton               Palm Beach             FL      33432
135   406-408 West Lafayette Street                                  West Chester             Chester                PA      19380
136   6799 Sky Way                                                   Paradise                 Butte                  CA      95969
137   3001 Umatilla Street                                           Denver                   Denver                 CO      80211
138   207 & 209-11 Washington Street                                 Hoboken                  Hudson                 NJ      07030
139   3025 North 36th Street                                         Phoenix                  Maricopa               AZ      85018
140   1734-1750 West 28th Street                                     Cleveland                Cuyahoga               OH      44113
141   3331 Sims Street                                               Hapeville                Fulton                 GA      30354
142   849 S. Harvard Boulevard                                       Los Angeles              Los Angeles            CA      90005
143   555 Precinct Line Road                                         Hurst                    Tarrant                TX      76053
144   646 President Street                                           Brooklyn                 Kings                  NY      11205
145   14820 North Cave Creek Road                                    Phoenix                  Maricopa               AZ      85232
146   37-66/70 103rd Street                                          Corona                   Queens                 NY      11368
147   1607 Gilpin Street and 1645 East 16th Avenue                   Denver                   Denver                 CO      80218
148   539 Eleanor Avenue                                             San Antonio              Bexar                  TX      78209
149   8154 Meadow Road                                               Dallas                   Dallas                 TX      75231
150   656 Woodyard Road                                              Trenton                  Edgefield              SC      29824
151   5-24 Clark Court                                               Gardner                  No. Worcester          MA      01440
152   5001 Denny Avenue                                              North Hollywood          Los Angeles            CA      91601
153   13309 South Woodland                                           Cleveland                Cuyahoga               OH      44120
154   1111 S. High Street                                            Longview                 Gregg                  TX      75602
155   510 E. Belt Line Road                                          Desoto                   Dallas                 TX      75115
156   11133 Cumpston Street                                          North Hollywood (LA)     Los Angeles            CA      91601
157   42 Woodlawn Avenue                                             Chula Vista              San Diego              CA      91910
158   33 Orange Street                                               Nashua                   Hillsborough           NH      03060
159   136 Dwight Street                                              New Haven                New Haven              CT      06511
160   1224 S. High Street                                            Longview                 Gregg                  TX      75602
161   530-550 South Knott Avenue                                     Anaheim                  Orange                 CA      92804
162   4001 Meyers Lane                                               Lacy-Lakeview            McLennan               TX      76705
163   2400 22nd Street                                               Sacramento               Sacramento             CA      95818
164   1509 Laurel Street                                             Oceanside                San Diego              CA      92054
165   6923-6925 S. Indiana Ave.                                      Chicago                  Cook                   IL      60637
166   1901 Kipling Street                                            Lakewood                 Jefferson              CO      80215
167   1122 N. Madison Avenue                                         Los Angeles              Los Angeles            CA      90029
168   7504 Bridgeport Way SW                                         Lakewood                 Pierce                 WA      98499
169   4616-4648 Golden Gate Parkway                                  Naples                   Collier                FL      34116
170   3932 Mont Clair Street                                         Los Angeles              Los Angeles            CA      90018
171   111-117 White Street                                           Haverhill                Essex                  MA      01830
172   415 Saginaw Avenue                                             Calumet City             Cook                   IL      60409
173   736 Heman Road                                                 University City          St. Louis              MO      63130
174   111 South Newport Avenue                                       Tampa                    Hillsborough           FL      33606
175   1531 N. Serrano Avenue                                         Los Angeles              Los Angeles            CA      90027
176   11715 Vermont Avenue                                           Los Angeles              Los Angeles            CA      90044
177   1411 T Street SE                                               Washington               N/A                    DC      20020
178   4812 Coliseum Street                                           Los Angeles              Los Angeles            CA      90016
179   137 N. Herbert Avenue                                          Los Angeles              Los Angeles            CA      90063
180   HC61 Box 133                                                   Deerwood                 Crow Wing              MN      56444
181   2511-2519 Eliot Street                                         Denver                   Denver                 CO      80211
182   4737 S. Wabash Ave.                                            Chicago                  Cook                   IL      60615

              DESCRIPTIONS OF THE MORTGAGED PROPERTIES

                                                                             CUT-OFF DATE
                                                                              PRINCIPAL
#         PROPERTY NAME                                                        BALANCE    PROPERTY TYPE
-         -------------                                                        -------    -------------
1         730 North Michigan Avenue                                         $ 86,190,000  Retail
2         Two Rodeo Drive                                                     75,000,000  Retail
3         First Union Building (Floors 6-29)                                  52,856,507  Office
4         8000 Marina Boulevard Office Building                               46,879,957  Office
5         CNN Building                                                        45,905,833  Office
6         Glendale Center                                                     37,000,000  Office
7         Chelsea Ridge Apartments                                            36,162,943  Multifamily
8         2001 York Road                                                      31,000,000  Office
9A        Colony of Stone Mountain Apartments                                 14,935,896  Multifamily
9B        Cedarbrook Apartments                                                5,670,202  Multifamily
9C        Orange Orlando Apartments                                            4,579,105  Multifamily
9D        River Road Terrace Apartments                                        3,626,913  Multifamily
10        Magic Valley Mall                                                   24,299,334  Retail
11        Lexington Financial Center                                          22,943,651  Office
12A       Park On Rosemeade Apartments                                         7,617,393  Multifamily
12B       Maple Run II                                                         7,473,935  Multifamily
12C       Timbercreek Apartments (Richmond)                                    4,114,545  Multifamily
12D       Indian Hills Apartments                                              3,144,011  Multifamily
13        Botany Plaza Shopping Center                                        20,652,213  Retail
14        Cameron at Wyndham                                                  19,458,107  Multifamily
15        Gables One Tower                                                    18,203,602  Office
16        1010 Metrodome Square                                               17,461,412  Office
17        Jessamine Mall                                                      16,659,371  Retail
18        Roswell Crossing Shopping Center                                    16,457,857  Retail
19        Riverfront Plaza                                                    16,000,000  Retail
20        Pacific Bell Office Building                                        15,443,124  Office
21        Jenkins Court                                                       15,430,721  Office
22        Red Oak Corporate Park                                              14,948,802  Office
23        3333 Wilshire Building                                              14,464,888  Office
24A       McLane Foodservice - Shawnee, KS                                     8,596,141  Industrial
24B       McLane Foodservice - Manassas, VA                                    3,898,250  Industrial
25A       Accor - California South Motel 6 #1017                               3,251,191  CTL
25B       Accor - California South Motel 6 #104                                3,239,423  CTL
25C       Accor - California South Motel 6 #488                                2,551,921  CTL
25D       Accor - California South Motel 6 #1011                               1,980,237  CTL
26        Four Points Hotel                                                   10,460,765  Hotel
27        Barcroft Plaza                                                      10,292,721  Retail
28        San Aleso Office Building                                           10,167,920  Office
29        9666 Building                                                        9,778,606  Office
30        Alaska Energy Building                                               8,462,881  Office
31        704 Broadway                                                         8,081,019  Mixed Use
32        Groton Inn & Suites                                                  7,226,700  Hotel
33        Days Inn Hotel                                                       6,969,495  Hotel
34        Brentwood Shopping Center                                            6,885,442  Retail
35        Water Vistas Apartments                                              6,788,403  Multifamily
36        Hillside Plaza Wal-Mart Shops                                        6,564,918  Retail
37        Sheridan Center                                                      6,279,309  Office
38        Riverside Corporate Center                                           6,129,829  Office
39        Executive Park                                                       6,079,538  Office
40        Carrollwood Crossing                                                 6,076,115  Office
41        Radisson Inn - North                                                 5,981,999  Hotel
42        Stonybrook Super Saver                                               5,835,467  Retail
43        4300 North University                                                5,781,963  Office
44        Quality Inn Maingate West                                            5,755,338  Hotel
45        Copperwood Village Shopping Center                                   5,682,434  Retail
46        SPD Technologies Building                                            5,589,169  Industrial
47        600 Pine Avenue                                                      5,582,268  Industrial
48        Tred Avon Square                                                     5,486,929  Retail
49        225 West Illinois                                                    5,483,393  Office
50A       Drug Mart - Wadsworth                                                1,870,417  Retail
50B       Drug Mart - Upper Sandusky                                           1,851,463  Retail
50C       Drug Mart - Parma Heights                                            1,588,109  Retail
51A       Eckerd Drugstore - Rochester                                         2,761,086  Retail
51B       Eckerd Drugstore - Henrietta                                         2,527,754  Retail
52        East River Plaza Wal-Mart Shops                                      5,137,111  Retail
53        University Professional Center                                       5,088,356  Office
54        Governors Office Park                                                5,039,910  Office
55        Courthouse Commons Plaza                                             4,978,820  Retail
56        Sheridan Business Park                                               4,935,223  Office
57        Elementis Industrial                                                 4,886,223  Industrial
58        River Place Shopping Center                                          4,860,289  Mixed Use
59        Lafayette Landing Apartments                                         4,440,010  Multifamily
60        Lake Mann Gardens                                                    4,351,082  Multifamily
61        The Arboretum                                                        4,341,448  Office
62        Hearthstone at the Mainlands (1)                                     4,063,655  Assisted Living
63        Hanover Business Center                                              3,791,486  Industrial
64        Ramada Inn - Downtown Denver                                         3,782,556  Hotel
65        Ridge Hudson Plaza                                                   3,629,417  Retail
66        Sunrise Plaza Shopping Center                                        3,590,890  Retail
67        Kroger Meyerland Shopping Center                                     3,400,142  Retail
68        Orange Park Fairfield Inn                                            3,392,592  Hotel
69        Wall Street Square Apartments                                        3,334,500  Multifamily
70        Anixter Warehouse                                                    3,293,231  Industrial
71        Hearthstone at Victoria (1)                                          3,229,289  Assisted Living
72        Vestal Shopping Center                                               3,026,153  Retail
73        46 West 47th Street                                                  2,989,518  Mixed Use
74        Westport Center                                                      2,902,854  Retail
75        Walnut Creek Wal-mart Shops                                          2,883,244  Retail
76        Oak Tree Apartments                                                  2,792,666  Multifamily
77        Interchange Plaza I (LA Carpet)                                      2,663,919  Retail
78        One Lakeside Plaza                                                   2,590,267  Office
79        Community First Financial Center                                     2,517,514  Office
80        Market Plaza @ Tucker Crossroads                                     2,515,752  Retail
81        Comfort Inn - Louisville                                             2,392,681  Hotel
82        Kearny II                                                            2,392,553  Mixed Use
83        Hillside Apartments                                                  2,389,835  Multifamily
84        Ridgmar Manor Apartments                                             2,324,842  Multifamily
85        Southtowne Commons Wal-Mart Shops                                    2,286,489  Retail
86        Interchange Plaza II (Dunn Edwards)                                  2,274,682  Retail
87        Tidewater Plaza Wal-Mart Shops                                       2,268,096  Retail
88        Melbourne Corporate Center                                           2,220,399  Office
89        City Place                                                           2,193,403  Office
90        Bay Oaks                                                             2,179,793  Multifamily
91        Regency Business Center                                              2,145,858  Industrial
92A       Northfield Falls Mobile Home Park                                      553,730  Manufactured Housing
92B       River Run Mobile Home Park                                             541,757  Manufactured Housing
92C       Berlin Mobile Home Park                                                530,783  Manufactured Housing
92D       RMC Mobile Home Park                                                   380,128  Manufactured Housing
92E       Eastwood Manor Mobile Home Park                                        138,682  Manufactured Housing
93A       Ritter Park / Sherbrooke Apartments                                    857,951  Multifamily
93B       Gladstone Apartments                                                   678,380  Multifamily
93C       Audubon Apartments                                                     573,630  Multifamily
94        170 Middlefield                                                      2,095,524  Office
95        Hershey Office and Business Center                                   2,056,885  Office
96        Village Center North                                                 2,020,210  Retail
97        841-845 63rd Street and 872-884 62nd Street                          1,995,780  Industrial
98        Rite Aid Pharmacy - White Township, NJ                               1,849,722  Retail
99        Avon Retail Centre                                                   1,845,766  Retail
100       Leeds Village Wal-Mart Shops                                         1,821,441  Retail
101       Carter Center                                                        1,673,426  Office
102       Rite Aid Pharmacy - Slidell, LA                                      1,523,334  Retail
103       Stonybrook Apartments                                                1,496,960  Multifamily
104       K-Mart - Fort Dodge                                                  1,394,459  Retail
105       Rite Aid Pharmacy - Somersworth, NH                                  1,362,398  Retail
106       Rite Aid Pharmacy - Baton Rouge, LA                                  1,355,943  Retail
107       Los Arcos Apartments                                                 1,277,016  Multifamily
108       Northwood Apartments                                                 1,236,062  Multifamily
109       Eques Office Center                                                  1,232,214  Office
110       Grand Heights Apartments                                             1,198,026  Multifamily
111       McDuff Plaza                                                         1,127,646  Retail
112       Olympic Plaza North                                                  1,105,273  Retail
113       3175 Professional Building                                           1,066,725  Office
114       Fetzer Drive                                                         1,018,133  Multifamily
115       Wade Green Village Shopping Center                                     993,489  Retail
116       51-57 Summer Street                                                    987,816  Industrial
117       American Video Shopping Plaza                                          917,068  Retail
118       Verde Meadows Apartments                                               914,590  Multifamily
119       2344 El Camino Real                                                    888,860  Retail
120       Northern Mobile Home Park                                              878,621  Manufactured Housing
121       700 Minor Street                                                       807,661  Multifamily
122       Creekside Centre                                                       797,091  Retail
123       Pleasant Park Apartments                                               778,419  Multifamily
124       Rockville Retail                                                       748,275  Mixed Use
125       997 Brady Avenue, N.W.                                                 735,906  Industrial
126       Oakwood Apartments                                                     718,823  Multifamily
127       Killian Hill Shopping Center                                           698,451  Retail
128       74-82 Beaver Street                                                    688,225  Multifamily
129       848 S. Irolo Street                                                    655,882  Multifamily
130       Los Arboles Apartments                                                 648,938  Multifamily
131       Camelot Village MHP                                                    599,060  Manufactured Housing
132A      244 South Lazona                                                       329,366  Multifamily
132B      635 North 4th Avenue                                                   269,482  Multifamily
133       2000 Hearst Avenue                                                     585,986  Office
134       Verona Apartments                                                      582,909  Multifamily
135       Lafayette West Townes                                                  578,631  Multifamily
136       Cape Cod Mobile Home Park                                              540,308  Manufactured Housing
137       3001 Umatilla Street                                                   524,948  Multifamily
138       207 & 209-11 Washington Street                                         497,978  Mixed Use
139       Brisbane Apartments                                                    489,294  Multifamily
140       The Ohio City Apartments                                               488,380  Multifamily
141       Starflite Apartments                                                   457,970  Multifamily
142       849 S. Harvard Boulevard                                               452,737  Multifamily
143       The Parkside Apartments                                                442,022  Multifamily
144       646 President Street Realty L.L.C.                                     430,649  Multifamily
145       14820 North Cave Creek Road                                            410,373  Office
146       37-66/70 103rd Street                                                  405,431  Retail
147       1607 Gilpin Street and 1645 East 16th Avenue                           402,860  Multifamily
148       The Santa Fe Apartments                                                392,323  Multifamily
149       The Meadowlark Condominiums                                            353,730  Multifamily
150       Village Apartments                                                     351,266  Multifamily
151       5-24 Clark Court                                                       334,879  Multifamily
152       5001 Denny Avenue                                                      323,684  Multifamily
153       13309 South Woodland                                                   323,097  Multifamily
154       The Country Place Apartments                                           300,762  Multifamily
155       Cottonwoods Apartments                                                 295,205  Multifamily
156       11133 Cumpston Street                                                  294,810  Multifamily
157       42 Woodlawn Avenue                                                     294,513  Multifamily
158       33 Orange Street                                                       276,503  Multifamily
159       136 Dwight Street                                                      274,715  Multifamily
160       The Tropicana Apartments                                               274,224  Multifamily
161       530-550 South Knott Avenue                                             255,671  Retail
162       The Skyline Terrace Apartments                                         247,223  Multifamily
163       2400 22nd Street                                                       236,228  Office
164       1509 Laurel Street                                                     228,606  Multifamily
165       6923-6925 S. Indiana Ave.                                              203,145  Multifamily
166       1901 Kipling Street                                                    202,861  Mixed Use
167       1122 N. Madison Avenue                                                 196,553  Multifamily
168       USPA / IRA Building                                                    188,985  Office
169       4616-4648 Golden Gate Parkway                                          179,005  Multifamily
170       3932 Mont Clair Street                                                 173,832  Multifamily
171       111-117 White Street                                                   170,798  Mixed Use
172       415 Sagninaw Avenue                                                    167,769  Mixed Use
173       736 Heman Road                                                         166,586  Multifamily
174       111 South Newport Avenue                                               160,307  Multifamily
175       1531 N. Serrano Avenue                                                 157,368  Multifamily
176       11715 Vermont Avenue                                                   147,932  Multifamily
177       1411 T Street SE                                                       145,710  Multifamily
178       4812 Coliseum Street                                                   139,701  Multifamily
179       137 N. Herbert Avenue                                                  137,969  Multifamily
180       HC61 Box 133                                                           136,945  Multifamily
181       2511-2519 Eliot Street                                                 114,021  Multifamily
182       4737 S. Wabash Ave.                                                     84,076  Multifamily


TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
Minimum:

(1) THE UNDERLYING MORTGAGE LOANS SECURED BY HEARTHSTONE AT THE MAINLANDS AND HEARTHSTONE AT VICTORIA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.


                    PROPERTY                HOTEL                           FEE/                                 YEAR
#                   SUB-TYPE              FRANCHISE        UNITS          LEASEHOLD         YEAR BUILT        RENOVATED
-                   --------              ---------        -----          ---------         ----------        ---------
1                   Anchored                                 201,667    Fee/Leasehold          1997              N/A
2                   Anchored                                 130,645         Fee               1990              N/A
3                                                            626,594         Fee               1927              1996
4                                                            194,399         Fee               2000              N/A
5                                                            292,211         Fee               1990              N/A
6                                                            376,396         Fee               1973              1997
7                                                                835         Fee               1966              1978
8                                                            184,017         Fee               2000              N/A
9A                                                               404         Fee               1969              1999
9B                                                               200         Fee               1986              1999
9C                                                               165         Fee               1973              1999
9D                                                               128         Fee               1974              1998
10                  Anchored                                 368,325         Fee               1985              1997
11                                                           357,361         Fee               1986              N/A
12A                                                              252         Fee               1990              1999
12B                                                              207         Fee               1970              1998
12C                                                              160         Fee               1970              1998
12D                                                              140         Fee               1974              1998
13                  Anchored                                 198,848         Fee               1997              2000
14                                                               312         Fee               1998              N/A
15                                                           238,552         Fee               1972              2000
16                                                           202,871         Fee               1930              1995
17                  Anchored                                 303,941         Fee               1980              1998
18                  Anchored                                 200,226         Fee               1999              1998
19                  Anchored                                 244,927         Fee               1987              1997
20                                                           149,757         Fee               1983              2000
21                                                           172,240         Fee               1930              1991
22                                                           149,896         Fee               1972              1995
23                                                           241,389         Fee               1982              N/A
24A                                                          244,272         Fee               1999              N/A
24B                                                          100,337         Fee               1986              1999
25A                                                               95         Fee               1986              1997
25B                                                               82         Fee               1965              1997
25C                                                              104         Fee               1986              1997
25D                                                               74         Fee               1978              1997
26                Full Service            Sheraton               187         Fee               1989              1997
27                  Anchored                                  89,750         Fee               1972              1999
28                                                            53,150         Fee               2000              N/A
29                                                           146,241         Fee               1972              1998
30                                                            75,298         Fee               1983              N/A
31          Office/Multifamily/Retail                         24,788         Fee               1895              1995
32                Full Service              None                 115         Fee               1957              1997
33                Full Service            Days Inn               168         Fee               1968              1996
34                 Unanchored                                133,104         Fee               1953              1996
35                                                               182         Fee               1980              1992
36                  Anchored                                  86,082         Fee               2000              N/A
37                                                            56,850         Fee               1986              N/A
38                                                            79,093         Fee               1991              N/A
39                                                           108,859      Leasehold            1972              1999
40                                                           137,295         Fee               1985              N/A
41                Full Service          Radisson Inn             200         Fee               1972              1985
42                  Anchored                                  81,450         Fee               2000              N/A
43                                                            88,800         Fee               1987              1999
44               Limited Service         Quality Inn             200         Fee               1983              1997
45                  Anchored                                  63,653         Fee               1999              N/A
46                                                           167,500         Fee               1985              1998
47                                                            57,897         Fee               1973              1985
48                  Anchored                                 149,191         Fee               1976              1999
49                                                            49,789         Fee               1885              2000
50A                 Anchored                                  32,231         Fee               1991              N/A
50B                 Anchored                                  37,280         Fee               1993              N/A
50C                 Anchored                                  30,919         Fee               1990              N/A
51A                 Anchored                                  10,908         Fee               2000              N/A
51B                 Anchored                                  12,738         Fee               2000              N/A
52                  Anchored                                  67,610         Fee               2000              N/A
53                                                            97,875         Fee               1976              1992
54                                                           106,905         Fee               1973              1985
55                  Anchored                                  60,778         Fee               2000              N/A
56                                                            70,360         Fee               1984              N/A
57                                                           122,065         Fee               1963              1987
58                Office/Retail                               74,630         Fee               1985              N/A
59                                                               163         Fee               1973              1998
60                                                               189         Fee               1974              1998
61                                                            57,116         Fee               1988              2000
62                                                                54         Fee               1996              N/A
63                                                            52,353         Fee               2000              N/A
64                Full Service             Ramada                149         Fee               1959              1999
65                 Unanchored                                 70,417    Fee/Leasehold          1969              1995
66                 Unanchored                                 25,747         Fee               1999              N/A
67                  Anchored                                  37,400         Fee               1998              N/A
68               Limited Service        Fairfield Inn             83         Fee               1998              N/A
69                                                               237         Fee               1974              1996
70                                                            67,000         Fee               1990              1994
71                                                                52         Fee               1997              N/A
72                  Anchored                                  82,298         Fee               1958              1990
73                Office/Retail                                6,874         Fee               1930              1998
74                 Unanchored                                 40,240         Fee               1996              1999
75                 Unanchored                                 36,640         Fee               2000              N/A
76                                                               200         Fee               1986              N/A
77                 Unanchored                                 15,985         Fee               2000              N/A
78                                                            83,544         Fee               1975              1998
79                                                            31,468         Fee               1999              N/A
80                 Unanchored                                 50,904         Fee               1968              1983
81               Limited Service         Comfort Inn              68         Fee               1995              N/A
82              Office/Industrial                             48,564         Fee               1973              1999
83                                                                96         Fee               1973              2000
84                                                               120         Fee               1969              1997
85                  Anchored                                  31,200         Fee               2000              N/A
86                  Anchored                                  16,400         Fee               2000              N/A
87                  Anchored                                  30,160         Fee               2000              N/A
88                                                            34,123         Fee               1986              N/A
89                                                            30,346         Fee               1927              2000
90                                                               146         Fee               1978              N/A
91                                                            62,065         Fee               1963              2000
92A                                                               51         Fee               1960              N/A
92B                                                               35         Fee               1965              1999
92C                                                               32         Fee               1965              N/A
92D                                                               23         Fee               1970              1998
92E                                                                9         Fee               1970              N/A
93A                                                               48         Fee               1966              N/A
93B                                                               52         Fee               1915              1999
93C                                                               32         Fee               1910              1998
94                                                             5,800         Fee               1985              1995
95                                                            42,115         Fee               1988              1995
96                 Unanchored                                  9,000         Fee               2000              N/A
97                                                            47,270         Fee               1968              1995
98                  Anchored                                  11,180         Fee               1999              N/A
99                 Unanchored                                 20,940         Fee               1998              N/A
100                 Anchored                                  19,600         Fee               2000              N/A
101                                                           29,540         Fee               1974              2000
102                 Anchored                                  11,235         Fee               1998              N/A
103                                                               96         Fee               1973              2000
104                 Anchored                                  84,000         Fee               1972              2000
105                 Anchored                                  11,180         Fee               1999              N/A
106                 Anchored                                  11,235         Fee               1998              N/A
107                                                               76         Fee               1980              1998
108                                                               34         Fee               1982              1999
109                                                           13,140         Fee               1989              1995
110                                                               47         Fee               1969              1996
111                Unanchored                                 12,990         Fee               1987              N/A
112                Unanchored                                 10,304         Fee               1998              N/A
113                                                           27,087         Fee               1974              1999
114                                                               16         Fee               1998              N/A
115                Unanchored                                 13,864         Fee               1999              N/A
116                                                           27,921         Fee               1940              1995
117                Unanchored                                  9,600         Fee               1990              N/A
118                                                               59         Fee               1978              1998
119                Unanchored                                 11,717         Fee               1964              N/A
120                                                               69         Fee               1960              1993
121                                                               50         Fee               1985              N/A
122                Unanchored                                 11,600         Fee               1985              N/A
123                                                               32         Fee               1962              2000
124               Office/Retail                               11,750         Fee               1971              2000
125                                                           26,829         Fee               1966              1998
126                                                               25         Fee               1964              2000
127                Unanchored                                  9,934         Fee               1990              N/A
128                                                               24         Fee               1965              N/A
129                                                               28         Fee               1959              N/A
130                                                               28         Fee               1968              2000
131                                                               96         Fee               1970              N/A
132A                                                              16         Fee               1974              1983
132B                                                              18         Fee               1949              2000
133                                                           10,216         Fee               1961              N/A
134                                                               17         Fee               1942              1999
135                                                               11         Fee               1967              N/A
136                                                               50         Fee               1960              N/A
137                                                               23         Fee               1961              N/A
138            Retail/Multifamily                             15,680         Fee               1930              N/A
139                                                               30         Fee               1961              N/A
140                                                               36         Fee               1962              1997
141                                                               24         Fee               1961              N/A
142                                                               15         Fee               1988              N/A
143                                                               36         Fee               1964              N/A
144                                                               12         Fee               1920              N/A
145                                                           10,661         Fee               1981              N/A
146                Unanchored                                  4,500         Fee               1931              N/A
147                                                               17         Fee               1911              1996
148                                                               50         Fee               1973              1997
149                                                               43         Fee               1970              N/A
150                                                               24         Fee               1974              N/A
151                                                               16         Fee               1985              N/A
152                                                               11         Fee               1948              N/A
153                                                               17         Fee               1920              N/A
154                                                               52         Fee               1966              N/A
155                                                               25         Fee               1968              1997
156                                                               15         Fee               1986              N/A
157                                                               17         Fee               1967              N/A
158                                                                5         Fee               1900              1999
159                                                               15         Fee               1900              N/A
160                                                               38         Fee               1955              1997
161                Unanchored                                  5,500         Fee               1978              N/A
162                                                               24         Fee               1985              N/A
163                                                            9,157         Fee               1986              N/A
164                                                                8         Fee               1964              1986
165                                                               12         Fee               1925              1998
166               Office/Retail                                5,636         Fee               1950              N/A
167                                                                5         Fee               1923              N/A
168                                                           13,939         Fee               1967              N/A
169                                                                8         Fee               1991              N/A
170                                                               10         Fee               1923              N/A
171            Multifamily/Retail                              7,134         Fee               1900              1991
172            Office/Multifamily                             14,235         Fee               1965              1995
173                                                                6         Fee               1920              N/A
174                                                               16         Fee               1928              1990
175                                                                8         Fee               1946              N/A
176                                                               10         Fee               1954              N/A
177                                                               12         Fee               1928              N/A
178                                                                8         Fee               1954              1986
179                                                                8         Fee               1930              1974
180                                                               12         Fee               1995              N/A
181                                                                5         Fee               1889              N/A
182                                                                6         Fee               1905              N/A


                                                                                          ----------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                        1979              1994
                                                                                          ==================================

MAXIMUM:                                                                                       2000              2000
Minimum:                                                                                       1885              1974

                                                                                MOST RECENT                    MOST
                  OCCUPANCY            DATE OF                              OPERATING STATEMENT               RECENT
#                RATE AT U/W       OCCUPANCY RATE            VALUE                  DATE                      REVENUE
-                -----------       --------------            -----                  ----                      --------
1                   100%              11/30/00           $ 167,800,000            10/31/00                  $ 16,456,753
2                   100%              12/31/00             132,000,000            5/31/00                     13,490,505
3                    95%               9/1/00               71,200,000              NAP                              NAP
4                   100%               11/1/00              70,000,000            9/15/00                      9,356,774
5                    99%               1/1/01               62,000,000            12/31/00                     8,794,563
6                    97%              10/31/00              96,000,000            9/30/00                     10,691,953
7                   100%              12/19/00              50,300,000            9/30/00                      8,042,032
8                    97%               2/1/01               40,000,000            12/1/00                      4,795,121
9A                   83%               2/5/01               19,800,000             4/1/00                      3,263,587
9B                   96%              12/22/00               7,300,000             4/1/00                      1,239,649
9C                   95%              12/22/00               6,000,000            3/22/00                      1,123,292
9D                   96%              12/22/00               4,600,000             4/1/00                        793,984
10                   94%               9/30/00              33,500,000            4/30/00                      4,643,701
11                   80%               1/1/01               35,000,000            7/31/00                      4,594,485
12A                  96%              12/21/00              10,000,000             4/1/00                      1,599,846
12B                  92%               1/29/01               9,550,000             4/1/00                      1,497,668
12C                  92%              12/21/00               5,200,000             4/1/00                        991,136
12D                  91%              12/22/00               4,700,000             4/1/00                        842,703
13                  100%               8/31/00              28,000,000              NAP                              NAP
14                   98%               11/7/00              24,750,000            11/30/00                     2,823,187
15                   91%              11/30/00              25,000,000            6/30/00                      3,070,681
16                  100%              12/28/00              23,340,000            11/9/00                      4,382,705
17                   96%               10/1/00              22,900,000            7/31/00                      3,285,193
18                   95%               9/1/00               25,600,000             1/1/01                      3,162,857
19                   96%               2/28/01              26,500,000            6/30/00                      4,135,733
20                  100%              10/23/00              19,350,000            10/4/00                      1,743,171
21                   88%              12/31/00              21,450,000            12/31/00                     2,953,203
22                  100%               7/1/00               21,600,000            7/20/00                      3,294,133
23                   84%               1/1/01               18,500,000            11/30/00                     2,812,244
24A                 100%              11/30/00              14,600,000              NAP                              NAP
24B                 100%              11/30/00               5,200,000              NAP                              NAP
25A                 100%               9/30/00               3,400,000              NAP                              NAP
25B                 100%               9/30/00               3,400,000              NAP                              NAP
25C                 100%               9/30/00               2,660,000              NAP                              NAP
25D                 100%               9/30/00               2,070,000              NAP                              NAP
26                   N/A                 N/A                15,700,000            8/31/00                      7,646,745
27                   97%               9/25/00              13,000,000              NAP                              NAP
28                  100%               7/14/00              16,500,000            7/17/00                      1,855,998
29                   98%               12/1/00              13,000,000            9/30/00                      2,335,323
30                   91%               7/1/00               11,400,000             1/1/00                      1,504,788
31                   93%               12/1/00              11,900,000              NAP                              NAP
32                   N/A                 N/A                 9,700,000            12/31/00                     4,256,837
33                   N/A                 N/A                10,400,000            9/30/00                      5,064,923
34                   95%               11/1/00               9,300,000            9/30/00                      1,259,752
35                   99%               11/1/00               9,100,000            11/30/00                     1,380,817
36                  100%               12/1/00               8,280,000            10/25/00                       928,282
37                   96%               8/10/00               9,000,000            9/30/00                      1,099,751
38                   92%               7/1/00                7,700,000              NAP                              NAP
39                   87%               10/1/00               9,100,000            7/31/00                      1,170,431
40                   96%               9/1/00                9,550,000            7/31/00                      1,667,734
41                   N/A                 N/A                10,300,000            7/31/00                      4,795,965
42                  100%               8/9/00                7,750,000            10/27/00                       961,108
43                   99%              10/26/00               7,300,000            8/31/00                      1,122,427
44                   N/A                 N/A                 8,500,000            6/30/00                      2,553,516
45                  100%               5/12/00               7,275,000             5/1/00                        976,743
46                  100%               11/7/00               7,500,000            9/30/00                        795,624
47                  100%              10/25/00               8,400,000            7/31/00                        835,058
48                   97%               7/10/00               7,000,000            5/31/00                        865,665
49                   96%              10/31/00               7,400,000            7/12/00                      1,036,491
50A                 100%               6/30/00               2,350,000            6/30/00                        312,746
50B                 100%               6/30/00               2,610,000            6/30/00                        296,981
50C                 100%               6/30/00               2,000,000            6/30/00                        275,773
51A                 100%               9/8/00                3,550,000              NAP                              NAP
51B                 100%               9/8/00                3,250,000              NAP                              NAP
52                  100%               12/1/00               6,550,000            10/26/00                       779,828
53                   92%               9/1/00                6,900,000            7/31/00                      1,489,837
54                   94%               9/8/00                7,000,000            8/31/00                      1,552,315
55                   92%              10/27/00               6,240,000            9/30/00                        561,812
56                   99%               8/2/00                6,700,000            7/31/00                      1,010,354
57                  100%               11/1/00               6,900,000            6/30/00                        500,000
58                  100%               10/1/00               6,500,000            6/30/00                      1,314,925
59                   98%              11/30/00               5,570,000            12/4/00                      1,134,049
60                   97%               1/21/00               5,700,000            6/30/00                      1,139,954
61                   98%               8/31/00               5,800,000             9/7/00                        870,509
62                   95%              12/31/00               6,600,000            12/31/00                     1,884,182
63                  100%               8/18/00               5,100,000            8/26/00                        572,004
64                   N/A                 N/A                 7,400,000            6/30/00                      2,481,017
65                  100%              12/31/00               4,750,000            12/31/00                       781,380
66                   96%               11/1/00               4,800,000             9/8/00                        572,105
67                   92%               7/21/00               4,350,000            6/30/00                        415,262
68                   N/A                 N/A                 4,660,000            10/31/00                     1,423,608
69                   98%               7/20/00               4,400,000            4/30/00                        975,488
70                  100%               9/1/00                4,800,000            9/12/00                        585,355
71                   98%              12/31/00               4,200,000            12/31/00                     1,867,649
72                  100%               5/17/00               4,500,000            3/31/00                        740,784
73                  100%               10/1/00               4,000,000            9/30/00                        647,180
74                  100%               9/21/00               3,870,000            9/22/00                        498,080
75                  100%              10/18/00               3,800,000             9/8/00                        461,464
76                   97%               9/20/00               3,950,000            9/30/00                        908,901
77                  100%               10/4/00               3,800,000            10/1/00                        472,673
78                   92%               9/1/00                3,750,000            7/31/00                        822,327
79                  100%               12/1/00               3,400,000            5/23/00                        475,566
80                  100%               10/1/00               3,800,000            9/30/00                        497,895
81                   N/A                 N/A                 4,300,000            9/30/00                      1,158,206
82                   95%               9/1/00                3,412,000            7/31/00                        497,832
83                  100%               7/7/00                3,200,000            4/30/00                        550,551
84                   98%              12/29/00               3,135,000            9/30/00                        719,970
85                   87%               12/1/00               3,065,000            11/2/00                        371,592
86                  100%               10/4/00               3,100,000            10/1/00                        389,120
87                  100%               6/1/00                3,000,000            8/24/00                        350,173
88                   99%               2/1/01                3,000,000            11/1/00                        496,571
89                   94%               9/1/00                2,930,000            9/25/00                        400,112
90                   95%               1/1/01                2,730,000            5/31/00                        719,458
91                   96%               2/1/01                3,150,000              NAP                              NAP
92A                  86%               10/1/00                 812,000            9/30/00                        142,123
92B                 100%               10/1/00                 795,000            9/30/00                        127,127
92C                 100%               10/1/00                 780,000            9/30/00                        125,377
92D                 100%               10/1/00                 560,000            9/30/00                         91,067
92E                 100%               10/1/00                 203,000            9/30/00                         36,080
93A                 100%               9/16/00               1,080,000            9/30/00                        185,409
93B                  96%               9/16/00                 850,000            9/30/00                        192,041
93C                  97%               9/1/00                  780,000            9/30/00                        160,199
94                  100%              12/18/00               3,600,000            9/19/00                        276,404
95                  100%               12/1/00               2,800,000            10/31/00                       440,497
96                  100%              11/28/00               3,070,000            10/11/00                       327,355
97                  100%               6/1/00                3,150,000            9/30/00                        399,116
98                  100%               8/18/99               2,400,000              NAP                              NAP
99                  100%               1/1/01                2,500,000            7/31/00                        263,924
100                 100%               10/1/00               2,350,000            11/1/00                        273,377
101                  96%               9/12/00               2,475,000            10/31/00                       289,432
102                 100%               6/24/99               2,200,000              NAP                              NAP
103                  98%               10/1/00               2,300,000            9/30/00                        490,483
104                 100%               4/28/00               1,900,000            7/21/00                        217,500
105                 100%               4/1/99                2,000,000              NAP                              NAP
106                 100%               6/24/99               2,000,000              NAP                              NAP
107                  92%              11/19/99               1,600,000            11/19/99                       336,017
108                  97%               12/1/00               1,550,000            10/30/00                       268,601
109                 100%               9/8/00                1,944,000            8/31/00                        216,951
110                 100%              10/19/00               1,600,000            10/31/00                       247,751
111                 100%              10/30/00               1,550,000            8/31/00                        202,772
112                 100%               9/18/98               1,395,000            9/18/98                        195,223
113                  95%               7/31/00               1,380,000            6/30/00                        254,408
114                 100%              10/24/00               1,275,000            12/31/00                       176,160
115                  76%               9/12/00               1,785,000             7/7/00                        243,191
116                 100%              12/22/99               1,300,000            9/24/99                        171,909
117                 100%               9/6/00                1,230,000            10/31/00                       163,772
118                  90%               3/31/99               1,360,000            3/31/99                        272,960
119                 100%               3/8/99                1,540,000             3/8/99                        148,200
120                  93%               9/6/00                1,100,000            6/30/00                        161,763
121                  94%              12/19/98               1,200,000            12/19/98                       213,300
122                  91%               8/1/00                1,100,000            9/29/00                        145,088
123                  97%              10/31/00                 975,000            10/31/00                       224,992
124                 100%               8/1/00                1,050,000            7/31/00                        146,643
125                  97%               4/30/00               1,310,000            4/30/00                        193,981
126                  92%               11/1/00                 900,000            11/30/00                       175,400
127                 100%               9/20/00                 940,000            8/31/00                        151,122
128                  96%               6/24/99                 935,000            6/24/99                        154,812
129                 100%               4/15/99                 950,000            4/15/99                        177,897
130                 100%               11/1/00                 860,000            11/30/00                       164,274
131                 100%               9/6/00                  960,000            6/30/00                        185,976
132A                100%               9/29/00                 455,000            4/30/00                         96,720
132B                100%               4/1/00                  350,000            8/31/00                         78,041
133                 100%              10/12/98               1,150,000            10/12/98                       185,820
134                 100%              12/31/00                 800,000            9/30/00                        125,401
135                 100%              10/31/00                 725,000            10/31/00                       106,136
136                  95%              10/23/98                 890,000            10/23/98                       148,745
137                 100%               3/11/99                 710,000            3/11/99                        137,655
138                 100%               7/31/00               2,200,000            7/31/00                        264,357
139                  97%               8/28/98                 780,000            8/28/98                        165,123
140                  94%               6/12/98                 630,000            6/12/98                        133,974
141                 100%               7/31/00                 650,000            7/31/00                        130,841
142                 100%               8/13/99                 760,000            8/13/99                         93,856
143                  94%              11/12/98                 625,000            11/12/98                       215,423
144                 100%               6/25/99                 600,000            6/25/99                         91,435
145                  89%               7/27/98                 560,000            7/27/98                         92,132
146                 100%              11/19/99                 630,000            11/19/99                        79,715
147                 100%               7/15/99                 610,000            7/15/99                         92,262
148                  98%               12/1/99                 550,000            12/1/99                        203,142
149                 100%               9/1/98                  645,000             9/1/98                        196,416
150                  92%              12/31/99                 450,000            12/31/99                        84,360
151                  94%               3/22/99                 490,000            3/22/99                         82,665
152                 100%               3/9/99                  470,000             3/9/99                         69,715
153                 100%               4/19/98                 450,000            4/19/98                        104,862
154                  85%               2/19/98                 510,000            2/19/98                        179,316
155                 100%               8/11/98                 440,000            8/11/98                        146,203
156                 100%               7/5/99                  425,000             7/5/99                         75,751
157                 100%               8/25/98                 550,000            8/25/98                         74,265
158                 100%              11/18/99                 350,000            11/18/99                        58,083
159                 100%               6/17/99                 400,000            6/17/99                        101,096
160                 100%               2/1/98                  465,000             2/1/98                        167,201
161                 100%               12/7/98                 440,000            12/7/98                         60,390
162                  96%               5/10/98                 390,000            5/10/98                         93,773
163                 100%               1/23/99                 900,000            1/23/99                        124,100
164                 100%               11/9/98                 310,000            11/9/98                         47,880
165                 100%               9/3/98                  295,000             9/3/98                         65,451
166                  54%               10/7/98                 295,000            10/7/98                         55,731
167                 100%              12/28/98                 300,000            12/28/98                        39,496
168                 100%               4/1/98                  315,000             4/1/98                         41,040
169                 100%               6/25/99                 385,000            6/25/99                         51,840
170                 100%              10/31/99                 320,000            10/31/99                        46,980
171                  90%               3/29/99                 220,000            3/29/99                         42,656
172                  86%              10/19/98                 325,000            10/19/98                        78,750
173                 100%               1/7/00                  250,000             1/7/00                         40,641
174                  81%               8/18/98                 320,000            8/18/98                         66,600
175                 100%               8/6/99                  260,000             8/6/99                         40,678
176                  90%              11/18/98                 225,000            11/18/98                        42,060
177                  92%               6/10/99                 185,000            6/10/99                         53,922
178                  63%               6/9/98                  190,000             6/9/98                         38,485
179                  88%               11/2/98                 240,000            11/2/98                         32,818
180                 100%               9/9/98                  490,000             9/9/98                         78,741
181                 100%               6/23/98                 157,000            6/23/98                         25,380
182                 100%               5/28/98                 132,000            5/28/98                         33,685


            -------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE            97%                              $  1,643,555,000                                  $     215,982,905
            =============================================================================================================

MAXIMUM:            100%                              $    167,800,000                                  $      16,456,753
Minimum:             54%                              $        132,000                                  $          25,380


                                MOST                          MOST
                               RECENT                        RECENT
#                             EXPENSES                         NOI                        U/W NOI                     U/W NCF
-                             --------                         ---                        -------                     -------
1                           $ 4,443,537                   $ 12,013,216                 $ 13,710,845                $ 13,414,452
2                             3,821,430                      9,669,075                   10,694,264                  10,523,664
3                                   NAP                            NAP                    6,596,451                   6,075,243
4                             2,079,138                      7,277,636                    7,102,366                   6,689,805
5                             2,841,044                      5,953,519                    5,926,004                   5,516,542
6                             3,846,812                      6,845,141                    8,996,582                   8,625,171
7                             4,019,920                      4,022,112                    4,467,731                   4,193,997
8                             1,518,768                      3,276,353                    3,520,595                   3,427,539
9A                            1,280,140                      1,983,447                    1,784,425                   1,683,425
9B                              543,425                        696,224                      711,619                     661,619
9C                              522,183                        601,109                      591,080                     549,830
9D                              350,159                        443,825                      431,143                     399,143
10                            1,561,416                      3,082,285                    3,104,976                   2,854,794
11                            1,747,768                      2,846,717                    3,236,837                   2,817,724
12A                             648,855                        950,991                      953,420                     890,420
12B                             563,907                        933,761                      892,644                     840,894
12C                             473,645                        517,491                      480,955                     440,955
12D                             362,708                        479,995                      423,263                     388,263
13                                  NAP                            NAP                    2,487,135                   2,433,595
14                              749,253                      2,073,934                    2,160,408                   2,082,408
15                            1,372,805                      1,697,876                    2,366,137                   2,099,472
16                            1,793,869                      2,588,836                    2,537,606                   2,283,695
17                              986,969                      2,298,224                    2,244,495                   2,050,476
18                              785,222                      2,377,635                    2,335,840                   2,076,520
19                            1,374,065                      2,761,668                    2,439,366                   2,307,679
20                               13,074                      1,730,097                    1,951,589                   1,854,248
21                            1,074,803                      1,878,400                    2,052,379                   1,807,313
22                              739,205                      2,554,928                    2,207,884                   1,943,046
23                            1,371,472                      1,440,772                    1,894,799                   1,661,364
24A                                 NAP                            NAP                    1,128,393                   1,103,966
24B                                 NAP                            NAP                      647,224                     637,191
25A                                 NAP                            NAP                      277,351                     277,351
25B                                 NAP                            NAP                      276,347                     276,347
25C                                 NAP                            NAP                      217,698                     217,698
25D                                 NAP                            NAP                      168,929                     168,929
26                            5,554,273                      2,092,472                    1,919,930                   1,546,190
27                                  NAP                            NAP                    1,205,404                   1,149,643
28                               55,679                      1,800,319                    1,419,506                   1,323,453
29                              937,767                      1,397,556                    1,316,102                   1,037,651
30                              455,411                      1,049,377                    1,083,608                     982,937
31                                  NAP                            NAP                      973,801                     918,478
32                            2,683,005                      1,573,832                    1,299,002                   1,090,602
33                            3,504,957                      1,559,966                    1,331,989                   1,079,435
34                              314,180                        945,572                      985,776                     865,329
35                              619,646                        761,171                      760,662                     715,162
36                              132,946                        795,336                      773,692                     726,178
37                              276,455                        823,296                      850,973                     765,762
38                                  NAP                            NAP                      828,810                     733,696
39                              544,191                        626,240                      844,138                     707,171
40                              699,986                        967,748                      927,999                     721,012
41                            3,679,688                      1,116,277                    1,143,444                     903,646
42                              232,133                        728,975                      679,233                     630,362
43                              274,141                        848,286                      772,573                     672,996
44                            1,497,922                      1,055,594                    1,001,104                     873,097
45                              271,843                        704,900                      689,206                     628,542
46                                    0                        795,624                      771,756                     695,446
47                              138,776                        696,282                      690,637                     672,658
48                              218,854                        646,811                      666,367                     583,988
49                              318,520                        717,971                      732,541                     670,624
50A                              62,404                        250,342                      218,101                     203,157
50B                              40,517                        256,464                      228,902                     200,383
50C                              98,049                        177,724                      192,148                     176,175
51A                                 NAP                            NAP                      305,889                     301,526
51B                                 NAP                            NAP                      280,317                     275,221
52                              154,369                        625,459                      611,098                     571,456
53                              703,116                        786,721                      779,510                     652,522
54                            1,015,780                        536,535                      667,424                     562,653
55                              130,111                        431,701                      556,214                     532,272
56                              450,256                        560,098                      628,669                     544,159
57                                    0                        500,000                      780,675                     595,671
58                              571,963                        742,962                      661,394                     571,294
59                              563,942                        570,107                      505,420                     448,370
60                              456,124                        683,830                      666,855                     619,605
61                              312,733                        557,776                      554,791                     486,375
62                            1,278,020                        606,162                      589,407                     573,207
63                              105,420                        466,584                      468,591                     432,851
64                            1,600,721                        880,296                      848,396                     722,235
65                              232,012                        549,368                      530,017                     480,303
66                              112,638                        459,467                      440,707                     419,279
67                               44,112                        371,150                      415,237                     379,728
68                              838,721                        584,887                      575,865                     505,583
69                              532,541                        442,947                      466,024                     406,774
70                              128,710                        456,645                      424,716                     379,441
71                            1,249,128                        618,521                      542,513                     526,913
72                              344,611                        396,173                      441,868                     404,552
73                              260,705                        386,475                      356,347                     348,757
74                              132,372                        365,708                      361,118                     332,908
75                               86,971                        374,493                      374,500                     335,711
76                              541,065                        367,836                      395,346                     325,346
77                              120,960                        351,713                      337,232                     318,737
78                              393,995                        428,332                      429,897                     329,644
79                              150,414                        325,152                      326,921                     290,636
80                               92,226                        405,669                      407,433                     348,550
81                              688,498                        469,708                      463,596                     405,781
82                              176,670                        321,162                      331,018                     286,815
83                              244,308                        306,243                      323,479                     299,479
84                              433,068                        286,902                      292,599                     262,599
85                               69,787                        301,805                      301,947                     282,402
86                              105,881                        283,239                      271,904                     254,737
87                               57,431                        292,742                      292,748                     261,080
88                              196,893                        299,678                      284,787                     243,839
89                              100,366                        299,746                      300,717                     265,704
90                              417,543                        301,915                      289,064                     252,564
91                                  NAP                            NAP                      315,047                     261,655
92A                              52,868                         89,255                       92,286                      87,786
92B                              50,232                         76,895                       82,260                      78,660
92C                              58,875                         66,502                       64,492                      62,316
92D                              33,862                         57,205                       56,002                      54,852
92E                              10,956                         25,124                       21,701                      21,251
93A                              63,835                        121,574                      108,983                      96,983
93B                              88,145                        103,896                       91,316                      78,316
93C                              79,559                         80,640                       71,106                      63,106
94                                5,528                        270,876                      258,000                     246,888
95                              129,083                        311,414                      292,068                     252,059
96                               68,098                        259,257                      250,783                     239,857
97                               47,623                        351,493                      273,438                     244,363
98                                  NAP                            NAP                      228,000                     224,088
99                               58,104                        205,820                      240,343                     216,262
100                              36,835                        236,542                      229,582                     205,527
101                             134,689                        154,743                      222,968                     186,968
102                                 NAP                            NAP                      200,600                     199,139
103                             182,722                        307,761                      242,198                     218,198
104                              14,525                        202,975                      190,970                     157,036
105                                 NAP                            NAP                      181,116                     178,307
106                                 NAP                            NAP                      180,097                     178,749
107                             133,166                        202,851                      202,851                     183,851
108                             107,756                        160,845                      150,356                     139,853
109                              60,905                        156,046                      159,909                     142,365
110                              62,987                        184,764                      157,016                     145,123
111                              31,732                        171,040                      155,897                     140,546
112                              58,707                        136,516                      136,516                     128,085
113                             102,917                        151,491                      160,617                     132,530
114                              32,207                        143,953                      116,468                     112,468
115                              52,675                        190,516                      142,591                     126,647
116                               3,438                        168,471                      163,318                     142,378
117                              34,264                        129,508                      117,119                     105,599
118                             126,693                        146,267                      146,267                     126,767
119                              15,672                        132,528                      132,528                     116,862
120                              58,529                        103,234                      104,425                     101,225
121                              87,790                        125,510                      125,510                     108,010
122                              32,988                        112,100                      108,182                      96,788
123                             117,307                        107,685                      105,546                      97,546
124                              60,030                         86,613                      100,877                      86,594
125                              40,161                        153,820                      153,820                     123,593
126                              55,382                        120,018                      103,402                      95,777
127                              40,397                        110,725                       95,315                      83,332
128                              47,852                        106,960                      106,960                      98,560
129                              79,625                         98,272                       98,272                      88,472
130                              46,445                        117,829                       91,044                      83,232
131                             117,153                         68,823                       69,345                      64,545
132A                             42,013                         54,707                       50,561                      46,507
132B                             43,886                         34,155                       39,688                      35,188
133                              86,191                         99,629                       99,629                      91,640
134                              49,630                         75,771                       75,866                      71,616
135                              23,072                         83,064                       68,536                      65,786
136                              56,248                         92,497                       92,497                      87,497
137                              48,302                         89,353                       89,353                      81,303
138                             108,460                        155,897                      154,748                     129,260
139                              89,295                         75,828                       75,828                      65,328
140                              57,897                         76,077                       76,077                      65,277
141                              48,445                         82,396                       70,977                      64,977
142                              31,638                         62,218                       62,218                      57,718
143                             135,729                         79,694                       79,694                      67,094
144                              32,723                         58,712                       58,712                      55,712
145                              32,043                         60,089                       60,089                      53,108
146                              15,654                         64,061                       64,061                      58,816
147                              37,713                         54,549                       54,549                      49,874
148                             111,590                         91,552                       91,552                      76,552
149                             122,266                         74,150                       74,150                      59,100
150                              28,801                         55,560                       55,560                      48,360
151                              27,958                         54,707                       54,707                      49,107
152                              25,310                         44,406                       44,406                      40,556
153                              39,403                         65,459                       65,459                      59,509
154                              99,821                         79,495                       79,495                      62,595
155                              90,739                         55,464                       55,464                      47,114
156                              35,885                         39,867                       39,867                      36,117
157                              30,627                         43,639                       43,639                      38,369
158                              14,022                         44,061                       44,061                      42,561
159                              55,822                         45,274                       45,274                      41,274
160                             106,767                         60,434                       60,434                      47,134
161                              13,520                         46,871                       46,871                      39,951
162                              42,248                         51,525                       51,525                      44,925
163                              47,920                         76,180                       76,180                      74,807
164                              16,004                         31,876                       31,876                      29,076
165                              32,278                         33,173                       33,173                      29,933
166                              25,748                         29,983                       29,983                      27,223
167                              12,566                         26,929                       26,929                      25,179
168                              10,497                         30,543                       30,543                      29,493
169                              15,165                         36,675                       36,675                      33,875
170                              18,358                         28,622                       28,622                      26,122
171                              12,140                         30,517                       30,517                      28,017
172                              45,600                         33,150                       33,150                      26,347
173                              12,102                         28,539                       28,539                      26,439
174                              25,896                         40,704                       40,704                      35,104
175                              13,385                         27,294                       27,294                      24,494
176                              17,779                         24,281                       24,281                      20,781
177                              30,759                         23,163                       23,163                      20,163
178                              15,386                         23,098                       23,098                      20,298
179                              11,150                         21,668                       21,668                      18,868
180                              30,757                         47,984                       47,984                      41,984
181                               8,513                         16,867                       16,867                      15,117
182                              15,405                         18,280                       18,280                      16,180


            --------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE                $   83,514,557                $  132,468,348              $  154,061,009              $  142,258,364
            ====================================================================================================================

MAXIMUM:                 $    5,554,273                $   12,013,216              $   13,710,845              $   13,414,452
Minimum:                 $            -                $       16,867              $       16,867              $       15,117

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS


                                                                                                                       ORIGINATION
                                                                ORIGINAL            CUT-OFF DATE    PERCENTAGE OF      AMORTIZATION
                                                                PRINCIPAL            PRINCIPAL        MORTGAGE            TERM
#         LOAN NAME                                              BALANCE              BALANCE        POOL BALANCE        (MONTHS)
-         ---------                                              -------              -------        ------------        --------
1         730 North Michigan Avenue                           $ 86,190,000         $ 86,190,000         7.9%                0
2         Two Rodeo Drive                                       75,000,000           75,000,000         6.8%                0
3         First Union Building (Floors 6-29)                    53,030,000           52,856,507         4.8%               360
4         8000 Marina Boulevard Office Building                 47,000,000           46,879,957         4.3%               360
5         CNN Building                                          46,000,000           45,905,833         4.2%               360
6         Glendale Center                                       37,000,000           37,000,000         3.4%               305
7         Chelsea Ridge Apartments                              36,250,000           36,162,943         3.3%               360
8         2001 York Road                                        31,000,000           31,000,000         2.8%               360
9         Belcrest Realty HD1 Portfolio                         28,992,611           28,812,115         2.6%               360
10        Magic Valley Mall                                     24,400,000           24,299,334         2.2%               360
11        Lexington Financial Center                            23,000,000           22,943,651         2.1%               360
12        Belcrest Realty HD2 Portfolio                         22,489,897           22,349,884         2.0%               360
13        Botany Plaza Shopping Center                          20,800,000           20,652,213         1.9%               360
14        Cameron at Wyndham                                    19,500,000           19,458,107         1.8%               360
15        Gables One Tower                                      18,250,000           18,203,602         1.7%               360
16        1010 Metrodome Square                                 17,500,000           17,461,412         1.6%               360
17        Jessamine Mall                                        16,700,000           16,659,371         1.5%               360
18        Roswell Crossing Shopping Center                      16,500,000           16,457,857         1.5%               360
19        Riverfront Plaza                                      16,000,000           16,000,000         1.5%                0
20        Pacific Bell Office Building                          15,480,000           15,443,124         1.4%               360
21        Jenkins Court                                         15,500,000           15,430,721         1.4%               360
22        Red Oak Corporate Park                                15,000,000           14,948,802         1.4%               360
23        3333 Wilshire Building                                14,500,000           14,464,888         1.3%               360
24        McLane Foodservice                                    12,500,000           12,494,391         1.1%               360
25        Accor - California South                              11,487,425           11,022,772         1.0%               306
26        Four Points Hotel                                     10,500,000           10,460,765         1.0%               300
27        Barcroft Plaza                                        10,320,000           10,292,721         0.9%               360
28        San Aleso Office Building                             10,200,000           10,167,920         0.9%               360
29        9666 Building                                          9,800,000            9,778,606         0.9%               360
30        Alaska Energy Building                                 8,500,000            8,462,881         0.8%               360
31        704 Broadway                                           8,100,000            8,081,019         0.7%               360
32        Groton Inn & Suites                                    7,275,000            7,226,700         0.7%               300
33        Days Inn Hotel                                         7,000,000            6,969,495         0.6%               300
34        Brentwood Shopping Center                              6,900,000            6,885,442         0.6%               360
35        Water Vistas Apartments                                6,800,000            6,788,403         0.6%               360
36        Hillside Plaza Wal-Mart Shops                          6,575,000            6,564,918         0.6%               360
37        Sheridan Center                                        6,300,000            6,279,309         0.6%               360
38        Riverside Corporate Center                             6,150,000            6,129,829         0.6%               360
39        Executive Park                                         6,100,000            6,079,538         0.6%               360
40        Carrollwood Crossing                                   6,100,000            6,076,115         0.6%               300
41        Radisson Inn - North                                   6,000,000            5,981,999         0.5%               300
42        Stonybrook Super Saver                                 5,850,000            5,835,467         0.5%               360
43        4300 North University                                  5,800,000            5,781,963         0.5%               360
44        Quality Inn Maingate West                              5,800,000            5,755,338         0.5%               300
45        Copperwood Village Shopping Center                     5,700,000            5,682,434         0.5%               360
46        SPD Technologies Building                              5,600,000            5,589,169         0.5%               360
47        600 Pine Avenue                                        5,600,000            5,582,268         0.5%               360
48        Tred Avon Square                                       5,500,000            5,486,929         0.5%               360
49        225 West Illinois                                      5,500,000            5,483,393         0.5%               360
50        Drug Mart Centers                                      5,323,000            5,309,989         0.5%               360
51        Eckerd Drugstores                                      5,300,000            5,288,840         0.5%               360
52        East River Plaza Wal-Mart Shops                        5,145,000            5,137,111         0.5%               360
53        University Professional Center                         5,100,000            5,088,356         0.5%               360
54        Governors Office Park                                  5,050,000            5,039,910         0.5%               360
55        Courthouse Commons Plaza                               4,990,000            4,978,820         0.5%               360
56        Sheridan Business Park                                 4,950,000            4,935,223         0.5%               360
57        Elementis Industrial                                   4,900,000            4,886,223         0.4%               360
58        River Place Shopping Center                            4,870,000            4,860,289         0.4%               360
59        Lafayette Landing Apartments                           4,450,000            4,440,010         0.4%               360
60        Lake Mann Gardens                                      4,400,000            4,351,082         0.4%               300
61        The Arboretum                                          4,350,000            4,341,448         0.4%               360
62        Hearthstone at the Mainlands (1)                       4,096,000            4,063,655         0.4%               300
63        Hanover Business Center                                3,800,000            3,791,486         0.3%               360
64        Ramada Inn - Downtown Denver                           3,800,000            3,782,556         0.3%               300
65        Ridge Hudson Plaza                                     3,650,000            3,629,417         0.3%               360
66        Sunrise Plaza Shopping Center                          3,600,000            3,590,890         0.3%               360
67        Kroger Meyerland Shopping Center                       3,410,000            3,400,142         0.3%               360
68        Orange Park Fairfield Inn                              3,400,000            3,392,592         0.3%               300
69        Wall Street Square Apartments                          3,350,000            3,334,500         0.3%               360
70        Anixter Warehouse                                      3,300,000            3,293,231         0.3%               360
71        Hearthstone at Victoria (1)                            3,254,993            3,229,289         0.3%               300
72        Vestal Shopping Center                                 3,050,000            3,026,153         0.3%               300
73        46 West 47th Street                                    2,995,000            2,989,518         0.3%               360
74        Westport Center                                        2,910,000            2,902,854         0.3%               360
75        Walnut Creek Wal-mart Shops                            2,890,000            2,883,244         0.3%               360
76        Oak Tree Apartments                                    2,800,000            2,792,666         0.3%               360
77        Interchange Plaza I (LA Carpet)                        2,670,000            2,663,919         0.2%               360
78        One Lakeside Plaza                                     2,600,000            2,590,267         0.2%               300
79        Community First Financial Center                       2,525,000            2,517,514         0.2%               360
80        Market Plaza @ Tucker Crossroads                       2,525,000            2,515,752         0.2%               300
81        Comfort Inn - Louisville                               2,400,000            2,392,681         0.2%               300
82        Kearny II                                              2,400,000            2,392,553         0.2%               360
83        Hillside Apartments                                    2,400,000            2,389,835         0.2%               360
84        Ridgmar Manor Apartments                               2,330,000            2,324,842         0.2%               360
85        Southtowne Commons Wal-Mart Shops                      2,290,000            2,286,489         0.2%               360
86        Interchange Plaza II (Dunn Edwards)                    2,280,000            2,274,682         0.2%               360
87        Tidewater Plaza Wal-Mart Shops                         2,275,000            2,268,096         0.2%               360
88        Melbourne Corporate Center                             2,225,000            2,220,399         0.2%               360
89        City Place                                             2,200,000            2,193,403         0.2%               360
90        Bay Oaks                                               2,184,000            2,179,793         0.2%               360
91        Regency Business Center                                2,150,000            2,145,858         0.2%               360
92        Ran-Mar Mobile Home Parks                              2,150,000            2,145,080         0.2%               360
93        Irvington Portfolio                                    2,115,000            2,109,962         0.2%               360
94        170 Middlefield                                        2,100,000            2,095,524         0.2%               360
95        Hershey Office and Business Center                     2,060,000            2,056,885         0.2%               360
96        Village Center North                                   2,025,000            2,020,210         0.2%               360
97        841-845 63rd Street and 872-884 62nd Street            2,000,000            1,995,780         0.2%               360
98        Rite Aid Pharmacy - White Township, NJ                 1,888,584            1,849,722         0.2%               275
99        Avon Retail Centre                                     1,850,000            1,845,766         0.2%               360
100       Leeds Village Wal-Mart Shops                           1,825,000            1,821,441         0.2%               360
101       Carter Center                                          1,676,000            1,673,426         0.2%               360
102       Rite Aid Pharmacy - Slidell, LA                        1,581,290            1,523,334         0.1%               237
103       Stonybrook Apartments                                  1,500,000            1,496,960         0.1%               360
104       K-Mart - Fort Dodge                                    1,400,000            1,394,459         0.1%               300
105       Rite Aid Pharmacy - Somersworth, NH                    1,410,425            1,362,398         0.1%               234
106       Rite Aid Pharmacy - Baton Rouge, LA                    1,409,545            1,355,943         0.1%               233
107       Los Arcos Apartments                                   1,297,000            1,277,016         0.1%               300
108       Northwood Apartments                                   1,240,000            1,236,062         0.1%               300
109       Eques Office Center                                    1,235,000            1,232,214         0.1%               360
110       Grand Heights Apartments                               1,200,000            1,198,026         0.1%               360
111       McDuff Plaza                                           1,132,000            1,127,646         0.1%               300
112       Olympic Plaza North                                    1,150,000            1,105,273         0.1%               300
113       3175 Professional Building                             1,070,000            1,066,725         0.1%               360
114       Fetzer Drive                                           1,020,000            1,018,133         0.1%               360
115       Wade Green Village Shopping Center                     1,000,000              993,489         0.1%               240
116       51-57 Summer Street                                    1,000,000              987,816         0.1%               300
117       American Video Shopping Plaza                            918,750              917,068         0.1%               360
118       Verde Meadows Apartments                                 948,000              914,590         0.1%               239
119       2344 El Camino Real                                      900,000              888,860         0.1%               360
120       Northern Mobile Home Park                                880,000              878,621         0.1%               360
121       700 Minor Street                                         820,000              807,661         0.1%               360
122       Creekside Centre                                         800,000              797,091         0.1%               300
123       Pleasant Park Apartments                                 780,000              778,419         0.1%               360
124       Rockville Retail                                         750,000              748,275         0.1%               360
125       997 Brady Avenue, N.W.                                   749,900              735,906         0.1%               300
126       Oakwood Apartments                                       720,000              718,823         0.1%               360
127       Killian Hill Shopping Center                             700,000              698,451         0.1%               360
128       74-82 Beaver Street                                      703,000              688,225         0.1%               300
129       848 S. Irolo Street                                      665,000              655,882         0.1%               360
130       Los Arboles Apartments                                   650,000              648,938         0.1%               360
131       Camelot Village MHP                                      600,000              599,060         0.1%               360
132       635 North 4th Avenue and 244 South Lazona                600,000              598,848         0.1%               360
133       2000 Hearst Avenue                                       600,000              585,986         0.1%               300
134       Verona Apartments                                        585,000              582,909         0.1%               240
135       Lafayette West Townes                                    580,000              578,631         0.1%               360
136       Cape Cod Mobile Home Park                                550,000              540,308         0.0%               360
137       3001 Umatilla Street                                     532,500              524,948         0.0%               360
138       207 & 209-11 Washington Street                           500,000              497,978         0.0%               300
139       Brisbane Apartments                                      500,000              489,294         0.0%               360
140       The Ohio City Apartments                                 500,000              488,380         0.0%               360
141       Starflite Apartments                                     460,000              457,970         0.0%               240
142       849 S. Harvard Boulevard                                 460,000              452,737         0.0%               300
143       The Parkside Apartments                                  449,250              442,022         0.0%               360
144       646 President Street Realty L.L.C.                       438,000              430,649         0.0%               300
145       14820 North Cave Creek Road                              420,000              410,373         0.0%               360
146       37-66/70 103rd Street                                    410,000              405,431         0.0%               300
147       1607 Gilpin Street and 1645 East 16th Avenue             410,000              402,860         0.0%               360
148       The Santa Fe Apartments                                  396,000              392,323         0.0%               300
149       The Meadowlark Condominiums                              360,000              353,730         0.0%               360
150       Village Apartments                                       355,000              351,266         0.0%               300
151       5-24 Clark Court                                         339,500              334,879         0.0%               360
152       5001 Denny Avenue                                        329,000              323,684         0.0%               360
153       13309 South Woodland                                     330,000              323,097         0.0%               360
154       The Country Place Apartments                             306,000              300,762         0.0%               360
155       Cottonwoods Apartments                                   310,000              295,205         0.0%               180
156       11133 Cumpston Street                                    300,000              294,810         0.0%               360
157       42 Woodlawn Avenue                                       300,000              294,513         0.0%               360
158       33 Orange Street                                         280,000              276,503         0.0%               300
159       136 Dwight Street                                        280,000              274,715         0.0%               300
160       The Tropicana Apartments                                 279,000              274,224         0.0%               360
161       530-550 South Knott Avenue                               260,000              255,671         0.0%               360
162       The Skyline Terrace Apartments                           252,700              247,223         0.0%               360
163       2400 22nd Street                                         240,000              236,228         0.0%               360
164       1509 Laurel Street                                       232,500              228,606         0.0%               360
165       6923-6925 S. Indiana Ave.                                206,500              203,145         0.0%               360
166       1901 Kipling Street                                      206,500              202,861         0.0%               360
167       1122 N. Madison Avenue                                   200,000              196,553         0.0%               351
168       USPA / IRA Building                                      200,000              188,985         0.0%               240
169       4616-4648 Golden Gate Parkway                            181,000              179,005         0.0%               360
170       3932 Mont Clair Street                                   176,000              173,832         0.0%               360
171       111-117 White Street                                     176,000              170,798         0.0%               240
172       415 Sagninaw Avenue                                      170,000              167,769         0.0%               360
173       736 Heman Road                                           170,000              166,586         0.0%               240
174       111 South Newport Avenue                                 163,600              160,307         0.0%               360
175       1531 N. Serrano Avenue                                   160,000              157,368         0.0%               300
176       11715 Vermont Avenue                                     150,000              147,932         0.0%               360
177       1411 T Street SE                                         148,000              145,710         0.0%               300
178       4812 Coliseum Street                                     142,500              139,701         0.0%               360
179       137 N. Herbert Avenue                                    140,000              137,969         0.0%               360
180       HC61 Box 133                                             140,000              136,945         0.0%               360
181       2511-2519 Eliot Street                                   116,250              114,021         0.0%               360
182       4737 S. Wabash Ave.                                       85,800               84,076         0.0%               360

                                                         ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     $1,098,624,019       $1,094,921,165        100.0%              294
                                                         ===========================================================================

MAXIMUM:                                                    $   86,190,000       $   86,190,000          7.9%              360
MINIMUM:                                                    $       85,800       $       84,076          0.0%               0



                                                                            INITIAL
                                REMAINING       ORIGINAL     REMAINING      INTEREST
                               AMORTIZATION     TERM TO       TERM TO         ONLY        MORTGAGE
                                   TERM         MATURITY      MATURITY       PERIOD       INTEREST            MONTHLY
#                                (MONTHS)       (MONTHS)      (MONTHS)      (MONTHS)        RATE              PAYMENT
-                                --------       --------      --------      --------        ----              -------
1                                   0               60            57           60         7.9230%          $ 576,973.22
2                                   0               60            52           60         9.1500%            579,817.71
3                                  354              84            78                      8.4300%            405,127.00
4                                  356             120           116                      7.8800%            340,945.74
5                                  357             120           117                      7.9500%            335,929.75
6                                  305             120           117           30         7.2000%            264,660.00
7                                  357             120           117                      7.1500%            244,834.95
8                                  360             120           117           12         7.6500%            219,949.44
9                                  348             120           108                      8.5600%            224,162.10
10                                 353             120           113                      8.2100%            182,623.37
11                                 356             120           116                      8.0600%            169,728.87
12                                 348             120           108                      8.5600%            173,885.09
13                                 346             120           106                      8.7900%            164,228.27
14                                 357             120           117                      7.7100%            139,161.77
15                                 356             120           116                      7.9000%            132,641.99
16                                 357             120           117                      7.5800%            123,322.62
17                                 356             120           116                      8.0900%            123,588.07
18                                 356             120           116                      7.8800%            119,693.72
19                                  0              120           115          120         7.3900%             99,901.85
20                                 356             120           116                      8.1800%            115,535.17
21                                 352             120           112                      8.2900%            116,882.48
22                                 354             120           114                      8.2600%            112,795.46
23                                 356             120           116                      8.1100%            107,509.86
24                                 359             120           119                      8.0000%             91,720.57
25                                 274             247           215                      6.6998%             78,360.42
26                                 296              84            80                      8.4100%             83,912.97
27                                 356             120           116                      7.7300%             73,791.17
28                                 355             120           115                      8.0400%             75,128.61
29                                 357             120           117                      7.6300%             69,397.50
30                                 353             120           113                      8.2700%             63,977.21
31                                 356             120           116                      8.2500%             60,852.60
32                                 292             120           112                      8.9300%             60,703.19
33                                 295             120           115                      8.8900%             58,217.36
34                                 357             120           117                      7.8000%             49,671.06
35                                 358             120           118                      7.4800%             47,453.50
36                                 358             120           118                      8.1600%             48,980.39
37                                 354             120           114                      8.4300%             48,142.50
38                                 354             120           114                      8.4200%             46,939.94
39                                 354             120           114                      8.3300%             46,170.79
40                                 296             120           116                      8.1500%             47,688.53
41                                 297             120           117                      8.3500%             47,708.64
42                                 356             120           116                      8.0000%             42,925.23
43                                 355             120           115                      8.0900%             42,922.80
44                                 289             120           109                      9.6800%             51,402.01
45                                 355             120           115                      8.1300%             42,342.29
46                                 357              84            81                      8.2300%             41,992.22
47                                 355             120           115                      8.0100%             41,129.83
48                                 356             120           116                      8.1900%             41,087.90
49                                 355             120           115                      8.2200%             41,203.72
50                                 356             120           116                      8.0700%             39,318.35
51                                 357             120           117                      7.8100%             38,189.83
52                                 358             120           118                      8.1600%             38,327.62
53                                 356              84            80                      8.3600%             38,709.70
54                                 357             120           117                      8.0700%             37,301.84
55                                 357             120           117                      7.5000%             34,890.80
56                                 355             120           115                      8.2700%             37,257.32
57                                 355             120           115                      8.5300%             37,780.99
58                                 357             120           117                      8.0800%             36,006.30
59                                 357             120           117                      7.4900%             31,084.58
60                                 287             120           107                      8.7400%             36,144.43
61                                 357             120           117                      8.1500%             32,374.79
62                                 290             120           110                      9.1800%             34,879.76
63                                 357             120           117                      7.5000%             26,570.17
64                                 295             120           115                      8.6000%             30,855.13
65                                 349             120           109                      8.5200%             28,117.09
66                                 356             120           116                      7.9200%             26,215.03
67                                 355             120           115                      8.4100%             26,002.76
68                                 298             120           118                      8.5200%             27,423.56
69                                 351             120           111                      8.5000%             25,758.60
70                                 357             120           117                      7.9400%             24,076.34
71                                 290             120           110                      9.1800%             27,718.11
72                                 291             120           111                      8.6100%             24,785.93
73                                 357             120           117                      8.5000%             23,028.96
74                                 356             120           116                      8.0500%             21,454.07
75                                 356             120           116                      8.2600%             21,731.93
76                                 356             120           116                      7.7700%             20,098.25
77                                 356             120           116                      8.3700%             20,284.51
78                                 296             120           116                      8.4000%             20,760.98
79                                 355             120           115                      8.3000%             19,058.31
80                                 296             120           116                      8.5200%             20,366.03
81                                 297             120           117                      8.2500%             18,922.80
82                                 355             120           115                      8.1000%             17,777.94
83                                 352             120           112                      8.5000%             18,453.92
84                                 357             120           117                      7.5600%             16,387.53
85                                 358             120           118                      8.1600%             17,059.33
86                                 356             120           116                      8.2700%             17,160.95
87                                 355             120           115                      8.1980%             17,008.22
88                                 357             120           117                      7.9000%             16,171.42
89                                 355             120           115                      8.2500%             16,527.87
90                                 357             120           117                      8.2500%             16,407.66
91                                 357             120           117                      8.2500%             16,152.23
92                                 356             120           116                      8.3500%             16,303.63
93                                 356             120           116                      8.1800%             15,785.33
94                                 357             120           117                      7.7500%             15,044.66
95                                 358             120           118                      8.2500%             15,476.09
96                                 356             120           116                      8.2100%             15,156.24
97                                 357             120           117                      7.8000%             14,397.41
98                                 256             236           217                      8.5500%             15,561.67
99                                 356             120           116                      8.3500%             14,028.70
100                                357             120           117                      8.1900%             13,633.71
101                                358             120           118                      8.1500%             12,473.60
102                                216             237           216                      8.4100%             13,829.10
103                                357             120           117                      8.0000%             11,006.47
104                                296             120           116                      8.0900%             10,889.03
105                                215             234           215                      8.4000%             12,382.43
106                                212             233           212                      8.4100%             12,413.13
107                                284             120           104                      8.8750%             10,773.58
108                                297             120           117                      8.0000%              9,570.52
109                                356             120           116                      8.4100%              9,417.42
110                                358             120           118                      7.7100%              8,563.80
111                                296             120           116                      8.2500%              8,925.26
112                                270             120            90                      7.2500%              8,312.28
113                                355             120           115                      8.1600%              7,970.95
114                                357             120           117                      8.5000%              7,842.92
115                                236             120           116                      8.1400%              8,451.74
116                                285             120           105                      9.1400%              8,488.04
117                                357             120           117                      8.5000%              7,064.39
118                                218             120            99                      8.7500%              8,390.55
119                                338             120            98                      9.2500%              7,404.08
120                                358             120           118                      8.0200%              6,469.40
121                                335             120            95                      8.9700%              6,580.22
122                                296             120           116                      8.5600%              6,474.20
123                                357             120           117                      8.0000%              5,723.36
124                                356             120           116                      8.3300%              5,676.74
125                                279             120            99                      9.5000%              6,551.86
126                                358             120           118                      7.7500%              5,158.17
127                                356             120           116                      8.4900%              5,377.43
128                                279             120            99                      8.7500%              5,779.67
129                                337             120            97                      8.9800%              5,341.18
130                                358             120           118                      7.7500%              4,656.68
131                                358             120           118                      8.0200%              4,410.96
132                                356             120           116                      9.0700%              4,857.98
133                                274             120            94                      9.5600%              5,267.23
134                                238             120           118                      8.1500%              4,947.93
135                                356             120           116                      8.2200%              4,345.12
136                                331             120            91                      9.0000%              4,425.43
137                                336             120            96                      9.0600%              4,307.63
138                                296             120           116                      7.9700%              3,849.15
139                                329             120            89                      8.4500%              3,826.87
140                                329             120            89                      7.9500%              3,651.41
141                                237             240           237                      9.2000%              4,198.09
142                                283             120           103                      9.1250%              3,899.76
143                                333             120            93                      9.0600%              3,634.18
144                                282             120           102                      9.1250%              3,713.25
145                                329             120            89                      8.7000%              3,289.16
146                                286             120           106                     10.0000%              3,725.68
147                                331             120            91                      9.0600%              3,316.67
148                                287             120           107                     10.6250%              3,774.37
149                                331             120            91                      9.0600%              2,912.20
150                                287             120           107                      9.8750%              3,194.66
151                                336             120            96                      9.2500%              2,792.99
152                                336             120            96                      8.4700%              2,522.74
153                                329             120            89                      8.5000%              2,537.42
154                                330             120            90                      9.3400%              2,537.37
155                                163             120           103                      9.0000%              3,144.23
156                                333             120            93                      9.0600%              2,426.84
157                                331             120            91                      8.8100%              2,372.97
158                                285             120           105                      9.7500%              2,495.19
159                                281             120           101                      8.7500%              2,302.01
160                                330             120            90                      9.3400%              2,313.49
161                                332             120            92                      9.0900%              2,108.88
162                                328             120            88                      8.5000%              1,943.05
163                                335             120            95                      8.7500%              1,888.09
164                                332             120            92                      9.0600%              1,880.80
165                                333              84            57                      9.0100%              1,663.04
166                                331             120            91                      9.0000%              1,661.55
167                                324             120            93                      9.0800%              1,628.88
168                                209             120            89                      8.5000%              1,735.65
169                                342             120           102                      8.7500%              1,423.93
170                                336             120            96                      9.7500%              1,512.12
171                                221             120           101                      9.2500%              1,611.93
172                                334              60            34                      9.8700%              1,475.57
173                                226             120           106                      9.7500%              1,612.48
174                                329             120            89                      8.7000%              1,281.21
175                                282             120           102                      9.2500%              1,370.22
176                                334             120            94                      9.6250%              1,274.99
177                                283             120           103                      9.2500%              1,267.45
178                                329             120            89                      8.8250%              1,128.69
179                                333             120            93                      9.5800%              1,185.38
180                                330             120            90                      8.0900%              1,036.07
181                                329             120            89                      8.9500%                931.20
182                                330              60            30                      8.5200%                660.95
                              ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            289             111           105                      8.1340%       $ 8,132,944.14
                              ==========================================================================================
MAXIMUM:                           360             247           237                     10.6250%       $   579,817.71
MINIMUM:                             0              60            30                      6.6998%       $       660.95

                                     FIRST
                                    PAYMENT        MATURITY                    PREPAYMENT PROVISION        DEFEASANCE
#                                    DATE            DATE           ARD        AS OF ORIGINATION             OPTION
-                                    ----            ----           ---        -----------------             ------
1                                   2/11/01        1/11/06                     Lock/56_0%/4                   Yes
2                                   9/11/00        9/11/30        8/11/05      Lock/53_1%/3_0%/4              Yes
3                                  11/11/00        10/11/30       10/11/07     Lock/82_0%/2                   Yes
4                                   1/6/01         12/6/10                     Lock/114_0%/6                  Yes
5                                   2/11/01        1/11/31        1/11/11      Lock/119_0%/1                  Yes
6                                   2/11/01        7/11/28        1/11/11      Lock/117_0%/3                  Yes
7                                   2/11/01        1/11/31        1/11/11      Lock/114_0%/6                  Yes
8                                   2/6/01          1/6/11                     Lock/114_0%/6                  Yes
9                                   5/1/00          4/1/10                     Lock/114_0%/6                  Yes
10                                 10/11/00        9/11/30        9/11/10      Lock/116_0%/4                  Yes
11                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
12                                  5/1/00          4/1/10                     Lock/114_0%/6                  Yes
13                                  3/11/00        2/11/30        2/11/10      Lock/117_0%/3                  Yes
14                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
15                                  1/11/01        12/11/30       12/11/10     Lock/117_0%/3                  Yes
16                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
17                                  1/1/01         12/1/30        12/1/10      Lock/114_0%/6                  Yes
18                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
19                                 12/11/00        11/11/30       11/11/10     Lock/118_0%/2                  Yes
20                                  1/11/01        12/11/30       12/11/10     Lock/114_0%/6                  Yes
21                                  9/11/00        8/11/30        8/11/10      Lock/117_0%/3                  Yes
22                                 11/11/00        10/11/30       10/11/10     Lock/116_0%/4                  Yes
23                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
24                                  4/11/01        3/11/11                     Lock/117_0%/3                  Yes
25                                  9/11/98        3/11/19                     Lock/243_0%/4                  Yes
26                                  1/11/01        12/11/07                    Lock/78_0%/6                   Yes
27                                  1/11/01        12/11/30       12/11/10     Lock/116_0%/4                  Yes
28                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
29                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
30                                 10/11/00        9/11/30        9/11/10      Lock/115_0%/5                  Yes
31                                  1/11/01        12/11/30       12/11/10     Lock/116_0%/4                  Yes
32                                  9/11/00        8/11/25        8/11/10      Lock/116_0%/4                  Yes
33                                 12/11/00        11/11/25       11/11/10     Lock/113_0%/7                  Yes
34                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
35                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
36                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
37                                 11/11/00        10/11/30       10/11/10     Lock/116_0%/4                  Yes
38                                  11/1/00        10/1/10                     Lock/114_0%/6                  Yes
39                                 11/11/00        10/11/30       10/11/10     Lock/116_0%/4                  Yes
40                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
41                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
42                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
43                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
44                                  6/11/00        5/11/25        5/11/10      Lock/116_0%/4                  Yes
45                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
46                                  2/11/01        1/11/08                     Lock/78_0%/6                   Yes
47                                 12/11/00        11/11/30       11/11/10     Lock/116_0%/4                  Yes
48                                  1/11/01        12/11/30       12/11/10     Lock/118_0%/2                  Yes
49                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
50                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
51                                  2/11/01        1/11/31        1/11/11      Lock/113_0%/7                  Yes
52                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
53                                  1/1/01         12/1/07                     Lock/78_0%/6                   Yes
54                                  2/6/01          1/6/11                     Lock/114_0%/6                  Yes
55                                  2/11/01        1/11/31        1/11/11      Lock/116_0%/4                  Yes
56                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
57                                 12/11/00        11/11/30       11/11/10     Lock/116_0%/4                  Yes
58                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
59                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
60                                  4/11/00        3/11/25        3/11/10      Lock/113_0%/7                  Yes
61                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
62                                  7/11/00        6/11/25        6/11/10      Lock/113_0%/7                  Yes
63                                  2/11/01        1/11/31        1/11/11      Lock/118_0%/2                  Yes
64                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
65                                  6/11/00        5/11/30        5/11/10      Lock/116_0%/4                  Yes
66                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
67                                 12/11/00        11/11/30       11/11/10     Lock/119_0%/1                  Yes
68                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
69                                  8/11/00        7/11/30        7/11/10      Lock/113_0%/7                  Yes
70                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
71                                  7/11/00        6/11/25        6/11/10      Lock/113_0%/7                  Yes
72                                  8/11/00        7/11/25        7/11/10      Lock/116_0%/4                  Yes
73                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
74                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
75                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
76                                  1/11/01        12/11/30       12/11/10     Lock/113_0%/7                  Yes
77                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
78                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
79                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
80                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
81                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
82                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
83                                  9/11/00        8/11/10                     Lock/116_0%/4                  Yes
84                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
85                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
86                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
87                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
88                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
89                                  12/1/00        11/1/10                     Lock/114_0%/6                  Yes
90                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
91                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
92                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
93                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
94                                  2/11/01        1/11/11                     Lock/114_0%/6                  Yes
95                                  3/11/01        2/11/11                     Lock/114_0%/6                  Yes
96                                  1/11/01        12/11/10                    Lock/114_0%/6                  Yes
97                                  2/11/01        1/11/31        1/11/11      Lock/116_0%/4                  Yes
98                                  10/1/99         5/1/19                     Lock/230_0%/6                  Yes
99                                  1/1/01         12/1/10                     Lock/114_0%/6                  Yes
100                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
101                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
102                                 8/1/99          4/1/19                     Lock/231_0%/6                  Yes
103                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
104                                 1/1/01         12/1/10                     Lock/114_0%/6                  Yes
105                                 10/1/99         3/1/19                     Lock/228_0%/6                  Yes
106                                 8/1/99         12/1/18                     Lock/227_0%/6                  Yes
107                                 1/1/00         12/1/09                     Lock/48_YM1/69_0%/3             No
108                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
109                                 1/1/01         12/1/10                     Lock/114_0%/6                  Yes
110                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
111                                 1/11/01        12/11/10                    Lock/114_0%/6                  Yes
112                                 11/1/98        10/1/08                     Lock/49_YM1/68_0%/3             No
113                                 12/1/00        11/1/10                     Lock/114_0%/6                  Yes
114                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
115                                 1/1/01         12/1/10                     Lock/114_0%/6                  Yes
116                                 2/1/00          1/1/10                     Lock/114_0%/6                  Yes
117                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
118                                 8/1/99          7/1/09                     Lock/48_YM1/69_0%/3             No
119                                 7/1/99          6/1/09                     Lock/61_YM1/52_0%/7             No
120                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
121                                 4/1/99          3/1/09                     Lock/61_YM1/52_0%/7             No
122                                 1/11/01        12/11/10                    Lock/114_0%/6                  Yes
123                                 2/11/01        1/11/11                     Lock/114_0%/6                  Yes
124                                 1/11/01        12/11/10                    Lock/114_0%/6                  Yes
125                                 8/1/99          7/1/09                     Lock/48_YM1/69_0%/3             No
126                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
127                                 1/1/01         12/1/10                     Lock/114_0%/6                  Yes
128                                 8/1/99          7/1/09                     Lock/48_YM1/69_0%/3             No
129                                 6/1/99          5/1/09                     Lock/61_YM1/52_0%/7             No
130                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
131                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
132                                 1/1/01         12/1/10                     Lock/114_0%/6                  Yes
133                                 3/1/99          2/1/09                     Lock/61_YM1/52_0%/7             No
134                                 3/11/01        2/11/11                     Lock/114_0%/6                  Yes
135                                 1/11/01        12/11/10                    Lock/114_0%/6                  Yes
136                                 12/1/98        11/1/08                     Lock/61_YM1/52_0%/7             No
137                                 5/1/99          4/1/09                     Lock/61_YM1/52_0%/7             No
138                                 1/11/01        12/11/10                    Lock/114_0%/6                  Yes
139                                 10/1/98         9/1/08                     Lock/59_0%/61                   No
140                                 10/1/98         9/1/08                     Lock/49_YM1/64_0%/7             No
141                                 2/11/01        1/11/21                     Lock/234_0%/6                  Yes
142                                 12/1/99        11/1/09                     Lock/48_YM1/69_0%/3             No
143                                 2/1/99          1/1/09                     Lock/61_YM1/52_0%/7             No
144                                 11/1/99        10/1/09                     Lock/48_YM1/69_0%/3             No
145                                 10/1/98         9/1/08                     Lock/59_0%/61                   No
146                                 3/1/00          2/1/10                     Lock/48_YM1/69_0%/3             No
147                                 12/1/98        11/1/08                     Lock/59_0%/61                   No
148                                 4/1/00          3/1/10                     Lock/49_YM1/68_0%/3             No
149                                 12/1/98        11/1/08                     Lock/61_YM1/52_0%/7             No
150                                 4/1/00          3/1/10                     Lock/48_YM1/68_0%/4             No
151                                 5/1/99          4/1/09                     Lock/61_YM1/52_0%/7             No
152                                 5/1/99          4/1/09                     Lock/61_YM1/52_0%/7             No
153                                 10/1/98         9/1/08                     Lock/59_0%/61                   No
154                                 11/1/98        10/1/08                     Lock/59_0%/61                   No
155                                 12/1/99        11/1/09                     Lock/49_YM1/68_0%/3             No
156                                 2/1/99          1/1/09                     Lock/61_YM1/52_0%/7             No
157                                 12/1/98        11/1/08                     Lock/61_YM1/52_0%/7             No
158                                 2/1/00          1/1/10                     Lock/48_YM1/69_0%/3             No
159                                 10/1/99         9/1/09                     Lock/48_YM1/69_0%/3             No
160                                 11/1/98        10/1/08                     Lock/59_0%/61                   No
161                                 1/1/99         12/1/08                     Lock/61_YM1/52_0%/7             No
162                                 9/1/98          8/1/08                     Lock/59_0%/61                   No
163                                 4/1/99          3/1/09                     Lock/61_YM1/52_0%/7             No
164                                 1/1/99         12/1/08                     Lock/61_YM1/52_0%/7             No
165                                 2/1/99          1/1/06                     Lock/61_YM1/16_0%/7             No
166                                 12/1/98        11/1/08                     Lock/61_YM1/52_0%/7             No
167                                 2/1/99          1/1/09                     Lock/61_YM1/52_0%/7             No
168                                 10/1/98         9/1/08                     Lock/49_YM1/68_0%/3             No
169                                 11/1/99        10/1/09                     Lock/48_YM1/69_0%/3             No
170                                 5/1/99          4/1/09                     Lock/61_YM1/52_0%/7             No
171                                 10/1/99         9/1/09                     Lock/48_YM1/69_0%/3             No
172                                 3/1/99          2/1/04                     Lock/59_0%/1                    No
173                                 3/1/00          2/1/10                     Lock/48_YM1/69_0%/3             No
174                                 10/1/98         9/1/08                     Lock/59_0%/61                   No
175                                 11/1/99        10/1/09                     Lock/48_YM1/69_0%/3             No
176                                 3/1/99          2/1/09                     Lock/61_YM1/52_0%/7             No
177                                 12/1/99        11/1/09                     Lock/48_YM1/69_0%/3             No
178                                 10/1/98         9/1/08                     Lock/61_YM1/52_0%/7             No
179                                 2/1/99          1/1/09                     Lock/61_YM1/52_0%/7             No
180                                 11/1/98        10/1/08                     Lock/59_0%/61                   No
181                                 10/1/98         9/1/08                     Lock/61_YM1/52_0%/7             No
182                                 11/1/98        10/1/03                     Lock/59_0%/1                    No

                                 --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            11/16/00        7/16/19
                                 ======================================================================================
MAXIMUM:                            4/11/01        1/11/31
MINIMUM:                            9/1/98         10/1/03



(1) THE UNDERLYING MORTGAGE LOANS SECURED BY HEARTHSTONE AT THE MAINLANDS AND HEARTHSTONE AT VICTORIA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                         CUT-OFF DATE
                                                                           PRINCIPAL
#        LOAN NAME                                                          BALANCE                                   VALUE
-        ---------                                                          -------                                   -----
1        730 North Michigan Avenue                                       $ 86,190,000                            $ 167,800,000
2        Two Rodeo Drive                                                   75,000,000                              132,000,000
3        First Union Building (Floors 6-29)                                52,856,507                               71,200,000
4        8000 Marina Boulevard Office Building                             46,879,957                               70,000,000
5        CNN Building                                                      45,905,833                               62,000,000
6        Glendale Center                                                   37,000,000                               96,000,000
7        Chelsea Ridge Apartments                                          36,162,943                               50,300,000
8        2001 York Road                                                    31,000,000                               40,000,000
9        Belcrest Realty HD1 Portfolio                                     28,812,115                               37,700,000
10       Magic Valley Mall                                                 24,299,334                               33,500,000
11       Lexington Financial Center                                        22,943,651                               35,000,000
12       Belcrest Realty HD2 Portfolio                                     22,349,884                               29,450,000
13       Botany Plaza Shopping Center                                      20,652,213                               28,000,000
14       Cameron at Wyndham                                                19,458,107                               24,750,000
15       Gables One Tower                                                  18,203,602                               25,000,000
16       1010 Metrodome Square                                             17,461,412                               23,340,000
17       Jessamine Mall                                                    16,659,371                               22,900,000
18       Roswell Crossing Shopping Center                                  16,457,857                               25,600,000
19       Riverfront Plaza                                                  16,000,000                               26,500,000
20       Pacific Bell Office Building                                      15,443,124                               19,350,000
21       Jenkins Court                                                     15,430,721                               21,450,000
22       Red Oak Corporate Park                                            14,948,802                               21,600,000
23       3333 Wilshire Building                                            14,464,888                               18,500,000
24       McLane Foodservice                                                12,494,391                               19,800,000
25       Accor - California South                                          11,022,772                               11,530,000
26       Four Points Hotel                                                 10,460,765                               15,700,000
27       Barcroft Plaza                                                    10,292,721                               13,000,000
28       San Aleso Office Building                                         10,167,920                               16,500,000
29       9666 Building                                                      9,778,606                               13,000,000
30       Alaska Energy Building                                             8,462,881                               11,400,000
31       704 Broadway                                                       8,081,019                               11,900,000
32       Groton Inn & Suites                                                7,226,700                                9,700,000
33       Days Inn Hotel                                                     6,969,495                               10,400,000
34       Brentwood Shopping Center                                          6,885,442                                9,300,000
35       Water Vistas Apartments                                            6,788,403                                9,100,000
36       Hillside Plaza Wal-Mart Shops                                      6,564,918                                8,280,000
37       Sheridan Center                                                    6,279,309                                9,000,000
38       Riverside Corporate Center                                         6,129,829                                7,700,000
39       Executive Park                                                     6,079,538                                9,100,000
40       Carrollwood Crossing                                               6,076,115                                9,550,000
41       Radisson Inn - North                                               5,981,999                               10,300,000
42       Stonybrook Super Saver                                             5,835,467                                7,750,000
43       4300 North University                                              5,781,963                                7,300,000
44       Quality Inn Maingate West                                          5,755,338                                8,500,000
45       Copperwood Village Shopping Center                                 5,682,434                                7,275,000
46       SPD Technologies Building                                          5,589,169                                7,500,000
47       600 Pine Avenue                                                    5,582,268                                8,400,000
48       Tred Avon Square                                                   5,486,929                                7,000,000
49       225 West Illinois                                                  5,483,393                                7,400,000
50       Drug Mart Centers                                                  5,309,989                                6,960,000
51       Eckerd Drugstores                                                  5,288,840                                6,800,000
52       East River Plaza Wal-Mart Shops                                    5,137,111                                6,550,000
53       University Professional Center                                     5,088,356                                6,900,000
54       Governors Office Park                                              5,039,910                                7,000,000
55       Courthouse Commons Plaza                                           4,978,820                                6,240,000
56       Sheridan Business Park                                             4,935,223                                6,700,000
57       Elementis Industrial                                               4,886,223                                6,900,000
58       River Place Shopping Center                                        4,860,289                                6,500,000
59       Lafayette Landing Apartments                                       4,440,010                                5,570,000
60       Lake Mann Gardens                                                  4,351,082                                5,700,000
61       The Arboretum                                                      4,341,448                                5,800,000
62       Hearthstone at the Mainlands (1)                                   4,063,655                                6,600,000
63       Hanover Business Center                                            3,791,486                                5,100,000
64       Ramada Inn - Downtown Denver                                       3,782,556                                7,400,000
65       Ridge Hudson Plaza                                                 3,629,417                                4,750,000
66       Sunrise Plaza Shopping Center                                      3,590,890                                4,800,000
67       Kroger Meyerland Shopping Center                                   3,400,142                                4,350,000
68       Orange Park Fairfield Inn                                          3,392,592                                4,660,000
69       Wall Street Square Apartments                                      3,334,500                                4,400,000
70       Anixter Warehouse                                                  3,293,231                                4,800,000
71       Hearthstone at Victoria (1)                                        3,229,289                                4,200,000
72       Vestal Shopping Center                                             3,026,153                                4,500,000
73       46 West 47th Street                                                2,989,518                                4,000,000
74       Westport Center                                                    2,902,854                                3,870,000
75       Walnut Creek Wal-mart Shops                                        2,883,244                                3,800,000
76       Oak Tree Apartments                                                2,792,666                                3,950,000
77       Interchange Plaza I (LA Carpet)                                    2,663,919                                3,800,000
78       One Lakeside Plaza                                                 2,590,267                                3,750,000
79       Community First Financial Center                                   2,517,514                                3,400,000
80       Market Plaza @ Tucker Crossroads                                   2,515,752                                3,800,000
81       Comfort Inn - Louisville                                           2,392,681                                4,300,000
82       Kearny II                                                          2,392,553                                3,412,000
83       Hillside Apartments                                                2,389,835                                3,200,000
84       Ridgmar Manor Apartments                                           2,324,842                                3,135,000
85       Southtowne Commons Wal-Mart Shops                                  2,286,489                                3,065,000
86       Interchange Plaza II (Dunn Edwards)                                2,274,682                                3,100,000
87       Tidewater Plaza Wal-Mart Shops                                     2,268,096                                3,000,000
88       Melbourne Corporate Center                                         2,220,399                                3,000,000
89       City Place                                                         2,193,403                                2,930,000
90       Bay Oaks                                                           2,179,793                                2,730,000
91       Regency Business Center                                            2,145,858                                3,150,000
92       Ran-Mar Mobile Home Parks                                          2,145,080                                3,150,000
93       Irvington Portfolio                                                2,109,962                                2,710,000
94       170 Middlefield                                                    2,095,524                                3,600,000
95       Hershey Office and Business Center                                 2,056,885                                2,800,000
96       Village Center North                                               2,020,210                                3,070,000
97       841-845 63rd Street and 872-884 62nd Street                        1,995,780                                3,150,000
98       Rite Aid Pharmacy - White Township, NJ                             1,849,722                                2,400,000
99       Avon Retail Centre                                                 1,845,766                                2,500,000
100      Leeds Village Wal-Mart Shops                                       1,821,441                                2,350,000
101      Carter Center                                                      1,673,426                                2,475,000
102      Rite Aid Pharmacy - Slidell, LA                                    1,523,334                                2,200,000
103      Stonybrook Apartments                                              1,496,960                                2,300,000
104      K-Mart - Fort Dodge                                                1,394,459                                1,900,000
105      Rite Aid Pharmacy - Somersworth, NH                                1,362,398                                2,000,000
106      Rite Aid Pharmacy - Baton Rouge, LA                                1,355,943                                2,000,000
107      Los Arcos Apartments                                               1,277,016                                1,600,000
108      Northwood Apartments                                               1,236,062                                1,550,000
109      Eques Office Center                                                1,232,214                                1,944,000
110      Grand Heights Apartments                                           1,198,026                                1,600,000
111      McDuff Plaza                                                       1,127,646                                1,550,000
112      Olympic Plaza North                                                1,105,273                                1,395,000
113      3175 Professional Building                                         1,066,725                                1,380,000
114      Fetzer Drive                                                       1,018,133                                1,275,000
115      Wade Green Village Shopping Center                                   993,489                                1,785,000
116      51-57 Summer Street                                                  987,816                                1,300,000
117      American Video Shopping Plaza                                        917,068                                1,230,000
118      Verde Meadows Apartments                                             914,590                                1,360,000
119      2344 El Camino Real                                                  888,860                                1,540,000
120      Northern Mobile Home Park                                            878,621                                1,100,000
121      700 Minor Street                                                     807,661                                1,200,000
122      Creekside Centre                                                     797,091                                1,100,000
123      Pleasant Park Apartments                                             778,419                                  975,000
124      Rockville Retail                                                     748,275                                1,050,000
125      997 Brady Avenue, N.W.                                               735,906                                1,310,000
126      Oakwood Apartments                                                   718,823                                  900,000
127      Killian Hill Shopping Center                                         698,451                                  940,000
128      74-82 Beaver Street                                                  688,225                                  935,000
129      848 S. Irolo Street                                                  655,882                                  950,000
130      Los Arboles Apartments                                               648,938                                  860,000
131      Camelot Village MHP                                                  599,060                                  960,000
132      635 North 4th Avenue and 244 South Lazona                            598,848                                  805,000
133      2000 Hearst Avenue                                                   585,986                                1,150,000
134      Verona Apartments                                                    582,909                                  800,000
135      Lafayette West Townes                                                578,631                                  725,000
136      Cape Cod Mobile Home Park                                            540,308                                  890,000
137      3001 Umatilla Street                                                 524,948                                  710,000
138      207 & 209-11 Washington Street                                       497,978                                2,200,000
139      Brisbane Apartments                                                  489,294                                  780,000
140      The Ohio City Apartments                                             488,380                                  630,000
141      Starflite Apartments                                                 457,970                                  650,000
142      849 S. Harvard Boulevard                                             452,737                                  760,000
143      The Parkside Apartments                                              442,022                                  625,000
144      646 President Street Realty L.L.C.                                   430,649                                  600,000
145      14820 North Cave Creek Road                                          410,373                                  560,000
146      37-66/70 103rd Street                                                405,431                                  630,000
147      1607 Gilpin Street and 1645 East 16th Avenue                         402,860                                  610,000
148      The Santa Fe Apartments                                              392,323                                  550,000
149      The Meadowlark Condominiums                                          353,730                                  645,000
150      Village Apartments                                                   351,266                                  450,000
151      5-24 Clark Court                                                     334,879                                  490,000
152      5001 Denny Avenue                                                    323,684                                  470,000
153      13309 South Woodland                                                 323,097                                  450,000
154      The Country Place Apartments                                         300,762                                  510,000
155      Cottonwoods Apartments                                               295,205                                  440,000
156      11133 Cumpston Street                                                294,810                                  425,000
157      42 Woodlawn Avenue                                                   294,513                                  550,000
158      33 Orange Street                                                     276,503                                  350,000
159      136 Dwight Street                                                    274,715                                  400,000
160      The Tropicana Apartments                                             274,224                                  465,000
161      530-550 South Knott Avenue                                           255,671                                  440,000
162      The Skyline Terrace Apartments                                       247,223                                  390,000
163      2400 22nd Street                                                     236,228                                  900,000
164      1509 Laurel Street                                                   228,606                                  310,000
165      6923-6925 S. Indiana Ave.                                            203,145                                  295,000
166      1901 Kipling Street                                                  202,861                                  295,000
167      1122 N. Madison Avenue                                               196,553                                  300,000
168      USPA / IRA Building                                                  188,985                                  315,000
169      4616-4648 Golden Gate Parkway                                        179,005                                  385,000
170      3932 Mont Clair Street                                               173,832                                  320,000
171      111-117 White Street                                                 170,798                                  220,000
172      415 Sagninaw Avenue                                                  167,769                                  325,000
173      736 Heman Road                                                       166,586                                  250,000
174      111 South Newport Avenue                                             160,307                                  320,000
175      1531 N. Serrano Avenue                                               157,368                                  260,000
176      11715 Vermont Avenue                                                 147,932                                  225,000
177      1411 T Street SE                                                     145,710                                  185,000
178      4812 Coliseum Street                                                 139,701                                  190,000
179      137 N. Herbert Avenue                                                137,969                                  240,000
180      HC61 Box 133                                                         136,945                                  490,000
181      2511-2519 Eliot Street                                               114,021                                  157,000
182      4737 S. Wabash Ave.                                                   84,076                                  132,000

                                                                    ----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE :                                               $1,094,921,165                           $1,643,555,000
                                                                    ==========================================================

         MAXIMUM:                                                        $ 86,190,000                            $ 167,800,000
         MINIMUM:                                                            $ 84,076                                $ 132,000



(1) THE UNDERLYING MORTGAGE LOANS SECURED BY HEARTHSTONE AT THE MAINLANDS AND HEARTHSTONE AT VICTORIA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                                            CUT-OFF DATE               MATURITY/ARD            MATURITY/ARD           MOST RECENT
#                                             LTV RATIO                   BALANCE               LTV RATIO                  NOI
-                                             ---------                   -------               ---------                  ---
1                                               51.4%                  $ 86,190,000               51.4%               $ 12,013,216
2                                               56.8%                    75,000,000               56.8%                  9,669,075
3                                               74.2%                    49,908,115               70.1%                        NAP
4                                               67.0%                    41,901,928               59.9%                  7,277,636
5                                               74.0%                    41,071,625               66.2%                  5,953,519
6                                               38.5%                    32,307,188               33.7%                  6,845,141
7                                               71.9%                    31,727,382               63.1%                  4,022,112
8                                               77.5%                    27,967,440               69.9%                  3,276,353
9                                               76.4%                    26,265,154               69.7%                  3,724,605
10                                              72.5%                    21,921,764               65.4%                  3,082,285
11                                              65.6%                    20,593,490               58.8%                  2,846,717
12                                              75.9%                    20,374,176               69.2%                  2,882,238
13                                              73.8%                    18,937,671               67.6%                        NAP
14                                              78.6%                    17,310,055               69.9%                  2,073,934
15                                              72.8%                    16,278,264               65.1%                  1,697,876
16                                              74.8%                    15,484,942               66.3%                  2,588,836
17                                              72.7%                    14,963,258               65.3%                  2,298,224
18                                              64.3%                    14,710,251               57.5%                  2,377,635
19                                              60.4%                    16,000,000               60.4%                  2,761,668
20                                              79.8%                    13,899,447               71.8%                  1,730,097
21                                              71.9%                    13,954,380               65.1%                  1,878,400
22                                              69.2%                    13,494,203               62.5%                  2,554,928
23                                              78.2%                    12,998,170               70.3%                  1,440,772
24                                              63.1%                    11,181,014               56.5%                        NAP
25                                              95.6%                     4,366,500               37.9%                        NAP
26                                              66.6%                     9,438,816               60.1%                  2,092,472
27                                              79.2%                     9,167,130               70.5%                        NAP
28                                              61.6%                     9,127,116               55.3%                  1,800,319
29                                              75.2%                     8,682,312               66.8%                  1,397,556
30                                              74.2%                     7,641,699               67.0%                  1,049,377
31                                              67.9%                     7,284,817               61.2%                        NAP
32                                              74.5%                     6,152,102               63.4%                  1,573,832
33                                              67.0%                     5,911,247               56.8%                  1,559,966
34                                              74.0%                     6,138,548               66.0%                    945,572
35                                              74.6%                     6,000,994               65.9%                    761,171
36                                              79.3%                     5,898,560               71.2%                    795,336
37                                              69.8%                     5,687,247               63.2%                    823,296
38                                              79.6%                     5,552,993               72.1%                        NAP
39                                              66.8%                     5,496,513               60.4%                    626,240
40                                              63.6%                     5,048,156               52.9%                    967,748
41                                              58.1%                     4,992,279               48.5%                  1,116,277
42                                              75.3%                     5,230,460               67.5%                    728,975
43                                              79.2%                     5,196,056               71.2%                    848,286
44                                              67.7%                     5,003,156               58.9%                  1,055,594
45                                              78.1%                     5,111,268               70.3%                    704,900
46                                              74.5%                     5,254,199               70.1%                    795,624
47                                              66.5%                     5,007,411               59.6%                    696,282
48                                              78.4%                     4,939,586               70.6%                    646,811
49                                              74.1%                     4,942,287               66.8%                    717,971
50                                              76.3%                     4,767,177               68.5%                    684,530
51                                              77.8%                     4,716,260               69.4%                        NAP
52                                              78.4%                     4,615,680               70.5%                    625,459
53                                              73.7%                     4,794,755               69.5%                    786,721
54                                              72.0%                     4,521,803               64.6%                    536,535
55                                              79.8%                     4,406,621               70.6%                    431,701
56                                              73.7%                     4,453,209               66.5%                    560,098
57                                              70.8%                     4,434,407               64.3%                    500,000
58                                              74.8%                     4,361,659               67.1%                    742,962
59                                              79.7%                     3,928,767               70.5%                    570,107
60                                              76.3%                     3,703,241               65.0%                    683,830
61                                              74.9%                     3,902,340               67.3%                    557,776
62                                              67.5%                     3,487,008               57.9%                    606,162
63                                              74.3%                     3,355,740               65.8%                    466,584
64                                              51.1%                     3,183,886               43.0%                    880,296
65                                              76.4%                     3,304,201               69.6%                    549,368
66                                              74.8%                     3,212,598               66.9%                    459,467
67                                              78.2%                     3,077,625               70.7%                    371,150
68                                              72.8%                     2,841,612               61.0%                    584,887
69                                              75.8%                     3,031,102               68.9%                    442,947
70                                              68.6%                     2,945,740               61.4%                    456,645
71                                              67.5%                     2,771,042               57.9%                    618,521
72                                              67.2%                     2,557,619               56.8%                    396,173
73                                              74.7%                     2,708,444               67.7%                    386,475
74                                              75.0%                     2,604,907               67.3%                    365,708
75                                              75.9%                     2,599,752               68.4%                    374,493
76                                              70.7%                     2,489,639               63.0%                    367,836
77                                              70.1%                     2,407,936               63.4%                    351,713
78                                              69.1%                     2,166,855               57.8%                    428,332
79                                              74.0%                     2,273,158               66.9%                    325,152
80                                              66.2%                     2,111,358               55.6%                    405,669
81                                              55.6%                     1,991,326               46.3%                    469,708
82                                              70.1%                     2,150,598               63.0%                    321,162
83                                              74.7%                     2,171,072               67.8%                    306,243
84                                              74.2%                     2,060,685               65.7%                    286,902
85                                              74.6%                     2,054,403               67.0%                    301,805
86                                              73.4%                     2,051,490               66.2%                    283,239
87                                              75.6%                     2,043,265               68.1%                    292,742
88                                              74.0%                     1,984,241               66.1%                    299,678
89                                              74.9%                     1,978,289               67.5%                    299,746
90                                              79.8%                     1,963,804               71.9%                    301,915
91                                              68.1%                     1,933,232               61.4%                        NAP
92                                              68.1%                     1,938,087               61.5%                    314,981
93                                              77.9%                     1,899,052               70.1%                    306,110
94                                              58.2%                     1,865,982               51.8%                    270,876
95                                              73.5%                     1,851,926               66.1%                    311,414
96                                              65.8%                     1,819,514               59.3%                    259,257
97                                              63.4%                     1,779,290               56.5%                    351,493
98                                              77.1%                       550,400               22.9%                        NAP
99                                              73.8%                     1,667,657               66.7%                    205,820
100                                             77.5%                     1,638,717               69.7%                    236,542
101                                             67.6%                     1,503,221               60.7%                    154,743
102                                             69.2%                             0                0.0%                        NAP
103                                             65.1%                     1,340,887               58.3%                    307,761
104                                             73.4%                     1,156,615               60.9%                    202,975
105                                             68.1%                             0                0.0%                        NAP
106                                             67.8%                             0                0.0%                        NAP
107                                             79.8%                     1,070,032               66.9%                    202,851
108                                             79.7%                     1,021,571               65.9%                    160,845
109                                             63.4%                     1,114,801               57.3%                    156,046
110                                             74.9%                     1,065,044               66.6%                    184,764
111                                             72.8%                       939,458               60.6%                    171,040
112                                             79.2%                       910,572               65.3%                    136,516
113                                             77.3%                       960,158               69.6%                    151,491
114                                             79.9%                       922,408               72.3%                    143,953
115                                             55.7%                       708,428               39.7%                    190,516
116                                             76.0%                       850,564               65.4%                    168,471
117                                             74.6%                       830,846               67.5%                    129,508
118                                             67.2%                       665,984               49.0%                    146,267
119                                             57.7%                       808,423               52.5%                    132,528
120                                             79.9%                       786,876               71.5%                    103,234
121                                             67.3%                       732,927               61.1%                    125,510
122                                             72.5%                       669,682               60.9%                    112,100
123                                             79.8%                       697,262               71.5%                    107,685
124                                             71.3%                       675,766               64.4%                     86,613
125                                             56.2%                       627,435               47.9%                    153,820
126                                             79.9%                       639,650               71.1%                    120,018
127                                             74.3%                       633,020               67.3%                    110,725
128                                             73.6%                       578,286               61.8%                    106,960
129                                             69.0%                       594,493               62.6%                     98,272
130                                             75.5%                       577,462               67.1%                    117,829
131                                             62.4%                       536,505               55.9%                     68,823
132                                             74.4%                       549,534               68.3%                     88,862
133                                             51.0%                       502,670               43.7%                     99,629
134                                             72.9%                       414,334               51.8%                     75,771
135                                             79.8%                       521,266               71.9%                     83,064
136                                             60.7%                       491,863               55.3%                     92,497
137                                             73.9%                       476,672               67.1%                     89,353
138                                             22.6%                       411,658               18.7%                    155,897
139                                             62.7%                       442,314               56.7%                     75,828
140                                             77.5%                       438,170               69.6%                     76,077
141                                             70.5%                             0                0.0%                     82,396
142                                             59.6%                       381,686               50.2%                     62,218
143                                             70.7%                       402,194               64.4%                     79,694
144                                             71.8%                       363,431               60.6%                     58,712
145                                             73.3%                       371,312               66.3%                     60,089
146                                             64.4%                       346,700               55.0%                     64,061
147                                             66.0%                       367,055               60.2%                     54,549
148                                             71.3%                       339,067               61.6%                     91,552
149                                             54.8%                       322,292               50.0%                     74,150
150                                             78.1%                       299,414               66.5%                     55,560
151                                             68.3%                       304,954               62.2%                     54,707
152                                             68.9%                       291,154               61.9%                     44,406
153                                             71.8%                       292,387               65.0%                     65,459
154                                             59.0%                       275,290               54.0%                     79,495
155                                             67.1%                       151,467               34.4%                     55,464
156                                             69.4%                       267,844               63.0%                     39,867
157                                             53.5%                       267,364               48.6%                     43,639
158                                             79.0%                       235,535               67.3%                     44,061
159                                             68.7%                       230,326               57.6%                     45,274
160                                             59.0%                       250,998               54.0%                     60,434
161                                             58.1%                       232,890               52.9%                     46,871
162                                             63.4%                       223,898               57.4%                     51,525
163                                             26.2%                       213,652               23.7%                     76,180
164                                             73.7%                       208,146               67.1%                     31,876
165                                             68.9%                       193,389               65.6%                     33,173
166                                             68.8%                       184,672               62.6%                     29,983
167                                             65.5%                       177,539               59.2%                     26,929
168                                             60.0%                       139,987               44.4%                     30,543
169                                             46.5%                       161,130               41.9%                     36,675
170                                             54.3%                       159,414               49.8%                     28,622
171                                             77.6%                       125,899               57.2%                     30,517
172                                             51.6%                       164,033               50.5%                     33,150
173                                             66.6%                       123,306               49.3%                     28,539
174                                             50.1%                       145,504               45.5%                     40,704
175                                             60.5%                       133,133               51.2%                     27,294
176                                             65.7%                       135,591               60.3%                     24,281
177                                             78.8%                       123,148               66.6%                     23,163
178                                             73.5%                       127,033               66.9%                     23,098
179                                             57.5%                       126,458               52.7%                     21,668
180                                             27.9%                       123,041               25.1%                     47,984
181                                             72.6%                       103,867               66.2%                     16,867
182                                             63.7%                        81,944               62.1%                     18,280


                                       --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE :                        68.6%                  $987,875,547               61.8%               $132,468,348
                                       ============================================================================================

Maximum                                         95.6%                  $ 86,190,000               72.3%               $ 12,013,216
Minimum                                         22.6%                           $ -               18.7%                   $ 16,867

                                      MOST RECENT                          U/W                          U/W
#                                        DSCR                              NOI                          NCF
-                                        ----                              ---                          ---
1                                       1.74x                         $ 13,710,845                 $ 13,414,452
2                                        1.39                           10,694,264                   10,523,664
3                                         NAP                            6,596,451                    6,075,243
4                                        1.78                            7,102,366                    6,689,805
5                                        1.48                            5,926,004                    5,516,542
6                                        2.16                            8,996,582                    8,625,171
7                                        1.37                            4,467,731                    4,193,997
8                                        1.24                            3,520,595                    3,427,539
9                                        1.38                            3,518,267                    3,294,017
10                                       1.41                            3,104,976                    2,854,794
11                                       1.40                            3,236,837                    2,817,724
12                                       1.38                            2,750,282                    2,560,532
13                                        NAP                            2,487,135                    2,433,595
14                                       1.24                            2,160,408                    2,082,408
15                                       1.07                            2,366,137                    2,099,472
16                                       1.75                            2,537,606                    2,283,695
17                                       1.55                            2,244,495                    2,050,476
18                                       1.66                            2,335,840                    2,076,520
19                                       2.30                            2,439,366                    2,307,679
20                                       1.25                            1,951,589                    1,854,248
21                                       1.34                            2,052,379                    1,807,313
22                                       1.89                            2,207,884                    1,943,046
23                                       1.12                            1,894,799                    1,661,364
24                                        NAP                            1,775,617                    1,741,157
25                                        NAP                              940,325                      940,325
26                                       2.08                            1,919,930                    1,546,190
27                                        NAP                            1,205,404                    1,149,643
28                                       2.00                            1,419,506                    1,323,453
29                                       1.68                            1,316,102                    1,037,651
30                                       1.37                            1,083,608                      982,937
31                                        NAP                              973,801                      918,478
32                                       2.16                            1,299,002                    1,090,602
33                                       2.23                            1,331,989                    1,079,435
34                                       1.59                              985,776                      865,329
35                                       1.34                              760,662                      715,162
36                                       1.35                              773,692                      726,178
37                                       1.43                              850,973                      765,762
38                                        NAP                              828,810                      733,696
39                                       1.13                              844,138                      707,171
40                                       1.69                              927,999                      721,012
41                                       1.95                            1,143,444                      903,646
42                                       1.42                              679,233                      630,362
43                                       1.65                              772,573                      672,996
44                                       1.71                            1,001,104                      873,097
45                                       1.39                              689,206                      628,542
46                                       1.58                              771,756                      695,446
47                                       1.41                              690,637                      672,658
48                                       1.31                              666,367                      583,988
49                                       1.45                              732,541                      670,624
50                                       1.45                              639,151                      579,715
51                                        NAP                              586,206                      576,747
52                                       1.36                              611,098                      571,456
53                                       1.69                              779,510                      652,522
54                                       1.20                              667,424                      562,653
55                                       1.03                              556,214                      532,272
56                                       1.25                              628,669                      544,159
57                                       1.10                              780,675                      595,671
58                                       1.72                              661,394                      571,294
59                                       1.53                              505,420                      448,370
60                                       1.58                              666,855                      619,605
61                                       1.44                              554,791                      486,375
62                                       1.63                              589,407                      573,207
63                                       1.46                              468,591                      432,851
64                                       2.38                              848,396                      722,235
65                                       1.63                              530,017                      480,303
66                                       1.46                              440,707                      419,279
67                                       1.19                              415,237                      379,728
68                                       1.78                              575,865                      505,583
69                                       1.43                              466,024                      406,774
70                                       1.58                              424,716                      379,441
71                                       1.63                              542,513                      526,913
72                                       1.33                              441,868                      404,552
73                                       1.40                              356,347                      348,757
74                                       1.42                              361,118                      332,908
75                                       1.44                              374,500                      335,711
76                                       1.53                              395,346                      325,346
77                                       1.44                              337,232                      318,737
78                                       1.72                              429,897                      329,644
79                                       1.42                              326,921                      290,636
80                                       1.66                              407,433                      348,550
81                                       2.07                              463,596                      405,781
82                                       1.51                              331,018                      286,815
83                                       1.38                              323,479                      299,479
84                                       1.46                              292,599                      262,599
85                                       1.47                              301,947                      282,402
86                                       1.38                              271,904                      254,737
87                                       1.43                              292,748                      261,080
88                                       1.54                              284,787                      243,839
89                                       1.51                              300,717                      265,704
90                                       1.53                              289,064                      252,564
91                                        NAP                              315,047                      261,655
92                                       1.61                              316,741                      304,865
93                                       1.62                              271,405                      238,405
94                                       1.50                              258,000                      246,888
95                                       1.68                              292,068                      252,059
96                                       1.43                              250,783                      239,857
97                                       2.03                              273,438                      244,363
98                                        NAP                              228,000                      224,088
99                                       1.22                              240,343                      216,262
100                                      1.45                              229,582                      205,527
101                                      1.03                              222,968                      186,968
102                                       NAP                              200,600                      199,139
103                                      2.33                              242,198                      218,198
104                                      1.55                              190,970                      157,036
105                                       NAP                              181,116                      178,307
106                                       NAP                              180,097                      178,749
107                                      1.57                              202,851                      183,851
108                                      1.40                              150,356                      139,853
109                                      1.38                              159,909                      142,365
110                                      1.80                              157,016                      145,123
111                                      1.60                              155,897                      140,546
112                                      1.37                              136,516                      128,085
113                                      1.58                              160,617                      132,530
114                                      1.53                              116,468                      112,468
115                                      1.88                              142,591                      126,647
116                                      1.65                              163,318                      142,378
117                                      1.53                              117,119                      105,599
118                                      1.45                              146,267                      126,767
119                                      1.49                              132,528                      116,862
120                                      1.33                              104,425                      101,225
121                                      1.59                              125,510                      108,010
122                                      1.44                              108,182                       96,788
123                                      1.57                              105,546                       97,546
124                                      1.27                              100,877                       86,594
125                                      1.96                              153,820                      123,593
126                                      1.94                              103,402                       95,777
127                                      1.72                               95,315                       83,332
128                                      1.54                              106,960                       98,560
129                                      1.53                               98,272                       88,472
130                                      2.11                               91,044                       83,232
131                                      1.30                               69,345                       64,545
132                                      1.52                               90,249                       81,695
133                                      1.58                               99,629                       91,640
134                                      1.28                               75,866                       71,616
135                                      1.59                               68,536                       65,786
136                                      1.74                               92,497                       87,497
137                                      1.73                               89,353                       81,303
138                                      3.38                              154,748                      129,260
139                                      1.65                               75,828                       65,328
140                                      1.74                               76,077                       65,277
141                                      1.64                               70,977                       64,977
142                                      1.33                               62,218                       57,718
143                                      1.83                               79,694                       67,094
144                                      1.32                               58,712                       55,712
145                                      1.52                               60,089                       53,108
146                                      1.43                               64,061                       58,816
147                                      1.37                               54,549                       49,874
148                                      2.02                               91,552                       76,552
149                                      2.12                               74,150                       59,100
150                                      1.45                               55,560                       48,360
151                                      1.63                               54,707                       49,107
152                                      1.47                               44,406                       40,556
153                                      2.15                               65,459                       59,509
154                                      2.61                               79,495                       62,595
155                                      1.47                               55,464                       47,114
156                                      1.37                               39,867                       36,117
157                                      1.53                               43,639                       38,369
158                                      1.47                               44,061                       42,561
159                                      1.64                               45,274                       41,274
160                                      2.18                               60,434                       47,134
161                                      1.85                               46,871                       39,951
162                                      2.21                               51,525                       44,925
163                                      3.36                               76,180                       74,807
164                                      1.41                               31,876                       29,076
165                                      1.66                               33,173                       29,933
166                                      1.50                               29,983                       27,223
167                                      1.38                               26,929                       25,179
168                                      1.47                               30,543                       29,493
169                                      2.15                               36,675                       33,875
170                                      1.58                               28,622                       26,122
171                                      1.58                               30,517                       28,017
172                                      1.87                               33,150                       26,347
173                                      1.47                               28,539                       26,439
174                                      2.65                               40,704                       35,104
175                                      1.66                               27,294                       24,494
176                                      1.59                               24,281                       20,781
177                                      1.52                               23,163                       20,163
178                                      1.71                               23,098                       20,298
179                                      1.52                               21,668                       18,868
180                                      3.86                               47,984                       41,984
181                                      1.51                               16,867                       15,117
182                                      2.30                               18,280                       16,180


                         ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 1.56X                         $154,061,009                 $142,258,364
                         =======================================================================================

Maximum                                 3.86X                         $ 13,710,845                 $ 13,414,452
Minimum                                 1.03X                             $ 16,867                     $ 15,117

                                                           SERVICING,
                                                            PRIMARY                  PRIMARY
                                       U/W               SERVICING AND              SERVICING
#                                      DSCR               TRUSTEE FEES                 FEE
-                                      ----               ------------                 ---
1                                     1.94x                 0.0721%
2                                      1.51                 0.0721%
3                                      1.25                 0.0721%
4                                      1.64                 0.0721%
5                                      1.37                 0.0721%
6                                      2.72                 0.0721%
7                                      1.43                 0.0721%
8                                      1.30                 0.0721%
9                                      1.22                 0.0721%
10                                     1.30                 0.0721%
11                                     1.38                 0.0721%
12                                     1.23                 0.0721%
13                                     1.23                 0.0721%
14                                     1.25                 0.0721%
15                                     1.32                 0.0721%
16                                     1.54                 0.0721%
17                                     1.38                 0.0721%
18                                     1.45                 0.0721%
19                                     1.92                 0.0721%
20                                     1.34                 0.0721%
21                                     1.29                 0.0721%
22                                     1.44                 0.0721%
23                                     1.29                 0.0721%
24                                     1.58                 0.0721%
25                                     1.00                 0.0721%
26                                     1.54                 0.0721%
27                                     1.30                 0.0721%
28                                     1.47                 0.0721%
29                                     1.25                 0.1421%                     0.0700%
30                                     1.28                 0.0721%
31                                     1.26                 0.0721%
32                                     1.50                 0.0721%
33                                     1.55                 0.1521%                     0.0800%
34                                     1.45                 0.1421%                     0.0700%
35                                     1.26                 0.0721%
36                                     1.24                 0.0721%
37                                     1.33                 0.0721%
38                                     1.30                 0.0721%
39                                     1.28                 0.0721%
40                                     1.26                 0.0721%
41                                     1.58                 0.0721%
42                                     1.22                 0.0721%
43                                     1.31                 0.0721%
44                                     1.42                 0.0721%
45                                     1.24                 0.0721%
46                                     1.38                 0.0721%
47                                     1.36                 0.0721%
48                                     1.18                 0.0721%
49                                     1.36                 0.1421%                     0.0700%
50                                     1.23                 0.0721%
51                                     1.26                 0.0721%
52                                     1.24                 0.0721%
53                                     1.40                 0.0721%
54                                     1.26                 0.0721%
55                                     1.27                 0.0721%
56                                     1.22                 0.0721%
57                                     1.31                 0.0721%
58                                     1.32                 0.1221%                     0.0500%
59                                     1.20                 0.0721%
60                                     1.43                 0.0721%
61                                     1.25                 0.0721%
62                                     1.46                 0.0721%
63                                     1.36                 0.0721%
64                                     1.95                 0.0721%
65                                     1.42                 0.0721%
66                                     1.33                 0.0721%
67                                     1.22                 0.0721%
68                                     1.54                 0.0721%
69                                     1.32                 0.0721%
70                                     1.31                 0.0721%
71                                     1.46                 0.0721%
72                                     1.36                 0.1721%                     0.1000%
73                                     1.26                 0.0721%
74                                     1.29                 0.0721%
75                                     1.29                 0.0721%
76                                     1.35                 0.0721%
77                                     1.31                 0.0721%
78                                     1.32                 0.0721%
79                                     1.27                 0.1421%                     0.0700%
80                                     1.43                 0.0721%
81                                     1.79                 0.1421%                     0.0700%
82                                     1.34                 0.0721%
83                                     1.35                 0.0721%
84                                     1.34                 0.0721%
85                                     1.38                 0.0721%
86                                     1.24                 0.0721%
87                                     1.28                 0.0721%
88                                     1.26                 0.0721%
89                                     1.34                 0.0721%
90                                     1.28                 0.0721%
91                                     1.35                 0.0721%
92                                     1.56                 0.0721%
93                                     1.26                 0.0721%
94                                     1.37                 0.0721%
95                                     1.36                 0.0721%
96                                     1.32                 0.0721%
97                                     1.41                 0.0721%
98                                     1.20                 0.0721%
99                                     1.28                 0.0721%
100                                    1.26                 0.0721%
101                                    1.25                 0.0721%
102                                    1.20                 0.0721%
103                                    1.65                 0.0721%
104                                    1.20                 0.0721%
105                                    1.20                 0.0721%
106                                    1.20                 0.0721%
107                                    1.42                 0.4221%                     0.3500%
108                                    1.22                 0.0721%
109                                    1.26                 0.0721%
110                                    1.41                 0.0721%
111                                    1.31                 0.0721%
112                                    1.28                 0.4221%                     0.3500%
113                                    1.39                 0.0721%
114                                    1.20                 0.0721%
115                                    1.25                 0.0721%
116                                    1.40                 0.0721%
117                                    1.25                 0.0721%
118                                    1.26                 0.4221%                     0.3500%
119                                    1.32                 0.4221%                     0.3500%
120                                    1.30                 0.0721%
121                                    1.37                 0.4221%                     0.3500%
122                                    1.25                 0.0721%
123                                    1.42                 0.0721%
124                                    1.27                 0.0721%
125                                    1.57                 0.4221%                     0.3500%
126                                    1.55                 0.0721%
127                                    1.29                 0.0721%
128                                    1.42                 0.4221%                     0.3500%
129                                    1.38                 0.4221%                     0.3500%
130                                    1.49                 0.0721%
131                                    1.22                 0.0721%
132                                    1.40                 0.0721%
133                                    1.45                 0.4221%                     0.3500%
134                                    1.21                 0.0721%
135                                    1.26                 0.0721%
136                                    1.65                 0.4221%                     0.3500%
137                                    1.57                 0.4221%                     0.3500%
138                                    2.80                 0.0721%
139                                    1.42                 0.4221%                     0.3500%
140                                    1.49                 0.4221%                     0.3500%
141                                    1.29                 0.0721%
142                                    1.23                 0.4221%                     0.3500%
143                                    1.54                 0.4221%                     0.3500%
144                                    1.25                 0.4221%                     0.3500%
145                                    1.35                 0.4221%                     0.3500%
146                                    1.32                 0.4221%                     0.3500%
147                                    1.25                 0.4221%                     0.3500%
148                                    1.69                 0.4221%                     0.3500%
149                                    1.69                 0.4221%                     0.3500%
150                                    1.26                 0.4221%                     0.3500%
151                                    1.47                 0.4221%                     0.3500%
152                                    1.34                 0.4221%                     0.3500%
153                                    1.95                 0.4221%                     0.3500%
154                                    2.06                 0.4221%                     0.3500%
155                                    1.25                 0.4221%                     0.3500%
156                                    1.24                 0.4221%                     0.3500%
157                                    1.35                 0.4221%                     0.3500%
158                                    1.42                 0.4221%                     0.3500%
159                                    1.49                 0.4221%                     0.3500%
160                                    1.70                 0.4221%                     0.3500%
161                                    1.58                 0.4221%                     0.3500%
162                                    1.93                 0.4221%                     0.3500%
163                                    3.30                 0.4221%                     0.3500%
164                                    1.29                 0.4221%                     0.3500%
165                                    1.50                 0.4221%                     0.3500%
166                                    1.37                 0.4221%                     0.3500%
167                                    1.29                 0.4221%                     0.3500%
168                                    1.42                 0.4221%                     0.3500%
169                                    1.98                 0.4221%                     0.3500%
170                                    1.44                 0.4221%                     0.3500%
171                                    1.45                 0.4221%                     0.3500%
172                                    1.49                 0.4221%                     0.3500%
173                                    1.37                 0.4221%                     0.3500%
174                                    2.28                 0.4221%                     0.3500%
175                                    1.49                 0.4221%                     0.3500%
176                                    1.36                 0.4221%                     0.3500%
177                                    1.33                 0.4221%                     0.3500%
178                                    1.50                 0.4221%                     0.3500%
179                                    1.33                 0.4221%                     0.3500%
180                                    3.38                 0.4221%                     0.3500%
181                                    1.35                 0.4221%                     0.3500%
182                                    2.04                 0.4221%                     0.3500%

                           ---------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               1.47X
                           =====================================================================

Maximum                               3.38X
Minimum                               1.00X

           ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                              CUT-OFF DATE      ENGINEERING
                                                                                                PRINCIPAL        RESERVE AT
  #      LOAN NAME                                                                               BALANCE        ORIGINATION
  -      ---------                                                                               -------        -----------
  1      730 North Michigan Avenue                                                            $ 86,190,000          N/A
  2      Two Rodeo Drive                                                                        75,000,000        $237,500
  3      First Union Building (Floors 6-29)                                                     52,856,507         1,563
  4      8000 Marina Boulevard Office Building                                                  46,879,957          N/A
  5      CNN Building                                                                           45,905,833          N/A
  6      Glendale Center                                                                        37,000,000         38,750
  7      Chelsea Ridge Apartments                                                               36,162,943          N/A
  8      2001 York Road                                                                         31,000,000          N/A
  9      Belcrest Realty HD1 Portfolio                                                          28,812,115        116,875
  10     Magic Valley Mall                                                                      24,299,334         5,875
  11     Lexington Financial Center                                                             22,943,651          N/A
  12     Belcrest Realty HD2 Portfolio                                                          22,349,884        167,375
  13     Botany Plaza Shopping Center                                                           20,652,213          N/A
  14     Cameron at Wyndham                                                                     19,458,107          N/A
  15     Gables One Tower                                                                       18,203,602          N/A
  16     1010 Metrodome Square                                                                  17,461,412         41,875
  17     Jessamine Mall                                                                         16,659,371        201,750
  18     Roswell Crossing Shopping Center                                                       16,457,857          N/A
  19     Riverfront Plaza                                                                       16,000,000         17,750
  20     Pacific Bell Office Building                                                           15,443,124          N/A
  21     Jenkins Court                                                                          15,430,721         40,000
  22     Red Oak Corporate Park                                                                 14,948,802         31,250
  23     3333 Wilshire Building                                                                 14,464,888         7,750
  24     McLane Foodservice                                                                     12,494,391          N/A
  25     Accor - California South                                                               11,022,772          N/A
  26     Four Points Hotel                                                                      10,460,765          N/A
  27     Barcroft Plaza                                                                         10,292,721         5,750
  28     San Aleso Office Building                                                              10,167,920          N/A
  29     9666 Building                                                                           9,778,606         54,540
  30     Alaska Energy Building                                                                  8,462,881          N/A
  31     704 Broadway                                                                            8,081,019         31,875
  32     Groton Inn & Suites                                                                     7,226,700          N/A
  33     Days Inn Hotel                                                                          6,969,495        232,375
  34     Brentwood Shopping Center                                                               6,885,442         19,750
  35     Water Vistas Apartments                                                                 6,788,403         4,500
  36     Hillside Plaza Wal-Mart Shops                                                           6,564,918          N/A
  37     Sheridan Center                                                                         6,279,309         1,250
  38     Riverside Corporate Center                                                              6,129,829          N/A
  39     Executive Park                                                                          6,079,538         16,375
  40     Carrollwood Crossing                                                                    6,076,115          N/A
  41     Radisson Inn - North                                                                    5,981,999         23,125
  42     Stonybrook Super Saver                                                                  5,835,467          N/A
  43     4300 North University                                                                   5,781,963         3,125
  44     Quality Inn Maingate West                                                               5,755,338         19,925
  45     Copperwood Village Shopping Center                                                      5,682,434          N/A
  46     SPD Technologies Building                                                               5,589,169         25,453
  47     600 Pine Avenue                                                                         5,582,268         4,125
  48     Tred Avon Square                                                                        5,486,929          N/A
  49     225 West Illinois                                                                       5,483,393          N/A
  50     Drug Mart Centers                                                                       5,309,989         15,000
  51     Eckerd Drugstores                                                                       5,288,840          N/A
  52     East River Plaza Wal-Mart Shops                                                         5,137,111          N/A
  53     University Professional Center                                                          5,088,356          N/A
  54     Governors Office Park                                                                   5,039,910          N/A
  55     Courthouse Commons Plaza                                                                4,978,820          938
  56     Sheridan Business Park                                                                  4,935,223         36,719
  57     Elementis Industrial                                                                    4,886,223         33,250
  58     River Place Shopping Center                                                             4,860,289          N/A
  59     Lafayette Landing Apartments                                                            4,440,010         17,625
  60     Lake Mann Gardens                                                                       4,351,082         7,500
  61     The Arboretum                                                                           4,341,448          N/A
  62     Hearthstone at the Mainlands (1)                                                        4,063,655          N/A
  63     Hanover Business Center                                                                 3,791,486          N/A
  64     Ramada Inn - Downtown Denver                                                            3,782,556         3,438
  65     Ridge Hudson Plaza                                                                      3,629,417         2,500
  66     Sunrise Plaza Shopping Center                                                           3,590,890          N/A
  67     Kroger Meyerland Shopping Center                                                        3,400,142         1,250
  68     Orange Park Fairfield Inn                                                               3,392,592          N/A
  69     Wall Street Square Apartments                                                           3,334,500         53,781
  70     Anixter Warehouse                                                                       3,293,231          N/A
  71     Hearthstone at Victoria (1)                                                             3,229,289          N/A
  72     Vestal Shopping Center                                                                  3,026,153        100,875
  73     46 West 47th Street                                                                     2,989,518         13,750
  74     Westport Center                                                                         2,902,854          N/A
  75     Walnut Creek Wal-mart Shops                                                             2,883,244          N/A
  76     Oak Tree Apartments                                                                     2,792,666         73,020
  77     Interchange Plaza I (LA Carpet)                                                         2,663,919          N/A
  78     One Lakeside Plaza                                                                      2,590,267         8,750
  79     Community First Financial Center                                                        2,517,514          N/A
  80     Market Plaza @ Tucker Crossroads                                                        2,515,752         45,188
  81     Comfort Inn - Louisville                                                                2,392,681          N/A
  82     Kearny II                                                                               2,392,553          N/A
  83     Hillside Apartments                                                                     2,389,835         50,000
  84     Ridgmar Manor Apartments                                                                2,324,842         29,918
  85     Southtowne Commons Wal-Mart Shops                                                       2,286,489          N/A
  86     Interchange Plaza II (Dunn Edwards)                                                     2,274,682          N/A
  87     Tidewater Plaza Wal-Mart Shops                                                          2,268,096          N/A
  88     Melbourne Corporate Center                                                              2,220,399          N/A
  89     City Place                                                                              2,193,403          N/A
  90     Bay Oaks                                                                                2,179,793         47,480
  91     Regency Business Center                                                                 2,145,858         9,298
  92     Ran-Mar Mobile Home Parks                                                               2,145,080         15,625
  93     Irvington Portfolio                                                                     2,109,962         13,500
  94     170 Middlefield                                                                         2,095,524          N/A
  95     Hershey Office and Business Center                                                      2,056,885          N/A
  96     Village Center North                                                                    2,020,210          N/A
  97     841-845 63rd Street and 872-884 62nd Street                                             1,995,780         16,500
  98     Rite Aid Pharmacy - White Township, NJ                                                  1,849,722         25,000
  99     Avon Retail Centre                                                                      1,845,766          N/A
 100     Leeds Village Wal-Mart Shops                                                            1,821,441          N/A
 101     Carter Center                                                                           1,673,426          959
 102     Rite Aid Pharmacy - Slidell, LA                                                         1,523,334         2,500
 103     Stonybrook Apartments                                                                   1,496,960         79,135
 104     K-Mart - Fort Dodge                                                                     1,394,459        658,000
 105     Rite Aid Pharmacy - Somersworth, NH                                                     1,362,398          N/A
 106     Rite Aid Pharmacy - Baton Rouge, LA                                                     1,355,943          N/A
 107     Los Arcos Apartments                                                                    1,277,016          N/A
 108     Northwood Apartments                                                                    1,236,062         26,188
 109     Eques Office Center                                                                     1,232,214          N/A
 110     Grand Heights Apartments                                                                1,198,026         14,813
 111     McDuff Plaza                                                                            1,127,646         1,925
 112     Olympic Plaza North                                                                     1,105,273          N/A
 113     3175 Professional Building                                                              1,066,725          N/A
 114     Fetzer Drive                                                                            1,018,133          N/A
 115     Wade Green Village Shopping Center                                                        993,489          N/A
 116     51-57 Summer Street                                                                       987,816        250,250
 117     American Video Shopping Plaza                                                             917,068         12,500
 118     Verde Meadows Apartments                                                                  914,590          N/A
 119     2344 El Camino Real                                                                       888,860          N/A
 120     Northern Mobile Home Park                                                                 878,621         29,375
 121     700 Minor Street                                                                          807,661          N/A
 122     Creekside Centre                                                                          797,091         3,125
 123     Pleasant Park Apartments                                                                  778,419         6,250
 124     Rockville Retail                                                                          748,275          N/A
 125     997 Brady Avenue, N.W.                                                                    735,906          N/A
 126     Oakwood Apartments                                                                        718,823         3,125
 127     Killian Hill Shopping Center                                                              698,451         8,625
 128     74-82 Beaver Street                                                                       688,225          N/A
 129     848 S. Irolo Street                                                                       655,882          N/A
 130     Los Arboles Apartments                                                                    648,938         2,188
 131     Camelot Village MHP                                                                       599,060         22,656
 132     635 North 4th Avenue and 244 South Lazona                                                 598,848         7,250
 133     2000 Hearst Avenue                                                                        585,986          N/A
 134     Verona Apartments                                                                         582,909         19,125
 135     Lafayette West Townes                                                                     578,631          N/A
 136     Cape Cod Mobile Home Park                                                                 540,308          N/A
 137     3001 Umatilla Street                                                                      524,948          N/A
 138     207 & 209-11 Washington Street                                                            497,978         25,313
 139     Brisbane Apartments                                                                       489,294          N/A
 140     The Ohio City Apartments                                                                  488,380          N/A
 141     Starflite Apartments                                                                      457,970         20,188
 142     849 S. Harvard Boulevard                                                                  452,737          N/A
 143     The Parkside Apartments                                                                   442,022          N/A
 144     646 President Street Realty L.L.C.                                                        430,649          N/A
 145     14820 North Cave Creek Road                                                               410,373          N/A
 146     37-66/70 103rd Street                                                                     405,431          N/A
 147     1607 Gilpin Street and 1645 East 16th Avenue                                              402,860          N/A
 148     The Santa Fe Apartments                                                                   392,323          N/A
 149     The Meadowlark Condominiums                                                               353,730          N/A
 150     Village Apartments                                                                        351,266          N/A
 151     5-24 Clark Court                                                                          334,879          N/A
 152     5001 Denny Avenue                                                                         323,684          N/A
 153     13309 South Woodland                                                                      323,097          N/A
 154     The Country Place Apartments                                                              300,762          N/A
 155     Cottonwoods Apartments                                                                    295,205          N/A
 156     11133 Cumpston Street                                                                     294,810          N/A
 157     42 Woodlawn Avenue                                                                        294,513          N/A
 158     33 Orange Street                                                                          276,503          N/A
 159     136 Dwight Street                                                                         274,715          N/A
 160     The Tropicana Apartments                                                                  274,224          N/A
 161     530-550 South Knott Avenue                                                                255,671          N/A
 162     The Skyline Terrace Apartments                                                            247,223          N/A
 163     2400 22nd Street                                                                          236,228          N/A
 164     1509 Laurel Street                                                                        228,606          N/A
 165     6923-6925 S. Indiana Ave.                                                                 203,145          N/A
 166     1901 Kipling Street                                                                       202,861          N/A
 167     1122 N. Madison Avenue                                                                    196,553          N/A
 168     USPA / IRA Building                                                                       188,985          N/A
 169     4616-4648 Golden Gate Parkway                                                             179,005          N/A
 170     3932 Mont Clair Street                                                                    173,832          N/A
 171     111-117 White Street                                                                      170,798          N/A
 172     415 Sagninaw Avenue                                                                       167,769          N/A
 173     736 Heman Road                                                                            166,586          N/A
 174     111 South Newport Avenue                                                                  160,307          N/A
 175     1531 N. Serrano Avenue                                                                    157,368          N/A
 176     11715 Vermont Avenue                                                                      147,932          N/A
 177     1411 T Street SE                                                                          145,710          N/A
 178     4812 Coliseum Street                                                                      139,701          N/A
 179     137 N. Herbert Avenue                                                                     137,969          N/A
 180     HC61 Box 133                                                                              136,945          N/A
 181     2511-2519 Eliot Street                                                                    114,021          N/A
 182     4737 S. Wabash Ave.                                                                        84,076          N/A

(1) THE UNDERLYING MORTGAGE LOANS SECURED BY HEARTHSTONE AT THE MAINLANDS AND HEARTHSTONE AT VICTORIA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

          CONTRACTUAL                U/W
           RECURRING              RECURRING              LC & TI            CONTRACTUAL                                   TAX &
          REPLACEMENT            REPLACEMENT           RESERVE AT            RECURRING               U/W                INSURANCE
  #         RESERVE                RESERVE             ORIGINATION            LC & TI              LC & TI               ESCROWS
  -         -------                -------             -----------            -------              -------               -------
  1         $30,240                $30,250               $8,500               $102,000             $266,143               Both
  2         26,004                 26,129               5,700,000               N/A                144,471                Both
  3         125,412                121,208               33,333               399,996              400,000                Both
  4           N/A                  39,547                  N/A                297,000              373,014                Both
  5         73,462                 73,462               1,146,226             403,764              336,000                Both
  6         75,252                 91,072                  N/A                299,628              280,339                Both
  7           N/A                  273,734                 N/A                  N/A                  N/A                  None
  8           N/A                  27,603                  N/A                  N/A                 65,453                Both
  9         224,250                224,250                 N/A                  N/A                  N/A                  Both
  10        55,277                 55,277                609,000                N/A                194,905                Both
  11          N/A                  71,472                  N/A                300,000              347,641                Both
  12        189,750                189,750                 N/A                  N/A                  N/A                  Both
  13        29,607                 29,607                 2,083                24,996               23,933                Both
  14        78,000                 78,000                  N/A                  N/A                  N/A                  Both
  15        45,762                 45,762                  N/A                221,400              220,903                 Tax
  16        40,572                 40,754                  N/A                500,000              213,157                Both
  17        60,788                 60,788                500,000              166,667              133,231                Both
  18          N/A                  30,034                  N/A                  N/A                229,286                Both
  19        36,739                 36,739                  N/A                 94,944               94,948                Both
  20          N/A                  22,463                  N/A                  N/A                 74,878              Insurance
  21        34,447                 34,448                  N/A                324,000              210,618                Both
  22        30,000                 29,979                  N/A                 99,996              234,859                Both
  23          N/A                  49,242                  N/A                 72,000              184,193                Both
  24          N/A                  34,460                  N/A                  N/A                  N/A                  None
  25          N/A                    N/A                   N/A                  N/A                  N/A                   Tax
  26          4%                     5%                    N/A                  N/A                  N/A                  Both
  27        13,463                 13,463                  N/A                 42,312               42,298                Both
  28          N/A                  10,630                200,000               40,000               85,423                Both
  29          N/A                  29,248                  N/A                146,160              249,203                Both
  30        15,184                 15,060                  N/A                108,564               85,611                Both
  31         4,958                  4,958                  N/A                 54,360               31,490                Both
  32        195,228                  5%                    N/A                  N/A                  N/A                  Both
  33          5%                     5%                    N/A                  N/A                  N/A                  Both
  34          N/A                  35,939                  N/A                  N/A                 84,508                Both
  35        45,480                 45,500                  N/A                  N/A                  N/A                  Both
  36        12,912                 12,912                  N/A                  N/A                 34,602                Both
  37        11,100                 11,200                200,000               54,012               74,011                Both
  38          N/A                  11,864                  N/A                 30,000               83,250                 Tax
  39        21,521                 21,521                 9,621               115,452              115,446                Both
  40          N/A                  27,459                350,000               60,000              179,528                Both
  41          4%                     5%                    N/A                  N/A                  N/A                  Both
  42          N/A                  12,218                  N/A                  N/A                 36,653              Insurance
  43          N/A                  13,320                100,000                N/A                 86,257                Both
  44          5%                     5%                    N/A                  N/A                  N/A                  Both
  45          N/A                   9,555                  N/A                  N/A                 51,109                Both
  46          N/A                  25,125                  N/A                120,000               51,185                Both
  47        11,576                 11,576                275,000               22,200               6,403                  Tax
  48        14,088                 22,379                  N/A                 64,008               60,000                Both
  49          N/A                   9,958                  N/A                  N/A                 51,959                Both
  50          N/A                  20,727                  N/A                  N/A                 38,709                Both
  51         3,547                  3,547                  493                 5,916                5,912                 Both
  52        10,142                 10,142                  N/A                  N/A                 29,500                Both
  53          N/A                  19,575                  N/A                 75,000              107,413                Both
  54          N/A                  21,381                  N/A                120,000               83,390                Both
  55         9,117                  9,117                 1,235                14,820               14,825                Both
  56          N/A                  14,072                  N/A                 90,000               70,438                Both
  57        24,411                 83,004                400,000              102,000              102,000                Both
  58          N/A                  12,545                 6,083                72,996               77,555                Both
  59        40,752                 57,050                  N/A                  N/A                  N/A                  Both
  60        54,621                 47,250                  N/A                  N/A                  N/A                  Both
  61          N/A                  11,250                70,000                51,000               57,166                Both
  62        16,200                 16,200                  N/A                  N/A                  N/A                  Both
  63         1,400                  7,853                 2,324                27,888               27,887                Both
  64          4%                     5%                    N/A                  N/A                  N/A                  Both
  65        10,563                 10,563                25,000                24,996               39,151                Both
  66         3,862                  3,862                  N/A                  N/A                 17,566                 Tax
  67         5,610                  5,610                  N/A                 29,892               29,899                Both
  68          4%                     5%                    N/A                  N/A                  N/A                  Both
  69        59,250                 59,250                  N/A                  N/A                  N/A                  Both
  70        10,050                 10,050                  N/A                 37,500               35,225                Both
  71        15,600                 15,600                  N/A                  N/A                  N/A                  Both
  72        12,348                 12,345                 2,081                24,972               24,971                Both
  73          N/A                   2,530                  N/A                  N/A                 5,060                 Both
  74          N/A                   6,036                  N/A                  N/A                 22,174                Both
  75         5,496                  5,496                  N/A                  N/A                 33,293                Both
  76        70,000                 70,000                  N/A                  N/A                  N/A                  Both
  77          N/A                   2,398                  N/A                 15,996               16,097                Both
  78         3,948                 16,709                  N/A                  N/A                 83,544                Both
  79          N/A                   6,390                  N/A                  N/A                 29,895                Both
  80          N/A                   7,979                  N/A                  N/A                 50,904                Both
  81          4%                     5%                    N/A                  N/A                  N/A                  Both
  82          N/A                   9,713                  N/A                 12,000               34,490                Both
  83        24,000                 24,000                  N/A                  N/A                  N/A                  Both
  84        30,000                 30,000                  N/A                  N/A                  N/A                  Both
  85         4,680                  4,680                  N/A                  N/A                 14,865                Both
  86          N/A                   2,460                  N/A                 8,200                14,707                Both
  87         4,524                  4,524                  N/A                  N/A                 27,144                Both
  88          N/A                   6,825                  N/A                 7,000                34,123                Both
  89          N/A                   6,069                  N/A                  N/A                 28,944                Both
  90        36,500                 36,500                  N/A                  N/A                  N/A                  Both
  91          N/A                  13,115                  N/A                 20,000               40,277                Both
  92        11,000                 11,876                  N/A                  N/A                  N/A                  Both
  93        33,000                 33,000                  N/A                  N/A                  N/A                  Both
  94          N/A                   1,160                  N/A                  N/A                 9,952                 Both
  95          N/A                   8,423                80,000                22,222               31,586                Both
  96          N/A                   1,350                  N/A                 10,000               9,576                 Both
  97         9,029                  9,454                 1,579                18,948               19,621                Both
  98         3,912                  3,912                  N/A                  N/A                  N/A                  None
  99          N/A                   3,141                  N/A                  N/A                 20,940                Both
 100         2,940                  2,940                  N/A                  N/A                 21,115                Both
 101          N/A                   6,460                  N/A                  N/A                 29,540                Both
 102         3,932                  1,461                  N/A                  N/A                  N/A                  None
 103          N/A                  24,000                  N/A                  N/A                  N/A                  Both
 104          N/A                  12,600                  N/A                  N/A                 21,334              Insurance
 105         5,590                  2,809                  N/A                  N/A                  N/A                  None
 106         3,931                  1,348                  N/A                  N/A                  N/A                  None
 107        19,000                 19,000                  N/A                  N/A                  N/A                  Both
 108        10,503                 10,503                  N/A                  N/A                  N/A                  Both
 109          N/A                   2,924                  N/A                  N/A                 14,620                Both
 110        11,893                 11,893                  N/A                  N/A                  N/A                  Both
 111          N/A                   2,361                32,000                 N/A                 12,990                Both
 112         1,030                  8,431                  N/A                  N/A                  N/A                  Both
 113          N/A                   5,417                  N/A                 22,000               22,670                Both
 114         4,000                  4,000                  N/A                  N/A                  N/A                  Both
 115          N/A                   2,080                  N/A                  N/A                 13,864                Both
 116          N/A                   6,980                  N/A                  N/A                 13,960                Both
 117          N/A                   1,920                  N/A                  N/A                 9,600                 Both
 118          N/A                  19,500                  N/A                  N/A                  N/A                  Both
 119          N/A                  15,666                  N/A                  N/A                  N/A                  None
 120         3,200                  3,200                  N/A                  N/A                  N/A                  Both
 121          N/A                  17,500                  N/A                  N/A                  N/A                   Tax
 122          N/A                   2,694                  N/A                  N/A                 8,700                 Both
 123         8,000                  8,000                  N/A                  N/A                  N/A                  Both
 124          N/A                   2,533                  N/A                  N/A                 11,750                Both
 125         4,024                 30,227                  N/A                  N/A                  N/A                  Both
 126         7,625                  7,625                  N/A                  N/A                  N/A                  Both
 127          N/A                   2,049                  N/A                  N/A                 9,934                 Both
 128          N/A                   8,400                  N/A                  N/A                  N/A                  Both
 129          N/A                   9,800                  N/A                  N/A                  N/A                  None
 130         7,812                  7,812                  N/A                  N/A                  N/A                  Both
 131         4,800                  4,800                  N/A                  N/A                  N/A                  Both
 132         8,500                  8,554                  N/A                  N/A                  N/A                  Both
 133          N/A                   7,989                  N/A                  N/A                  N/A                  None
 134         4,250                  4,250                  N/A                  N/A                  N/A                  Both
 135         2,750                  2,750                  N/A                  N/A                  N/A                  Both
 136          N/A                   5,000                  N/A                  N/A                  N/A                  None
 137          N/A                   8,050                  N/A                  N/A                  N/A                   Tax
 138          N/A                   6,782                  N/A                  N/A                 18,706                Both
 139          N/A                  10,500                  N/A                  N/A                  N/A                  None
 140          N/A                  10,800                  N/A                  N/A                  N/A                  None
 141         6,000                  6,000                  N/A                  N/A                  N/A                  Both
 142         4,500                  4,500                  N/A                  N/A                  N/A                  Both
 143          N/A                  12,600                  N/A                  N/A                  N/A                  None
 144         3,000                  3,000                  N/A                  N/A                  N/A                  Both
 145          N/A                   6,981                  N/A                  N/A                  N/A                  None
 146          675                   5,245                  N/A                  N/A                  N/A                  Both
 147          N/A                   4,675                  N/A                  N/A                  N/A                  None
 148          N/A                  15,000                  N/A                  N/A                  N/A                  Both
 149          N/A                  15,050                  N/A                  N/A                  N/A                  None
 150          N/A                   7,200                  N/A                  N/A                  N/A                  Both
 151          N/A                   5,600                  N/A                  N/A                  N/A                   Tax
 152          N/A                   3,850                  N/A                  N/A                  N/A                   Tax
 153          N/A                   5,950                  N/A                  N/A                  N/A                  None
 154          N/A                  16,900                  N/A                  N/A                  N/A                   Tax
 155          N/A                   8,350                  N/A                  N/A                  N/A                  Both
 156          N/A                   3,750                  N/A                  N/A                  N/A                  None
 157          N/A                   5,270                  N/A                  N/A                  N/A                  None
 158         1,500                  1,500                  N/A                  N/A                  N/A                  Both
 159         3,750                  4,000                  N/A                  N/A                  N/A                  Both
 160          N/A                  13,300                  N/A                  N/A                  N/A                   Tax
 161          N/A                   6,920                  N/A                  N/A                  N/A                   Tax
 162          N/A                   6,600                  N/A                  N/A                  N/A                  None
 163          N/A                   1,374                  N/A                  N/A                  N/A                  None
 164          N/A                   2,800                  N/A                  N/A                  N/A                  None
 165          N/A                   3,240                  N/A                  N/A                  N/A                   Tax
 166          N/A                   2,760                  N/A                  N/A                  N/A                  None
 167          N/A                   1,750                  N/A                  N/A                  N/A                  None
 168         3,485                  1,050                  N/A                  N/A                  N/A                  Both
 169         2,800                  2,800                  N/A                  N/A                  N/A                  None
 170          N/A                   2,500                  N/A                  N/A                  N/A                   Tax
 171         2,500                  2,500                  N/A                  N/A                  N/A                  Both
 172          N/A                   6,803                  N/A                  N/A                  N/A                   Tax
 173         2,100                  2,100                  N/A                  N/A                  N/A                  Both
 174          N/A                   5,600                  N/A                  N/A                  N/A                  None
 175         2,800                  2,800                  N/A                  N/A                  N/A                  Both
 176          N/A                   3,500                  N/A                  N/A                  N/A                   Tax
 177         3,000                  3,000                  N/A                  N/A                  N/A                  Both
 178          N/A                   2,800                  N/A                  N/A                  N/A                   Tax
 179          N/A                   2,800                  N/A                  N/A                  N/A                  None
 180          N/A                   6,000                  N/A                  N/A                  N/A                  None
 181          N/A                   1,750                  N/A                  N/A                  N/A                  None
 182          N/A                   2,100                  N/A                  N/A                  N/A                  None

              MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                           CUT-OFF DATE
                                                                             PRINCIPAL
#         PROPERTY NAME                                                       BALANCE    PROPERTY TYPE      UNITS
-         -------------                                                       -------    -------------      -----
1         730 North Michigan Avenue                                        $ 86,190,000  Retail            201,667
2         Two Rodeo Drive                                                    75,000,000  Retail            130,645
3         First Union Building (Floors 6-29)                                 52,856,507  Office            626,594
4         8000 Marina Boulevard Office Building                              46,879,957  Office            194,399
5         CNN Building                                                       45,905,833  Office            292,211
6         Glendale Center                                                    37,000,000  Office            376,396
8         2001 York Road                                                     31,000,000  Office            184,017
10        Magic Valley Mall                                                  24,299,334  Retail            368,325
11        Lexington Financial Center                                         22,943,651  Office            357,361
13        Botany Plaza Shopping Center                                       20,652,213  Retail            198,848
16        1010 Metrodome Square                                              17,461,412  Office            202,871
17        Jessamine Mall                                                     16,659,371  Retail            303,941
18        Roswell Crossing Shopping Center                                   16,457,857  Retail            200,226
19        Riverfront Plaza                                                   16,000,000  Retail            244,927
20        Pacific Bell Office Building                                       15,443,124  Office            149,757
21        Jenkins Court                                                      15,430,721  Office            172,240
22        Red Oak Corporate Park                                             14,948,802  Office            149,896
23        3333 Wilshire Building                                             14,464,888  Office            241,389
24A       McLane Foodservice - Shawnee, KS                                    8,596,141  Industrial        244,272
24B       McLane Foodservice - Manassas, VA                                   3,898,250  Industrial        100,337
27        Barcroft Plaza                                                     10,292,721  Retail             89,750
28        San Aleso Office Building                                          10,167,920  Office             53,150
29        9666 Building                                                       9,778,606  Office            146,241
30        Alaska Energy Building                                              8,462,881  Office             75,298
31        704 Broadway                                                        8,081,019  Mixed Use          24,788
34        Brentwood Shopping Center                                           6,885,442  Retail            133,104
36        Hillside Plaza Wal-Mart Shops                                       6,564,918  Retail             86,082
37        Sheridan Center                                                     6,279,309  Office             56,850
38        Riverside Corporate Center                                          6,129,829  Office             79,093
40        Carrollwood Crossing                                                6,076,115  Office            137,295
42        Stonybrook Super Saver                                              5,835,467  Retail             81,450
43        4300 North University                                               5,781,963  Office             88,800
45        Copperwood Village Shopping Center                                  5,682,434  Retail             63,653
46        SPD Technologies Building                                           5,589,169  Industrial        167,500
47        600 Pine Avenue                                                     5,582,268  Industrial         57,897
48        Tred Avon Square                                                    5,486,929  Retail            149,191
49        225 West Illinois                                                   5,483,393  Office             49,789
50A       Drug Mart - Wadsworth                                               1,870,417  Retail             32,231
50B       Drug Mart - Upper Sandusky                                          1,851,463  Retail             37,280
50C       Drug Mart - Parma Heights                                           1,588,109  Retail             30,919
51A       Eckerd Drugstore - Rochester                                        2,761,086  Retail             10,908
51B       Eckerd Drugstore - Henrietta                                        2,527,754  Retail             12,738
52        East River Plaza Wal-Mart Shops                                     5,137,111  Retail             67,610
53        University Professional Center                                      5,088,356  Office             97,875
54        Governors Office Park                                               5,039,910  Office            106,905
55        Courthouse Commons Plaza                                            4,978,820  Retail             60,778
56        Sheridan Business Park                                              4,935,223  Office             70,360
57        Elementis Industrial                                                4,886,223  Industrial        122,065
58        River Place Shopping Center                                         4,860,289  Mixed Use          74,630
61        The Arboretum                                                       4,341,448  Office             57,116
63        Hanover Business Center                                             3,791,486  Industrial         52,353
65        Ridge Hudson Plaza                                                  3,629,417  Retail             70,417
66        Sunrise Plaza Shopping Center                                       3,590,890  Retail             25,747
67        Kroger Meyerland Shopping Center                                    3,400,142  Retail             37,400
70        Anixter Warehouse                                                   3,293,231  Industrial         67,000
72        Vestal Shopping Center                                              3,026,153  Retail             82,298
74        Westport Center                                                     2,902,854  Retail             40,240
75        Walnut Creek Wal-mart Shops                                         2,883,244  Retail             36,640
77        Interchange Plaza I (LA Carpet)                                     2,663,919  Retail             15,985
78        One Lakeside Plaza                                                  2,590,267  Office             83,544
79        Community First Financial Center                                    2,517,514  Office             31,468
80        Market Plaza @ Tucker Crossroads                                    2,515,752  Retail             50,904
82        Kearny II                                                           2,392,553  Mixed Use          48,564
85        Southtowne Commons Wal-Mart Shops                                   2,286,489  Retail             31,200
86        Interchange Plaza II (Dunn Edwards)                                 2,274,682  Retail             16,400
87        Tidewater Plaza Wal-Mart Shops                                      2,268,096  Retail             30,160
88        Melbourne Corporate Center                                          2,220,399  Office             34,123
89        City Place                                                          2,193,403  Office             30,346
91        Regency Business Center                                             2,145,858  Industrial         62,065
94        170 Middlefield                                                     2,095,524  Office              5,800
95        Hershey Office and Business Center                                  2,056,885  Office             42,115
96        Village Center North                                                2,020,210  Retail              9,000
97        841-845 63rd Street and 872-884 62nd Street                         1,995,780  Industrial         47,270
98        Rite Aid Pharmacy - White Township, NJ                              1,849,722  Retail             11,180
99        Avon Retail Centre                                                  1,845,766  Retail             20,940
100       Leeds Village Wal-Mart Shops                                        1,821,441  Retail             19,600
101       Carter Center                                                       1,673,426  Office             29,540
102       Rite Aid Pharmacy - Slidell, LA                                     1,523,334  Retail             11,235
104       K-Mart - Fort Dodge                                                 1,394,459  Retail             84,000
105       Rite Aid Pharmacy - Somersworth, NH                                 1,362,398  Retail             11,180
106       Rite Aid Pharmacy - Baton Rouge, LA                                 1,355,943  Retail             11,235
109       Eques Office Center                                                 1,232,214  Office             13,140
111       McDuff Plaza                                                        1,127,646  Retail             12,990
113       3175 Professional Building                                          1,066,725  Office             27,087
115       Wade Green Village Shopping Center                                    993,489  Retail             13,864
116       51-57 Summer Street                                                   987,816  Industrial         27,921
117       American Video Shopping Plaza                                         917,068  Retail              9,600
122       Creekside Centre                                                      797,091  Retail             11,600
124       Rockville Retail                                                      748,275  Mixed Use          11,750
127       Killian Hill Shopping Center                                          698,451  Retail              9,934

                            MAJOR TENANT # 1                    MAJOR TENANT # 1        MAJOR TENANT # 1
#                                 NAME                               SQ. FT.          LEASE EXPIRATION DATE
-                                 ----                               -------          ---------------------
1                               Comp USA                             42,362                 10/16/12
2                           Tiffany & Company                        20,744                  10/7/05
3                       First Union National Bank                   356,104                  7/31/10
4                          Intraspect Software                       51,473                  8/31/09
5                              CNN America                           84,661                 12/31/10
6                                Disney                             156,215                  6/30/11
8                                 AT&T                              134,132                  4/30/12
10                       Sears Roebuck & Company                     67,671                  8/1/09
11           Kentucky Employers' Mutual Insurance Authority          39,382                 12/31/05
13                          KMart Corporation                       100,107                  1/31/25
16                   U.S. Bank National Association                 202,871                 12/28/04
17                                Belk                               65,295                  8/1/05
18                            Pike Nursery                           45,116                  1/1/15
19                              Cub Foods                            66,600                  2/28/08
20                            Pacific Bell                          149,757                  9/4/10
21                            Drug Emporium                          30,156                  1/31/02
22                                 ITT                               51,875                  6/30/06
23                        County of Los Angeles                      31,500                  4/1/03
24A                     McLane Foodservice, Inc.                    244,272                 11/30/15
24B                     McLane Foodservice, Inc.                    100,337                 11/30/15
27                        Harris Teeter, Inc .                       45,500                  4/30/20
28                        Vicinity Corporation                       53,150                  7/31/08
29                            Influence LLC                          37,533                 10/31/04
30                      Jacobs Engineering Group                     15,339                  1/31/03
31                        Chateau Stores, Inc.                        6,516                  4/13/12
34                             Mac Frugals                           24,000                  4/1/14
36                               Goody's                             25,000                  5/31/10
37                             Mount Sinai                           10,656                  1/31/02
38                      Access Integrated Network                    24,259                  1/1/05
40                         Bally Total Fitness                       42,062                  3/1/01
42                       Fleming Companies, Inc.                     81,450                  6/7/20
43                         J.A.J Holding, Inc.                       17,400                  1/31/02
45                          Office Max, Inc.                         23,500                 10/31/14
46                       SPD Technologies, Inc.                     167,500                  1/31/09
47                   Magnetic Data Technologies, LLC                 34,743                 12/31/06
48                            Acme Markets                           48,800                  9/30/16
49                              J. Brown                             23,167                  3/31/08
50A                        Discount Drug Mart                        21,955                 12/31/15
50B                        Discount Drug Mart                        22,620                 12/31/15
50C                        Discount Drug Mart                        21,979                 12/31/15
51A                        Eckerd Corporation                        10,908                  8/22/20
51B                        Eckerd Corporation                        12,738                 10/26/20
52                               Goody's                             30,030                 10/31/10
53                                UMSA                               30,459                  12/1/01
54                     US Dept. of Transportation                    19,113                 11/30/04
55                              Food Lion                            37,978                 12/31/20
56                       Bid4Vacations.com Inc.                       9,696                 11/30/02
57                    Elementis Specialities, Inc.                  122,065                 10/31/05
58                             Vancom Inc.                           27,000                  5/11/02
61                  Provider Business Services, Inc.                  8,044                  7/1/02
63                           Montblanc, Inc.                         21,617                  6/30/05
65                           Dunham's Sports                         24,000                  1/31/04
66                          Blockbuster Video                         4,995                  9/30/09
67                          Hollywood Videos                          8,825                  9/30/05
70                            Anixter Inc.                           67,000                  8/31/05
72                     Quality Farm & Fleet, Inc.                    35,898                  6/30/10
74                              Petsmart                             26,040                  9/1/17
75                             Dollar Tree                            6,000                  8/31/05
77                              LA Carpet                             4,040                  6/30/05
78                              Bank One                             28,762                  3/31/09
79                          Eide Bailly, LLP                         15,800                  5/31/09
80                          Star Retail, Inc.                        14,000                  5/31/03
82                    UCSD Medical Center/Hospital                   10,513                  7/31/03
85                             Dollar Tree                            6,000                 10/31/05
86                            Dunn Edwards                           11,400                 11/16/09
87                             Dollar Tree                            5,000                  5/31/05
88                               Aeronix                             14,723                  1/31/04
89                           TRC Garrow Inc.                          4,665                  5/31/05
91                              S.A.I.C.                             34,646                  1/14/02
94                              Interdent                             5,800                 10/14/09
95                    Pa. Public Television Network                  13,000                  6/30/03
96                          Wells Fargo Bank                          3,900                  12/1/05
97                           Bay Ridge Auto                          15,000                  2/29/04
98                    Rite Aid of New Jersey, Inc.                   11,180                  5/31/19
99                          Mattress Gallery                          6,000                  8/24/03
100                      Hibbett Sporting Goods                       4,200                 10/31/05
101                          Micro/Net, Inc.                          5,122                  2/28/03
102                   K & B Louisianna Corporation                   11,235                  4/14/19
104                         KMart Corporation                        84,000                 11/30/12
105                  Rite Aid of New Hampshire, Inc.                 11,180                  3/31/19
106                   K & B Louisianna Corporation                   11,235                 12/11/18
109                            Food Scene                             3,200                  6/30/03
111                        Party City of Tampa                        9,500                  10/1/04
113                        E.P.I. Realty, Inc.                        2,858                 11/30/02
115                            Bottle Shop                            3,008                  3/31/04
116                      Essex Group Management                      27,921                 12/31/14
117                          American Video                           2,652                  8/1/06
122                     Examination Mgt. Services                     1,600                  9/30/03
124                            Fleet Bank                             7,500                  7/31/05
127                            Zihua Tang                             1,470                  3/31/03

                                 MAJOR TENANT # 2                             MAJOR TENANT # 2     MAJOR TENANT # 2
#                                      NAME                                     SQ. FT.          LEASE EXPIRATION DATE
-                                      ----                                     -------          ---------------------
1                        American Girl Place, Incorporated                      40,349                 12/31/08
2                                       N/A                                       N/A                     N/A
3                                      MMW&R                                   120,044                  7/31/11
4                                   TurboLinux                                  50,026                  6/30/08
5                                    GSA - IRS                                  46,829                  3/17/03
6                                 Bank of America                              136,030                  4/30/13
8                             P & O Nedlloyd Limited                            29,736                  3/31/10
10                                 The Bon, Inc.                                60,340                  1/29/08
11                               Stites & Harbison                              35,826                 10/31/03
13                                   Pathmark                                   57,370                  3/31/17
16                                      N/A                                       N/A                     N/A
17                                     Sears                                    53,066                  11/1/09
18                                  Office Max                                  23,500                  11/1/14
19                                 Ace Hardware                                 46,733                 10/31/08
20                                      N/A                                       N/A                     N/A
21                           Dean Witter Reynolds Inc.                          18,898                  3/31/10
22                                 Bell Atlantic                                35,850                  5/31/06
23                                      N/A                                       N/A                     N/A
24A                                     N/A                                       N/A                     N/A
24B                                     N/A                                       N/A                     N/A
27                                Hancock Fabrics                                9,775                 12/31/02
28                                      N/A                                       N/A                     N/A
29                                Kramer & Frank                                21,046                  3/31/03
30                            Arctic Slope Telephone                             9,377                  2/28/05
31                               MBF & Associates                                5,162                  7/31/02
34                                 Unique Thrift                                18,283                  8/1/04
36                                    Staples                                   23,942                  8/31/15
37                                      N/A                                       N/A                     N/A
38                            Coliseum Medical Center                           11,085                  3/1/04
40                                    Gentiva                                   28,133                  2/1/02
42                                      N/A                                       N/A                     N/A
43                                      N/A                                       N/A                     N/A
45                                Chuck E. Cheese                               11,300                 12/31/08
46                                      N/A                                       N/A                     N/A
47                          McGhan Medical Corporation                          23,154                  7/31/06
48                                    Peebles                                   35,389                  9/30/02
49                                   RN & Co.                                    8,300                 10/31/06
50A                                     N/A                                       N/A                     N/A
50B                              Video Connection                                4,389                  7/14/01
50C                                 York Video                                   4,400                  1/31/04
51A                                     N/A                                       N/A                     N/A
51B                                     N/A                                       N/A                     N/A
52                               Charming Shoppes                                8,000                  9/30/05
53                                      N/A                                       N/A                     N/A
54                                      N/A                                       N/A                     N/A
55                                      N/A                                       N/A                     N/A
56                                      N/A                                       N/A                     N/A
57                                      N/A                                       N/A                     N/A
58                              Vogue Fabrics, Inc.                             12,060                 10/31/01
61                        Preferred Carolina Realty, Inc.                        6,396                  11/1/04
63                         Penn-Del Directory Corp. Inc.                        18,674                  9/30/10
65                                  Gold's Gym                                  13,569                  8/31/02
66                                      N/A                                       N/A                     N/A
67                              Family Dollar Store                              7,750                  2/28/05
70                                      N/A                                       N/A                     N/A
72                            The Grand Union Company                           26,900                 12/31/04
74                                Paper Warehouse                               10,000                  12/1/10
75                                     Cato                                      4,640                  1/31/06
77                                   Spas Plus                                   4,000                  7/19/05
78            Stockwell, Sievert, Viccellio, Clements & Shaddock, LLP           19,226                  8/31/06
79                                Varistar Corp.                                 5,230                  8/31/04
80                                 W/C Billiards                                 8,540                  11/4/01
82                           Mother's Cakes & Cookies                            7,295                 12/31/04
85                                 Rent-A-Center                                 4,500                  9/30/05
86                                    Kinko's                                    5,000                 11/30/09
87                                     Cato                                      4,160                  1/31/05
88                                 Smith Barney                                  5,830                  2/28/03
89                       Kaplan Educational Centers, Inc.                        4,142                  1/31/05
91                           United States Government                           20,850                 10/31/01
94                                      N/A                                       N/A                     N/A
95                            AON Service Corporation                           10,000                  8/31/02
96                                 Panda Express                                 2,000                  11/1/10
97                             Scents International                             11,000                  3/31/04
98                                      N/A                                       N/A                     N/A
99                              Up Close & Personal                              2,943                  2/1/02
100                                    Cato                                      3,850                  1/31/06
101                     Travel Express International, Inc.                       4,676                  3/31/05
102                                     N/A                                       N/A                     N/A
104                                     N/A                                       N/A                     N/A
105                                     N/A                                       N/A                     N/A
106                                     N/A                                       N/A                     N/A
109                            Bookeeping By Bremer                              1,600                  6/1/01
111                           Honey Baked Ham of GA.                             3,490                  9/1/13
113                                     N/A                                       N/A                     N/A
115                           Chess Holding Co. Inc.                             2,000                  9/30/02
116                                     N/A                                       N/A                     N/A
117                               Ladies & Lords                                 1,577                  2/1/09
122                                  A-1 Temps                                   1,362                  3/31/02
124                             Vincent's Pharmacy                               4,250                  6/30/05
127                             Kim Anh Thi Nguyen                               1,470                 10/31/04

                           MAJOR TENANT # 3                   MAJOR TENANT # 3        MAJOR TENANT # 3
#                                NAME                             SQ. FT.           LEASE EXPIRATION DATE
-                                ----                             -------           ---------------------
1                          Banana Republic                         38,363                  1/31/20
2                                N/A                                N/A                      N/A
3                                N/A                                N/A                      N/A
4                             Collabnet                            25,737                  7/31/07
5                             GSA - HUD                            35,853                  3/10/06
6                            Time Warner                           70,134                  4/30/06
8                                N/A                                N/A                      N/A
10                       J.C. Penney Company                       49,246                 10/31/06
11                               N/A                                N/A                      N/A
13                               N/A                                N/A                      N/A
16                               N/A                                N/A                      N/A
17                            JC Penney                            52,349                  8/1/05
18                               N/A                                N/A                      N/A
19                           Micro Center                          45,702                 11/30/16
20                               N/A                                N/A                      N/A
21                               N/A                                N/A                      N/A
22                  Nynex Network Systems Company                  17,422                  9/30/03
23                               N/A                                N/A                      N/A
24A                              N/A                                N/A                      N/A
24B                              N/A                                N/A                      N/A
27                               N/A                                N/A                      N/A
28                               N/A                                N/A                      N/A
29                               N/A                                N/A                      N/A
30                               N/A                                N/A                      N/A
31                          Owner Occupied                         5,162                     N/A
34                               N/A                                N/A                      N/A
36                               N/A                                N/A                      N/A
37                               N/A                                N/A                      N/A
38                               N/A                                N/A                      N/A
40                        D & V Enterprises                        14,920                  11/1/04
42                               N/A                                N/A                      N/A
43                               N/A                                N/A                      N/A
45                              Spec's                             7,800                  11/30/05
46                               N/A                                N/A                      N/A
47                               N/A                                N/A                      N/A
48                               N/A                                N/A                      N/A
49                          Naviant, Inc.                          7,148                   5/31/05
50A                              N/A                                N/A                      N/A
50B                              N/A                                N/A                      N/A
50C                              N/A                                N/A                      N/A
51A                              N/A                                N/A                      N/A
51B                              N/A                                N/A                      N/A
52                               N/A                                N/A                      N/A
53                               N/A                                N/A                      N/A
54                               N/A                                N/A                      N/A
55                               N/A                                N/A                      N/A
56                               N/A                                N/A                      N/A
57                               N/A                                N/A                      N/A
58             Coldwell Banker Residential Real Estate             11,200                  4/30/09
61                    Key Benefit Services, Inc.                   6,347                   3/1/02
63                  Hanover Engineering Associates                 12,062                  5/31/10
65                            Dunn Tire                            7,383                   6/30/04
66                               N/A                                N/A                      N/A
67                     Prestige Rental/Purchase                    5,000                   2/28/02
70                               N/A                                N/A                      N/A
72                               N/A                                N/A                      N/A
74                           Souper Salad                          4,200                   12/1/10
75                          Wibbett Sports                         4,500                   9/30/05
77                         Warehouse Design                        3,030                   7/14/05
78                               N/A                                N/A                      N/A
79                         Comm. First Bank                        4,528                   6/30/09
80                            El Noa Noa                           6,000                   8/31/02
82                               N/A                                N/A                      N/A
85                          The Shoe Dept.                         4,000                  10/31/05
86                               N/A                                N/A                      N/A
87                         Oriental Imports                        4,000                   5/31/03
88                         Gem Broadcasting                        3,581                  12/31/03
89                         County of Durham                        4,134                  10/31/04
91                               N/A                                N/A                      N/A
94                               N/A                                N/A                      N/A
95              Hershey Entertainment & Resort Company             8,760                   6/30/03
96                       Scripps Dry Cleaner                       1,200                   11/1/10
97                          Carey Fashion                          7,100                   1/31/02
98                               N/A                                N/A                      N/A
99                         Soccer Unlimited                        2,760                   1/21/04
100                          Radio Shack                           2,450                   1/31/06
101                    Triangle Mortgage, Inc.                     3,002                   6/30/02
102                              N/A                                N/A                      N/A
104                              N/A                                N/A                      N/A
105                              N/A                                N/A                      N/A
106                              N/A                                N/A                      N/A
109                        Monmouth Design                         1,600                   6/1/05
111                              N/A                                N/A                      N/A
113                              N/A                                N/A                      N/A
115                            Antiques                            1,560                   3/31/03
116                              N/A                                N/A                      N/A
117                      KP Dance Center Inc.                      1,525                   7/1/05
122                    Carrollwood Copy Center                     1,350                   5/31/03
124                              N/A                                N/A                      N/A
127                         Natwar Chavda                          1,470                   6/30/01

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      SEE THIS EXHIBIT FOR TABLES TITLED:

                            MORTGAGE INTEREST RATES

                        CUT-OFF DATE PRINCIPAL BALANCES

                          ORIGINAL AMORTIZATION TERMS

                       ORIGINAL TERMS TO STATED MATURITY

                          REMAINING AMORTIZATION TERMS

                       REMAINING TERMS TO STATED MATURITY

                           YEARS BUILT/YEAR RENOVATED

                        OCCUPANCY RATES AT UNDERWRITING

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS

                       MORTGAGED REAL PROPERTIES BY STATE

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                   MORTGAGED PROPERTIES BY PROPERTY SUB-TYPE

                    PREPAYMENT PROVISION AS OF CUT-OFF DATE

                               PREPAYMENT OPTION

                        MORTGAGE POOL PREPAYMENT PROFILE

                            MORTGAGE INTEREST RATES


                                                    NUMBER OF                                        PERCENTAGE OF
                                                    UNDERLYING              CUT-OFF DATE                INITIAL
                RANGE OF                             MORTGAGE                 PRINCIPAL              MORTGAGE POOL
         MORTGAGE INTEREST RATES                      LOANS                    BALANCE                  BALANCE
-------------------------------------------------------------------------------------------------------------------------
    6.6998%        -        7.5000%                      9                        $ 121,289,706          11.1%
    7.5010%        -        7.7500%                     10                           94,976,999           8.7%
    7.7510%        -        8.0000%                     19                          262,532,154          24.0%
    8.0010%        -        8.2500%                     42                          218,797,378          20.0%
    8.2510%        -        8.5000%                     35                          176,116,496          16.1%
    8.5010%        -        8.7500%                     19                           82,340,105           7.5%
    8.7510%        -        9.0000%                     12                           39,175,575           3.6%
    9.0010%        -        9.2500%                     22                           89,820,923           8.2%
    9.2510%        -       10.6250%                     14                            9,871,828           0.9%

                                                -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                182                      $ 1,094,921,165         100.0%
                                                =========================================================================

MAXIMUM MORTGAGE INTEREST RATE:                      10.6250%
MINIMUM MORTGAGE INTEREST RATE:                       6.6998%
WTD. AVG. MORTGAGE INTEREST RATE:                     8.1448%


    WEIGHTED
    AVERAGE                                 WEIGHTED
    MORTGAGE             WEIGHTED            AVERAGE
    INTEREST             AVERAGE          CUT-OFF DATE
     RATES               U/W DSCR           LTV RATIO
---------------------------------------------------------
    7.2131%                1.82x              63.3%
    7.6582%                1.34               76.6%
    7.9142%                1.62               64.0%
    8.1394%                1.32               72.6%
    8.3749%                1.32               72.0%
    8.5728%                1.32               73.5%
    8.8496%                1.36               72.3%
    9.1508%                1.50               58.6%
    9.7027%                1.46               65.3%

---------------------------------------------------------
    8.1340%                1.47X              68.6%
=========================================================

        CUT-OFF DATE PRINCIPAL BALANCES


                                                    NUMBER OF                                        PERCENTAGE OF
                                                    UNDERLYING              CUT-OFF DATE                INITIAL
          RANGE OF CUT-OFF DATE                      MORTGAGE                 PRINCIPAL              MORTGAGE POOL
           PRINCIPAL BALANCES                        LOANS                    BALANCE                  BALANCE
--------------------------------------------------------------------------------------------------------------------------
        $ 84,076   -              500,000               45                         $ 12,408,696           1.1%
         500,001   -              999,999               23                           16,868,806           1.5%
       1,000,000   -            2,999,999               42                           82,932,350           7.6%
       3,000,000   -            4,999,999               18                           71,327,006           6.5%
       5,000,000   -            9,999,999               26                          162,365,418          14.8%
      10,000,000   -           19,999,999               15                          218,966,451          20.0%
      20,000,000   -           29,999,999                5                          119,057,197          10.9%
      30,000,000   -           39,999,999                3                          104,162,943           9.5%
      40,000,000   -           49,999,999                2                           92,785,790           8.5%
      50,000,000   -           59,999,999                1                           52,856,507           4.8%
      60,000,000   -           79,999,999                1                           75,000,000           6.8%
      80,000,000   -         $ 86,190,000                1                           86,190,000           7.9%

                                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                182                      $ 1,094,921,165          100.0%
                                                ==========================================================================


MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:                                            $ 86,190,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:                                                $ 84,076
WTD. AVG. CUT-OFF DATE PRINCIPAL BALANCE:                                           $ 6,016,050


   WEIGHTED
   AVERAGE                                 WEIGHTED
   MORTGAGE             WEIGHTED            AVERAGE
   INTEREST             AVERAGE          CUT-OFF DATE
   RATES               U/W DSCR           LTV RATIO
--------------------------------------------------------
   9.0350%                1.58x              63.6%
   8.6021%                1.36               69.8%
   8.1971%                1.33               71.8%
   8.2871%                1.37               72.8%
   8.2275%                1.32               72.9%
   7.8871%                1.41               72.5%
   8.4321%                1.27               73.0%
   7.3166%                1.85               61.7%
   7.9146%                1.51               70.5%
   8.4300%                1.25               74.2%
   9.1500%                1.51               56.8%
   8.0600%                1.94               51.4%

--------------------------------------------------------
   8.1340%                1.47X              68.6%
========================================================

   ORIGINAL AMORTIZATION TERMS


                                                                                                        WEIGHTED
                                          NUMBER OF                                PERCENTAGE OF        AVERAGE
            RANGE OF                      UNDERLYING          CUT-OFF DATE            INITIAL           MORTGAGE          WEIGHTED
      ORIGINAL AMORTIZATION                MORTGAGE             PRINCIPAL          MORTGAGE POOL        INTEREST          AVERAGE
          TERMS (MONTHS)                    LOANS                BALANCE              BALANCE            RATES            U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
 Interest Only                                 3                 $ 177,190,000         16.2%            8.3942%             1.16x
      180         -       239                  5                     5,451,471          0.5%            8.4965%             1.21
      240         -       359                 45                   137,764,382         12.6%            8.1347%             1.77
      360         -       360                129                   774,515,312         70.7%            8.0718%             1.35

                                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      182               $ 1,094,921,165        100.0%            8.1340%             1.47X
                                         ==========================================================================================


MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                               360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                               180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):                             294




          WEIGHTED
           AVERAGE
        CUT-OFF DATE
          LTV RATIO
-----------------------

            54.5%
            68.1%
            61.8%
            73.0%

-----------------------
            68.6%
=======================


        ORIGINAL TERMS TO STATED MATURITY (1)


                                                                                                        WEIGHTED
                                          NUMBER OF                                PERCENTAGE OF        AVERAGE
             RANGE OF                     UNDERLYING          CUT-OFF DATE            INITIAL           MORTGAGE          WEIGHTED
           ORIGINAL TERMS                  MORTGAGE             PRINCIPAL          MORTGAGE POOL        INTEREST          AVERAGE
   TO STATED MATURITY (MONTHS)              LOANS                BALANCE              BALANCE            RATES            U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
      60          -        83                  4                 $ 161,441,844         14.7%            8.4954%             1.74x
      84          -       119                  5                    74,197,941          6.8%            8.4089%             1.31
      120         -       239                171                   847,800,637         77.4%            8.0592%             1.43
      240         -       247                  2                    11,480,742          1.0%            6.7995%             1.01

                                         ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      182               $ 1,094,921,165        100.0%            8.1340%             1.47X
                                         ==========================================================================================



          WEIGHTED
           AVERAGE
        CUT-OFF DATE
          LTV RATIO
-----------------------

            53.9%
            73.1%
            70.6%
            94.6%

-----------------------
            68.6%
=======================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                         247
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                          60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):                       111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                                                                       REMAINING AMORTIZATION TERMS

                                                                                                          WEIGHTED
                                         NUMBER OF                                    PERCENTAGE OF       AVERAGE
            RANGE OF                     UNDERLYING               CUT-OFF DATE            INITIAL          MORTGAGE
     REMAINING AMORTIZATION              MORTGAGE                  PRINCIPAL          MORTGAGE POOL       INTEREST
         TERMS (MONTHS)                   LOANS                    BALANCE              BALANCE           RATES
--------------------------------------------------------------------------------------------------------------------------
 Interest Only                                3                     $ 177,190,000         16.2%           8.3942%
      163         -       239                11                         8,012,209          0.7%           8.5095%
      240         -       360               168                       909,718,957         83.1%           8.0800%

                                        ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     182                   $ 1,094,921,165        100.0%           8.1346%
                                        ==================================================================================

                     WEIGHTED
  WEIGHTED           AVERAGE
  AVERAGE          CUT-OFF DATE
U/W DSCR            LTV RATIO
----------------------------------
   1.76x               54.5%
   1.23                67.0%
   1.41                71.3%

----------------------------------
   1.47X               68.6%
==================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):                              360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):                              163
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):                            289


      REMAINING TERMS TO STATED MATURITY (1)


                                                                                                          WEIGHTED
                                         NUMBER OF                                    PERCENTAGE OF       AVERAGE
            RANGE OF                    UNDERLYING               CUT-OFF DATE            INITIAL          MORTGAGE
        REMAINING TERMS                  MORTGAGE                  PRINCIPAL          MORTGAGE POOL       INTEREST
   TO STATED MATURITY (MONTHS)             LOANS                    BALANCE              BALANCE           RATES
--------------------------------------------------------------------------------------------------------------------------
       30         -        83                 9                     $ 235,639,786         21.5%           8.4681%
       84         -       119               167                       841,709,240         76.9%           8.0564%
      120(+)      -       237                 6                        17,572,140          1.6%           7.3718%

                                        ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     182                   $ 1,094,921,165        100.0%           8.1340%
                                        ==================================================================================


                     WEIGHTED
 WEIGHTED             AVERAGE
  AVERAGE          CUT-OFF DATE
 U/W DSCR            LTV RATIO
----------------------------------
   1.60x               60.0%
   1.43                70.6%
   1.08                86.4%

----------------------------------
   1.47X               68.6%
==================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):                        237
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):                         30
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):                      105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                         YEARS BUILT/YEARS RENOVATED (1)


                                                                                                             WEIGHTED
                                                 NUMBER OF                               PERCENTAGE OF       AVERAGE
                                                 MORTGAGED          CUT-OFF DATE            INITIAL          MORTGAGE
    RANGE OF YEARS                                 REAL               PRINCIPAL          MORTGAGE POOL       INTEREST
    BUILT/RENOVATED                             PROPERTIES             BALANCE              BALANCE           RATES
-----------------------------------------------------------------------------------------------------------------------------
      1889         -         1970                    34                 $ 13,314,817          1.2%           8.8212%
      1971         -         1980                     5                   39,087,642          3.6%           7.2571%
      1981         -         1990                    33                  229,743,814         21.0%           8.4657%
      1991         -         2000                   130                  812,774,892         74.2%           8.0711%

                                              -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             202              $ 1,094,921,165        100.0%           8.1340%
                                              ===============================================================================


                     WEIGHTED
 WEIGHTED             AVERAGE
  AVERAGE          CUT-OFF DATE
 U/W DSCR            LTV RATIO
----------------------------------
   1.49x               65.0%
   1.42                72.3%
   1.40                66.4%
   1.49                69.1%

----------------------------------
   1.47X               68.6%
==================================


MOST RECENT YEAR BUILT/RENOVATED:                  2000
OLDEST YEAR BUILT/RENOVATED (1):                   1889
WTD. AVG. YEAR BUILT/RENOVATED:                    1994

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED EXCEPT IN CERTAIN INSTANCES WITH RESPECT TO PURCHASED SMALL BALANCE LOANS WHICH REFLECT THE YEAR BUILT.





 OCCUPANCY RATES AT UNDERWRITING (1)


                                                                                                            WEIGHTED
                                                 NUMBER OF                               PERCENTAGE OF       AVERAGE
                                                 MORTGAGED          CUT-OFF DATE            INITIAL          MORTGAGE
                RANGE OF                           REAL               PRINCIPAL          MORTGAGE POOL       INTEREST
        OCCUPANCY RATES AT U/W                  PROPERTIES             BALANCE              BALANCE           RATES
-----------------------------------------------------------------------------------------------------------------------------
     54.0%         -         84.9%                    7                 $ 53,840,793          4.9%           8.2210%
     85.0%         -         89.9%                    8                   25,367,350          2.3%           8.3257%
     90.0%         -         94.9%                   27                  110,674,841         10.1%           8.2360%
     95.0%         -         97.4%                   34                  262,195,352         23.9%           7.9899%
     97.5%         -        100.0%                  118                  596,880,703         54.5%           8.1164%

                                              -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             194              $ 1,048,959,040         95.8%           8.1078%
                                              ===============================================================================


                     WEIGHTED
 WEIGHTED             AVERAGE
  AVERAGE          CUT-OFF DATE
 U/W DSCR            LTV RATIO
----------------------------------
   1.31x               71.8%
   1.31                70.5%
   1.30                73.8%
   1.55                67.9%
   1.47                67.8%

----------------------------------
   1.46X               68.7%
==================================



MAXIMUM OCCUPANCY RATE AT U/W:                    100.0%
MINIMUM OCCUPANCY RATE AT U/W:                     54.0%
WTD. AVG. OCCUPANCY RATE AT U/W:                   96.8%

(1) DOES NOT INCLUDE HOTEL PROPERTIES.

        UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                                             WEIGHTED
                                              NUMBER OF                               PERCENTAGE OF           AVERAGE
                                             UNDERLYING          CUT-OFF DATE            INITIAL             MORTGAGE
   RANGE OF                                   MORTGAGE             PRINCIPAL          MORTGAGE POOL          INTEREST
   U/W DSCRS                                    LOANS               BALANCE              BALANCE               RATES
----------------------------------------------------------------------------------------------------------------------------------
     1.00         -       1.19                    2                  $ 16,509,701          1.5%               7.1951%
     1.20         -       1.29                   64                   329,949,760         30.1%               8.2564%
     1.30         -       1.39                   49                   282,103,264         25.8%               8.0527%
     1.40         -       1.49                   31                   124,737,431         11.4%               8.0205%
     1.50         -       1.59                   16                   144,152,649         13.2%               8.7165%
     1.60         -       1.79                    7                    52,330,184          4.8%               7.9481%
     1.80         -       1.99                    6                   106,721,880          9.7%               7.8716%
     2.00         -       3.38x                   7                    38,416,297          3.5%               7.2486%

                                           ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          182              $ 1,094,921,165        100.0%               8.1340%
                                           =======================================================================================

                    WEIGHTED
WEIGHTED            AVERAGE
 AVERAGE          CUT-OFF DATE
U/W DSCR           LTV RATIO
--------------------------------
  1.06x              89.9%
  1.25               74.7%
  1.34               73.3%
  1.44               69.5%
  1.53               62.5%
  1.65               66.3%
  1.94               52.8%
  2.72               38.4%

--------------------------------
  1.47X              68.6%
================================


MAXIMUM U/W DSCR  :                             3.38X
MINIMUM U/W DSCR   :                            1.00X
WTD. AVG. U/W DSCR  :                           1.46X





    CUT-OFF DATE LOAN-TO-VALUE RATIOS


                                                                                                             WEIGHTED
                                              NUMBER OF                               PERCENTAGE OF           AVERAGE
                                             UNDERLYING          CUT-OFF DATE            INITIAL             MORTGAGE
      RANGE OF CUT-OFF DATE                   MORTGAGE             PRINCIPAL          MORTGAGE POOL          INTEREST
       LOAN-TO-VALUE RATIOS                     LOANS               BALANCE              BALANCE               RATES
----------------------------------------------------------------------------------------------------------------------------------
    22.60%        -      50.00%                   5                  $ 38,050,156         3.5%                7.2302%
    50.01%        -      55.00%                   8                    91,708,694         8.4%                7.9770%
    55.01%        -      60.00%                  13                    89,698,807         8.2%                9.0328%
    60.01%        -      65.00%                  14                    66,947,037         6.1%                7.8751%
    65.01%        -      70.00%                  38                   171,643,061        15.7%                8.2793%
    70.01%        -      75.00%                  58                   374,060,373        34.2%                8.0900%
    75.01%        -      80.00%                  45                   251,790,266        23.0%                8.1055%
    80.01%        -      95.60%                   1                    11,022,772         1.0%                6.6998%


                                           ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         182               $ 1,094,921,165       100.0%                8.1340%
                                           =======================================================================================






                    WEIGHTED
WEIGHTED            AVERAGE
 AVERAGE          CUT-OFF DATE
U/W DSCR           LTV RATIO
--------------------------------
  2.72x              38.2%
  1.93               51.4%
  1.52               56.9%
  1.57               62.6%
  1.46               67.3%
  1.34               73.4%
  1.27               77.7%
  1.00               95.6%


--------------------------------
  1.47X              68.6%
================================



MAXIMUM CUT-OFF DATE LTV RATIO  :               95.6%
MINIMUM CUT-OFF DATE LTV RATIO  :               22.6%
WTD. AVG. CUT-OFF DATE LTV RATIO  :             68.6%

         MORTGAGED REAL PROPERTIES BY STATE


                                                                                                              WEIGHTED
                                          NUMBER OF                                    PERCENTAGE OF          AVERAGE
                                          MORTGAGED            CUT-OFF DATE               INITIAL             MORTGAGE
                                             REAL                PRINCIPAL             MORTGAGE POOL          INTEREST
STATE                                     PROPERTIES              BALANCE                 BALANCE              RATES
----------------------------------------------------------------------------------------------------------------------------------
California (1)                                34            $ 233,526,118                21.3%               8.2161%
          Sothern California                  27              172,131,333                15.7%               8.3105%
          Northern California                  7               61,394,784                 5.6%               7.9511%
Illinois                                      10              150,046,714                13.7%               7.8385%
New York                                      13               84,845,116                 7.7%               7.8462%
Pennsylvania                                   6               80,303,398                 7.3%               8.3391%
Florida                                       17               67,787,403                 6.2%               8.3379%
Georgia                                       11               54,270,222                 5.0%               8.1820%
Texas                                         22               50,422,659                 4.6%               8.3804%
Virginia                                       6               46,369,356                 4.2%               7.8582%
District of Columbia                           2               46,051,543                 4.2%               7.9541%
New Jersey                                     5               29,118,349                 2.7%               8.7010%
Kentucky                                       2               29,023,189                 2.7%               8.1166%
Colorado                                       9               25,222,590                 2.3%               8.2463%
Idaho                                          1               24,299,334                 2.2%               8.2100%
North Carolina                                 5               22,841,800                 2.1%               8.3014%
Minnesota                                      3               19,988,192                 1.8%               7.6935%
South Carolina                                 2               17,010,637                 1.6%               8.1269%
Massachusetts                                  6               15,935,715                 1.5%               8.3995%
Kansas                                         2               11,498,995                 1.1%               8.0126%
Missouri                                       3               11,442,152                 1.0%               7.7093%
Alaska                                         1                8,462,881                 0.8%               8.2700%
Connecticut                                    3                8,249,690                 0.8%               8.8696%
Maryland                                       2                7,773,417                 0.7%               8.1812%
Ohio                                           6                7,319,492                 0.7%               8.0221%
Nebraska                                       1                5,835,467                 0.5%               8.0000%
Louisiana                                      3                5,469,545                 0.5%               8.4053%
West Virginia                                  1                5,137,111                 0.5%               8.1600%
Alabama                                        2                4,965,452                 0.5%               8.4243%
Indiana                                        4                3,955,728                 0.4%               8.2593%
Nevada                                         1                3,590,890                 0.3%               7.9200%
North Dakota                                   1                2,517,514                 0.2%               8.3000%
Arizona                                        5                2,413,105                 0.2%               8.7601%
Vermont                                        5                2,145,080                 0.2%               8.3500%
New Hampshire                                  2                1,638,901                 0.1%               8.6278%
Wisconsin                                      2                1,477,681                 0.1%               8.0200%
Iowa                                           1                1,394,459                 0.1%               8.0900%
Washington                                     2                1,294,258                 0.1%               7.4325%
New Mexico                                     1                1,277,016                 0.1%               8.8750%

                                         ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      202          $ 1,094,921,165               100.0%               8.1440%
                                         =======================================================================================


                     WEIGHTED
 WEIGHTED             AVERAGE
 AVERAGE           CUT-OFF DATE
 U/W DSCR            LTV RATIO
----------------------------------
   1.66x               61.7%
   1.68                60.4%
   1.60                65.3%
   1.74                60.3%
   1.40                70.9%
   1.27                73.8%
   1.34                72.2%
   1.32                71.4%
   1.31                74.9%
   1.29                77.1%
   1.37                74.0%
   1.27                72.2%
   1.36                65.9%
   1.54                64.8%
   1.30                72.5%
   1.25                76.6%
   1.53                74.5%
   1.38                72.8%
   1.48                68.1%
   1.51                66.1%
   1.30                73.8%
   1.28                74.2%
   1.48                74.0%
   1.24                77.3%
   1.31                76.0%
   1.22                75.3%
   1.26                68.8%
   1.24                78.4%
   1.24                76.5%
   1.27                76.0%
   1.33                74.8%
   1.27                74.0%
   1.34                69.1%
   1.56                68.1%
   1.24                69.9%
   1.27                72.8%
   1.20                73.4%
   1.30                76.4%
   1.42                79.8%

----------------------------------
  1.47X                68.6%
==================================



(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.






                 Underlying Mortgage Loans by Amortization Type

                                                                                                              WEIGHTED
                                          NUMBER OF                                    PERCENTAGE OF          AVERAGE
                                          UNDERLYING           CUT-OFF DATE               INITIAL             MORTGAGE
                                           MORTGAGE              PRINCIPAL             MORTGAGE POOL          INTEREST
LOAN TYPE                                   LOANS                 BALANCE                 BALANCE              RATES
-------------------------------------------------------------------------------------------------------------------------------
Balloon                                      142                    $ 582,674,821          53.2%              8.0531%
ARD                                           36                      507,546,699          46.4%              8.2237%
Fully Amortizing                               4                        4,699,646           0.4%              8.4841%

                                         --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      182                  $ 1,094,921,165         100.0%              8.1340%
                                         ======================================================================================



                        WEIGHTED
    WEIGHTED             AVERAGE
    AVERAGE           CUT-OFF DATE
    U/W DSCR            LTV RATIO
-------------------------------------
      1.45x               69.3%
      1.48                67.7%
      1.21                68.6%

-------------------------------------
      1.47X               68.6%
=====================================

           MORTGAGED PROPERTIES BY PROPERTY TYPE


                                                                                                                  WEIGHTED
                                                  NUMBER OF                                  PERCENTAGE OF         AVERAGE
                                                  MORTGAGED            CUT-OFF DATE             INITIAL           MORTGAGE
                                                     REAL                PRINCIPAL           MORTGAGE POOL        INTEREST
PROPERTY TYPE                                     PROPERTIES              BALANCE               BALANCE             RATES
---------------------------------------------------------------------------------------------------------------------------------
Office                                                38                 $  435,250,917          39.8%             7.9931%
Retail                                                48                    368,525,335          33.7%             8.2821%
Multifamily                                           74                    161,090,815          14.7%             8.0452%
Hotel                                                  8                     45,962,125           4.2%             8.7312%
Industrial                                            11                     41,502,128           3.8%             8.1013%
Mixed Use                                              9                     20,111,062           1.8%             8.2538%
CTL                                                    4                     11,022,772           1.0%             6.6998%
Assisted Living                                        2                      7,292,944           0.7%             9.1800%
Manufactured Housing                                   8                      4,163,068           0.4%             8.3172%

                                              -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              202                 $1,094,921,165         100.0%             8.1340%
                                              ===================================================================================


                    WEIGHTED
  WEIGHTED           AVERAGE
  AVERAGE         CUT-OFF DATE
  U/W DSCR          LTV RATIO
---------------------------------
    1.48x             69.5%
    1.52              64.4%
    1.32              74.7%
    1.57              65.5%
    1.43              67.9%
    1.33              69.8%
    1.00              95.6%
    1.46              67.5%
    1.47              68.8%

---------------------------------
    1.47X             68.6%
=================================



         MORTGAGED PROPERTIES BY PROPERTY SUB-TYPE




                                                                                                                  WEIGHTED
                                                  NUMBER OF                                  PERCENTAGE OF         AVERAGE
                                                  MORTGAGED            CUT-OFF DATE             INITIAL           MORTGAGE
                                                     REAL                PRINCIPAL           MORTGAGE POOL        INTEREST
PROPERTY TYPE            PROPERTY SUB-TYPE        PROPERTIES              BALANCE               BALANCE             RATES
----------------------------------------------------------------------------------------------------------------------------------
Retail
                         Anchored                     30                  $ 332,398,863          30.4%             8.2901%
                         Unanchored                   18                     36,126,472           3.3%             8.2082%

                                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               48                  $ 368,525,335          33.7%             8.2821%
                                              ====================================================================================

Hotel
                         Limited Service               3                   $ 11,540,612           1.1%             9.0425%
                         Full Service                  5                     34,421,514           3.1%             8.6268%

                                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                8                   $ 45,962,125           4.2%             8.7312%
                                              ====================================================================================





                   WEIGHTED
 WEIGHTED           AVERAGE
 AVERAGE         CUT-OFF DATE
 U/W DSCR          LTV RATIO
--------------------------------

   1.54x             63.6%
   1.35              72.2%

--------------------------------
   1.52X             64.4%
================================


   1.53x             66.7%
   1.59              65.2%

--------------------------------
   1.57X             65.5%
================================


      PREPAYMENT PROVISION AS OF CUT-OFF DATE


                                                                                                     WEIGHTED
                                                                                                     AVERAGE
                                                                              PERCENTAGE OF         REMAINING
            RANGE OF                   NUMBER OF         CUT-OFF DATE           INITIAL         LOCKOUT/DEFEASANCE
        REMAINING TERMS TO              MORTGAGE          PRINCIPAL          MORTGAGE POOL            PERIOD
      STATED MATURITY (YEARS)            LOANS             BALANCE              BALANCE              (YEARS)
-----------------------------------------------------------------------------------------------------------------------
    2.50       -         4.99               5               $ 161,644,989        14.8%                 4.1
    5.00       -         6.99               4                  73,994,797         6.8%                 6.3
    7.00       -         7.99              28                   9,506,295         0.9%                 2.4
    8.00       -         8.99              26                  36,207,229         3.3%                 6.9
    9.00       -         9.99             113                 795,995,716        72.7%                 9.2
   10.00       -        19.75               6                  17,572,140         1.6%                17.6

                                      ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   182             $ 1,094,921,165       100.0%                 8.2
                                      =================================================================================


      WEIGHTED
      AVERAGE
     REMAINING               WEIGHTED
 LOCKOUT/DEFEASANCE           AVERAGE
   PLUS YM PERIOD            MATURITY
      (YEARS)               (YEARS) (1)
--------------------------------------------
        4.1                     4.6
        6.3                     6.6
        5.8                     7.6
        8.4                     8.7
        9.2                     9.6
       17.6                    18.0

--------------------------------------------
        8.3                     8.7
============================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.





         PREPAYMENT OPTION


                                                                                                     WEIGHTED
                                                                                                     AVERAGE
                                                                              PERCENTAGE OF         REMAINING
                                       NUMBER OF         CUT-OFF DATE           INITIAL         LOCKOUT/DEFEASANCE
 PREPAYMENT                             MORTGAGE          PRINCIPAL          MORTGAGE POOL            PERIOD
   OPTION                                LOANS             BALANCE              BALANCE              (YEARS)
------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                        128             $ 1,074,743,763        98.2%                 8.4
Lockout/Yield Maintenance                  43                  17,180,472         1.6%                 2.6
Lockout                                    11                   2,996,930         0.3%                 2.4

                                      ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   182             $ 1,094,921,165       100.0%                 8.2
                                      ==================================================================================






     WEIGHTED
     AVERAGE
    REMAINING               WEIGHTED
LOCKOUT/DEFEASANCE           AVERAGE
  PLUS YM PERIOD            MATURITY
     (YEARS)               (YEARS) (1)
-------------------------------------------
       8.4                     8.8
       7.6                     8.1
       2.4                     7.1

-------------------------------------------
       8.3                     8.7
===========================================


(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

        MORTGAGE POOL PREPAYMENT PROFILE (1)

                                              CURRENT              12               24              36              48
   PREPAYMENT PREMIUM/RESTRICTION              APR-01          APR-02           APR-03          APR-04          APR-05
-------------------------------------------------------------------------------------------------------------------------------
LOCKOUT/DEFEASANCE                             100.0%          100.0%            99.8%           98.6%           91.2%
GREATER OF YIELD MAINTENANCE AND 1%              0.0%            0.0%             0.2%            1.1%            1.5%
1% PENALTY                                       0.0%            0.0%             0.0%            0.0%            7.1%
OPEN                                             0.0%            0.0%             0.0%            0.2%            0.2%
                                      -----------------------------------------------------------------------------------------
TOTAL                                          100.0%          100.0%           100.0%          100.0%          100.0%
                                      =========================================================================================

MORTGAGE POOL BALANCE (000S)                1,094,921       1,087,970        1,080,250       1,071,459       1,061,865
                                      -----------------------------------------------------------------------------------------
% OF CUT-OFF DATE BALANCE                      100.0%           99.4%            98.7%           97.9%           97.0%


     60              72              84               96             108             120
 APR-06          APR-07          APR-08           APR-09          APR-10          APR-11
-----------------------------------------------------------------------------------------
  97.9%           98.0%           97.8%            99.0%           97.0%          100.0%
   1.8%            1.8%            1.8%             0.8%            0.0%            0.0%
   0.0%            0.0%            0.0%             0.0%            0.0%            0.0%
   0.3%            0.3%            0.4%             0.2%            3.0%            0.0%
-----------------------------------------------------------------------------------------
 100.0%          100.0%          100.0%           100.0%          100.0%          100.0%
=========================================================================================

890,073         878,782         797,726          775,811         685,418          12,336
-----------------------------------------------------------------------------------------
  81.3%           80.3%           72.9%            70.9%           62.6%            1.1%


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the hyper-amortization loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on assumptions to be set forth in the final prospectus supplement.

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(s)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Ratings Detail                                                      6
     Current Mortgage Loan and Property Stratification Tables          7 - 9
     Mortgage Loan Detail                                               10
     Principal Prepayment Detail                                        11
     Historical Detail                                                  12
     Delinquency Loan Detail                                            13
     Specially Serviced Loan Detail                                   14 - 15
     Modified Loan Loan                                                 16
     Liquidated Loan Detail                                             17

================================================================================



                                   DEPOSITOR

================================================================================

     Credit Suisse First Boston Mortgage Securities Corp.
     11 Madison Avenue, 5th Floor
     New York, NY 10010



     Contact:       General Information Number
     Phone          (212) 325-2000

================================================================================



                                    SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 19044


     Contact:       Darri Cunningham
     Phone          (215) 328-1784

================================================================================



                                SPECIAL SERVICER

================================================================================

     GMAC Commercial Mortgage Corporation
     200 Witmer Road
     Horsham, PA 19044


     Contact:       Darri Cunningham
     Phone          (215) 328-1784

================================================================================


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.
                                                                    Page 1 of 17

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   NM-1          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   NM-2          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    RA           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================


=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution  Balance
-------------------------------------------------------------------------------------------------------
   A-X              0.000000       0.00      0.00        0.00         0.00          0.00        0.00
   A-CP             0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).


Copyright 1997, Wells Fargo Bank MN, N.A.                          Page 2 of 17

                               WELLS FARGO [LOGO]

                        WELLS FARGO BANK MINNESOTA, N.A.
                            CORPORATE TRUST SERVICES
                           11000 BROKEN LAND PARKWAY
                               COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2



-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning   Principal      Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   NM-1                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   NM-2                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    RA                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================


=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Balance   Distribution     Premium      Balance
-------------------------------------------------------------------------
   A-X                 0.00000000   0.00000000    0.00000000   0.00000000
   A-CP                0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 3 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


                             RECONCILIATION DETAIL

          ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Services Advances Outstanding                          0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections


          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00


CERTIFICATE INTEREST RECONCILIATION

-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-X           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-CP          0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 NM-1          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 NM-2          0.00             0.00               0.00                0.00             0.00         0.00                0.00
  RA           0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----     -----------   ------------------   -------------   --------------------  ----------   ------------   --------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
======    ===========   ==================   =============   ====================  ==========   ============   ====================

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00



Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Trust Fund Expenses                     0.00

Amounts held in Excess Liquidation
     Proceeds Account                             0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00


APPRAISAL REDUCTION AMOUNT

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------
















 -----------------------------------------------------
 Total
 =====================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001


                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------
                              Original Ratings                  Current Ratings (1)
Class        CUSIP     -------------------------------    -------------------------------
                         DCR   Fitch   Moody's   S&P        DCR   Fitch   Moody's   S&P
-----------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
 A-CP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
 NM-1
 NM-2
  RA
-----------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500


Moody's Investors Service               Standard & Poor's Rating Services
99 Church Street                        55 Water Street
New York, New York 10007                New York, New York 10041
(212) 553-0300                          (212) 438-2000


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

WELLS FARGO LOGO

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
11000 Broken Land Parkway
Columbia, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide web
         @www.ctslink.com/cmbs
-----------------------------------------

Payment Date:   05/17/2001
Record Date:    04/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------




















--------------------------------------------------------------------------------
   Totals
================================================================================


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      08/17/2000
                                           Record Date:       07/28/2000

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          Debt Service Coverage Ratio
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------



                                    Note Rate
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                Property Type (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------




                                   Seasoning
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------
            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               Remaining Amortization Term (ARD and Balloon Loans)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 Remaining Stated Term (Fully Amortizing Loans)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------





                             Age of Most Recent NOI
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------












---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------


                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17
--------------------------------------------------------------------------------

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------

                               HISTORICAL DETAIL



-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------------------------------


                             Prepayments                    Rate and Maturities
------------------------------------------------------------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------



Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------












----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date         Advances      Advances        Date       Date
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                8  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Master Servicer
3 - Bankruptcy           8 - Resolved                 - Full Payoff
4 - Extension            9 - Pending Return           - Reps and Warranties
5 - Note Sale                to Master Servicer    11 - Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2

                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

--------------------------------------------------------------------------------

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                          Remaining
Distribution     NOI                 Note     Maturity   Amortization
   Date          Date      DSCR      Date       Date         Term
------------------------------------------------------------------------














------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------


                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

WELLS FARGO [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CF2


                                       -----------------------------------------
                                       For Additional Information please contact
                                                CTSLink Customer Service
                                                     (301) 815-6600
                                         Reports Available on the World Wide web
                                                 @ www.ctslink.com/cmbs
                                       -----------------------------------------
                                           Payment Date:      05/17/2001
                                           Record Date:       04/30/2001

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------
 Aggregate        Net        Net Proceeds              Repurchased
Liquidation   Liquidation     as a % of      Realized   by Seller
  Expenses*     Proceeds    Actual Balance     Loss      (Y/N)
------------------------------------------------------------------













------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                       COMPARATIVE FINANCIAL STATUS REPORT
                                  AS OF

---------------------------------------------------------------------------------------------
    S4     S57  S58                P7     P8     P57        S72     S69   S70   S83  S84
---------------------------------------------------------------------------------------------
                                                               ORIGINAL UNDERWRITING
                                                                    INFORMATION
---------------------------------------------------------------------------------------------
                                                         BASIS YEAR
---------------------------------------------------------------------------------------------
                        LAST     CURRENT
                      PROPERTY  ALLOCATED PAID ALLOCATED  FINANICAL
PROSPECTUS           INSPECTION   LOAN    THRU   DEBT    INFO AS OF   %   TOTAL   $   (1)
    ID    CITY STATE    DATE     AMOUNT   DATE  SERVICE     DATE     OCC REVENUE NCF  DSCR
---------------------------------------------------------------------------------------------
                        YY/MM                               YY/MM
---------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

This report should reflect the information provided in the CSSA Property and Loan File
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

TOTAL                               $              $                 WA     $     $    WA
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------



---------------------------------------------------
    P65       P64   P59     P94            P95
---------------------------------------------------
       2ND PRECEDING ANNUAL OPERATING
                 INFORMATION
---------------------------------------------------
   AS OF                    NORMALIZED
---------------------------------------------------

 FINANCIAL
 INFO AS OF    %   TOTAL      $            (1)
   DATE       OCC REVENUE    NCF           DSCR
---------------------------------------------------
 yy/mm
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------



---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

              WA     $        $             WA
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------


-----------------------------------------------
     P58     P57   P52       P92        P93
-----------------------------------------------
           PRECEDING ANNUAL OPERATING
                  INFORMATION
-----------------------------------------------
    AS OF                    NORMALIZED
-----------------------------------------------
  FINANCIAL
 INFO AS OF   %   TOTAL      $          (1)
    DATE     OCC REVENUE    NCF         DSCR
-----------------------------------------------
  yy/mm
-----------------------------------------------


-----------------------------------------------

-----------------------------------------------



-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------
             WA     $         S         WA
-----------------------------------------------

-----------------------------------------------


--------------------------------------------------------




-----------------------------------------------------------------------------------
  P72      P73          P66      P96     P97          (2)
-----------------------------------------------------------------------------------
                 MOST RECENT FINANCIAL                    NET CHANGE
                      INFORMATION
-----------------------------------------------------------------------------------
                 *NORMALIZED OR ACTUAL                PRECEDING & BASIS
--------------------------------------------------------------------------
                                                             %
FS START  FS END    %   TOTAL      $     (1)          %       TOTAL   (1)
  DATE     DATE    OCC REVENUE    NCF    DSCR        OCC     REVENUE DSCR
--------------------------------------------------------------------------
yy/mm      yy/mm
--------------------------------------------------------------------------


--------------------------------------------------------------------------

--------------------------------------------------------------------------



--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------
            WA            $        $      WA          WA     $        WA
--------------------------------------------------------------------------

--------------------------------------------------------------------------


--------------------------------------------------------------------------




------------

(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.

(2)  Net change should compare the latest year to the underwriting year.

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                        DELINQUENT LOAN STATUS REPORT
                                  AS OF

-------------------------------------------------------------------------------------------------------------------------------

     S4        S55      S61     S57   S58   S62 OR S63   L8      L7         L37          L39         L38                  L25
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
                                                                (a)         (b)          (c)         (d)    (e)=a+b+c+d
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
                                                                                        OTHER
    LOAN                                                PAID SCHEDULED   TOTAL P&I     EXPENSE    TOTAL T&I             CURRENT
 PROSPECTUS PROPERTY  PROPERTY               SQ FT OR   THRU PRINCIPAL   ADVANCES      ADVANCE     ADVANCES     TOTAL   MONTHLY
     ID       NAME      TYPE   CITY  STATE     UNITS    DATE  BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING  EXPOSURE    P&I
-------------------- -------------- ------------------- ---- ----------------------------------- ------------------------------
LOANS IN FORECLOSURE AND NOT REO
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current & At Special Servicer
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                               L54 OR  L56 OR
                               L68/L92 L70/93
   L10      L11    L58 OR L73  OR L96  OR L97     L74       L75                 L36       L77        L79        L76
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
                                                            (f)     (.90)f*-e
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
                                                                      LOSS
                                                         APPRAISAL   USING     TOTAL
 CURRENT               LTM               LTM               BPO OR     90%    APPRAISAL           DATE ASSET
 INTEREST MATURITY   NOI/NCF     LTM    DSCR   VALUATION  INTERNAL  APPR. OR REDUCTION TRANSFER  EXPECTED TO  WORKOUT
   RATE     DATE      DATE     NOI/NCF(NOI/NCF)   DATE     VALUE    BPO (f)   REALIZED   DATE    BE RESOLVED  STRATEGY COMMENTS
------------------ ------------------------------------- ----------------------------- ------------------------------- ---------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
-------------------------------------------------------------------------------------------------------------------------------





*Workout Strategy should match the CSSA Loan file using
abbreviated words in place of a code number such as (FCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy,
PP - Payment Plan, TBD -To be determined etc. . . .). It is possible to combine the status codes if the loan is going in more than one direction (i.e.
FCL/Mod, BK/Mod, BK/FCL/DPO).
-------------------------------------------------------------------------------------------------------------------------------
**App - Appraisal, BPO - Broker opinion, Int. - Internal Value
-------------------------------------------------------------------------------------------------------------------------------
***How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.
-------------------------------------------------------------------------------------------------------------------------------


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                     HISTORICAL LOAN MODIFICATION REPORT
                                  AS OF

     S4      S57   S58     P49                    P48        P7*           P7*         P50*
----------  ---- -----  --------- ---------  ------------ --------  ----------------- ----  --------
                                                           BALANCE
                                   EXTENSION                 WHEN
                          MOD /    PER DOCS                SENT TO    BALANCE AT THE          # MTHS
PROSPECTUS              EXTENSION     OR       EFFECTIVE   SPECIAL  EFFECTIVE DATE OF  OLD   FOR RATE
     ID     CITY  STATE    FLAG    SERVICER       DATE     SERVICER   REHABILITATION   RATE   CHANGE
----------  ---- -----  --------- ---------  ------------ --------  ----------------- ----  --------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Total For All Loans:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------



     S4     P50*   P25*   P25*    P11*     P11*                P47
----------  ---- -------  ---- --------  -------- --------  -------- ---------  -------
                                                                      (2) EST.
                                                                       FUTURE
                                                                      INTEREST
                                                   TOTAL #     (1)     LOSS TO
                                                   MTHS FOR REALIZED   TRUST $
PROSPECTUS   NEW           NEW    OLD       NEW     CHANGE   LOSS TO    (RATE
     ID     RATE  OLD P&I  P&I  MATURITY MATURITY   OF MOD   TRUST $ REDUCTION)  COMMENT
----------  ---- -------  ---- --------  -------- --------  -------- ---------  -------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
*      The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
---------------------------------------------------------------------------------------
(1)    Actual principal loss taken by bonds.
---------------------------------------------------------------------------------------
(2)    Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                  AS OF

---------------------------------------------------------------------------------------------------------------------------------

     S4           S55        S61       S57     S58       P45/P3          P75                                 P45          P7
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

                                                        (c) = b/a        (a)                      (b)        (d)         (e)
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

                                                                       LATEST
                                                                      APPRAISAL
              SHORT NAME                                RECEIVED         OR        EFFECTIVE               NET AMT
 PROSPECTUS      (WHEN    PROPERTY                       FROM         BROKERS      DATE OF      SALES    RECEIVED    SCHEDULED
    ID        APPROPRIATE)   TYPE      CITY   STATE    LIQUIDATION     OPINION    LIQUIDATION    PRICE    FROM SALE    BALANCE
------------  ---------------------- ------- ---------------------- ------------ ---------------------- ------------ ------------

---------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense is the work out fee charged by the special servicer
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
      P37         P39+P38
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
      (f)           (g)           (h)     (i)=d - (f+g+h)  (k)=i-e                (m)                  (n)=k+m      (o)=n/e
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
                                                                        DATE                MINOR
                               SERVICING                    ACTUAL      LOSS     MINOR       ADJ     TOTAL LOSS    LOSS % OF
   TOTAL P&I       TOTAL         FEES                       LOSSES     PASSED    ADJ TO    PASSED       WITH       SCHEDULED
    ADVANCED      EXPENSES      EXPENSE     NET PROCEEDS  PASSED THRU   THRU     TRUST      THRU     ADJUSTMENT     BALANCE
-------------- -------------------------- --------------- ----------- ------------------ ---------- -------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                                REO STATUS REPORT
                                  AS OF

-----------------------------------------------------------------------------------------------------------------------------
                                            P16
                                            OR
    P4        P7       P13     P9    P10    P17    L8      P21        L37          L39          L38                     L25
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
                                                           (a)        (b)          (c)          (d)      (e)=a+b+c+d
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
                                                        ALLOCATED
                                                         ENDING                   OTHER
                                           SQ FT  PAID  SCHEDULED  TOTAL P&I     EXPENSE     TOTAL T&I                CURRENT
 PROPERTY  PROPERTY PROPERTY                OR    THRU    LOAN      ADVANCES     ADVANCE      ADVANCE       TOTAL     MONTHLY
    ID       NAME     TYPE    CITY  STATE  UNITS  DATE   AMOUNT   OUTSTANDING  OUTSTANDING  OUTSTANDING   EXPOSURE      P&I
--------- --------- --------- ----------- ------ ----- ---------- ------------ ------------ ------------------------ --------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -
Internal Value
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                      P58 OR
                      P72/P79
   L11    P53 OR P74  OR P83     P24                  P25                      L35       L77       P28        P26
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
                        (f)                           (g)    (h)=(.90*g)-e
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
                                         APPRAISAL
                                          BPO OR                                                             DATE
                                         INTERNAL  APPRAISAL                  TOTAL                          ASSET
              LTM       LTM                VALUE     BPO OR    LOSS USING   APPRAISAL              REO     EXPECTED
 MATURITY   NOI/NCF    DSCR   VALUATION   SERVICE   INTERNAL  90% APPR. OR  REDUCTION TRANSFER ACQUISITION   TO BE
   DATE      DATE   (NOI/NCF)    DATE       (1)      VALUE      BPO (f)     REALIZED    DATE       DATE    RESOLVED  COMMENTS
-------------------- ------------------ -------------------- ------------------------ -------------------- ------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                              SERVICER WATCH LIST
                                AS OF


-----------------------------------------------------------------------------------------------------------------------------------
   S4           S55           S61     S57   S58       P7       P8       P11        P93         P97
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                PRECEDING     MOST
             SHORT NAME                            SCHEDULED   PAID             FISCAL YR    RECENT
PROSPECTUS      (WHEN       PROPERTY                 LOAN      THRU   MATURITY    DSCR        DSCR
    ID       APPROPRIATE)     TYPE    CITY  STATE   BALANCE    DATE     DATE       NCF         NCF      COMMENT/ACTION TO BE TAKEN
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
-----------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                                             $
-----------------------------------------------------------------------------------------------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                      OPERATING STATEMENT ANALYSIS REPORT
                                AS OF

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                                      Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads. Beds                                        Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. ect. (1)                            specify annual/per unit...
  Year of Operations                             Underwriting   MM/DD/YY      MM/DD/YY    MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's

INCOME:                                                                                                    (predhg yr  (prechg yr to
  Number of Mos. Covered                                                                                      to base)   2nd prodng)
  Period Ended                  Underwriting  3rd Proceeding  2nd Proceeding   Proceeding Yr.    TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)   Base Line                                   (tm NOI Adj Sheet)  as of / /98  Variance    Variance
  Gross Potential Rent (3)
    Less: Vacancy/collection loss
                     OR
  Base Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income


*Effective Gross Income
                                  (2) Servicer will not be expected to "Nomalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for
                                      Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Texas
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*Total Operating Expenses

Operating Expense Ratio

*Net Operating Income

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital Expenditures
Total Capital Items

*Net Cash Flow

Debt Service (per Servicer)
*Net Cash Flow after Debt Service

*DSCR: (NOI/Debt Service)

*DSCR: (NCF/Debt Service)

Source of Financial Data:

                                      (i.e. operating statements, financial statements, tax return, other)






--------------------------------------------------------------------------------

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 0% DSCR charges, 15% EGI/Total Operating Expenses or Total Capital Items.

Income: Comments

Expense: Comments

Capital Items: Comments

*Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CF2
                   FORM OF NOI ADJUSTMENT WORKSHEET FOR 2001
                                AS OF

PROPERTY OVERVIEW
  Prospectus ID
  Current Scheduled Loan Balance/Paid to Date                                             Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads. Beds                                             Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. ect. (1)                                 specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                 (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                     Leasing Commission and TI's

INCOME:                                  YYYY                                     Notes

                                        Borrower       Adjustment     Normalized
                                         Actual
  Statement Classification
  Gross Potential Rent (2)
    Less: Vacancy/collection loss
                     OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income


Effective Gross Income
                                        (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents; use negative
                                            $amt for Vacancy/Collection Loss

OPERATING EXPENSES:
  Real Estate Texas
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses                                                                  For self-storage include franchise fees
  Ground Rent
Total Operating Expenses

Operating Expense Ratio

Net Operating Income

  Leasing Commissions (3)
  Tenant Improvements (3)
  Capital Expenditures
  Extraordinary Capital Expenditures
Total Capital Items
                                        (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

Debt Service (per Servicer)
Net Cash Flow after debt service

DSCR: (NOI/Debt Service)

DSCR: (NCF/Debt Service)

Source of Financial Data:

                                      (i.e. operating statements, financial statements, tax return, other)







--------------------------------------------------------------------------------
Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noticed. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 ("United States person") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         o  the Trustee or the U.S. withholding agent receives a statement--

            1. from the holder on Internal Revenue Service ("IRS") Form W-8BEN
               (or any successor or substitute form) that--

               (a)  is signed by the certificateholder under penalty of perjury,

               (b)  certifies that such owner is not a United States person, and

               (c)  provides the name and address of the certificateholder, or

            2. from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

               (a) is signed under penalties of perjury by an authorized representative of the financial institution,

               (b) states that the financial institution has received an IRS Form W-8BEN (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor or substitute form),

               (c)  provides the name and address of the certificateholder, and

               (d) attaches the IRS Form W-8BEN (or any successor or substitute form) provided by the certificateholder;

         o the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

         o the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor or substitute form) to the Trustee or the U.S. withholding agent; or

         o the holder is a foreign entity that is treated as a partnership for U.S. federal income tax purposes and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service may be subject to different documentation requirements; it is recommended that such holders consult their tax advisors with respect to these certification rules.

         A holder holding book-entry certificates through Clearstream, Luxembourg or Euroclear, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

         1. provides a properly executed IRS Form W-8BEN, W-8ECI or W-8IMY (or any successor or substitute form), if that person is a not a United States person;

         2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "U.S. persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation;

o    consist of one or more classes with various payment characteristics;

o    evidence beneficial ownership interests in a trust established by us; and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties;

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 5, 2001.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS........3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..........................3

SUMMARY OF PROSPECTUS......................................................4

RISK FACTORS..............................................................11

CAPITALIZED TERMS USED IN THIS PROSPECTUS.................................27

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.......................27

USE OF PROCEEDS...........................................................28

DESCRIPTION OF THE TRUST ASSETS...........................................28

YIELD AND MATURITY CONSIDERATIONS.........................................51

DESCRIPTION OF THE CERTIFICATES...........................................56

DESCRIPTION OF THE GOVERNING DOCUMENTS....................................65

DESCRIPTION OF CREDIT SUPPORT.............................................74

LEGAL ASPECTS OF MORTGAGE LOANS...........................................76

FEDERAL INCOME TAX CONSEQUENCES...........................................87

STATE AND OTHER TAX CONSEQUENCES.........................................119

ERISA CONSIDERATIONS.....................................................119

LEGAL INVESTMENT.........................................................122

PLAN OF DISTRIBUTION.....................................................124

LEGAL MATTERS............................................................125

FINANCIAL INFORMATION....................................................125

RATING...................................................................125

GLOSSARY.................................................................127

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE......................... Credit Suisse First Boston Mortgage
                                    Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."


THE SECURITIES BEING OFFERED....... The securities that will be offered by this prospectus and the related prospectus
                                    supplements consist of
                                    commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."


                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
   ISSUED WITH OTHER CERTIFICATES.. We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.


THE GOVERNING DOCUMENTS............ In general, a pooling and servicing agreement or other similar agreement or
                                    collection of agreements will govern, among other things--

                                    o        the issuance of each series of
                                             offered certificates;

                                    o        the creation of and transfer of
                                             assets to the related trust; and

                                    o        the servicing and administration of
                                             those assets.

                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                    o        a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted or otherwise problematic
                                             in any material respect; and

                                    o        a special servicer that will
                                             generally be responsible for
                                             servicing and administering those
                                             mortgage loans that are defaulted
                                             or otherwise problematic in any
                                             material respect and real estate
                                             assets acquired as part of the
                                             related trust with respect to
                                             defaulted mortgage loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS................. The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include-

                                    o        rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                    o        retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                    o        office buildings;

                                    o        hospitality properties;

                                    o        casino properties;

                                    o        health care-related facilities;

                                    o        industrial facilities;

                                    o        warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                    o        restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                    o        manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                    o        recreational and resort properties;

                                    o        arenas and stadiums;

                                    o        churches and other religious
                                             facilities;

                                    o        parking lots and garages;

                                    o        mixed use properties;

                                    o        other income-producing properties;
                                             and/or

                                    o        unimproved land.

                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one or more
                                             specified dates or that otherwise
                                             adjusts from time to time;

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                    o        may provide for no accrual of
                                             interest;

                                    o        may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of specified
                                             events;

                                    o        may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                    o        may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                    o        may prohibit some or all voluntary
                                             prepayments or require payment of a
                                             premium, fee or charge in
                                             connection with those prepayments;

                                    o        may permit defeasance and the
                                             release of real property collateral
                                             in connection with that defeasance;

                                    o        may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                    o        may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust
                                    Assets--Mortgage Loans."

                                    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                    o        the security has been registered
                                             under the Securities Act of 1933,
                                             as amended; or

                                    o        we would be free to publicly resell
                                             the security without registration.

                                    See "Description of the Trust
                                    Assets--Mortgage-Backed Securities."

                                    We will describe the specific
                                    characteristics of the mortgage assets
                                    underlying a series of offered certificates in the related prospectus supplement.

                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS...... If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for-

                                    o        cash that would be applied to pay
                                             down the principal balances of
                                             certificates of that series; and/or

                                    o        other mortgage loans or
                                             mortgage-backed securities that--

                                             1.        conform to the
                                                       description of
                                                       mortgage assets in
                                                       this prospectus; and

                                             2.       satisfy the criteria
                                                      set forth in the
                                                      related prospectus
                                                      supplement.

                                    In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                    o        conform to the description of
                                             mortgage assets in this prospectus;
                                             and

                                    o        satisfy the criteria set forth in
                                             the related prospectus supplement.

                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES........ An offered certificate may entitle the holder to receive-

                                    o        a stated principal amount;

                                    o        interest on a principal balance or
                                             notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                    o        specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                    o        payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                    o        payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                    o        payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of specified events,
                                             such as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                    o        payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1.       faster and, in some
                                                      cases, substantially
                                                      faster, or

                                             2.       slower and, in some
                                                      cases, substantially
                                                      slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                    o        payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                    o        payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES........ Some classes of offered certificates may be protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements-

                                    o        guaranteed investment contracts in
                                             accordance with which moneys held
                                             in the funds and accounts
                                             established with respect to those
                                             offered certificates will be
                                             invested at a specified rate;

                                    o        interest rate exchange agreements,
                                             interest rate cap or floor
                                             agreements, or other agreements and
                                             arrangements designed to reduce the
                                             effects of interest rate
                                             fluctuations on the related
                                             mortgage assets or on one or more
                                             classes of those offered
                                             certificates; or

                                    o        currency exchange agreements or
                                             other agreements and arrangements
                                             designed to reduce the effects of
                                             currency exchange rate fluctuations
                                             with respect to the related
                                             mortgage assets and one or more
                                             classes of those offered
                                             certificates.

                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                    See "Risk Factors," "Description of the
                                    Trust Assets" and "Description of Credit
                                    Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.......... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                    o        delinquent scheduled payments of
                                             principal and/or interest, other
                                             than balloon payments;

                                    o        property protection expenses;

                                    o        other servicing expenses; or

                                    o        any other items specified in the
                                             related prospectus supplement.

                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION............... We will describe in the related prospectus supplement any circumstances in which a
                                    specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                    o        all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust; or

                                    o        that portion of the mortgage assets
                                             in any particular trust as is
                                             necessary or sufficient to retire
                                             one or more classes of offered
                                             certificates of the related series.

                                    See "Description of the
                                    Certificates--Termination."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES................ Any class of offered certificates will constitute or evidence ownership of-

                                    o        regular interests or residual
                                             interests in a real estate mortgage
                                             investment conduit under Sections
                                             860A through 860G of the Internal
                                             Revenue Code of 1986; or

                                    o        interests in a grantor trust under
                                             Subpart E of Part I of Subchapter J
                                             of the Internal Revenue Code of
                                             1986.

                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS....... If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT................... If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS


     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
     ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
     THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including -

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
     INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
     SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
     ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value-

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include-

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by-

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes-

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include-

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include-

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to-

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that-

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
     DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
     AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

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

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
     DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to-

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
     THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
     MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans - Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
     GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
     OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates", "Description of the Certificates" above and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if-

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-confirming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following-

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
     CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things-

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
     AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion-

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
     UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may-

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
     THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate-

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
     ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of-

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property-

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

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

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include-

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

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

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

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

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

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

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including-

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars-

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include-

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include-

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include-

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include-

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon-

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include-

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include-

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to-

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including-

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     o location of the property, the desirability of which in a particular instance may depend on--

          1. availability of labor services,

          2. proximity to supply sources and customers, and

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

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

          Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include-

     o competition from facilities having businesses similar to a particular restaurant or tavern;

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

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include-

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include-

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors-

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to --

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from-

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that-

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts-

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include-

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts-

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for-

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include-

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
     PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include-

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following-

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

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including-

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes-

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

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

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

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

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

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

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following-

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify-

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of-

     o    a 360-day year consisting of 12 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources-

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

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

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following-

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the

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related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg.  DTC is-

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg was incorporated in 1970 as "Cedel" (Centrale de Livraison de Valeurs Mobilieres), a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect


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access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-Book-Entry Registration" section. Euroclear is operated by the 100% market-owned Euroclear Bank. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 1,400 shareholder organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream,


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Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon


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surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

     o    in the case of a mortgage loan-

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

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          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balance loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security-

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The


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master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate (removed mortgage loan not less than, and not more than 1% greater than the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

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     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has-

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

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     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can-

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting; and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

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     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

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     o    willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense-

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless-

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either-

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

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EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons-

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

          3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document.

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THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated


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trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following-

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following-

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that


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payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In   contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by-

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may-

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

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     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the


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foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease-

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court-

     o    assume the lease and either retain it or assign it to a third party;
          or

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     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to-

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows-

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks-

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley & Austin, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets-- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

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     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Date" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfer of Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of mortgage backed securities;

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

     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes-

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).


     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

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

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each


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

category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

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

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price


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

of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

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The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

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     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

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

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

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

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC.  The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

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     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate;

     o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

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         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

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

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

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

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any


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gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of
Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

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

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

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

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For  these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

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

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

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

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

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

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

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

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue DiscouNT" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

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

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section

1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

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

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the  Code impose various requirements on--

     o    ERISA Plans; and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include-

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan; or

     o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgages and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing ERISA Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should-

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft;

     o    Sidley & Austin; or

     o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.

     The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-Scheduled term in Supp. principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means-

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any-

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means-

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB01CF2.XLS". The spreadsheet file "CSFB01CF2.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.


---------------------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

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6.   GLENDALE       Glendale
       CENTER       CA



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12A.            BELCREST REALTY HD2     Dallas
       PARK ON ROSEMEADE APARTMENTS     TX



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86.  INTERCHANGE PLAZA II     Rancho Santa Margarita
           (DUNN EDWARDS)     CA




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10.  MAGIC VALLEY        Twin Falls
             MALL        ID


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47.  600 PINE       Goleta
       AVENUE       CA



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39.  EXECUTIVE      Louisville
          PARK      KY



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62.  HEARTHSTONE AT      Texas City
      THE MAINLANDS      TX



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             SQUARE      MN




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30.  ALASKA ENERGY       Anchorage
          BUILDING       AK



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15.  GABLES ONE          Coral Gables
          TOWER          FL




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29.      9666       Olivette
     BUILDING       MO



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26.  FOUR POINTS         Leominster
           HOTEL         MA



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9B.       BELCREST REALTY HD1      Dallas
        CEDARBROOK APARTMENTS      TX